     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1997



                                                      REGISTRATION NO. 333-22619


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                   FORM S-11


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             GREAT LAKES REIT, INC.
      (Exact Name of Registrant as Specified in its Governing Instruments)

                           --------------------------

                         823 COMMERCE DRIVE, SUITE 300
                           OAK BROOK, ILLINOIS 60521
                                 (630) 368-2900
           (Address and phone number of principal executive offices)

                           --------------------------

                               RICHARD L. RASLEY
                           EXECUTIVE VICE PRESIDENT,
                         SECRETARY AND GENERAL COUNSEL
                             GREAT LAKES REIT, INC.
                         823 COMMERCE DRIVE, SUITE 300
                           OAK BROOK, ILLINOIS 60521
                                 (630) 368-2900
             (Name, address and phone number of Agent for Service)

                           --------------------------

                                   Copies to:

          David J. Lowery                    Robert E. King, Jr.
         Timothy J. Melton                     Rogers & Wells
    Jones, Day, Reavis & Pogue                 200 Park Avenue
       77 West Wacker Drive               New York, New York 10166
   Chicago, Illinois 60601-1692                (212) 878-8000
          (312) 782-3939

                           --------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                           --------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE


           TITLE OF EACH CLASS OF                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
              SECURITIES TO BE                    AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
                 REGISTERED                    BE REGISTERED(1)      PER SHARE(2)     OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, $.01 par value per share            6,555,000             $16.50           $108,075,000         $33,769(3)


(1) Includes 855,000 shares that the Underwriters have the option to purchase solely to cover overallotments, if any.

(2) Based upon a bona fide estimate of the maximum offering price.


(3) This amount was previously paid based on the proposed maximum aggregate offering price at the initial filing.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

PROSPECTUS           SUBJECT TO COMPLETION, DATED APRIL 18, 1997
                                  5,700,000 SHARES                                 [LOGO]
                               GREAT LAKES REIT, INC.
                                    COMMON STOCK


                           --------------------------

    Great Lakes REIT, Inc. (the "Company") is a fully integrated, self-administered and self-managed real estate company focused on acquiring, renovating, owning and operating suburban office properties located within an approximate 500-mile radius of metropolitan Chicago. The Company owns and operates 27 properties, primarily suburban office buildings, containing approximately 2.8 million rentable square feet, with a weighted average occupancy rate of approximately 92% at December 31, 1996.

    All of the shares of the Company's common stock (the "Common Stock") offered hereby are being sold by the Company. To assist the Company in complying with certain federal income tax requirements applicable to real estate investment trusts ("REITs"), the Company's charter and bylaws contain certain restrictions relating to the ownership and transfer of the Common Stock, including redemption under certain circumstances. See "Capital Stock--Restrictions on Transfer."


    Prior to the Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price will be between $14.50 and $16.50 per share. See "Underwriting" for information relating to the factors to be considered in determining the initial public offering price. The Common Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol "GL."

    SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING:

- Concentration of the Properties in the Midwest Region, particularly the Chicago area, which increases the risk of the Company being adversely affected by a downturn in the Midwest Region or Chicago area economies or suburban office markets;

- Real estate investment and property management risks, such as the need to renew leases or relet space upon lease expirations, the instability of cash flows and changes in the value of suburban office properties owned by the Company due to economic and other conditions;

- The lack of operating history of the Properties under the Company's management (a number of the Properties have been owned for less than one year);

- The possibility that the Company may not be able to refinance outstanding debt upon maturity and that indebtedness might be refinanced on less favorable terms; and the lack of limitations in the Company's organizational documents on the amount of indebtedness which the Company may incur; and

- Possible adverse effect on the market price of the Common Stock due to sales of a substantial number of immediately transferable shares of currently outstanding Common Stock, or the perception that such sales could occur.
                           --------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
            ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                       TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                               Underwriting
                                                          Price to               Discounts             Proceeds to
                                                           Public           and Commissions(1)         Company(2)
Per Share.........................................            $                      $                      $
Total(3)..........................................            $                      $                      $

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting estimated expenses of $1,600,000 payable by the Company.

(3) The Company has granted the Underwriters a 30-day option to purchase up to 855,000 additional shares of Common Stock on the same terms and conditions as set forth above solely to cover overallotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and
    Commissions and Proceeds to Company will be $        , $        and
    $        , respectively. See "Underwriting."
                           --------------------------


    The shares of Common Stock offered by this Prospectus are offered by the Underwriters subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriters and to certain further conditions. It is expected that delivery of the shares will be made at the offices of Lehman Brothers Inc., New York, New York on or
about         , 1997.

                           --------------------------

LEHMAN BROTHERS

               A.G. EDWARDS & SONS, INC.

                               SMITH BARNEY INC.

                                               EVEREN SECURITIES, INC.

        , 1997

GRAPHICS

1.  Pictures of:


- 823 Commerce Drive                         - Centennial Center
- 823 Commerce Drive--After Renovation       - Kensington Corporate Center
- One Hawthorn Place                         - Long Lake Crossings
- 1011 East Touhy Avenue--Interior           - Court International II--Interior
- 1011 East Touhy Avenue--Exterior           - Court International II--Exterior
- Park Place VII                             - One Park Plaza
- Princeton Hill Corporate Center--Interior  - Highpoint Business Center
- Princeton Hill Corporate Center--Exterior
- 2800 River Road


2.  Maps of:

    - Great Lakes Region with markets identified

    - Close-up of Chicago area identifying Properties

3.  Great Lakes REIT, Inc. logo


    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF SHARES OF COMMON STOCK PRIOR TO THE PRICING OF THE OFFERING FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE COMMON STOCK, THE PURCHASE OF SHARES OF COMMON STOCK FOLLOWING THE PRICING OF THE OFFERING TO COVER A SYNDICATE SHORT POSITION IN THE COMMON STOCK OR FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE COMMON STOCK AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               TABLE OF CONTENTS


PROSPECTUS SUMMARY.....................          1
  The Company..........................          1
  Recent Developments..................          2
  Risk Factors.........................          3
  Business and Growth Strategies.......          4
  The Properties.......................          6
  Structure of the Company.............          7
  The Offering.........................          8
  Summary Selected Condensed Financial
    and Operating Information..........          8

RISK FACTORS...........................         11
  Concentration of Properties in
    Midwest Region.....................         11
  Risk that the Company May Be Unable
    to Retain Tenants or Rent Space
    Upon Lease Expirations.............         11
  Risks Associated with the Recent
    Acquisition of Many of the
    Properties; Lack of Operating
    History............................         11
  Real Estate Financing Risks..........         11
    Inability to Repay or Refinance
      Indebtedness at Maturity.........         11
    Potential Effect of Rising Interest
      Rates on Company's Variable Rate
      Debt.............................         11
  Real Estate Investment Risks.........         12
    Real Estate Ownership Risks........         12
    Illiquidity of Real Estate.........         12
    Impact of Competition on Occupancy
      Levels and Rents Charged.........         12
    Potential Increases in Certain
      Taxes and Regulatory Compliance
      Costs............................         12
    Impact of Financial Condition and
      Solvency of Tenants on Company's
      Cash Flow........................         12
  Risks of Acquisition, Renovation and
    Development Activities.............         13
  Effect of Shares Available for Future
    Sale on Common Stock Price.........         13
  Dependence on Key Personnel..........         14
  No Limitation on Debt................         14
  Changes in Policies Without
    Stockholder Approval...............         14
  Adverse Consequences of Failure to
    Qualify as a REIT; Other Tax
    Liabilities........................         15
    Tax Liabilities as a Consequence of
      Failure to Qualify as a REIT.....         15
    Other Tax Liabilities..............         15
  Effect of REIT Distribution
    Requirements.......................         15
  Failure of Operating Partnership to
    Qualify as a Partnership for
    Federal Income Tax Purposes........         16
  Price to be Paid for Common Stock May
    Exceed Its Fair Market Value.......         16
  Limits on Changes in Control.........         17
    Limits on Ownership of Common
      Stock............................         17
    Issuance of Additional Stock.......         18
  Possible Losses Not Covered By
    Insurance..........................         18
  Possible Environmental Liabilities...         18
  Effects of Competition...............         19
  Immediate and Substantial Dilution...         19
  Effect of Market Interest Rates on
    Price of Common Stock..............         19

THE COMPANY............................         20

BUSINESS AND GROWTH STRATEGIES.........         22

USE OF PROCEEDS........................         27

DISTRIBUTIONS..........................         28

CAPITALIZATION.........................         29

SELECTED FINANCIAL AND OPERATING
  DATA.................................         30

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................         33

BUSINESS AND PROPERTIES................         37
  General..............................         37
  Properties...........................         38
  Tenants..............................         39
  Leases...............................         39
  Historic Lease Renewals..............         47
  Historical Tenant Improvements and
    Leasing Commissions................         47
  Historical Capital Expenditures......         48
  Historical Occupancy.................         48
  Competition..........................         48
  Insurance............................         48
  Environmental Regulations............         49
  Legal Proceedings....................         49
  Employees............................         49

THE MIDWEST REGION SUBURBAN OFFICE
  MARKETS AND PROPERTIES...............         50
  The Suburban Chicago Office Market
    and Properties.....................         50
  The Suburban Milwaukee Office Market
    and Properties.....................         56
  The Suburban Minneapolis Office
    Market and Properties..............         58
  The Suburban Detroit Office Market
    and Properties.....................         60
  The Suburban Columbus Office Market
    and Property.......................         62
  The Suburban Cincinnati Office Market
    and Property.......................         63

MANAGEMENT.............................         66
  Executive Officers and Directors.....         66
  Committees of the Board of
    Directors..........................         68
  Compensation of Directors............         69
  Executive Compensation...............         69
  Stock Option Plans...................         71
  Change in Control Agreements.........         73
  Limited Purpose Employee Loan
    Program............................         74
  Limitation of Liability and
    Indemnification....................         74
  Compensation Committee Interlocks and
    Insider Participation..............         75

POLICIES WITH RESPECT TO CERTAIN
  ACTIVITIES...........................         76
  Investment Policies..................         76
  Dispositions.........................         77
  Financing Policies...................         77
  Conflict of Interest Policies........         78
  Policies with Respect to Other
    Activities.........................         78

CERTAIN TRANSACTIONS...................         79
  Advisor Relationship.................         79
  Management Loans.....................         79
  Transactions with EVEREN.............         79
  IPO Consultant Arrangement...........         80
  Rights to Nominate Directors.........         80
  Registration Rights..................         80

PARTNERSHIP AGREEMENT..................         81
  General..............................         81
  Management...........................         81
  Financing............................         81
  Transferability of Interests.........         82
  Redemption/Exchange Rights...........         82
  Tax Matters..........................         82
  Operations...........................         83
  Term.................................         83
  Fiduciary Duty.......................         83
  Indemnification......................         83

PRINCIPAL STOCKHOLDERS.................         84

CAPITAL STOCK OF THE COMPANY...........         86
  General..............................         86
  Common Stock.........................         86
  Preferred Stock......................         87
  Restrictions on Transfer.............         87
  Transfer Agent and Registrar.........         90

CERTAIN PROVISIONS OF MARYLAND LAW AND
  THE COMPANY'S CHARTER AND BYLAWS.....         91
  Removal of Directors.................         91
  Business Combinations................         91
  Control Share Acquisitions...........         91
  Amendment to the Charter.............         92
  Dissolution of the Company...........         92
  Advance Notice of Director
    Nominations and New Business.......         92
  Anti-takeover Effect of Certain
    Provisions of Maryland Law and of
    the Charter and Bylaws.............         92

SHARES AVAILABLE FOR FUTURE SALE.......         93
  General..............................         93
  Registration Rights..................         93

FEDERAL INCOME TAX CONSIDERATIONS......         94
  General..............................         95
  Taxation of the Company..............         95
  Requirements for Qualification.......         96
  Failure to Qualify...................        101
  Taxation of Taxable U.S.
    Stockholders.......................        102
  Backup Withholding...................        103
  Taxation of Tax-Exempt
    Stockholders.......................        103
  Taxation of Non-U.S. Stockholders....        104
  Tax Aspects of the Company's
    Investment in the Operating
    Partnership........................        107
  Partnership Classification...........        107
  Income Taxation of the Operating
    Partnership and Its Partners.......        108
  Other Tax Considerations.............        110

ERISA CONSIDERATIONS...................        111

  Employment Benefit Plans,
    Tax-Qualified Pension, Profit
    Sharing or Stock Bonus Plans and
    IRAs...............................        111
  Status of the Company and the
    Operating Partnership under
    ERISA..............................        112

UNDERWRITING...........................        114

EXPERTS................................        116

LEGAL MATTERS..........................        116

AVAILABLE INFORMATION..................        116

GLOSSARY...............................        117

INDEX TO FINANCIAL STATEMENTS..........        F-1

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS INDICATED OTHERWISE, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES THAT THE INITIAL PUBLIC OFFERING PRICE IS $15.50 PER SHARE (THE MIDPOINT OF THE PRICE RANGE SET FORTH ON THE COVER PAGE OF THIS PROSPECTUS) AND THE UNDERWRITERS' OVERALLOTMENT OPTION IS NOT EXERCISED. ALTHOUGH THE COMPANY AND GREAT LAKES REIT, L.P. (THE "OPERATING PARTNERSHIP") ARE SEPARATE ENTITIES, UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES IN THIS PROSPECTUS TO THE "COMPANY" REFER TO THE COMPANY AND THE OPERATING PARTNERSHIP, COLLECTIVELY. UNLESS INDICATED OTHERWISE, WHENEVER REFERENCE IS MADE IN THIS PROSPECTUS TO A PERCENTAGE, AN AVERAGE OR A WEIGHTED AVERAGE OCCUPANCY OR VACANCY RATE OR OTHER CALCULATION WITH RESPECT TO THE PROPERTIES, SUCH CALCULATION REPRESENTS AN APPROXIMATION BASED ON THE TOTAL RENTABLE SQUARE FOOTAGE OF THE PROPERTIES. SEE "GLOSSARY" BEGINNING ON PAGE 117 FOR THE DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS.


                                  THE COMPANY


    Great Lakes REIT, Inc. (the "Company") is a fully integrated, self-administered and self-managed real estate company focused on acquiring, renovating, owning and operating suburban office properties located within an approximate 500-mile radius of metropolitan Chicago (the "Midwest Region"). The Company currently owns and operates 27 properties (the "Properties") in suburban Chicago, Milwaukee, Minneapolis, Detroit, Columbus and Cincinnati (the "Current Markets"). The Properties contain approximately 2.8 million rentable square feet leased to approximately 300 tenants. As of December 31, 1996, the Properties had a weighted average occupancy rate of approximately 92%. The Company's five executive officers have an average of 17 years of experience in the real estate industry. The Company, which has elected to be treated for federal income tax purposes as a real estate investment trust ("REIT"), is a reporting company under the Securities Exchange Act of 1934.



    The Company's primary business strategy is to acquire well-located, underperforming suburban office properties in the Midwest Region and to increase cash flow and property value by implementing a comprehensive value-added operating strategy. The Company's operating strategy for property maintenance, leasing and management is intended to establish the Company as one of the suburban office owner/ operators of choice in the markets it serves and to maximize tenant retention. The Company's commitment to tenant satisfaction and retention is evidenced by its retention rate of approximately 85% (based on 264,530 square feet renewed) from January 1, 1993 to December 31, 1996. The following table sets forth certain information for the 17 Properties owned by the Company that were acquired prior to June 30, 1996(1):


                                                                       AT                AT
                                                                   ACQUISITION    DECEMBER 31, 1996
                                                                  -------------  -------------------
                                                                        (DOLLARS IN MILLIONS)
Weighted Average Occupancy Rate.................................           75%               90%
Annualized Net Operating Income.................................    $     8.4         $    13.0
Acquisition Cost................................................    $    87.5                --
Adjusted Acquisition Yield(2)...................................          9.6%               --
Investment Cost.................................................           --         $    98.5
Adjusted Investment Yield(2)....................................           --              13.2%

--------------------------
       (1) For definitions of the terms used herein see "Glossary."

       (2) Adjusted Acquisition Yield includes the effect of three Properties with Adjusted Acquisition Yields of 0%. Excluding these Properties, the Adjusted Acquisition Yield was 10.7% and the Adjusted Investment Yield at December 31, 1996 was 13.5%.


    The Company generally pursues single-asset transactions of a size that typically do not attract the attention of most institutional and public sector buyers. As a result, competition for these properties is primarily limited to privately-held real estate companies and private single-purpose entities. The Company's recent acquisition activities demonstrate the Company's ability to make acquisitions consistent with its investment objectives. Since July 1, 1996, the Company has acquired ten Properties at an aggregate Acquisition Cost of $95.3 million. As a public company with access to the capital markets, the Company believes that it will have the resources to take advantage of additional acquisition opportunities that exist in the Midwest Region. Upon the completion of the Offering, the Company's Total Debt to Total Market Capitalization Ratio will be approximately 6.9%, and the Company will have no debt outstanding under its $75 million secured credit facility (the "Credit Facility") with The First National Bank of Boston, as Agent.



    The Company believes that certain economic fundamentals in the Current Markets and certain other markets within the Midwest Region provide an attractive environment for owning, acquiring and operating suburban office properties. For example, 1996 CBC/Torto Wheaton Research for each of the Current Markets except Milwaukee indicates that, since 1992, absorption of suburban office space has generally exceeded, and is expected to continue to exceed, the rate of completions of new suburban office space in such Current Markets. In fact, in Chicago, where the Company has its largest concentration of Properties, CB Commercial Real Estate Group, Inc.'s Chicago office indicates that overall net absorption for the suburban office market will exceed 2.0 million rentable square feet in 1997, which exceeds the projected rate of completions of approximately 700,000 rentable square feet for the same period. The Company expects that this excess of demand over supply will put downward pressure on the overall suburban office vacancy rate and result in increasing rental rates. In addition, 1996 CBC/Torto Wheaton Research is forecasting continued growth in total office employment (which includes both downtown and suburban markets) for Chicago, which the Company believes is a key generator for suburban office space demand and should also contribute to favorable leasing conditions for the Company.


                              RECENT DEVELOPMENTS

PENDING ACQUISITION



    - CORPORATE WOODS. The Company has signed a contract to purchase a 53,363 square foot two-story office building in Brookfield, Wisconsin, a suburb of Milwaukee. This property is located near four of the Company's existing Properties. The building, completed in 1987, is a two-story structure with an atrium highlighted with polished marble walls and flame finished granite floors. The Acquisition Cost of the building will be approximately $5.0 million. The property is 100% leased and has 13 tenants, the largest of which are Paychex Inc., MONY Financial Services, Inc. and Lucent Technologies Inc., which occupy 11,390, 7,138 and 6,334 square feet, respectively. The Company has completed its due diligence review and expects to close the purchase during April 1997. The Adjusted Acquisition Yield for this property is expected to be 11.2%.


PROPERTY ACQUISITIONS AND DISPOSITIONS


    - ACQUISITIONS. Since July 1, 1996, the Company acquired ten Properties with approximately 1.2 million rentable square feet, at an aggregate Acquisition Cost of $95.3 million. The Adjusted Acquisition Yield for these Properties was 10.9%.



    - DISPOSITIONS. In the fourth quarter of 1996, the Company disposed of two properties for a total sales price of $12.1 million, which properties had a weighted average holding period of 19 months. As a result of the Company's value-added operating strategy, the weighted average occupancy rate at these properties increased from 90.4% to 99.4% during the Company's ownership. The total sales price of $12.1 million reflected a 36% increase over the Company's aggregate cost of these properties (including leasing commissions). Both properties were sold on a tax-deferred basis using like-kind exchanges.

PROPERTY MANAGEMENT

    Through intensive management of its Properties, the Company achieved the following:


    - VACANT SPACE LEASE-UP. The Company leased approximately 212,000 square feet of vacant space during 1996 bringing the weighted average occupancy rate for the portfolio to approximately 92% as of December 31, 1996. The Company's aggressive leasing program was particularly evident in two Properties, Princeton Hill Corporate Center and Two Marriott Drive, which were purchased in 1996 with occupancies of 32% and 0%, respectively. As a result of the Company's aggressive leasing activities, these Properties were both 100% occupied as of December 31, 1996.


    - LEASE RENEWALS. The Company renewed 26 leases totalling 118,142 square feet of the 139,615 square feet that expired in 1996, resulting in an overall tenant retention rate of approximately 85%. Renewal rents relating to such leases increased on a weighted average basis by approximately 3.0%.

    - PROPERTY RENOVATIONS. The Company completed a $3.0 million renovation of 823 Commerce Drive. Occupancy at this Property increased from 36% at acquisition in November 1995 to 100% currently.

FINANCINGS

    - INSTITUTIONAL PRIVATE PLACEMENT. During 1996, the Company sold approximately 3.9 million shares of Common Stock to six institutional investors in a private placement that raised net proceeds of approximately $47.4 million. As of December 31, 1996, approximately 8.8 million shares of Common Stock were outstanding, of which 44% were owned by institutional investors, including affiliates of Morgan Stanley Asset Management Inc., Wellsford Karpf Zarrilli Ventures, L.L.C., Fortis Benefits Insurance Company and an affiliate of The Northwestern Mutual Life Insurance Company.

    - CREDIT FACILITY. In December 1996, the Company expanded and extended its Credit Facility, increasing the maximum amount available to $75 million. Borrowings under the Credit Facility bear interest at a rate of LIBOR plus 1.65%. Upon the completion of the Offering, the full amount of the Credit Facility is expected to be available and the interest rate will be reduced to LIBOR plus 1.5%.

RECENT OPERATING RESULTS AND DISTRIBUTIONS

    - The Company realized net operating income growth in 1996 of 14.0% from the eight Properties that the Company owned during all of 1995 and 1996, as net operating income from such Properties increased from $5.0 million in 1995 to $5.7 million in 1996.


    - The Company made quarterly distributions to stockholders of $0.30 per share with respect to each of the fiscal quarters of 1996 and with respect to the first quarter of 1997.


                                  RISK FACTORS

    An investment in the Common Stock involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" prior to an investment in the Company. Such risks include, among others:

    - concentration of the Properties in the Midwest Region, particularly the Chicago area, which increases the risk of the Company being adversely affected by a downturn in the Midwest Region or Chicago area economies or suburban office markets;

    - real estate investment and property management risks, such as the need to renew leases or relet space upon lease expirations and, at times, to pay renovation and reletting costs in connection therewith; the effect of economic and other conditions on office property cash flow and values; the ability of tenants to make lease payments; the ability of a property to generate revenue sufficient to meet operating expenses, including future debt service; and the illiquidity of real estate investments, all of which may adversely affect the Company's ability to make distributions to stockholders;

    - the lack of operating history of the Properties under the Company's management (a number of the Properties have been owned by the Company for less than one year);

    - the possibility that the Company may not be able to refinance outstanding indebtedness upon maturity, that indebtedness might be refinanced on less favorable terms, and that interest rates might increase on the Company's variable rate indebtedness (including indebtedness under the Credit Facility); and the lack of limitations in the Company's organizational documents on the amount of indebtedness that the Company may incur;

    - possible adverse effect on the market price of the Common Stock due to sales of a substantial number of immediately transferable shares of currently outstanding Common Stock, or the perception that such sales could occur;

    - taxation of the Company as a regular corporation if it fails to qualify as a REIT, taxation of the Operating Partnership as a corporation if it fails to qualify as a partnership and the resulting decrease in cash available for distribution to stockholders;

    - the possibility that the Board of Directors may amend or revise its investment, financing, borrowing and conflicts of interest policies without a vote of the Company's stockholders;

    - dependence on certain key personnel; and

    - the possibility that the market value of the Common Stock may exceed the fair market value of the Company's assets.

                         BUSINESS AND GROWTH STRATEGIES

    The Company's primary business objectives are to maximize cash flow per share and to enhance the value of its portfolio in order to maximize total return to its stockholders. The Company believes it can achieve these objectives by continuing to implement its business strategies and capitalizing on the internal and external growth opportunities described below.

BUSINESS STRATEGIES

    The Company's primary business strategy is to acquire well-located, underperforming suburban office properties in the Midwest Region at attractive yields and to increase cash flow and property value by implementing a comprehensive value-added operating strategy. The Company believes it has been successful in implementing its business strategies because of its competitive advantages, which include:


    - Experienced management team


    - Focus on suburban office properties in the Midwest Region


    - Fully integrated organization



    - Economies of scale and leasing flexibilities


INTERNAL GROWTH


    The Company believes that opportunities exist to increase cash flow from its existing portfolio and that such opportunities will be enhanced as the suburban office markets in the Midwest Region continue to improve. The Company intends to pursue internal growth by (i) realizing fixed contractual base rental increases;
(ii) re-leasing expiring leases at increasing market rents; (iii) continuing to improve occupancy rates; and (iv) controlling operating expenses.

EXTERNAL GROWTH

    Based on its own historical activities and its knowledge of the Midwest Region, the Company believes that opportunities continue to exist to acquire suburban office properties that: (i) provide attractive initial yields with potential for growth in cash flow; (ii) are in desirable locations within submarkets in the Midwest Region that exhibit strong office employment growth;
(iii) have purchase prices that represent a significant discount to replacement cost; and (iv) are underperforming or need renovation, thereby providing opportunities for the Company to increase the cash flow and value of such properties through active management, rehabilitation and aggressive leasing.

    The Company believes that the current and forecasted trends affecting the Current Markets have created and will continue to create a favorable economic environment in the suburban office markets because of the stable supply of quality suburban office space in the Current Markets, upward occupancy and rental rates and a pattern of residential relocation from urban to suburban areas.

    The Company believes it has certain competitive advantages that enhance its ability to identify and capitalize on acquisition opportunities, including: (i) management's significant local market experience with, and knowledge of, properties, submarkets and potential tenants within the Midwest Region; (ii) management's long-standing relationships with tenants, real estate brokers and institutional and other owners of commercial real estate in the Midwest Region;
(iii) the Company's fully integrated real estate operations, which allow it to quickly evaluate and respond to acquisition opportunities; (iv) its ability to access relatively low-cost financing through the capital markets; (v) its ability to acquire properties on a tax-deferred basis using OP Units as consideration; and (vi) management's reputation as an experienced purchaser of suburban office properties in the Midwest Region with the ability to execute transactions in an efficient and timely manner.

FINANCING POLICIES


    The Company intends to utilize a number of sources of capital for future acquisitions and capital improvements, including undistributed cash flow, borrowings under the Credit Facility, issuance of debt or equity securities and bank or institutional borrowings. The Company's current policy limits its Total Debt to Total Market Capitalization Ratio to no more than 50%; however, the Company's organizational documents do not limit the amount of indebtedness that the Company may incur. Upon the completion of the Offering and the application of the net proceeds therefrom, the Company's Total Debt to Total Market Capitalization Ratio will be approximately 6.9%.

                                 THE PROPERTIES

    The Company owns 27 Properties containing approximately 2.8 million rentable square feet. The Properties consist primarily of Class A and Class B suburban office properties and range in size from approximately 15,000 to 260,000 rentable square feet. The Company believes that the Properties are well-maintained and are in desirable locations within established business communities.


    Management believes that the location and quality of construction of the Properties, as well as the Company's reputation for providing superior tenant service, enable the Company to attract and retain a diverse tenant base. As of December 31, 1996, the Properties were leased to approximately 300 tenants, no single tenant accounted for more than 3.2% of the aggregate Annualized Base Rent of the Company's portfolio and only 20 tenants individually represented more than 1% of such aggregate Annualized Base Rent. Over 60% of the occupied space is leased to tenants that occupy 10,000 square feet or more. Leases covering 63% of the total leased square footage provide for future fixed contractual rent increases.


    The Company or the Operating Partnership holds fee simple title to each of the Properties. The following table sets forth certain information as of January 1, 1997 regarding the Properties:

                                                                                 PERCENTAGE             ANNUAL NET
                                                                                  OF TOTAL              EFFECTIVE    ANNUALIZED
                                                                                 PORTFOLIO               RENT PER    BASE RENT
                                                                   APPROXIMATE    RENTABLE                LEASED     PER LEASED
                                                     YEAR BUILT/    RENTABLE       SQUARE     PERCENT     SQUARE       SQUARE
SUBMARKET/PROPERTY                LOCATION            RENOVATED    SQUARE FEET      FEET      LEASED     FOOT(1)      FOOT(2)
--------------------------------  -----------------  -----------   -----------   ----------   -------   ----------   ----------
        SUBURBAN CHICAGO
--------------------------------
Centennial Center...............  Schaumburg         1980/1993        259,730        9.3%       95.2%     $ 8.64(3)    $ 7.98(3)
Highpoint Business Center.......  Wood Dale             1986          113,911        4.1%       88.3%       9.34(3)     10.19(3)
Arlington Ridge Service
  Center........................  Arlington Heights     1987           96,219        3.4%       87.4%      11.55        12.46
1251 Plum Grove Road............  Schaumburg         1986/1996         43,301        1.5%       43.1%      11.40(3)     11.63(3)
1011 East Touhy Avenue..........  Des Plaines        1978/1995        155,657        5.6%       91.1%      15.56        16.30
2800 River Road.................  Des Plaines           1983          100,527        3.6%       76.5%      15.50        16.30
Kensington Corporate Center.....  Mount Prospect        1989           85,874        3.1%       77.3%      11.92(3)     11.92(3)
565 Lakeview Parkway............  Vernon Hills          1991           84,808        3.0%       68.4%      10.84(3)     10.65(3)
One Hawthorn Place..............  Vernon Hills          1987           84,065        3.0%       91.5%      15.54        17.46
Two Marriott Drive..............  Lincolnshire          1985           41,500        1.5%      100.0%       9.17(3)      8.13(3)
3400 Corporate Center...........  Northbrook            1986           74,884        2.7%      100.0%      15.75        16.63
3010 and 3020 Woodcreek Drive...  Downers Grove       1985-86         127,713        4.6%       92.5%      11.52        11.33
823 Commerce Drive..............  Oak Brook          1969/1996         45,162        1.6%       80.9%      16.71        17.03
1675 Holmes Road................  Elgin                 1990          101,286        3.6%      100.0%       4.67(3)      4.67(3)
Court Office Center.............  Markham               1984           15,000        0.5%      100.0%      14.94        14.94
                                                                   -----------     -----      -------
  Subtotal/Weighted Average.....                                    1,429,637       51.1%       88.0%

       SUBURBAN MILWAUKEE
--------------------------------
One Park Plaza..................  Milwaukee             1984          197,122        7.0%       94.8%      12.35(3)     11.72(3)
Park Place VII..................  Milwaukee             1989           36,069        1.3%      100.0%      16.15        16.69
Lincoln Center II and III.......  West Allis          1984-87         121,508        4.3%       96.1%      15.36        14.71
Brookfield Lakes Corporate
  Center........................  Brookfield            1987          117,615        4.2%       98.4%      10.07(3)     11.01(3)
                                                                   -----------     -----      -------
  Subtotal/Weighted Average.....                                      472,314       16.8%       96.5%

      SUBURBAN MINNEAPOLIS
--------------------------------
Court International II..........  St. Paul           1916/1985        199,670        7.1%       95.5%      10.60(3)     10.03(3)
University Office Plaza.........  Minneapolis        1979/1997         97,658        3.5%      100.0%      11.97(3)     12.04(3)
11100 Hampshire Avenue..........  Bloomington           1980           50,625        1.8%      100.0%       4.33(3)      4.33(3)
                                                                   -----------     -----      -------
  Subtotal/Weighted Average.....                                      347,953       12.4%       97.4%

                                                                                 PERCENTAGE             ANNUAL NET
                                                                                  OF TOTAL              EFFECTIVE    ANNUALIZED
                                                                                 PORTFOLIO               RENT PER    BASE RENT
                                                                   APPROXIMATE    RENTABLE                LEASED     PER LEASED
                                                     YEAR BUILT/    RENTABLE       SQUARE     PERCENT     SQUARE       SQUARE
SUBMARKET/PROPERTY                LOCATION            RENOVATED    SQUARE FEET      FEET      LEASED     FOOT(1)      FOOT(2)
--------------------------------  -----------------  -----------   -----------   ----------   -------   ----------   ----------
        SUBURBAN DETROIT
--------------------------------
Long Lake Crossings.............  Troy                  1988          169,959        6.1%       91.4%     $18.59       $17.87
40 Oak Hollow...................  Southfield            1989           80,281        2.9%       97.3%      16.06        15.50
Oak Hollow Gateway..............  Southfield            1987           79,546        2.8%       98.2%      14.56        15.45
                                                                   -----------     -----      -------
  Subtotal/Weighted Average.....                                      329,786       11.8%       94.5%

       SUBURBAN COLUMBUS
--------------------------------
Dublin Techmart.................  Dublin                1986          124,929        4.5%      100.0%       9.84(3)      9.70(3)

      SUBURBAN CINCINNATI
--------------------------------
Princeton Hill Corporate
  Center........................  Springdale            1988           95,910        3.4%      100.0%      10.31(3)     11.02(3)
                                                                   -----------     -----      -------

Total/Weighted Average..........................................    2,800,529      100.0%       92.3%
Weighted Average Rent Per Leased Square Foot - All Leases............................................     $12.09       $12.14
Weighted Average Rent Per Leased Square Foot - Gross Leases (4)......................................     $15.84       $16.21
Weighted Average Rent Per Leased Square Foot - Net Leases (5)........................................     $ 9.51       $ 9.32

------------------------------


(1) Annualized Net Effective Rent is calculated by dividing the remaining lease payments under the lease by the number of months remaining under the lease and multiplying the result by 12; the foregoing amount is then reduced by the unamortized portion (at January 1, 1997) of any leasing commissions or tenant improvements paid by the Company, or any such amounts payable by the Company after January 1, 1997. Annual Net Effective Rent excludes historical capital expenditures (other than tenant improvements and leasing commissions), which have averaged $0.15 per square foot annually between January 1, 1993 and December 31, 1996.


(2) Annualized Base Rent is the monthly contractual base rent under existing leases as of January 1, 1997, multiplied by 12.

(3) The leases for substantially all rentable square feet at this Property are net leases.

(4) The Weighted Average Rent Per Leased Square Foot is calculated based only upon rent received from tenants under full service gross leases and modified gross leases with expense stops, which represent 41% of the rentable square feet of the portfolio.

(5) The Weighted Average Rent Per Leased Square Foot is calculated based only upon rent received from tenants under net leases, which represent 59% of the rentable square feet of the portfolio.

                            STRUCTURE OF THE COMPANY


    In 1996, the Company organized the Operating Partnership and transferred 15 of the Properties to the Operating Partnership. The Company intends to transfer its remaining Properties to the Operating Partnership after receipt of necessary consents from mortgage lenders or repayment of amounts owed under the related mortgages. These transfers are expected to occur within 60 days after the closing of the Offering. As the sole general partner of the Operating Partnership, the Company has exclusive power to manage and conduct the business of the Operating Partnership, subject to certain limited exceptions. See "Partnership Agreement."


    Effective April 1, 1996, the Company became a self-administered and self-managed REIT upon the consummation of the merger (the "Merger") of the Company with Equity Partners, Ltd. (the "Advisor"). Prior to the Merger, the Advisor provided services to the Company relating to the selection, purchase, financing and operation of the Company's properties. Certain executive officers and other employees of the Company were previously employed by the Advisor and owned a substantial interest in the Advisor. See "Management" and "Certain Transactions--Advisor Relationship."

                                  THE OFFERING

    All of the shares of Common Stock being offered in the Offering are being offered by the Company.


Common Stock Offered by the Company.........................  5,700,000 shares

Common Stock Outstanding After the Offering (1).............  14,679,823 shares

Use of Proceeds.............................................  Repayment of certain outstanding indebtedness,
                                                              working capital and general
                                                              corporate purposes. See "Use
                                                              of Proceeds."

New York Stock Exchange Symbol..............................  "GL"


------------------------

(1) Assumes the issuance of 24,050 shares of Common Stock in exchange for all outstanding limited partnership interests in the Operating Partnership ("OP Units") other than those interests held by the Company. See "Partnership Agreement." Excludes 1,574,174 shares of Common Stock issuable upon the exercise of stock options outstanding as of April 15, 1997 with a weighted average exercise price of $13.80.


         SUMMARY SELECTED CONDENSED FINANCIAL AND OPERATING INFORMATION

    The following sets forth summary selected condensed financial and operating information for the Company (i) on a historical basis for each of the periods and dates indicated and (ii) on a pro forma basis as of and for the year ended December 31, 1996. The following information should be read in conjunction with the financial statements and notes thereto of the Company included elsewhere in this Prospectus. The historical financial and operating information for the Company as of and for the years ended December 31, 1996, 1995 and 1994 has been derived from the Company's historical financial statements audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus.

    The unaudited selected condensed pro forma income statement and operating data for the year ended December 31, 1996 are presented as if the acquisition and disposition of properties subsequent to December 31, 1995, the Company's private equity offering in 1996, the Merger and the Offering and the application of the net proceeds therefrom had all occurred as of January 1, 1996. The unaudited selected condensed pro forma balance sheet data as of December 31, 1996 is presented as if the acquisition of Properties subsequent to December 31, 1996 and the Offering had occurred as of that date. The pro forma information is based upon certain assumptions that are included in the notes to the consolidated pro forma financial statements included elsewhere in this Prospectus. The pro forma financial information is unaudited and is not necessarily indicative of what the financial position and results of operations of the Company would have been as of the dates and for the periods indicated, nor does it purport to represent or project the financial position or results of operations for future periods.

                                                                                YEAR ENDED DECEMBER 31,
                                                                     ----------------------------------------------
                                                                     PRO FORMA(1)             HISTORICAL
                                                                     -------------  -------------------------------
                                                                         1996         1996       1995       1994
                                                                     -------------  ---------  ---------  ---------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenue
  Rental...........................................................   $  30,407     $  20,250  $  12,410  $   6,647
  Reimbursements...................................................       8,938         4,814      2,355        884
  Interest and other...............................................         646           168        201         52
                                                                     -------------  ---------  ---------  ---------
    Total revenue..................................................      39,991        25,232     14,966      7,583
                                                                     -------------  ---------  ---------  ---------
Expenses:
  Real estate taxes................................................       6,878         3,954      2,625      1,418
  Other property operating.........................................      10,651         6,549      3,967      1,944
  General and administrative.......................................       2,445         2,242        923        561
  Interest.........................................................       1,211         3,778      2,296        911
  Depreciation and amortization....................................       5,703         4,000      1,955        761
                                                                     -------------  ---------  ---------  ---------
    Total expenses.................................................      26,888        20,523     11,766      5,595
                                                                     -------------  ---------  ---------  ---------
Income before gain on sale of properties...........................      13,103         4,709      3,200      1,988
Gain on sale of properties.........................................       --            3,140     --         --
                                                                     -------------  ---------  ---------  ---------
Net income.........................................................   $  13,103     $   7,849  $   3,200  $   1,988
                                                                     -------------  ---------  ---------  ---------
                                                                     -------------  ---------  ---------  ---------
Net income per common share and common share equivalent............   $    0.89(2)  $    1.32  $    0.88  $    0.96
                                                                     -------------  ---------  ---------  ---------
                                                                     -------------  ---------  ---------  ---------
Weighted average common shares and common share equivalents........      14,723         5,927      3,650      2,070


                                                                                      DECEMBER 31,
                                                                     ----------------------------------------------
                                                                     PRO FORMA(1)             HISTORICAL
                                                                     -------------  -------------------------------
                                                                         1996         1996       1995       1994
                                                                     -------------  ---------  ---------  ---------
                                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Properties--net of accumulated depreciation........................   $ 194,081     $ 184,122  $  91,858  $  37,234
Total assets.......................................................   $ 207,744     $ 194,149  $  98,978  $  42,522
Total long-term debt...............................................   $  16,911     $  86,111  $  48,307  $  15,955
Total liabilities..................................................   $  28,918     $  97,554  $  54,013  $  18,460
Stockholders' equity...............................................   $ 178,826     $  96,595  $  44,965  $  24,062

                                                                                YEAR ENDED DECEMBER 31,
                                                                     ----------------------------------------------
                                                                     PRO FORMA(1)             HISTORICAL
                                                                     -------------  -------------------------------
                                                                         1996         1996       1995       1994
                                                                     -------------  ---------  ---------  ---------
                                                                            (IN THOUSANDS, EXCEPT PER SHARE
                                                                                   AND PROPERTY DATA)
OPERATING DATA:
EBITDA(3)..........................................................   $  20,017     $  12,487  $   7,451  $   3,660
Funds from Operations(4):
  Net income.......................................................   $  13,103     $   7,849  $   3,200  $   1,988
  Gain on sale of properties.......................................       --        $  (3,140)    --         --
  Depreciation and amortization....................................   $   5,450     $   3,741  $   1,824  $     718
                                                                     -------------  ---------  ---------  ---------
  Funds from Operations............................................   $  18,553     $   8,450  $   5,024  $   2,706
Distributions per share............................................       --        $    1.20  $    1.13  $    0.96
Cash flows from operating activities...............................       --        $  12,828  $   5,650  $   1,977
Cash flows from investing activities...............................       --        $ (91,646) $ (51,650) $ (20,493)
Cash flows from financing activities...............................       --        $  79,203  $  44,626  $  17,420
Number of properties owned at period end...........................          27            25         16          9
Aggregate square feet of properties owned at period end (in
 000s).............................................................       2,800         2,684      1,529        758
Occupancy at period end of properties owned at period end..........       --              92%        86%        84%


------------------------

(1) Pro forma information does not reflect an insignificant (less than 0.02%) minority interest attributable to OP Units held by third parties.

(2) The pro forma net income per common share and common share equivalent based solely on the number of shares issued in the Offering whose proceeds will be used to retire debt ($72,206) would be $1.00 per share calculated as follows:



Weighted average common shares and common share equivalents outstanding....................      5,927

Pro forma common shares in the Offering issued to retire debt..............................      4,658
                                                                                             ---------

Pro forma common shares and common share equivalents outstanding...........................     10,585
                                                                                             ---------
                                                                                             ---------

Historical net income......................................................................  $   7,849

Plus pro forma reduction in interest expense due to repayment of indebtedness..............      2,728
                                                                                             ---------

Pro forma net income.......................................................................  $  10,577
                                                                                             ---------
                                                                                             ---------

Pro forma net income per common share and common share equivalent..........................  $    1.00
                                                                                             ---------
                                                                                             ---------



(3) EBITDA is defined as net income before interest, gain on sale of properties, taxes, depreciation and amortization expenses. Because of the Company's REIT status, the Company does not pay income taxes. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.



(4) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 (the "White Paper") defines Funds from Operations as net income
    (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management considers Funds from Operations an appropriate measure of performance of an equity REIT because it is predicated on cash flow analyses. The Company computes Funds from Operations in accordance with standards established by the White Paper (except, in 1996, for the amortization of deferred compensation related to restricted stock awards issued in connection with the Merger) which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                                  RISK FACTORS

    An investment in the Common Stock involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before making a decision to purchase Common Stock in the Offering.

CONCENTRATION OF PROPERTIES IN MIDWEST REGION

    All of the Company's 27 Properties are located in the Midwest Region, including 15 Properties located in the suburban Chicago, Illinois area. Like other real estate markets, these commercial real estate markets have experienced economic downturns in the past, and future declines in any of these economies or real estate markets could adversely affect the Company's funds available for distribution to stockholders. The Company's financial performance and its ability to make distributions to stockholders are therefore dependent on the economic conditions in the Midwest Region, particularly in the Chicago area. The Company's revenues and the value of its Properties may be affected by a number of factors, including local economic conditions (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of or reduced demand for office, industrial and other competing commercial properties). There can be no assurance that the economies of the Midwest Region or the Chicago area will continue to grow or that any future growth will meet historical growth rates.

RISK THAT THE COMPANY MAY BE UNABLE TO RETAIN TENANTS OR RENT SPACE UPON LEASE
  EXPIRATIONS

    The Company will be subject to the risks that upon expiration, leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than the expired lease terms. Leases on a total of approximately 15.1%, 19.2% and 10.8% of the occupied rentable square feet of the Properties will expire in 1997, 1998 and 1999, respectively. If the Company is unable to promptly relet or renew leases for all or a substantial portion of this space or if the rental rates upon such renewal or reletting are significantly lower than expected, the Company's cash flow and ability to make distributions to stockholders could be adversely affected.

RISKS ASSOCIATED WITH THE RECENT ACQUISITION OF MANY OF THE PROPERTIES; LACK OF
  OPERATING HISTORY

    All of the Properties have been under the Company's management for less than five years and 12 of the Properties have been acquired since January 1, 1996. The most recently acquired Properties may have characteristics or deficiencies unknown to the Company that may impact their value or revenue potential. It is also possible that the operating performance of the most recently acquired Properties may decline under the Company's management.

    The Company is currently experiencing a period of rapid growth. As the Company acquires additional properties, the Company will be subject to risks associated with managing new properties, including lease-up and tenant retention. In addition, the Company's ability to manage its growth effectively will require it to successfully integrate its new acquisitions into its existing management structure. No assurances can be given that the Company will be able to successfully integrate such properties or effectively manage additional properties, or that newly acquired properties will perform as expected.

REAL ESTATE FINANCING RISKS

    INABILITY TO REPAY OR REFINANCE INDEBTEDNESS AT MATURITY. The Company will be subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest, the risk that any indebtedness will not be able to be refinanced or that the terms of any such refinancing will be less favorable than the terms of the expiring indebtedness.

    POTENTIAL EFFECT OF RISING INTEREST RATES ON COMPANY'S VARIABLE RATE
DEBT. Advances under the Credit Facility bear interest at variable rates and the indebtedness under existing lines of credit and certain mortgage notes are subject to periodic adjustments based on the then current market interest rates. In addition, the Company may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness would increase the Company's interest expense, which could adversely affect the Company's cash flow and amounts available for distribution to stockholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

REAL ESTATE INVESTMENT RISKS

    REAL ESTATE OWNERSHIP RISKS. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend in large part on the amount of revenue generated and expenses incurred. If the Company's real properties do not generate revenue sufficient to meet operating expenses, including debt service, tenant improvements, leasing commissions and other capital expenditures, the Company may have to borrow additional amounts to cover fixed costs and the Company's cash flow and ability to make distributions to its stockholders would be adversely affected. The Company's revenue and the value of its Properties may be adversely affected by a number of factors, including the national economic climate; the local economic climate; local real estate conditions; the perceptions of prospective tenants of the attractiveness of its Properties; the ability of the Company to manage and maintain its real properties and secure adequate insurance; and increased operating costs (including real estate taxes and utilities). In addition, real estate values and income from properties are also affected by such factors as applicable laws, including tax and environmental laws, interest rate levels and the availability of capital.

    ILLIQUIDITY OF REAL ESTATE. Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Code limits a REIT's ability to sell properties held for fewer than four years. This limitation may adversely affect the Company's ability to sell properties.

    IMPACT OF COMPETITION ON OCCUPANCY LEVELS AND RENTS CHARGED. Numerous office properties compete with the Properties in attracting tenants to lease space. Some of the competing properties may be newer, better located or owned by parties better capitalized than the Company. An increase in the number of competitive commercial properties in a particular area could have a material adverse effect on (i) the ability to lease space in the Properties (or in newly acquired or developed properties) and (ii) the rents charged.

    POTENTIAL INCREASES IN CERTAIN TAXES AND REGULATORY COMPLIANCE
COSTS. Because increases in income, service or transfer taxes are generally not passed through to tenants under leases, such increases may adversely affect the Company's cash flow and its ability to make distributions to stockholders. The Properties are also subject to various federal, state and local regulatory requirements, such as requirements of the Americans with Disabilities Act (the "ADA"), which requires all public accommodations and commercial facilities to meet certain federal requirements related to access and use by disabled persons, and state and local fire and life safety requirements. Compliance with the ADA requirements could require removal of access barriers. Failure to comply with all applicable regulatory requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties are currently in substantial compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company that could have an adverse effect on the Company's cash flow and distributions to stockholders.

    IMPACT OF FINANCIAL CONDITION AND SOLVENCY OF TENANTS ON COMPANY'S CASH FLOW. At any time, a tenant of the Properties may seek the protection of the bankruptcy laws, which could result in rejection and termination of such tenant's lease and thereby cause a reduction in cash flow available for distribution by the Company. Although the Company has not experienced material losses from tenant bankruptcies, no assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in a failure to make rental payments when due. If tenant leases are not affirmed following bankruptcy or if a tenant's financial condition weakens, the Company's revenues and cash flows may be adversely affected.

RISKS OF ACQUISITION, RENOVATION AND DEVELOPMENT ACTIVITIES

    The Company intends to continue acquiring office properties. See "Business and Growth Strategies-- Business Strategies." Acquisitions of office properties entail risks that such investments will fail to perform in accordance with expectations. Estimates of renovation costs and costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment.

    The Company may renovate and/or expand its Properties from time to time. Renovation and expansion projects generally require expenditure of capital as well as various government and other approvals, the receipt of which cannot be assured. While policies with respect to renovation and expansion activities are intended to limit some of the risks otherwise associated with such activities, the Company would nevertheless incur certain risks, including expenditures of funds on, and devotion of management's time to, projects which may not be completed.

    The Company anticipates that future acquisitions and renovations will be financed through a combination of advances under the Credit Facility, other forms of secured or unsecured financing and issuance of OP Units. If new projects are financed through construction loans, there is a risk that, upon completion of construction, permanent financing for these properties may not be available or may be available only on disadvantageous terms.

    While the Company has generally limited its acquisition, renovation, management and leasing business primarily to the Midwest Region, it is possible that the Company will in the future expand its business to new geographic markets. The Company will not initially possess the same level of familiarity with new markets outside of the Midwest Region, which could adversely affect its ability to acquire, develop, manage or lease properties in any new markets.

    Changing market conditions, including competition from other purchasers of properties similar to the Properties, may diminish the Company's opportunities for attractive acquisitions.

    The Company also intends to review from time to time the possibility of developing and constructing office buildings and other commercial properties in accordance with the Company's development policies. See "Business and Growth Strategies--Business Strategies." Risks associated with the Company's development and construction activities may include: abandonment of development opportunities; construction costs of a property exceeding original estimates, possibly making the property uneconomical; occupancy rates and rents at a newly completed property which are not sufficient to make the property profitable; the unavailability of financing on favorable terms for development of a property; and an inability to complete construction and lease-up on schedule, resulting in increased debt service expense and construction costs. In addition, new development activities, regardless of whether they would ultimately be successful, typically require a substantial portion of management's time and attention. Development activities would also be subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations.

EFFECT OF SHARES AVAILABLE FOR FUTURE SALE ON COMMON STOCK PRICE

    Sales of a substantial number of currently outstanding shares of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. The shares of Common Stock outstanding prior to the Offering and shares of Common Stock issuable in exchange for OP Units will be eligible for sale in the public market at various times in the future. Upon the completion of the Offering, there will be 14,679,823 shares of Common Stock outstanding, including 24,050 shares issuable in exchange for OP Units, of which an aggregate of 8,979,823 shares will be "restricted" shares (the "Restricted Shares") under the Securities Act of 1933 (the "Securities Act"). As of the date hereof, approximately 4.8 million Restricted Shares are eligible for sale in the public market pursuant to Rule 144 promulgated under the Securities Act, of which approximately 1.9 million shares are subject to certain volume and other resale restrictions pursuant to Rule 144. See "Shares Available for Future Sale--General." The Company is required to use its best efforts to register at its expense an aggregate of 3,867,000 shares of Common Stock under the Securities Act by the 180th day following the closing of the Offering. See "Shares Available for Future Sale--Registration Rights." These 3,867,000 shares of Common Stock will be subject to lock-up agreements between the Underwriters and the holders of these shares for a period of 180 days after the date hereof. Lehman Brothers may, in its discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements. No prediction can be made regarding the effect that future sales of Common Stock will have on the market prices of shares.


DEPENDENCE ON KEY PERSONNEL


    The Company is dependent on the efforts of its executive officers, particularly Richard A. May, the Company's Chief Executive Officer, and Richard
L. Rasley, the Company's Executive Vice President. The loss of their services could have a material adverse effect on the Company's operations, financial condition and results of operations. In addition, it will be an event of default under the Credit Facility if (i) Messrs. May and Rasley fail to own, in the aggregate, 1% or more of the outstanding shares of Common Stock or (ii) either of them ceases to be employed by the Company in their respective current positions and is not replaced within six months by a successor that is approved by the requisite banks under the Credit Facility. See "Management."


NO LIMITATION ON DEBT


    Upon the completion of the Offering, the Company's Total Debt to Total Market Capitalization Ratio will be approximately 6.9% (6.6% if the Underwriters' overallotment option is exercised in full). The Company currently has a policy of incurring debt only if upon such incurrence the Total Debt to Total Market Capitalization Ratio would be 50% or less, but the organizational documents of the Company do not contain any limitation on the amount of indebtedness the Company may incur. Accordingly, the Board of Directors could alter or eliminate that policy at any time. If that policy was changed, the Company could become more highly leveraged, resulting in increased debt service costs that could adversely affect the Company's cash flow and, consequently, the amount available for distribution to stockholders and could increase the risk of default on the Company's indebtedness.


    The Company has established its debt policy relative to its Total Debt to Total Market Capitalization Ratio rather than relative to the book value of its assets. The Company has used total market capitalization because it believes that the book value of its assets (which to a large extent is the depreciated original cost of real property, the Company's primary tangible assets) does not accurately reflect its ability to borrow and to meet debt service requirements. The market capitalization of the Company, however, is more variable than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company. The Company also will consider factors other than market capitalization in making decisions regarding the incurrence of indebtedness, such as the purchase price of properties to be acquired with debt financing, the estimated market value of its Properties upon refinancing and the ability of particular Properties and the Company as a whole to generate cash flow to cover expected debt service costs.

CHANGES IN POLICIES WITHOUT STOCKHOLDER APPROVAL


    The Company's investment, financing and conflicts of interest policies and its policies with respect to all other activities will be determined by the Board of Directors. Although the Board of Directors has no present intention to do so, it can amend, revise or eliminate these policies at any time and from time to time at its discretion without a vote of the stockholders. A change in any of these policies could adversely affect the Company's financial condition or results of operations or the market price of the Common Stock.

ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT; OTHER TAX LIABILITIES


    TAX LIABILITIES AS A CONSEQUENCE OF FAILURE TO QUALIFY AS A REIT. The Company elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1993, and the Company believes that it has been organized and has operated in such a manner so as to qualify as a REIT for federal income tax purposes. Although the Company believes that it will remain organized and will continue to operate so as to qualify as a REIT, no assurance can be given that the Company has so qualified or will be able to remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (in certain instances, on an annual and quarterly basis) set forth in highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and may be affected by various factual matters and circumstances not entirely within the Company's control. In the case of a REIT, such as the Company, that holds substantially all of its assets in partnership form, the complexity of these Code provisions and the applicable Treasury Regulations that have been promulgated thereunder is even greater. Further, no assurance can be given that future legislation, new Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any pending proposal to amend the tax laws that would materially and adversely affect its ability to operate in such a manner so as to qualify as a REIT. The Company is relying on the opinion of Jones, Day, Reavis & Pogue, special counsel to the Company, regarding various issues affecting the Company's ability to qualify as a REIT. See "Federal Income Tax Considerations--General." Such legal opinion is based on various assumptions and factual representations made by the Company, including assumptions and representations regarding the Company's historical activities and its future ability to meet the numerous requirements for qualification as a REIT. No assurance can be given that the Company's actual operating results will enable it to satisfy these requirements. Investors should be aware, however, that an opinion of counsel is not binding on the IRS or any court.



    If the Company were to fail to qualify as a REIT with respect to any taxable year, the Company would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders, and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. As a result, any net earnings of the Company available for investment or distribution to stockholders would be reduced for the year or years involved because of the additional tax liability of the Company, and distributions to stockholders would no longer be required to be made. Moreover, unless entitled to relief under certain statutory provisions, the Company would also be ineligible for qualification as a REIT for the four taxable years following the year during which such qualification was lost. See "Federal Income Tax Considerations--Failure to Qualify." Although the Company believes it has operated and currently intends to operate in a manner designed to allow it to continue to qualify as a REIT, future economic, market, legal, tax or other considerations may cause it to determine that it is in the best interests of the Company and its stockholders to revoke the REIT election.



    OTHER TAX LIABILITIES. Even if the Company continues to qualify for and maintains its REIT status, it may be subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax
Considerations--Taxation of the Company."


EFFECT OF REIT DISTRIBUTION REQUIREMENTS

    To maintain its status as a REIT for federal income tax purposes, the Company generally will be required each year to distribute to its stockholders at least 95% of its taxable income (excluding any net capital gain and after certain adjustments). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for such year plus 95% of its capital gain net income for such year plus 100% of its undistributed income from prior taxable years.


    The Company intends to make distributions to its stockholders to comply with the 95% distribution requirement of the Code and to avoid the nondeductible excise tax described above. The Company anticipates that cash flow from operations, including its share of distributions from the Operating Partnership, will be sufficient to enable it to pay its operating expenses and meet the distribution requirements of a REIT, but no assurance can be given that this will be the case. In addition, differences in timing between (i) the actual receipt of income and the actual payment of expenses and (ii) the inclusion of such income and the deduction of such expenses in arriving at taxable income of the Company could leave the Company without sufficient cash to enable it to meet the REIT distribution requirements. Similarly, if the IRS were to determine that the Company had failed to comply with the 95% distribution requirement of the Code for any taxable year, under certain circumstances, the Company would be able to rectify that failure by paying "deficiency dividends" to its stockholders, as well as interest to the IRS, in a later taxable year. The amount of any such "deficiency dividends" and interest could exceed the Company's available cash. Accordingly, the Company could be required to borrow funds or liquidate investments on adverse terms to comply with such requirements. The requirement to distribute a substantial portion of the Company's taxable income could also cause the Company to have to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, which would require additional borrowings or sales of assets to fund the costs of such items and could restrict the Company's ability to expand at the same pace as it has historically or at a pace necessary to remain competitive. See "Federal Income Tax Considerations--Requirements for Qualification--Annual Distribution Requirements."


FAILURE OF OPERATING PARTNERSHIP TO QUALIFY AS A PARTNERSHIP FOR FEDERAL INCOME
  TAX PURPOSES


    The Company believes that the Operating Partnership has been organized as a partnership and qualifies for treatment as such for federal income tax purposes. If the Operating Partnership failed to qualify as a partnership for federal income tax purposes and were instead taxable as a corporation, the Company would cease to qualify as a REIT because of its inability to satisfy the REIT asset and income tests (as set forth in the Code), and the Operating Partnership would be subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates. The imposition of a corporate tax on the Operating Partnership would also reduce the amount of cash available for distribution to the Company and its stockholders. See "Federal Income Tax Considerations--Failure to Qualify" and "--Tax Aspects of the Company's Investment in the Operating Partnership."


PRICE TO BE PAID FOR COMMON STOCK MAY EXCEED ITS FAIR MARKET VALUE

    Prior to the Offering, there has been no public market for the Common Stock and there can be no assurance that an active trading market will develop or be sustained or that shares of Common Stock will be resold at or above the initial public offering price. The initial public offering price has been determined through negotiations between the Company and the Underwriters based upon expected results of operations of the Company and the other factors discussed under "Underwriting," rather than an asset-by-asset valuation based on historical cost or current market value. In determining the initial public offering price of the Common Stock, certain assumptions were made concerning the estimated revenue to be derived from the Properties. The market value of the Common Stock could be substantially affected by general market conditions, including changes in interest rates. Moreover, numerous other factors, such as governmental regulatory action and changes in tax laws, could have a significant impact on the future market price of the Common Stock. As a result, the amount paid for Common Stock may in fact exceed the fair market value of such Common Stock.

LIMITS ON CHANGES IN CONTROL


    Certain provisions of the Charter and Bylaws of the Company as in effect upon the completion of the Offering (the "Bylaws") may have the effect of delaying, deferring or preventing a third party from making an acquisition proposal for the Company and may therefore inhibit a change in control of the Company or other transaction that might be in the best interests of the stockholders. For example, such provisions may (i) deter tender offers for the Common Stock, which offers may be attractive to stockholders or (ii) deter purchases of large blocks of Common Stock, thereby limiting the opportunity for stockholders to receive a premium for their Common Stock over then-prevailing market prices. See "Capital Stock of the Company" and "Certain Provisions of Maryland Law and the Company's Charter and Bylaws." These provisions include the following:



    LIMITS ON OWNERSHIP OF COMMON STOCK. For the Company to maintain its qualification as a REIT for federal income tax purposes, not more than 50% in value of the outstanding shares of stock of the Company may be owned, actually or constructively (under the applicable attribution rules of the Code), by five or fewer individuals (as defined in the Code to include certain tax-exempt entities other than, in general, qualified domestic pension funds) at any time during the last half of any taxable year of the Company (the "five or fewer requirement"). In addition, if the Company, or an actual or constructive owner of 10% or more of the Company, actually or constructively (under the applicable attribution rules of the Code) owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. See "Federal Income Tax Considerations--Requirements for Qualification."



    The Charter and Bylaws of the Company contain certain restrictions, described below, on the ownership and transfer of the Common Stock which are intended to prevent concentration of stock ownership and thus to protect the Company against the risk of losing REIT status. These restrictions, however, do not ensure that the Company will be able to satisfy the "five or fewer requirement" or the REIT gross income tests primarily because the provisions in the Charter do not operate automatically to void any attempted transfer, acquisition or ownership of shares of Common Stock of the Company that would result in the disqualification of the Company as a REIT, but instead require the Company's Board of Directors to take action to prohibit or deem to be null and void any such attempted transfer, acquisition or ownership of shares of Common Stock or to purchase or redeem any such shares of Common Stock. Once the shares of Common Stock become publicly traded, the Board of Directors may not become aware of attempted transfers, acquisitions or ownership of Common Stock that would cause the Company to fail to qualify as a REIT until well after such transfers, acquisitions or ownership have occurred, if at all. Moreover, as discussed below, the restrictions on transferability contained in the Bylaws may not be enforceable against current holders of Common Stock. If the Company were to fail to qualify as a REIT for any taxable year, the Company would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders, and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. See "Risk Factors-- Adverse Consequences of Failure to Qualify as a REIT; Other Tax Liabilities," "Federal Income Tax Considerations--Taxation of the Company," "--Requirements for Qualification" and "--Failure to Qualify."


    The Charter authorizes the Board of Directors to take such actions as are necessary or advisable to preserve its qualification as a REIT and to refuse to permit any proposed transfer or purchase of shares of Common Stock or shares of the Company's preferred stock with voting rights (collectively, "Voting Shares") which, in the opinion of the Board of Directors, would jeopardize the status of the Company as a REIT under the Code. The Bylaws limit any person from acquiring actual or constructive ownership of more than 9.9% (the "Aggregate Stock Ownership Limit") in value of the outstanding shares of stock of the Company. The Board of Directors, in its sole discretion, may exempt a proposed transferee from the Aggregate Stock Ownership Limit. However, the Board of Directors may not grant an exemption from the Aggregate Stock Ownership Limit to any proposed transferee whose actual or constructive ownership of more than 9.9% in value of the outstanding shares of stock of the Company would result in the termination of the Company's status as a REIT under the Code. See "Capital Stock of the Company--Restrictions on Transfer." These restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to continue to qualify as a REIT under the Code. The Bylaw provisions described above may be amended at any time by the Board of Directors. There can be no assurance that the Board of Directors will not revise or eliminate this policy in a manner which could have an adverse affect on the Company's REIT qualification. In addition, because certain of the above-described restrictions on ownership and transferability are contained in the Bylaws rather than the Charter, it is possible that such restrictions may not be enforceable against current holders of the Common Stock. As a result, the Company may not be able to enforce certain of the above-described remedies that are intended to protect the Company's status as a REIT under the Code. At its next meeting of stockholders, the Company intends to submit a proposal to its stockholders to amend the Charter to include in the Charter the restrictions on ownership and transfer of shares of its stock currently in the Bylaws. The Aggregate Stock Ownership Limit may delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders. See "Capital Stock of the Company--Restrictions on Transfer."

    ISSUANCE OF ADDITIONAL STOCK. The Charter authorizes the Board of Directors to issue authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify any unissued shares of Preferred Stock and to set the designations and relative rights, preferences, qualifications, limitations or restrictions of such shares. Because the Board of Directors has the power to establish the terms of each class or series of Preferred Stock, it may afford the holders in any series or class of Preferred Stock preferences as to dividends and liquidation, special voting powers and other rights that would be senior to the rights of holders of Common Stock. To date, the Board of Directors has so designated 210,128 shares of Class A Convertible Preferred Stock. However, such shares of Class A Convertible Preferred Stock will be cancelled and reclassified as authorized but unissued shares of Preferred Stock upon the completion of the Offering. Although the Board of Directors has no such intention at the present time, it could establish a series of Preferred Stock or issue additional shares of Common Stock that could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders. See "Capital Stock of the Company--Preferred Stock."

POSSIBLE LOSSES NOT COVERED BY INSURANCE

    The Company carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of the Properties, with policy specifications and insured limits that the Company believes are adequate and appropriate under the circumstances. There are, however, certain types of losses that are not generally insured because it is not economically feasible to insure against such losses. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in the Property, as well as the anticipated future revenue from the Property and, in the case of debt with recourse to the Company, would remain obligated for any mortgage debt or other financial obligations related to the Property. Any such loss would materially adversely affect the Company.

POSSIBLE ENVIRONMENTAL LIABILITIES

    Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The costs of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure properly to remediate the contamination on such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of a release of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such site.


    Since the beginning of 1996, independent environmental consultants have conducted or updated Phase I Environmental Assessments ("Phase I Assessments") at each of the Properties. In addition, a limited-scope Phase II Assessment ("Phase II Assessment") has been conducted at the University Office Plaza Property (the Phase I Assessments and the Phase II Assessment are collectively referred to as the "Environmental Assessments"). The Phase I Assessments have included, among other things, a visual inspection of the Properties and the surrounding area and a review of relevant state, federal and historical documents. Except for the Phase II Assessment and certain limited sampling in connection with underground tank and/or piping removals at the Arlington Ridge Service Center and One Park Plaza Properties, no invasive techniques such as soil or groundwater sampling were performed at any of the Properties. The Company's Environmental Assessments of the Properties have not revealed any condition giving rise to an environmental liability that the Company believes would have a material adverse effect on the Company's business, assets or results of operations taken as a whole, nor is the Company otherwise aware of any such condition. There can be no assurance, however, that the Company's Environmental Assessments would reveal all conditions giving rise to environmental liabilities. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as the presence of underground storage tanks), or by third parties unrelated to the Company.



EFFECTS OF COMPETITION


    Certain competitors of the Company are larger and have greater resources, better access to capital and more experience than the Company. Under certain circumstances, the Company may have difficulty in effectively competing against these competitors for acquisition opportunities. In addition, numerous office and industrial properties compete with the Properties in attracting and retaining tenants. Some of these competing properties are newer or better located than the Company's Properties. Further, an increase in the number of competitive properties in any particular market in which the Properties are located could have a material adverse effect on the Company's ability to lease space and the rents charged at any property owned by the Company.



IMMEDIATE AND SUBSTANTIAL DILUTION



    The pro forma net tangible book value per share of the assets of the Company after the Offering will be less than the initial per share public offering price of the Common Stock in the Offering. Accordingly, purchasers of the Common Stock offered hereby will experience immediate and substantial dilution of $3.49 per share in the net tangible book value of the Common Stock from the initial public offering price.


EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON STOCK

    One of the factors that will influence the market price of the Common Stock in public markets will be the distribution rate on the Common Stock. To the extent distribution rates do not increase sufficiently in response to increasing market interest rates, such an increase in interest rates may adversely affect the market price of the Common Stock.

                                  THE COMPANY


    The Company is a fully integrated, self-administered and self-managed real estate company focused on acquiring, renovating, owning and operating suburban office properties located within the Midwest Region. The Company currently owns and operates 27 Properties in suburban Chicago, Milwaukee, Minneapolis, Detroit, Columbus and Cincinnati. The Properties contain approximately 2.8 million rentable square feet leased to approximately 300 tenants. As of December 31, 1996, the Properties had a weighted average occupancy rate of approximately 92%. The Company believes that it is one of the largest REIT owners of suburban office space in the Midwest Region. Its five executive officers have an average of 17 years experience in the real estate industry. The Company, which has elected to be treated for federal income tax purposes as a REIT, is a reporting company under the Securities Exchange Act of 1934.


  PERCENTAGE OF RENTABLE SQUARE FEET OF THE COMPANY'S PORTFOLIO IN EACH OF THE
                                CURRENT MARKETS:



    [Pie chart that shows the percentage of rentable square feet of the Company's portfolio located in each of the Current Markets with the following percentages: Chicago = 51%; Cincinnati = 3%; Columbus =5%; Detroit = 12%; Milwaukee = 17%; and Minnesota = 17%.]



    The Company's primary business strategy is to acquire well-located, underperforming suburban office properties in the Midwest Region at attractive yields and to increase cash flow and property value by implementing a comprehensive operating strategy. The Company's operating strategy includes: (i) investment in value-enhancing renovation and refurbishment programs; (ii) aggressive leasing efforts; (iii) reduction and containment of operating costs; and (iv) a strong emphasis on tenant services and satisfaction. This value-added operating strategy is intended to establish the Company as one of the suburban office owner/operators of choice in the markets it serves and to maximize tenant retention. The Company's commitment to tenant satisfaction and retention is evidenced by its retention rate of approximately 85% (based on 264,530 square feet renewed) from January 1, 1993 to December 31, 1996. In addition, the Company believes it has been successful in implementing its operating strategy as evidenced by increased occupancy rates and rental income at the Properties. The following table sets forth certain information for the 17 Properties owned by the Company that were acquired prior to June 30, 1996:


                                                                            AT                AT
                                                                        ACQUISITION    DECEMBER 31, 1996
                                                                       -------------  -------------------
                                                                             (DOLLARS IN MILLIONS)
Weighted Average Occupancy Rate......................................           75%               90%
Annualized Net Operating Income......................................    $     8.4         $    13.0
Acquisition Cost.....................................................    $    87.5                --
Adjusted Acquisition Yield(1)........................................          9.6%               --
Investment Cost......................................................           --         $    98.5
Adjusted Investment Yield(1).........................................           --              13.2%

--------------------------
(1) Adjusted Acquisition Yield includes the effect of three Properties with Adjusted Acquisition Yields of 0%. Excluding these Properties, the Adjusted Acquisition Yield was 10.7% and the Adjusted Investment Yield at December 31, 1996 was 13.5%.


    The Company generally focuses on acquiring properties that have less than 250,000 rentable square feet and are available at purchase prices below $20 million. Management believes that single-asset transactions of this size typically do not attract the attention of most institutional and public sector buyers. As a result, competition for these acquisitions is primarily limited to privately-held real estate companies and private single-purpose entities. The Company's recent acquisition activities demonstrate the Company's ability to make acquisitions consistent with its investment objectives. Since July 1, 1996, the

Company has acquired ten Properties at an aggregate Acquisition Cost of $95.3 million. As a public company with access to the capital markets, the Company believes that it will have the resources to take advantage of many acquisition opportunities that exist in the Midwest Region. Upon the completion of the Offering, the Company's Total Debt to Total Market Capitalization Ratio will be approximately 6.9%, and the Company will have no debt outstanding under the Credit Facility.


    The Company believes that the economic fundamentals in the Current Markets and certain other markets within the Midwest Region provide an attractive environment for owning, acquiring and operating suburban office properties. Since 1990, there has been limited construction of suburban office properties in the Midwest Region. The Company believes that the limited supply of new suburban office properties, together with the increased demand caused by a growing economy, will continue to result in increased occupancies and rental rates for suburban office space in the Midwest Region.

COMPETITIVE ADVANTAGES

    The Company believes it enjoys certain competitive advantages in pursuing its business and growth strategies.

    - EXPERIENCED MANAGEMENT TEAM. The Company's five executive officers have an average of 17 years of real estate experience, primarily in suburban office properties located in the Midwest Region. Management's market knowledge and long-standing relationships with tenants, brokers and institutions lead to numerous investment and leasing opportunities.

    - FOCUS ON SUBURBAN OFFICE PROPERTIES IN THE MIDWEST REGION. The Company's geographic and property-specific focus enables the Company to rapidly review and respond to acquisition opportunities as well as to anticipate and efficiently address the needs of existing and prospective tenants, resulting in favorable lease renewals, tenant expansions and new acquisition opportunities.

    - FULLY INTEGRATED ORGANIZATION. The Company utilizes an integrated approach to acquisition, management, leasing and renovation activities. This approach allows the Company to offer a full range of alternatives (including expansions and redevelopment of existing facilities, acquisitions and build-to-suit projects) to satisfy the space needs of existing and prospective tenants.


    - ACCESS TO CAPITAL. Upon the completion of the Offering, the Company will have $75 million available under the Credit Facility to fund additional acquisitions and operations and will have a Total Debt to Total Market Capitalization Ratio of 6.9%.


ORGANIZATION

    The Company is a Maryland corporation, its principal executive offices are located at 823 Commerce Drive, Oak Brook, Illinois 60521, and its telephone number is (630) 368-2900. The Company is organized into four functional areas with each such area being managed by a vice president or more senior member of the Company's management, and, ultimately, the Company's President and Chief Executive Officer, Richard A. May. The responsibilities of the four functional areas are summarized below.

    ACQUISITIONS AND DISPOSITIONS. The acquisition and disposition area, headed by Raymond M. Braun, is responsible for all of the Company's acquisition and disposition activities, including identifying and analyzing prospective acquisitions, supervising third-party due diligence contractors, conducting the Company's purchase and sale negotiations and reviewing offers to purchase the Company's Properties.

    ASSET AND PROPERTY MANAGEMENT. The asset and property management area, headed by Kim S. Mills, is responsible for all of the Company's leasing activities, including communicating and negotiating with existing and prospective tenants, coordinating with outside leasing agents and developing leasing strategies, as well as the Company's property management activities, which include maintaining the physical properties and ensuring tenant satisfaction.

    FINANCE. The finance area, headed by James Hicks, is responsible for the Company's financial matters, including internal accounting and recordkeeping, cash management, oversight of the Company's indebtedness, projections and employee benefits.

    ADMINISTRATION AND LEGAL. The administrative and legal area, headed by Richard L. Rasley, is responsible for all legal matters, including those related to: acquisitions, leasing, property management and dispositions, and ongoing reporting matters as well as all administrative matters, including personnel, internal management and investor relations.

                         BUSINESS AND GROWTH STRATEGIES

    The Company's primary business objectives are to maximize cash flow per share and to enhance the value of its portfolio in order to maximize total return to its stockholders. The Company believes it can achieve these objectives by continuing to implement its business strategies and capitalizing on the internal and external growth opportunities described below. The Company also believes, based on its evaluation of market conditions, that a number of factors will enhance its ability to achieve its business objectives, including opportunities to maximize occupancy rates, rental rates and overall portfolio value. These factors include the continuing economic improvement in the Midwest Region as well as the limited construction of new suburban office properties in the Midwest Region, due to the cost to develop such properties relative to their current acquisition prices.

BUSINESS STRATEGIES

    The Company's primary business strategy is to acquire well-located, underperforming suburban office properties in the Midwest Region at attractive yields and to increase cash flow and property value by implementing a comprehensive value-added operating strategy. This strategy includes: (i) investment in value-enhancing renovation and refurbishment programs; (ii) aggressive leasing efforts; (iii) reduction and containment of operating costs; and (iv) a strong emphasis on tenant services and satisfaction. This strategy is intended to establish the Company as one of the suburban office owner/operators of choice in the markets it serves and to maximize tenant retention.

    Based on its historical activities and its knowledge of the local marketplace, the Company believes that the Midwest Region offers opportunities for companies that are well-capitalized, experienced owners of real estate with extensive local market expertise. In addition, based on this experience and knowledge, the Company believes that having publicly traded securities will enhance its access to capital, thereby allowing it to take advantage of opportunities to acquire additional suburban office properties at attractive prices and develop office properties, when feasible, at attractive returns. The Company implements its business strategies by: (i) emphasizing tenant satisfaction and retention and employing intensive property marketing programs;
(ii) utilizing an integrated approach to acquisition, management, leasing and renovation activities that is designed to coordinate decision-making and enhance responsiveness to market opportunities and tenant needs; and (iii) continuing to implement cost control management and systems that capitalize on economies of scale arising from the size and location of the Company's portfolio. The Company believes that the implementation of these operating practices has led to the increased occupancy rates and rental revenue of its existing portfolio.

    AGGRESSIVE LEASING. The Company implements an aggressive leasing strategy based on its knowledge of the Current Markets and its tenants' needs. The Company's relationships with the tenant and brokerage communities provide the Company with information to enhance its leasing and marketing efforts. The Company's policies of maintaining communications, delivering a high level of service and offering leasing flexibility provide existing tenants greater control over existing space and future space planning and serve to enhance tenant retention.

    As part of this aggressive leasing strategy, property-specific marketing plans are prepared at the time of acquisition and are constantly monitored and updated to pro-actively position each Property within its respective market. The Company enhances its leasing efforts by retaining leasing brokers that are specifically selected for their market knowledge, tenant relationships and historic ability to generate leases. This strategy enables the Company to attract and lease office space to a greater number of tenants by improving the Company's visibility in the tenant community. The Company believes its broad-based market presence in certain Current Markets provides a wide variety of Class A and Class B space alternatives for prospective tenants and existing tenants whose facility requirements evolve as their businesses grow.

    As part of its leasing strategy, the Company reviews the financial statements and other financial information of prospective tenants to assess their creditworthiness as compared to the rents required to be paid under the tenants' leases and the aggregate dollar investment required by the Company for tenant improvements and leasing commissions. The Company may require credit enhancement from tenants in the form of increased security deposits, letters of credit, and personal or corporate guarantees of lease obligations.

    ACTIVE PROPERTY MANAGEMENT. The Company believes that active property management is a critical aspect of the Company's activities, and it is the objective of management to intensely manage its Properties to provide a high level of service and maximum flexibility to the Company's tenants. The Company currently employs 15 individuals in its property management division, including Edith Scurto, Vice President of Property Management and a Certified Property Manager who has been in the industry for approximately ten years. The Company employs six property managers, primarily located at the Properties, and eight maintenance personnel.

    INTEGRATED DECISION-MAKING AND RESPONSIVENESS. In addition to the location and quality of its Properties, management generally credits its ability to maintain its Properties at above-average market occupancy levels to the coordination of its decision-making team. Acquisition, renovation and leasing activities are coordinated to enhance responsiveness to market opportunities and tenant needs. The acquisition, leasing and renovation teams work closely with the Company's senior management from the initial meeting with prospective tenants or sellers through the negotiation process. This integrated approach permits the Company to analyze the economic terms and costs (including tenant build-out and retrofitting costs) for each lease on a timely and efficient basis throughout lease negotiations. With respect to acquisitions, the Company can quickly analyze the costs of upgrades and lease-up potential. The Company is able to commit to leasing and acquisition terms quickly, facilitating timely transaction execution and build-out of tenant space, and minimizing lost income from lease rollovers.

    ECONOMIES OF SCALE AND LEASING FLEXIBILITIES. The Company seeks to enhance portfolio value by lowering total operating costs and expenses compared to single-site ownership and management and by capitalizing on its ability to offer a range of leasing options in certain markets. The Company also strives to minimize overhead by controlling general and administrative expenses.

GROWTH STRATEGIES

    INTERNAL GROWTH. The Company believes that opportunities exist to increase cash flow from its existing portfolio and that such opportunities will be enhanced as the suburban office markets in the Midwest Region continue to improve. The Company intends to pursue internal growth by (i) realizing fixed contractual base rental increases; (ii) re-leasing expiring leases at increasing market rents which are expected to result from increased demand for and decreased supply of available space in the Midwest Region; (iii) continuing to maintain and improve occupancy rates through active management and aggressive leasing; and (iv) continuing to control operating expenses through the implementation of cost control management and systems.

    CONTRACTUAL BASE RENTAL INCREASES. The Company expects to achieve growth in cash flow through leases which contain provisions for fixed contractual rental increases. As of January 1, 1997, leases covering 63% of the total leased square footage provide for future fixed contractual rental increases. In 1996, the contractual annualized increases in base rents under leases at the Properties totaled approximately $437,000 and, for 1997, such increases are expected to total approximately $750,000.


    RE-LEASING EXPIRING LEASES TO INCREASING MARKET RENTS. Many of the Company's tenants entered into leases at favorable rental rates, compared to the current prevailing market rates, at times when the market for suburban office space was depressed and when the Company did not own the Property. As a result, as those leases expire, the Company believes that it will be able to re-lease the space at higher effective rental rates.

    MAINTAINING AND IMPROVING OCCUPANCY RATES. The Company believes that it has been successful in attracting, expanding and retaining a diverse tenant base by actively managing its Properties with an emphasis on tenant retention and satisfaction. The Company strives to be responsive to the needs of individual tenants through its on-site professional management staff and by providing tenants with leasing alternatives within the Company's portfolio to accommodate their changing space requirements. The Company's success in maintaining and improving occupancy rates is demonstrated, in part, by the number of existing tenants which have renewed or released their space, leased additional space to support their expansion needs or moved to other space within the Company's portfolio. The Company has achieved a tenant retention rate of approximately 85% (based on square feet renewed) from January 1, 1993 through December 31, 1996. See "Business and Properties--Historic Lease Renewals." The Company also seeks to improve occupancies by aggressively marketing available space within its portfolio. As of December 31, 1996, the Properties had a weighted average occupancy rate of 92% compared to 86.3% as of December 31, 1995 (or, for Properties acquired during 1996, the date of acquisition).

    EXTERNAL GROWTH. Based on its historical activities and its knowledge of the Midwest Region, the Company believes that opportunities continue to exist to acquire additional office properties in the Midwest Region that: (i) provide attractive initial yields with potential for growth in cash flow; (ii) are in desirable locations within submarkets in the Midwest Region that exhibit strong growth characteristics; (iii) have purchase prices that represent a significant discount to replacement cost; and (iv) are underperforming or need renovation, thereby providing opportunities for the Company to increase the cash flow and value of such properties through active management, rehabilitation and aggressive leasing.

    ACQUISITION STRATEGY. The Company's primary strategy is to acquire well-located, well-constructed suburban office properties containing 250,000 square feet or less that are less than 15 years old with purchase prices of less than $20 million. The Company believes that most institutional and public-sector buyers have tended to focus their acquisition activities on substantially larger properties in terms of square footage and purchase price. As a result of the purchasing bias of these institutional and public-sector buyers, the Company has encountered few well-capitalized competitors for the Company's target properties in its target markets. The Company believes it has been able to achieve more favorable pricing because it has been able to contract for the purchase of properties without financing and other contingencies that are generally required by less well-capitalized local buyers of these property types. In addition, the Company has established a long and successful track record and reputation for closing on properties it has contracted to purchase.

    The Company believes that attractive opportunities exist to acquire well-located suburban office properties in the Midwest Region at a discount to replacement cost. Each acquisition opportunity is reviewed to evaluate whether it meets one or more of the following criteria: (i) potential for higher occupancy levels and/or rents as well as for lower turnover and/or operating expenses; (ii) ability to generate returns in excess of the Company's weighted average cost of capital, taking into account the estimated costs associated with tenant turnover (I.E., tenant improvements, leasing commissions and the loss of income due to vacancy) and property rehabilitation; and (iii) availability for purchase at a price at or below estimated replacement cost. The Company intends to focus its investment activities on properties that are in one or more of the following categories:


    - UNDER-MANAGED PROPERTIES: properties that have below market rents and/or occupancies. For example, Princeton Hill Corporate Center, a Class A office building in Springdale, Ohio, was acquired on April 17, 1996. At the time, the occupancy was 32%. Within 41 days of taking title, the Company identified and signed a tenant, and leased the entire unleased portion of the building. As a result, the Property generates Net Operating Income of approximately $1.1 million per year with a total Investment Cost as of December 31, 1996 of approximately $7.7 million.


    - YIELD-ORIENTED ACQUISITIONS: properties purchased below estimated replacement cost at attractive yields. For example, in December 1996 the Company completed the acquisition of 40 Oak Hollow, a three-story building located in Southfield, Michigan, which is currently 97.3% occupied. The Acquisition Cost of the Property was $91 per square foot while the Company's estimated replacement cost is $133 per square foot. The Adjusted Acquisition Yield for the 40 Oak Hollow property was 11.8%.

    - REDEVELOPMENT OR RENOVATION OPPORTUNITIES: well-located and fundamentally sound properties that may require physical renovation or cosmetic improvement to achieve their full potential performance. The Company recently completed a $3.0 million renovation of 823 Commerce Drive in Oak Brook, Illinois, which was 36% occupied at acquisition in November 1995. The Property is currently 100% occupied.

    - OPPORTUNISTIC INVESTMENTS: opportunities to acquire under-valued assets using the Company's local market knowledge and expertise. For example, in August 1995 the Company purchased 10 Oak Hollow in Southfield, Michigan at a purchase price of $6.9 million, which reflected the pending vacancy of the entire second floor of the building. However, the Company was aware of a tenant in a nearby non-Company owned property which was in need of expansion space. The Company ultimately sold 10 Oak Hollow to that tenant for $9.3 million 14 months after its purchase of the Property. The Company used the proceeds from the sale to acquire an additional property utilizing a like-kind exchange, thereby achieving tax deferral of the gain. In addition to realizing a profit on the sale, the Company continues to manage 10 Oak Hollow and, as leases expire and the new owner takes over space for its own use, the Company may have the opportunity to re-locate displaced tenants to the two Company-owned Properties located within the same campus if any vacancies exist at that time.

    The Company believes that it possesses a competitive advantage in identifying and capitalizing on acquisition opportunities for targeted office properties due to (i) its broad-based market presence in certain of the Current Markets, (ii) the experience of its management team; (iii) its conservative capital structure and its available liquidity, including amounts available under the Credit Facility; and (iv) its strong relationships with certain of the region's institutional property owners and investment real estate brokers.

    DISPOSITION STRATEGY. The Company also seeks to enhance stockholder value through the strategic disposition of its Properties. The Company will consider disposing of Properties on a tax-deferred basis and re-deploying any proceeds from sales into properties with higher yield potential. Generally, the Company seeks to dispose of its Properties when one or more of the following conditions apply: (i) market prices are at or near replacement cost; (ii) occupancy is high and the potential to increase cash flow and property value within a reasonable period is limited; (iii) the Company believes the capital received can be more efficiently redeployed; or (iv) ownership of the Property is no longer consistent with the Company's ownership strategies.
    In the fourth quarter of 1996, the Company sold two properties, 830 West End Court in Vernon Hills, Illinois and 10 Oak Hollow in Southfield, Michigan, aggregating approximately 110,000 square feet. The

Company's weighted average holding period for the two properties was approximately 19 months. As a result of the Company's value-added operating strategy during the time the Company owned these properties, the weighted average occupancy rate increased from 90.4% to 99.4%. The total sale price of $12.1 million reflected a 36% increase over the Company's aggregate cost of these properties (including leasing commissions). Both properties were sold on a tax-deferred basis using like-kind exchanges.


    FINANCING STRATEGY. The Company seeks to maintain a well-balanced, conservative and flexible capital structure by: (i) targeting a Total Debt to Total Market Capitalization Ratio of no greater than 50%; and (ii) limiting the use of the Credit Facility to short term financing of acquisitions and working capital requirements.


    Upon the completion of the Offering, the Company will have no debt outstanding under the Credit Facility and will have the capacity to borrow the full amount available under the Credit Facility. The Company is currently negotiating to expand the borrowing capacity under the Credit Facility from $75 million to $100 million; however, the Company does not expect to consummate any such increase until it determines such additional capacity is needed.


    DEVELOPMENT. The Company intends to enhance its leasing flexibility by providing build-to-suit development to accommodate current and prospective tenants requiring space that is otherwise unavailable in the marketplace. The Company will also continue its redevelopment activities of older buildings which have desirable locations.

                                USE OF PROCEEDS


    The net proceeds to the Company from the Offering, after deducting underwriting discounts and commissions and the estimated expenses of the Offering, are estimated to be approximately $81.0 million. The net proceeds of the Offering will be used by the Company as follows: approximately $63.8 million for repayment of all amounts outstanding under the Credit Facility, approximately $5.0 million for purchase of the pending acquisition, $8.6 million for repayment of other indebtedness, including certain mortgage debt on the Properties (including approximately $179,000 in related prepayment penalties), and the remaining net proceeds, approximately $3.6 million, will be used for working capital and other corporate purposes. Borrowings under the Credit Facility during 1996 were used to fund acquisitions of Properties and general working capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."



    The Company expects to use the additional net proceeds from any exercise of the Underwriters' overallotment option (which would be approximately $12.4 million if the option is exercised in full) to acquire additional suburban office properties and for working capital.


    Pending the application of net proceeds from the Offering, the Company will invest such net proceeds in interest-bearing accounts and short-term, interest-bearing securities in accordance with the requirements for qualification as a REIT for federal income tax purposes.


    Amounts under the Credit Facility bear interest at LIBOR plus 1.65% (7.40% at March 31, 1997) and mature in April 1998. Upon the completion of the Offering, amounts under the Credit Facility will bear interest at LIBOR plus 1.50%. The weighted average maturity of long-term debt to be repaid upon the completion of the Offering was 7.7 years and the weighted average interest rate of such debt was 8.60% as of March 31, 1997.

                                 DISTRIBUTIONS

    During the past three years, the Company has made quarterly distributions with respect to its Common Stock, as follows:


                                                                                            DISTRIBUTIONS
CALENDAR PERIOD                                                                               PER SHARE
------------------------------------------------------------------------------------------  -------------
1994:
  First Quarter...........................................................................    $    0.20
  Second Quarter..........................................................................    $    0.23
  Third Quarter...........................................................................    $    0.26
  Fourth Quarter..........................................................................    $    0.27
1995:
  First Quarter...........................................................................    $    0.27
  Second Quarter..........................................................................    $    0.27
  Third Quarter...........................................................................    $    0.29
  Fourth Quarter..........................................................................    $    0.30
1996:
  First Quarter...........................................................................    $    0.30
  Second Quarter..........................................................................    $    0.30
  Third Quarter...........................................................................    $    0.30
  Fourth Quarter..........................................................................    $    0.30
1997:
  First Quarter...........................................................................    $    0.30


    The Company, in order to qualify as a REIT under the Code, is required to make distributions (other than capital gain distributions) to its stockholders with respect to each taxable year in amounts at least equal to (i) the sum of
(A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. The Company's distribution strategy is to distribute what it believes is a conservative percentage of its cash flow, permitting the Company to retain funds for capital improvements and other investments while funding its distributions.


    For federal income tax purposes, distributions may consist of ordinary income dividends, nontaxable return of capital, capital gains or a combination thereof. Distributions in excess of the Company's current and accumulated earnings and profits (calculated for tax purposes) will constitute a nontaxable return of capital rather than a dividend and will reduce the stockholder's basis in his or her shares of Common Stock for tax purposes. To the extent that a distribution exceeds both the Company's current and accumulated earnings and profits and the stockholder's basis in his or her shares, the amount of such excess will generally be treated as gain from the sale or exchange of that stockholder's shares. For further discussion of the tax treatment of distributions to holders of Common Stock, see "Federal Income Tax Considerations--Taxation of Taxable U.S. Stockholders" and "--Taxation of Non-U.S. Stockholders." The Company annually notifies stockholders of the taxability of distributions paid during the preceding year. The following table sets forth the taxability of distributions paid in 1996, 1995 and 1994:


                                                                             1996         1995         1994
                                                                          -----------  -----------  -----------
Ordinary income.........................................................       88.3%        87.4%        93.0%
Non-taxable return of capital...........................................       11.7%        12.6%         7.0%
                                                                              -----        -----        -----
Total...................................................................      100.0%       100.0%       100.0%
                                                                              -----        -----        -----
                                                                              -----        -----        -----

                                 CAPITALIZATION

    The following table sets forth the historical capitalization of the Company and the capitalization of the Company as of December 31, 1996, as adjusted to give effect to (i) the acquisition of Properties subsequent to December 31, 1996 and (ii) the Offering and the application of the net proceeds therefrom as set forth under "Use of Proceeds." The information set forth in the table should be read in connection with the financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included elsewhere in this Prospectus.


                                                                                             DECEMBER 31, 1996
                                                                                          ------------------------
                                                                                          HISTORICAL  AS ADJUSTED
                                                                                          ----------  ------------
                                                                                               (IN THOUSANDS)
Long-term Debt:
  Credit facility.......................................................................  $   63,802  $    --
  Mortgage debt.........................................................................      17,074        11,676(1)
  Bonds.................................................................................       5,235         5,235
                                                                                          ----------  ------------
    Total long-term debt................................................................      86,111        16,911
                                                                                          ----------  ------------
Stockholders' equity(2):
  Preferred Stock, $.01 par value per share, 10,000,000 shares authorized; 210,128 shares and no shares issued and outstanding, historical and as adjusted,
    respectively(3).....................................................................           2       --
  Common Stock, $.01 par value per share; 20,000,000 shares authorized; 8,810,484 shares and 14,510,484 shares issued and outstanding, historical and as adjusted,
    respectively........................................................................          88           146
  Additional paid-in capital............................................................      98,096       180,583
  Retained earnings (deficit)...........................................................         177          (134)
  Employee stock loans..................................................................      (1,247)       (1,247)
  Other.................................................................................        (521)         (521)
                                                                                          ----------  ------------
    Total stockholders' equity..........................................................      96,595       178,827
                                                                                          ----------  ------------
      Total Capitalization..............................................................  $  182,706  $    195,738
                                                                                          ----------  ------------
                                                                                          ----------  ------------


------------------------


(1) Includes the effects of $3.0 million of indebtedness assumed in connection with the acquisition of Properties subsequent to December 31, 1996.



(2) As adjusted information does not reflect the effect of an insignificant (less than 1%) minority interest attributable to OP Units held by third parties.



(3) Pursuant to the terms of the outstanding shares of Preferred Stock, such shares will be cancelled automatically upon consummation of the Offering and will become authorized but unissued shares of Preferred Stock.

                     SELECTED FINANCIAL AND OPERATING DATA

    The following sets forth selected financial and operating information for the Company (i) on a historical basis for each of the periods and dates indicated and (ii) on a pro forma basis as of and for the year ended December 31, 1996. The following information should be read in conjunction with the financial statements and notes thereto of the Company included elsewhere in this Prospectus. The selected historical financial and operating information for the Company as of December 31, 1996, 1995 and 1994, and for each of the three years in the period ended December 31, 1996 has been derived from the Company's historical financial statements audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The selected historical financial and operating information for the Company as of December 31, 1993 and 1992 and for the period June 22, 1992 to December 31, 1992 has been derived from the Company's historical audited financial statements.

    The unaudited selected condensed pro forma income statement and operating data for the year ended December 31, 1996 are presented as if the acquisition and disposition of properties subsequent to December 31, 1995, the Company's private equity offering in 1996, the Merger, and the Offering and the application of the net proceeds therefrom had all occurred as of January 1, 1996. The unaudited selected condensed pro forma balance sheet data as of December 31, 1996 is presented as if the acquisition of Properties subsequent to December 31, 1996 and the Offering had occurred as of such date. The pro forma information is based upon certain assumptions that are included in the notes to the pro forma financial statements included elsewhere in this Prospectus. The pro forma financial information is unaudited and is not necessarily indicative of what the financial position and results of operations of the Company would have been as of the dates and for the periods indicated, nor does it purport to represent or project the financial position or results of operations for future periods.

                                                                        YEAR ENDED DECEMBER 31,
                                                ------------------------------------------------------------------------
                                                PRO FORMA(1)                          HISTORICAL
                                                -------------  ---------------------------------------------------------
                                                    1996          1996        1995       1994       1993       1992(2)
                                                -------------  -----------  ---------  ---------  ---------  -----------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenue
  Rental......................................   $  30,407     $  20,250    $  12,410  $   6,647  $   1,230   $  --
  Reimbursement...............................       8,938         4,814        2,355        884     --          --
  Interest....................................         646           168          201         52         63          16
                                                -------------  -----------  ---------  ---------  ---------  -----------
    Total revenue.............................      39,991        25,232       14,966      7,583      1,293          16
                                                -------------  -----------  ---------  ---------  ---------  -----------

Expenses:
  Real estate taxes...........................       6,878         3,954        2,625      1,418        292      --
  Other property operating....................      10,651         6,549        3,967      1,944        181      --
  General and administrative..................       2,445         2,242          923        561        177          10
  Interest....................................       1,211         3,778        2,296        911         73      --
  Depreciation and amortization...............       5,703         4,000        1,955        761        160      --
                                                -------------  -----------  ---------  ---------  ---------  -----------
    Total expenses............................      26,888        20,523       11,766      5,595        883          10
                                                -------------  -----------  ---------  ---------  ---------  -----------
Income before gain on sale of properties......      13,103         4,709        3,200      1,988        410           6
Gain on sale of properties....................       --            3,140       --         --         --          --
                                                -------------  -----------  ---------  ---------  ---------  -----------
Net income....................................   $  13,103     $   7,849    $   3,200  $   1,988  $     410   $       6
                                                -------------  -----------  ---------  ---------  ---------  -----------
                                                -------------  -----------  ---------  ---------  ---------  -----------
Net income per common share and common share
  equivalent..................................   $    0.89(3)  $    1.32    $    0.88  $    0.96  $    0.38   $    0.02
                                                -------------  -----------  ---------  ---------  ---------  -----------
                                                -------------  -----------  ---------  ---------  ---------  -----------
Weighted average common shares and common
  share equivalents...........................      14,723         5,927        3,650      2,070      1,081         316

BALANCE SHEET DATA (END OF PERIOD):
Properties--net of accumulated depreciation...   $ 194,081     $ 184,122    $  91,858  $  37,234  $  17,409   $  --
Total assets..................................   $ 207,744     $ 194,149    $  98,978  $  42,522  $  21,919   $   2,784
Total long-term debt..........................   $  16,911     $  86,111    $  48,307  $  15,955  $   3,777   $  --
Total liabilities.............................   $  28,918     $  97,554    $  54,013  $  18,460  $   5,420   $       3
Stockholders' equity..........................   $ 178,826     $  96,595    $  44,965  $  24,062  $  16,498   $   2,781

OPERATING DATA:
EBITDA(4).....................................   $  20,017     $  12,487    $   7,451  $   3,660  $     643   $       6
Funds from Operations(5):
  Net income..................................   $  13,103     $   7,849    $   3,200  $   1,988  $     410   $       6
  Gain on sale of properties..................       --        $  (3,140)      --         --         --          --
  Depreciation and amortization...............   $   5,450     $   3,741    $   1,824  $     718  $     160      --
                                                -------------  -----------  ---------  ---------  ---------  -----------
  Funds from Operations.......................   $  18,553     $   8,450    $   5,024  $   2,706  $     570   $       6
Distributions per share.......................       --        $    1.20    $    1.13  $    0.96  $    0.47      --
Cash flows from operating activities..........       --        $  12,828    $   5,650  $   1,977  $   1,569   $       9
Cash flows from investing activities..........       --        $ (91,646)   $ (51,650) $ (20,493) $ (17,558)  $     (45)
Cash flows from financing activities..........       --        $  79,203    $  44,626  $  17,420  $  17,021   $   2,776
Number of properties owned at period end......          27            25           16          9          6      --
Aggregate square feet of properties owned at
  period end..................................       2,800         2,684        1,529        758        441      --
Occupancy at period end of properties owned at
  period end..................................       --              92%          86%        84%        78%      --


------------------------------

(1) Pro forma information does not reflect an insignificant (less than 0.02%) minority interest attributable to OP Units held by third parties.

(2) Represents the period from June 22, 1992 (the date of the Company's inception) to December 31, 1992.

(3) The pro forma net income per common share and common share equivalent based solely on the number of shares issued in the Offering necessary to retire debt ($72,206) would be $1.00 per share calculated as follows:



Weighted average common shares and common share equivalents outstanding..................      5,927
Pro forma common shares in the Offering issued to retire debt............................      4,658
                                                                                           ---------
Pro forma common shares and common share equivalents outstanding.........................     10,585
                                                                                           ---------
                                                                                           ---------
Historical net income....................................................................  $   7,849
Plus pro forma reduction in interest expense due to repayment of indebtedness............      2,728
                                                                                           ---------
Pro forma net income.....................................................................  $  10,577
                                                                                           ---------
                                                                                           ---------
Pro forma net income per common share and common share equivalent........................  $    1.00
                                                                                           ---------
                                                                                           ---------



(4) EBITDA is defined as net income before interest, gain on sale of properties, taxes, depreciation and amortization expenses. Because of the Company's REIT status, the Company does not pay income taxes. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.



(5) The White Paper defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management considers Funds from Operations an appropriate measure of performance of an equity REIT because it is predicated on cash flow analyses. The Company computes Funds from Operations in accordance with standards established by the White Paper (except, in 1996, for the amortization of deferred compensation related to restricted stock awards issued in connection with the Merger) which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RECENT EVENTS


    The Company has signed a contract to purchase a 53,363 square foot two-story building in Brookfield, Wisconsin, a suburb of Milwaukee. This property, completed in 1987, is located near four of the Company's existing Properties and is 100% leased to 13 tenants. The Acquisition Cost of the building will be approximately $5.0 million. The Company has completed its due diligence review and expects to close the purchase during April 1997.



    Since July 1, 1996, the Company acquired ten Properties at an aggregate Acquisition Cost of $95.3 million. In addition, in the fourth quarter of 1996, the Company disposed of two properties, with a weighted average holding period of 19 months, in tax-deferred transactions. The total sales price of $12.1 million represented a 36% increase over the Company's aggregate cost of these properties (including leasing commissions).



    On April 1, 1996, the Advisor was merged into the Company in exchange for 100,000 shares of Common Stock. Pursuant to several agreements between the Advisor and the Company, the Advisor had provided various services to the Company, including administrative and management services relating to the Company's day-to-day operations, day-to-day property management services and various support services.


    During 1996, the Company issued approximately 3.9 million shares of Common Stock in a private placement to six institutional investors, raising net proceeds of approximately $47.4 million. These proceeds were used to acquire Properties and to repay indebtedness. In addition, the Company entered into the Credit Facility, which amended and restated the Company's prior bank credit facility. Among other things, this amendment increased the maximum borrowing limit under the Credit Facility from $50 million to $75 million.

RESULTS OF OPERATIONS


    YEAR ENDED DECEMBER 31, 1996 COMPARED TO 1995. The changes in the income statement items in 1996 compared to 1995 are as follows:



                                                                                           INCREASE
                                                                                          (DECREASE)
                                                                                      ------------------
Rents and reimbursements............................................................    $   10,299,000
Interest and other..................................................................           (33,000)
                                                                                      ------------------
    Total revenues..................................................................        10,266,000
                                                                                      ------------------
Real estate taxes...................................................................         1,330,000
Other property operating............................................................         2,581,000
General and administrative..........................................................         1,319,000
Interest............................................................................         1,482,000
Depreciation and amortization.......................................................         2,045,000
                                                                                      ------------------
    Total expenses..................................................................         8,757,000
                                                                                      ------------------
    Income before gain on sale of properties........................................         1,509,000
    Gain on sale of properties......................................................         3,140,000
                                                                                      ------------------

    Net income......................................................................    $    4,649,000
                                                                                      ------------------
                                                                                      ------------------


    In analyzing the operating results for the year ended December 31, 1996, the increases in rental income, real estate taxes and other property operating expenses (which include management fees (through the date of the Merger), repairs and maintenance, janitorial and other services related to the operation of the Properties) compared to 1995 are due principally to three factors: (i) the addition of operating results from properties acquired in 1996 from the dates of their respective acquisitions, (ii) an additional year of operating results attributable to properties acquired in 1995 compared to the partial period of operating results from the dates of their respective acquisitions in 1995 and
(iii) improved operations of properties during 1996 compared to 1995.


    During the year ended December 31, 1996, the Company acquired ten properties. The operating results of these properties have been included in the Company's financial statements from the date of their acquisition. In 1995, the Company acquired seven properties, and in 1996 a full year of operations of these properties has been included in the Company's financial statements.


    A summary of these changes as they impact rental income, real estate taxes and other property operating expenses for 1996 follows:

                                                           RENTAL AND                    OTHER PROPERTY
                                                         REIMBURSEMENT    REAL ESTATE      OPERATING
                                                             INCOME          TAXES          EXPENSES
                                                         --------------  --------------  --------------
Increase due to 1996 acquisitions......................   $  3,392,000   $      462,000   $    940,000
Increase due to inclusion of results of properties
 acquired during 1995..................................      5,413,000        1,040,000      1,220,000
Increase due to operations of properties sold in
 1996..................................................        801,000           58,000        239,000
1996 operations compared to 1995 for properties
 owned at 12/31/95.....................................        693,000         (230,000)       182,000
                                                         --------------  --------------  --------------
Total increase in 1996.................................   $ 10,299,000   $    1,330,000   $  2,581,000
                                                         --------------  --------------  --------------
                                                         --------------  --------------  --------------

    Interest expense during the year ended December 31, 1996 increased by $1,482,000 as the Company had greater amounts of long and short-term debt outstanding in 1996. This debt was used to finance the acquisition of properties acquired in 1995 and 1996.

    General and administrative expenses increased by $1,319,000 due to the increase in the size of the Company ($875,000), increased audit and legal fees ($174,000), increased directors fees ($41,000), and the increase in amortization of deferred compensation ($229,000).


    Depreciation and amortization increased in 1996 by $2,045,000 as the Company incurred these expenses on 25 properties in 1996 compared to 16 properties in 1995.


    YEAR ENDED DECEMBER 31, 1995 COMPARED TO 1994. The changes in the income statement items in 1995 compared to 1994 are as follows:

                                                                                           INCREASE
                                                                                          (DECREASE)
                                                                                      ------------------
Rents and reimbursements............................................................     $  7,234,000
Interest............................................................................          149,000
                                                                                      ------------------
    Total revenues..................................................................        7,383,000
                                                                                      ------------------

Real estate taxes...................................................................        1,207,000
Other property operating............................................................        2,024,000
General and administrative..........................................................          362,000
Interest............................................................................        1,385,000
Depreciation and amortization.......................................................        1,193,000
                                                                                      ------------------
    Total expenses..................................................................        6,171,000
                                                                                      ------------------
    Net income......................................................................     $  1,212,000
                                                                                      ------------------
                                                                                      ------------------

    During 1995, the Company acquired seven properties. The operating results of these properties have been included in the Company's financial statements from the dates of their respective acquisitions. In 1994, the Company acquired three properties, and in 1995 a full year of operations of these properties has been included in the Company's financial statements as compared to the operating results of these three properties only from the respective dates of their acquisitions in 1994. In analyzing the 1995 operating results of the Company, the changes in rental income, real estate taxes and other property operating expenses from 1994 are due principally to: (i) the addition of operating results from properties acquired during 1995 from the dates of their respective acquisitions; (ii) the addition of a full year's operating results in 1995 of properties acquired in 1994 compared to the partial year's operating results from the dates of their respective acquisitions in 1994 and (iii) improved operations of properties during 1995 compared to 1994. A summary of the changes as they impact rental income, real estate taxes and other property operating expenses for the 1995 period follows:


                                                             RENTAL AND                  OTHER PROPERTY
                                                           REIMBURSEMENT   REAL ESTATE     OPERATING
                                                               INCOME         TAXES         EXPENSES
                                                           --------------  ------------  --------------
Increase due to 1995 property acquisitions...............   $  4,744,000   $  1,000,000   $  1,413,000
Increase due to inclusion of results for properties
  acquired in 1994.......................................      1,603,000        177,000        535,000
1995 operations compared to 1994 for properties owned at
  12/31/94...............................................        887,000         30,000         76,000
                                                           --------------  ------------  --------------
Total increase in 1995...................................   $  7,234,000   $  1,207,000   $  2,024,000
                                                           --------------  ------------  --------------
                                                           --------------  ------------  --------------


    Interest expense increased by $1,385,000 in 1995 compared to 1994 as the Company increased its short and long-term mortgage debt to partially finance the acquisition of investment properties in 1995. Depreciation and amortization increased by $1,193,000 as the Company incurred depreciation and amortization expense on 16 properties in 1995, as compared to nine properties in 1994. General and administrative expenses increased by $362,000 due to increased advisory fees paid to the Advisor ($314,000) and increased professional fees ($48,000).


LIQUIDITY AND CAPITAL RESOURCES


    After giving effect to the completion of the Offering and the application of the net proceeds therefrom, the Company expects that its total debt will be reduced by approximately $72.2 million compared to the Company's total debt as of December 31, 1996. The total debt, excluding payables and accrued expenses, is expected to be approximately $16.9 million after the Offering, compared to $86.1 million as of December 31, 1996. The Company expects that its outstanding debt after the Offering, excluding payables and accrued expenses, will consist principally of mortgage indebtedness on certain Properties. As a result, the Company's Total Debt to Total Market Capitalization Ratio is expected to be 6.9% (6.6% if the Underwriters' overallotment option is exercised in full).



    The Company's capital expenditures have increased from $51,000 in 1994 to $356,000 in 1996. Capital expenditures represent spending for improvements or replacement of building and common area components including: roofs, heating and air conditioning systems, elevators, mechanical systems and parking lots which are not expensed on an annual basis. Amounts attributable to capital improvements that are anticipated by the Company at the time of acquisition of a particular property are generally included in Acquisition Costs. As a result, capital expenditures for a particular property typically increase after the first year of the Company's ownership. The Company expects that the amount of its capital expenditures in the next several years will increase due to an increase in the number and size of the Company's property acquisitions and the age and general character of those acquisitions.

    After the Offering, the Company expects that it will have $75 million available and no debt outstanding under its Credit Facility. The interest rate on borrowings under the Credit Facility will decrease to LIBOR plus 1.50% after the Offering. In addition, the Company is negotiating to increase the maximum amount available under the Credit Facility to $100 million; however, the Company does not expect to consummate such an increase until the Company anticipates that such additional amounts will be needed. The Company anticipates that the Credit Facility will be used primarily to acquire additional properties and for general working capital purposes. The Credit Facility contains financial covenants including requirements for a minimum tangible net worth, maximum liabilities to asset values, debt service coverage and property operating net income (all calculated in accordance with the Credit Facility). The Credit Facility also contains restrictions on, among other things, indebtedness, investments, distributions, liens, mergers and development activities of the Company. The Company also has a $5 million revolving credit facility with The American National Bank and Trust Company of Chicago that expires in June 1997 and under which no amounts are outstanding.


    The Company expects to meet its short-term liquidity requirements after the Offering generally through its available working capital and net cash provided by operations. The Company believes that its net cash provided by operations will be sufficient to allow the Company to make any distributions necessary to enable the Company to continue to qualify as a REIT under the Code. The Company also believes that the foregoing sources of liquidity will be sufficient to fund its short-term liquidity needs for the foreseeable future, including capital expenditures, tenant improvements and leasing commissions.

    The Company expects to meet certain long-term liquidity requirements such as property acquisitions, scheduled debt maturities, renovations, expansions and other non-recurring capital improvements through long-term secured and unsecured indebtedness and the issuance of additional equity securities. The Company also expects to use funds available under the Credit Facility to fund acquisitions, development activities and capital improvements on an interim basis.

STATEMENTS OF CASH FLOWS

    YEAR ENDED DECEMBER 31, 1996 COMPARED TO 1995. Cash flows from operating activities increased by $7.2 million as the Company owned 25 properties during 1996 compared to 16 properties during 1995.


    Cash used by investing activities increased by $40.0 million in 1996 compared to 1995 as the Company acquired ten properties during 1996 compared to seven properties in 1995.



    Cash provided by financing activities increased by $34.6 million as proceeds from equity offerings increased by $28.6 million, proceeds from bank and mortgage loans increased by $12.0 million, dividends paid increased by $3.4 million, and dividends reinvested decreased by $2.6 million.


    YEAR ENDED DECEMBER 31, 1995 COMPARED TO 1994. Cash flows from operating activities increased by $3.7 million in 1995 compared to 1994 as the Company owned 16 properties in 1995 compared to nine properties in 1994.


    Cash flows used by investing activities increased by $31.2 million in 1995 compared to 1994 as the Company acquired seven properties in 1995 compared to three properties in 1994. Cash flows from financing activities increased by $27.2 million in 1995 compared to 1994 as the Company raised $18.8 million through the private placement of Common Stock in 1995 compared to $6.0 million in 1994. In addition, the Company's borrowings increased by $15.0 million in 1995.

                            BUSINESS AND PROPERTIES

GENERAL

    The Company owns 27 Properties containing approximately 2.8 million square feet. The Properties consist primarily of Class A and Class B suburban office properties, which range in size from approximately 15,000 to 260,000 rentable square feet. The Properties consist of 20 suburban office properties, two light industrial distribution facilities and five office/service centers (generally single-story buildings with both finished office and unfinished storage area). The 27 Properties are located in the suburban areas of Chicago (15), Milwaukee
(4), Minneapolis (3), Detroit (3), Columbus (1) and Cincinnati (1). Many of the Properties offer amenities, including indoor and outdoor parking, loading dock facilities, on-site property management, in-house conference facilities and lounge areas with food and beverage service.


    Management believes that the location and quality of construction of the Properties, as well as the Company's reputation for providing superior tenant service, enable the Company to attract and retain a diverse tenant base. As of December 31, 1996, the Properties were leased to approximately 300 tenants, no single tenant accounted for more than 3.2% of the aggregate Annualized Base Rent of the Company's portfolio and only 20 tenants individually represented more than 1% of such aggregate Annualized Base Rent. Over 60% of the occupied space is leased to tenants that occupy 10,000 square feet or more. Leases covering 63% of the total leased square footage provide for future fixed contractual rent increases.


    The Company or the Operating Partnership holds fee simple title to each of the Properties. Upon the completion of the Offering, 21 of the Properties will secure indebtedness, including indebtedness under the Credit Facility, and six of the Properties will be unencumbered.

PROPERTIES

    The following table sets forth certain information regarding each of the Properties as of January 1, 1997:

                                                           PERCENTAGE                                         ANNUAL NET
                                                           OF TOTAL                        PERCENTAGE         EFFECTIVE   ANNUALIZED
                                                           PORTFOLIO                          OF               RENT PER   BASE RENT
                                              APPROXIMATE  RENTABLE            ANNUALIZED  PORTFOLIO  NUMBER    LEASED    PER LEASED
                                 YEAR BUILT/   RENTABLE     SQUARE    PERCENT  BASE RENT   ANNUALIZED   OF      SQUARE      SQUARE
SUBMARKET/PROPERTY    LOCATION    RENOVATED   SQUARE FEET    FEET     LEASED   ($000S)(2)  BASE RENT  LEASES   FOOT(1)     FOOT(2)
-------------------- ----------- -----------  -----------  ---------  -------  ----------  ---------  ------  ----------  ----------
SUBURBAN CHICAGO
--------------------
Centennial Center... Schaumburg  1980/1993       259,730        9.3%      95.2%  $ 1,973        6.3%    17     $8.64(3)    $7.98(3)
Highpoint Business
  Center............ Wood Dale      1986         113,911        4.1       88.3    1,026         3.3     11      9.34(3)    10.19(3)
Arlington Ridge      Arlington
  Service Center.... Heights        1987          96,219        3.4       87.4    1,047         3.3      5     11.55       12.46
1251 Plum Grove
  Road.............. Schaumburg  1986/1996        43,301        1.5       43.1      217         0.7      4     11.40(3)    11.63(3)
1011 East Touhy
  Avenue............ Des Plaines 1978/1995       155,657        5.6       91.1    2,311         7.4     31     15.56       16.30
2800 River Road..... Des Plaines    1983         100,527        3.6       76.5    1,253         4.0     18     15.50       16.30
Kensington Corporate Mount
  Center............ Prospect       1989          85,874        3.1       77.3      792         2.5      1     11.92(3)    11.92(3)
565 Lakeview         Vernon
  Parkway........... Hills          1991          84,808        3.0       68.4      618         2.0      4     10.84(3)    10.65(3)
One Hawthorn         Vernon
  Place............. Hills          1987          84,065        3.0       91.5    1,344         4.3     25     15.54       17.46
Two Marriott
  Drive............. Lincolnshire    1985         41,500        1.5      100.0      337         1.1      1      9.17(3)     8.13(3)
3400 Corporate
  Center............ Northbrook     1986          74,884        2.7      100.0    1,246         4.0     24     15.75       16.63
3010 and 3020        Downers
  Woodcreek Drive... Grove       1985-1986       127,713        4.6       92.5    1,339         4.2     13     11.52       11.33
823 Commerce
  Drive............. Oak Brook   1969/1996        45,162        1.6       80.9      622         2.0      3     16.71       17.03
1675 Holmes Road.... Elgin          1990         101,286        3.6      100.0      473         1.5      3      4.67(3)     4.67(3)
Court Office
  Center............ Markham        1984          15,000        0.5      100.0      224         0.7      5     14.94       14.94
                                              -----------  ---------  -------  ----------  ---------  ------
Subtotal/Weighted
  Average...........                           1,429,637       51.1%      88.0%   14,822       47.3%   165

SUBURBAN MILWAUKEE
--------------------
One Park Plaza...... Milwaukee      1984         197,122        7.0%      94.8%    2,191        7.0%    23     12.35(3)    11.72(3)
Park Place VII...... Milwaukee      1989          36,069        1.3      100.0      602         1.9      4     16.15       16.69
Lincoln Center II &
  III............... West Allis  1984-1987       121,508        4.3       96.1    1,718         5.4     21     15.36       14.71
Brookfield Lakes
  Corporate
  Center............ Brookfield     1987         117,615        4.2       98.4    1,275         4.1     18     10.07(3)    11.01(3)
                                              -----------  ---------  -------  ----------  ---------  ------
Subtotal/Weighted
  Average...........                             472,314       16.8%      96.5%    5,786       18.4%    66
SUBURBAN MINNEAPOLIS
--------------------
Court International
  II................ St. Paul    1916/1985       199,670        7.1%      95.5%    1,913        6.1%    30     10.60(3)    10.03(3)
University Office
  Plaza............. Minneapolis 1979/1997        97,658        3.5      100.0    1,176         3.7      9     11.97(3)    12.04(3)
11100 Hampshire
  Avenue............ Bloomington    1980          50,625        1.8      100.0      219         0.7      1      4.33(3)     4.33(3)
                                              -----------  ---------  -------  ----------  ---------  ------
Subtotal/Weighted
  Average...........                             347,953       12.4%      97.4%    3,308       10.5%    40
SUBURBAN DETROIT
--------------------
Long Lake
  Crossings......... Troy           1988         169,959        6.1%      91.4%    2,776        8.8%    27     18.59       17.87
40 Oak Hollow....... Southfield     1989          80,281        2.9       97.3    1,211         3.9     10     16.06       15.50
Oak Hollow
  Gateway........... Southfield     1987          79,546        2.8       98.2    1,206         3.8     11     14.56       15.45
                                              -----------  ---------  -------  ----------  ---------  ------
Subtotal/Weighted
  Average...........                             329,786       11.8%      94.5%    5,193       16.5%    48
SUBURBAN COLUMBUS
--------------------
Dublin Techmart..... Dublin         1986         124,929        4.5%     100.0%    1,211        3.9%    14      9.84(3)     9.70(3)
SUBURBAN CINCINNATI
--------------------
Princeton Hill
  Corporate
  Center............ Springdale     1988          95,910        3.4%     100.0%    1,057        3.4%     4     10.31(3)    11.02(3)
                                              -----------  ---------  -------  ----------  ---------  ------
Total/Weighted Average......................   2,800,529      100.0%      92.3%  $31,377      100.0%   337
Weighted Average Rent Per Leased Square Foot - All Leases...................................................   $12.09      $12.14
Weighted Average Rent Per Leased Square Foot - Gross Leases (4).............................................   $15.84      $16.21
Weighted Average Rent Per Leased Square Foot - Net Leases (5)...............................................   $9.51       $9.32

----------------------------------
(1) Annualized Net Effective Rent is calculated by dividing the remaining lease payments under the lease by the number of months remaining under the lease and multiplying the result by 12; the foregoing amount is then reduced by the unamortized portion (at January 1, 1997) of any leasing commissions or tenant improvements paid by the Company, or any such amounts payable by the Company after January 1, 1997. Annualized Net Effective Rent excludes historical capital expenditures, which have averaged $0.15 per square foot annually between January 1, 1993 and December 31, 1996.

(2) Annualized Base Rent is the monthly contractual base rent as of January 1, 1997 under existing leases, multiplied by 12.

(3) The leases for substantially all rentable square feet at this Property are net leases.

(4) The Weighted Average Rent Per Leased Square Foot is calculated based only upon rent received from tenants under full service gross leases and modified gross leases with expense stops, which represent 41% of the rentable square feet of the portfolio.

(5) The Weighted Average Rent Per Leased Square Foot is calculated based only upon rent received from tenants under net leases, which represent 59% of the rentable square feet of the portfolio.

TENANTS


    The Properties are leased to over 300 tenants which are engaged in a variety of regional, national and international businesses, including healthcare providers such as Health Partners, United HealthCare Services of Minnesota, Inc., CNR HEALTH, INC. and Health Direct, Inc., insurance companies such as Metropolitan Life Insurance Company, Community Insurance Company, Employers Insurance of Wausau and St. Paul Fire and Marine Insurance Company, and high-tech firms such as Aksys, Ltd., Bay Networks, Inc. and WorldCom, Inc.


    TENANT DIVERSIFICATION. The following table sets forth information regarding the Company's leases with its 20 largest tenants based upon Annualized Base Rent as of January 1, 1997:


                                                                                               PERCENTAGE
                                                                                                   OF                   PERCENTAGE
                                                                                                AGGREGATE   AGGREGATE       OF
                                                                     REMAINING    ANNUALIZED    PORTFOLIO     LEASED     AGGREGATE
                                                      NUMBER OF    LEASE TERM IN  BASE RENTS   ANNUALIZED     SQUARE      LEASED
                                                       LEASES        MONTHS(1)      (000S)      BASE RENT      FEET     SQUARE FEET
                                                    -------------  -------------  -----------  -----------  ----------  -----------
Metropolitan Life Insurance Company...............            3             19     $     984        3.14%       83,511       3.23%
Health Partners...................................            1             49           981        3.13%       82,817       3.20%
United HealthCare Services of Minnesota, Inc......            1             66           795        2.53%      105,949       4.10%
Community Insurance Company.......................            1             53           747        2.38%       68,573       2.65%
American Honda Motor Company, Inc.................            2             41           606        1.93%       50,062       1.94%
Employers Insurance of Wausau.....................            1            106           601        1.92%       48,798       1.99%
Howard Needles Tammen & Bergendoff................            1             47           586        1.87%       33,177       1.28%
St. Paul Fire and Marine Insurance Company........            1             19           577        1.84%       27,091       1.05%
Interim Technology................................            2             39           509        1.62%       30,448       1.18%
Health Direct, Inc................................            3              6           436        1.39%       29,490       1.14%
A.O. Smith Corporation............................            2            105           406        1.29%       51,012       1.97%
CNR HEALTH, INC...................................            1             75           398        1.27%       30,550       1.18%
Crawford & Company................................            1             43           396        1.26%       58,100       2.25%
Ministry Health Care..............................            1             53           374        1.19%       22,987       0.89%
Midwest Re-employment Consultants, Inc............            1              8           374        1.19%       19,789       0.77%
Walsh College of Accountancy and Business
 Administration...................................            1             20           372        1.19%       20,836       0.81%
Aksys, Ltd........................................            1            116           338        1.08%       41,500       1.61%
Bay Networks, Inc.................................            1             51           326        1.04%       20,532       0.79%
WorldCom, Inc.....................................            1             55           309        0.98%       18,700       0.72%
The Lutheran General Medical Group, S.C...........            1             65           300        0.96%       19,239       0.74%
Total/Weighted Average............................           27             54     $  10,415       33.20%      863,161      33.49%


------------------------

(1) Weighted average calculation based on aggregate rentable square footage leased by each tenant.

LEASES

    The Company's leases are typically structured for terms of five years. The Company's leases are a mixture of net leases (whereby tenants pay their pro rata share of real estate tax and operating expenses) and full service, gross leases under which tenants typically pay for all real estate tax and operating expenses above those for an established base year or expense stop. Leases on a significant portion of the rentable square feet in the Company's portfolio are net leases that were in existence upon the Company's acquisition of the Properties. However, whether structured as net leases or gross leases with base year or expense stop expense reimbursement clauses, virtually all leases entered into by the Company require tenants to reimburse the Company for the tenant's pro-rata share of real estate tax and operating expense increases.

    Leases often contain provisions permitting tenants to renew at prevailing market rates. Under the Company's leases, the Company is generally responsible for structural repairs. Certain leases contain provisions which permit the tenant to terminate its lease upon written notice to the Company, subject to the tenant's obligation to pay a termination penalty. Such termination penalties are generally negotiated with a tenant when a lease is executed and are usually calculated to compensate the Company for unamortized tenant improvements and leasing commissions at the termination date, and, in certain instances, for rent on the space for a period of months after the termination date.

    LEASE DISTRIBUTIONS. The following table sets forth information relating to the distribution of the Company's leases based on rentable square feet under lease, as of January 1, 1997.

                                                                       PERCENT OF                 PERCENTAGE
                                                                        AGGREGATE                OF AGGREGATE
                                                                        PORTFOLIO   ANNUALIZED    PORTFOLIO
                     SQUARE FEET                          NUMBER OF      LEASED      BASE RENT    ANNUALIZED
                     UNDER LEASE                           LEASES      SQUARE FEET    (000S)      BASE RENT
------------------------------------------------------  -------------  -----------  -----------  ------------
2,500 or Less.........................................          116         6.59%    $   2,532         8.07%
2,501 - 5,000.........................................           85        11.92%        4,252        13.55%
5,001 - 7,500.........................................           46        10.96%        3,693        11.77%
7,501 - 10,000........................................           26         8.85%        2,869         9.14%
10,001 - 20,000.......................................           37        20.20%        6,925        22.07%
20,001 - 40,000.......................................           16        15.68%        5,137        16.37%
40,001 +..............................................           11        25.80%        5,969        19.03%
                                                                ---    -----------  -----------      ------
  Total...............................................          337       100.00%    $  31,377       100.00%
                                                                ---    -----------  -----------      ------
                                                                ---    -----------  -----------      ------

    LEASE EXPIRATIONS--PORTFOLIO TOTAL. The following table sets forth a summary schedule of the lease expirations for the Properties for leases in place as of January 1, 1997, assuming that none of the tenants exercises renewal options or termination rights, if any, at or prior to the scheduled expirations.

                                                                             ANNUALIZED
                                                                            BASE RENT OF   PERCENTAGE OF
                                               SQUARE      PERCENTAGE OF      EXPIRING         TOTAL
                                NUMBER OF    FOOTAGE OF    TOTAL LEASED        LEASES     ANNUALIZED BASE
       YEAR OF LEASE             LEASES       EXPIRING    SQUARE FEET OF     (000S) AT        RENT OF
         EXPIRATION             EXPIRING       LEASES     EXPIRING LEASES      1/1/97     EXPIRING LEASES
----------------------------  -------------  ----------  -----------------  ------------  ---------------
1997........................           76       389,961          15.09%      $    4,569          14.56%
1998........................           61       496,525          19.21%           5,967          19.02%
1999........................           57       279,262          10.80%           3,568          11.37%
2000........................           61       389,997          15.09%           5,355          17.07%
2001........................           51       494,435          19.12%           6,535          20.83%
2002........................           16       271,420          10.50%           2,508           7.99%
2003........................            5        53,089           2.05%             767           2.44%
2004........................            4        35,658           1.38%             403           1.29%
2005........................            3        76,968           2.98%             694           2.21%
2006........................            3        97,634           3.78%           1,011           3.22%
                                      ---    ----------        --------     ------------  ---------------
  Total.....................          337     2,584,949         100.00%      $   31,377         100.00%
                                      ---    ----------        --------     ------------  ---------------
                                      ---    ----------        --------     ------------  ---------------

    LEASE EXPIRATIONS--PROPERTY BY PROPERTY. The following table sets forth detailed lease expiration information for each of the Properties for leases in place as of January 1, 1997, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations.

                                                                             YEAR OF LEASE EXPIRATION
                                                   ----------------------------------------------------------------------------
PROPERTY                                              1997         1998         1999         2000         2001         2002
-------------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
SUBURBAN CHICAGO
  CENTENNIAL CENTER

  Square Footage of Expiring Leases..............      38,229        4,406        2,973       13,646       19,056      166,515
  Percentage of Total Leased Sq. Ft..............       15.47%        1.78%        1.20%        5.52%        7.71%       67.37%
  Annualized Base Rent of Expiring Leases........  $  346,384   $   50,272   $   30,102   $   83,514   $  178,687   $1,273,150
  Percentage of Total Annualized Base Rent.......       17.56%        2.55%        1.53%        4.23%        9.06%       64.53%
  Number of Leases Expiring......................           3            1            2            1            4            5
  Annual base rent per square foot of expiring
    leases.......................................  $     9.06   $    11.41   $    10.13   $     6.12   $     9.38   $     7.65

  1675 HOLMES ROAD

  Square Footage of Expiring Leases..............                  101,286
  Percentage of Total Leased Sq. Ft..............                   100.00%
  Annualized Base Rent of Expiring Leases........               $  473,063
  Percentage of Total Annualized Base Rent.......                   100.00%
  Number of Leases Expiring......................                        3
  Annual base rent per square foot of expiring
    leases.......................................               $     4.67

  ARLINGTON RIDGE SERVICE CENTER

  Square Footage of Expiring Leases..............                                             61,980
  Percentage of Total Leased Sq. Ft..............                                              73.72%
  Annualized Base Rent of Expiring Leases........                                         $  771,166
  Percentage of Total Annualized Base Rent.......                                              73.63%
  Number of Leases Expiring......................                                                  3
  Annual base rent per square foot of expiring
    leases.......................................                                         $    12.44

  1251 PLUM GROVE ROAD

  Square Footage of Expiring Leases..............       5,085        9,195                                  4,373
  Percentage of Total Leased Sq. Ft..............       27.26%       49.30%                                 23.44%
  Annualized Base Rent of Expiring Leases........  $   43,223   $  114,711                             $   59,036
  Percentage of Total Annualized Base Rent.......       19.92%       52.87%                                 27.21%
  Number of Leases Expiring......................           1            2                                      1
  Annual base rent per square foot of expiring
    leases.......................................  $     8.50   $    12.48                             $    13.50

PROPERTY                                              2003        2004        2005        2006         TOTAL
-------------------------------------------------  ----------  ----------  ----------  -----------  ------------
SUBURBAN CHICAGO
  CENTENNIAL CENTER
  Square Footage of Expiring Leases..............      2,357                                            247,182
  Percentage of Total Leased Sq. Ft..............       0.95%                                            100.00%
  Annualized Base Rent of Expiring Leases........  $  10,607                                        $ 1,972,716
  Percentage of Total Annualized Base Rent.......       0.54%                                            100.00%
  Number of Leases Expiring......................          1                                                 17
  Annual base rent per square foot of expiring
    leases.......................................  $    4.50
  1675 HOLMES ROAD
  Square Footage of Expiring Leases..............                                                       101,286
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $   473,063
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                             3
  Annual base rent per square foot of expiring
    leases.......................................
  ARLINGTON RIDGE SERVICE CENTER
  Square Footage of Expiring Leases..............                 22,097                                 84,077
  Percentage of Total Leased Sq. Ft..............                  26.28%                                100.00%
  Annualized Base Rent of Expiring Leases........              $ 276,248                            $ 1,047,414
  Percentage of Total Annualized Base Rent.......                  26.37%                                100.00%
  Number of Leases Expiring......................                      2                                      5
  Annual base rent per square foot of expiring
    leases.......................................              $   12.50
  1251 PLUM GROVE ROAD
  Square Footage of Expiring Leases..............                                                        18,653
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $   216,970
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                             4
  Annual base rent per square foot of expiring
    leases.......................................

                                                                             YEAR OF LEASE EXPIRATION
                                                   ----------------------------------------------------------------------------
PROPERTY                                              1997         1998         1999         2000         2001         2002
-------------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
  1011 EAST TOUHY AVENUE

  Square Footage of Expiring Leases..............      55,260        9,472        9,355        6,132       22,108       19,239
  Percentage of Total Leased Sq. Ft..............       38.98%        6.68%        6.60%        4.33%       15.59%       13.57%
  Annualized Base Rent of Expiring Leases........  $  855,681   $  189,160   $  139,345   $   89,129   $  378,328   $  299,698
  Percentage of Total Annualized Base Rent.......       37.03%        8.19%        6.03%        3.86%       16.37%       12.96%
  Number of Leases Expiring......................          14            3            5            1            5            1
  Annual base rent per square foot of expiring
    leases.......................................  $    15.48   $    19.97   $    14.90   $    14.54   $    17.11   $    15.58

  HIGHPOINT BUSINESS CENTER

  Square Footage of Expiring Leases..............      41,535        9,628        3,376        2,958                    16,935
  Percentage of Total Leased Sq. Ft..............       41.28%        9.57%        3.36%        2.94%                    16.83%
  Annualized Base Rent of Expiring Leases........  $  427,557   $  105,234   $   43,888   $   26,659                $  178,664
  Percentage of Total Annualized Base Rent.......       41.68%       10.26%        4.28%        2.60%                    17.42%
  Number of Leases Expiring......................           5            1            1            1                         1
  Annual base rent per square foot of expiring
    leases.......................................  $    10.29   $    10.93   $    13.00   $     9.01                $    10.55

  2800 RIVER ROAD

  Square Footage of Expiring Leases..............      12,837        1,341       15,446       11,551       35,696
  Percentage of Total Leased Sq. Ft..............       16.70%        1.74%       20.09%       15.03%       46.44%
  Annualized Base Rent of Expiring Leases........  $  188,829   $   24,138   $  275,133   $  190,854   $  573,725
  Percentage of Total Annualized Base Rent.......       15.07%        1.93%       21.96%       15.24%       45.80%
  Number of Leases Expiring......................           4            1            3            5            5
  Annual base rent per square foot of expiring
    leases.......................................  $    14.71   $    18.00   $    17.81   $    16.52   $    16.07

  KENSINGTON CORPORATE CENTER

  Square Footage of Expiring Leases..............                   66,419
  Percentage of Total Leased Sq. Ft..............                   100.00%
  Annualized Base Rent of Expiring Leases........               $  791,886
  Percentage of Total Annualized Base Rent.......                   100.00%
  Number of Leases Expiring......................                        1
  Annual base rent per square foot of expiring
    leases.......................................               $    11.92

  3010 AND 3020 WOODCREEK DRIVE

  Square Footage of Expiring Leases..............      12,351       15,323       17,107       29,668       43,741
  Percentage of Total Leased Sq. Ft..............       10.45%       12.96%       14.47%       25.10%       37.02%
  Annualized Base Rent of Expiring Leases........  $  154,681   $  220,365   $  159,625   $  292,908   $  511,420
  Percentage of Total Annualized Base Rent.......       11.55%       16.46%       11.92%       21.88%       38.19%
  Number of Leases Expiring......................           3            2            2            3            3
  Annual base rent per square foot of expiring
    leases.......................................  $    12.52   $    14.38   $     9.33   $     9.87   $    11.69

PROPERTY                                              2003        2004        2005        2006         TOTAL
-------------------------------------------------  ----------  ----------  ----------  -----------  ------------
  1011 EAST TOUHY AVENUE
  Square Footage of Expiring Leases..............     12,867                                7,336       141,769
  Percentage of Total Leased Sq. Ft..............       9.08%                                5.17%       100.00%
  Annualized Base Rent of Expiring Leases........  $ 234,823                           $  124,712   $ 2,310,876
  Percentage of Total Annualized Base Rent.......      10.16%                                5.40%       100.00%
  Number of Leases Expiring......................          1                                    1            31
  Annual base rent per square foot of expiring
    leases.......................................  $   18.25                           $    17.00
  HIGHPOINT BUSINESS CENTER
  Square Footage of Expiring Leases..............                  7,939      18,241                    100,612
  Percentage of Total Leased Sq. Ft..............                   7.89%      18.13%                    100.00%
  Annualized Base Rent of Expiring Leases........              $  79,239   $ 164,397                $ 1,025,638
  Percentage of Total Annualized Base Rent.......                   7.73%      16.03%                    100.00%
  Number of Leases Expiring......................                      1           1                         11
  Annual base rent per square foot of expiring
    leases.......................................              $    9.98   $    9.01
  2800 RIVER ROAD
  Square Footage of Expiring Leases..............                                                        76,871
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $ 1,252,679
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                            18
  Annual base rent per square foot of expiring
    leases.......................................
  KENSINGTON CORPORATE CENTER
  Square Footage of Expiring Leases..............                                                        66,419
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $   791,886
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                             1
  Annual base rent per square foot of expiring
    leases.......................................
  3010 AND 3020 WOODCREEK DRIVE
  Square Footage of Expiring Leases..............                                                       118,190
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $ 1,338,999
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                            13
  Annual base rent per square foot of expiring
    leases.......................................

                                                                             YEAR OF LEASE EXPIRATION
                                                   ----------------------------------------------------------------------------
PROPERTY                                              1997         1998         1999         2000         2001         2002
-------------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
  823 COMMERCE DRIVE

  Square Footage of Expiring Leases..............                   14,026                                 22,515
  Percentage of Total Leased Sq. Ft..............                    38.38%                                 61.62%
  Annualized Base Rent of Expiring Leases........               $  203,377                             $  418,779
  Percentage of Total Annualized Base Rent.......                    32.69%                                 67.31%
  Number of Leases Expiring......................                        1                                      2
  Annual base rent per square foot of expiring
    leases.......................................               $    14.50                             $    18.60

  565 LAKEVIEW PARKWAY

  Square Footage of Expiring Leases..............      28,223                     8,942                    17,133
  Percentage of Total Leased Sq. Ft..............       48.65%                    15.42%                    29.54%
  Annualized Base Rent of Expiring Leases........  $  284,206                $  101,134                $  164,820
  Percentage of Total Annualized Base Rent.......       46.00%                    16.37%                    26.68%
  Number of Leases Expiring......................           1                         1                         1
  Annual base rent per square foot of expiring
    leases.......................................  $    10.07                $    11.31                $     9.62

  ONE HAWTHORN PLACE

  Square Footage of Expiring Leases..............      17,469       13,053       19,889       17,658        6,039        2,822
  Percentage of Total Leased Sq. Ft..............       22.71%       16.97%       25.85%       22.95%        7.85%        3.67%
  Annualized Base Rent of Expiring Leases........  $  297,669   $  233,587   $  335,568   $  314,934   $  108,137   $   53,619
  Percentage of Total Annualized Base Rent.......       22.16%       17.39%       24.97%       23.44%        8.05%        3.99%
  Number of Leases Expiring......................           9            5            4            3            3            1
  Annual base rent per square foot of expiring
    leases.......................................  $    17.04   $    17.90   $    16.87   $    17.84   $    17.91   $    19.00

  3400 CORPORATE CENTER

  Square Footage of Expiring Leases..............       2,716       17,867       20,349       16,140        8,655        3,535
  Percentage of Total Leased Sq. Ft..............        3.63%       23.86%       27.17%       21.55%       11.56%        4.72%
  Annualized Base Rent of Expiring Leases........  $   29,187   $  320,869   $  401,225   $  287,464   $  107,124   $   51,967
  Percentage of Total Annualized Base Rent.......        2.34%       25.76%       32.22%       23.08%        8.60%        4.17%
  Number of Leases Expiring......................           2            7            3            7            3            1
  Annual base rent per square foot of expiring
    leases.......................................  $    10.75   $    17.96   $    19.72   $    17.81   $    12.38   $    14.70

  TWO MARRIOTT DRIVE

  Square Footage of Expiring Leases..............
  Percentage of Total Leased Sq. Ft..............
  Annualized Base Rent of Expiring Leases........
  Percentage of Total Annualized Base Rent.......
  Number of Leases Expiring......................
  Annual base rent per square foot of expiring
    leases.......................................


PROPERTY                                              2003        2004        2005        2006         TOTAL
-------------------------------------------------  ----------  ----------  ----------  -----------  ------------
  823 COMMERCE DRIVE
  Square Footage of Expiring Leases..............                                                        36,541
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $   622,156
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                             3
  Annual base rent per square foot of expiring
    leases.......................................
  565 LAKEVIEW PARKWAY
  Square Footage of Expiring Leases..............      3,704                                             58,002
  Percentage of Total Leased Sq. Ft..............       6.39%                                            100.00%
  Annualized Base Rent of Expiring Leases........  $  67,654                                        $   617,814
  Percentage of Total Annualized Base Rent.......      10.95%                                            100.00%
  Number of Leases Expiring......................          1                                                  4
  Annual base rent per square foot of expiring
    leases.......................................  $   18.27
  ONE HAWTHORN PLACE
  Square Footage of Expiring Leases..............                                                        76,930
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $ 1,343,514
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                            25
  Annual base rent per square foot of expiring
    leases.......................................
  3400 CORPORATE CENTER
  Square Footage of Expiring Leases..............                  5,622                                 74,884
  Percentage of Total Leased Sq. Ft..............                   7.51%                                100.00%
  Annualized Base Rent of Expiring Leases........              $  47,715                            $ 1,245,551
  Percentage of Total Annualized Base Rent.......                   3.83%                                100.00%
  Number of Leases Expiring......................                      1                                     24
  Annual base rent per square foot of expiring
    leases.......................................              $    8.49
  TWO MARRIOTT DRIVE
  Square Footage of Expiring Leases..............                                          41,500        41,500
  Percentage of Total Leased Sq. Ft..............                                          100.00%       100.00%
  Annualized Base Rent of Expiring Leases........                                      $  337,500   $   337,500
  Percentage of Total Annualized Base Rent.......                                          100.00%       100.00%
  Number of Leases Expiring......................                                               1             1
  Annual base rent per square foot of expiring
    leases.......................................                                      $     8.13

                                                                             YEAR OF LEASE EXPIRATION
                                                   ----------------------------------------------------------------------------
PROPERTY                                              1997         1998         1999         2000         2001         2002
-------------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
  COURT OFFICE CENTER

  Square Footage of Expiring Leases..............       2,385                    12,615
  Percentage of Total Leased Sq. Ft..............       15.90%                    84.10%
  Annualized Base Rent of Expiring Leases........  $   33,716                $  190,427
  Percentage of Total Annualized Base Rent.......       15.04%                    84.96%
  Number of Leases Expiring......................           2                         3
  Annual base rent per square foot of expiring
    leases.......................................  $    14.14                $    15.10

SUBURBAN MILWAUKEE
  ONE PARK PLAZA

  Square Footage of Expiring Leases..............       5,797       12,361       23,053       35,482       11,162           16
  Percentage of Total Leased Sq. Ft..............        3.10%        6.61%       12.33%       18.98%        5.97%        0.01%
  Annualized Base Rent of Expiring Leases........  $   94,790   $  133,707   $  269,122   $  608,742   $  136,810   $      300
  Percentage of Total Annualized Base Rent.......        4.33%        6.10%       12.28%       27.78%        6.24%        0.01%
  Number of Leases Expiring......................           3            5            7            3            2            1
  Annual base rent per square foot of expiring
    leases.......................................  $    16.35   $    10.82   $    11.67   $    17.16   $    12.26   $    18.75

  PARK PLACE VII

  Square Footage of Expiring Leases..............                                 4,013        9,069       22,987
  Percentage of Total Leased Sq. Ft..............                                 11.13%       25.14%       63.73%
  Annualized Base Rent of Expiring Leases........                            $   71,752   $  156,380   $  373,769
  Percentage of Total Annualized Base Rent.......                                 11.92%       25.98%       62.10%
  Number of Leases Expiring......................                                     1            2            1
  Annual base rent per square foot of expiring
    leases.......................................                            $    17.88   $    17.24   $    16.26

  LINCOLN CENTER II & III

  Square Footage of Expiring Leases..............       8,892       27,106       10,776       19,762       11,243
  Percentage of Total Leased Sq. Ft..............        7.61%       23.21%        9.23%       16.92%        9.63%
  Annualized Base Rent of Expiring Leases........  $  132,669   $  417,040   $  169,788   $  300,978   $  168,060
  Percentage of Total Annualized Base Rent.......        7.72%       24.29%        9.88%       17.52%        9.78%
  Number of Leases Expiring......................           4            5            5            3            2
  Annual base rent per square foot of expiring
    leases.......................................  $    14.92   $    15.39   $    15.76   $    15.23   $    14.95

  BROOKFIELD LAKES CORPORATE CENTER

  Square Footage of Expiring Leases..............       7,762       23,966       39,820       20,588       14,358        9,277
  Percentage of Total Leased Sq. Ft..............        6.70%       20.70%       34.41%       17.78%       12.40%        8.01%
  Annualized Base Rent of Expiring Leases........  $  103,413   $  286,412   $  382,213   $  216,323   $  205,683   $   80,895
  Percentage of Total Annualized Base Rent.......        8.11%       22.46%       29.98%       16.97%       16.13%        6.35%
  Number of Leases Expiring......................           2            3            5            4            3            1
  Annual base rent per square foot of expiring
    leases.......................................  $    13.32   $    11.95   $     9.60   $    10.51   $    14.33   $     8.72

PROPERTY                                              2003        2004        2005        2006         TOTAL
-------------------------------------------------  ----------  ----------  ----------  -----------  ------------
  COURT OFFICE CENTER
  Square Footage of Expiring Leases..............                                                        15,000
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $   224,143
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                             5
  Annual base rent per square foot of expiring
    leases.......................................
SUBURBAN MILWAUKEE
  ONE PARK PLAZA
  Square Footage of Expiring Leases..............                             50,262       48,798       186,931
  Percentage of Total Leased Sq. Ft..............                              26.90%       26.10%       100.00%
  Annualized Base Rent of Expiring Leases........                          $ 398,591   $  548,978   $ 2,191,040
  Percentage of Total Annualized Base Rent.......                              18.19%       25.07%       100.00%
  Number of Leases Expiring......................                                  1            1            23
  Annual base rent per square foot of expiring
    leases.......................................                          $    7.93   $    11.25
  PARK PLACE VII
  Square Footage of Expiring Leases..............                                                        36,069
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $   601,901
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                             4
  Annual base rent per square foot of expiring
    leases.......................................
  LINCOLN CENTER II & III
  Square Footage of Expiring Leases..............     30,550                   8,465                    116,794
  Percentage of Total Leased Sq. Ft..............      26.15%                   7.25%                    100.00%
  Annualized Base Rent of Expiring Leases........  $ 398,067               $ 131,208                $ 1,717,810
  Percentage of Total Annualized Base Rent.......      23.17%                   7.64%                    100.00%
  Number of Leases Expiring......................          1                       1                         21
  Annual base rent per square foot of expiring
    leases.......................................  $   13.03               $   15.50
  BROOKFIELD LAKES CORPORATE CENTER
  Square Footage of Expiring Leases..............                                                       115,771
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $ 1,274,939
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                            18
  Annual base rent per square foot of expiring
    leases.......................................

                                                                             YEAR OF LEASE EXPIRATION
                                                   ----------------------------------------------------------------------------
PROPERTY                                              1997         1998         1999         2000         2001         2002
-------------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
SUBURBAN MINNEAPOLIS
  COURT INTERNATIONAL II

  Square Footage of Expiring Leases..............      18,423       27,601       69,910       26,678       41,381        6,754
  Percentage of Total Leased Sq. Ft..............        9.66%       14.47%       36.65%       13.99%       21.69%        3.54%
  Annualized Base Rent of Expiring Leases........  $  148,946   $  325,757   $  669,884   $  251,721   $  443,852   $   72,600
  Percentage of Total Annualized Base Rent.......        7.79%       17.03%       35.02%       13.16%       23.20%        3.80%
  Number of Leases Expiring......................           5            3            9            5            7            1
  Annual base rent per square foot of expiring
    leases.......................................  $     8.08   $    11.80   $     9.58   $     9.44   $    10.73   $    10.75

  UNIVERSITY OFFICE PLAZA

  Square Footage of Expiring Leases..............       9,967        3,437                     1,437       82,817
  Percentage of Total Leased Sq. Ft..............       10.21%        3.52%                     1.47%       84.80%
  Annualized Base Rent of Expiring Leases........  $  103,005   $   73,464                $   18,268   $  981,392
  Percentage of Total Annualized Base Rent.......        8.76%        6.25%                     1.55%       83.44%
  Number of Leases Expiring......................           6            1                         1            1
  Annual base rent per square foot of expiring
    leases.......................................  $    10.33   $    21.37                $    12.71   $    11.85

  11100 HAMPSHIRE AVENUE

  Square Footage of Expiring Leases..............      50,625
  Percentage of Total Leased Sq. Ft..............      100.00%
  Annualized Base Rent of Expiring Leases........  $  219,357
  Percentage of Total Annualized Base Rent.......      100.00%
  Number of Leases Expiring......................           1
  Annual base rent per square foot of expiring
    leases.......................................  $     4.33

SUBURBAN DETROIT
  LONG LAKE CROSSING

  Square Footage of Expiring Leases..............      10,176       66,781       13,583       35,315       28,627          917
  Percentage of Total Leased Sq. Ft..............        6.55%       42.97%        8.74%       22.73%       18.42%        0.59%
  Annualized Base Rent of Expiring Leases........  $  158,132   $1,269,838   $  227,720   $  639,178   $  465,552   $   16,047
  Percentage of Total Annualized Base Rent.......        5.70%       45.73%        8.20%       23.02%       16.77%        0.58%
  Number of Leases Expiring......................           4            9            3            6            4            1
  Annual base rent per square foot of expiring
    leases.......................................  $    15.54   $    19.01   $    16.77   $    18.10   $    16.26   $    17.50

PROPERTY                                              2003        2004        2005        2006         TOTAL
-------------------------------------------------  ----------  ----------  ----------  -----------  ------------
SUBURBAN MINNEAPOLIS
  COURT INTERNATIONAL II
  Square Footage of Expiring Leases..............                                                       190,747
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $ 1,912,760
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                            30
  Annual base rent per square foot of expiring
    leases.......................................
  UNIVERSITY OFFICE PLAZA
  Square Footage of Expiring Leases..............                                                        97,658
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $ 1,176,129
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                             9
  Annual base rent per square foot of expiring
    leases.......................................
  11100 HAMPSHIRE AVENUE
  Square Footage of Expiring Leases..............                                                        50,625
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $   219,357
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                             1
  Annual base rent per square foot of expiring
    leases.......................................
SUBURBAN DETROIT
  LONG LAKE CROSSING
  Square Footage of Expiring Leases..............                                                       155,399
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $ 2,776,467
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                            27
  Annual base rent per square foot of expiring
    leases.......................................

                                                                             YEAR OF LEASE EXPIRATION
                                                   ----------------------------------------------------------------------------
PROPERTY                                              1997         1998         1999         2000         2001         2002
-------------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
  40 OAK HOLLOW

  Square Footage of Expiring Leases..............      27,361                                 20,788        4,913       21,448
  Percentage of Total Leased Sq. Ft..............       35.03%                                 26.61%        6.29%       27.45%
  Annualized Base Rent of Expiring Leases........  $  485,731                             $  317,962   $   84,749   $  266,572
  Percentage of Total Annualized Base Rent.......       40.11%                                 26.26%        7.00%       22.01%
  Number of Leases Expiring......................           3                                      3            1            2
  Annual base rent per square foot of expiring
    leases.......................................  $    17.75                             $    15.30   $    17.25   $    12.43

  OAK HOLLOW GATEWAY

  Square Footage of Expiring Leases..............      15,294        3,019        3,613       27,095       29,058
  Percentage of Total Leased Sq. Ft..............       19.59%        3.87%        4.63%       34.70%       37.21%
  Annualized Base Rent of Expiring Leases........  $  256,023   $   46,794   $   57,808   $  417,598   $  428,147
  Percentage of Total Annualized Base Rent.......       21.22%        3.88%        4.79%       34.62%       35.49%
  Number of Leases Expiring......................           2            1            2            4            2
  Annual base rent per square foot of expiring
    leases.......................................  $    16.74   $    15.50   $    16.00   $    15.41   $    14.73

SUBURBAN COLUMBUS
  DUBLIN TECHMART

  Square Footage of Expiring Leases..............      19,574       61,605        4,442       15,346                    23,962
  Percentage of Total Leased Sq. Ft..............       15.67%       49.31%        3.56%       12.28%                    19.18%
  Annualized Base Rent of Expiring Leases........  $  205,527   $  594,341   $   43,087   $  154,648                $  213,988
  Percentage of Total Annualized Base Rent.......       16.96%       49.06%        3.56%       12.76%                    17.66%
  Number of Leases Expiring......................           2            6            1            4                         1
  Annual base rent per square foot of expiring
    leases.......................................  $    10.50   $     9.65   $     9.70   $    10.08                $     8.93

SUBURBAN CINCINNATI
  PRINCETON HILL CORPORATE CENTER

  Square Footage of Expiring Leases..............                    8,633                    18,704       68,573
  Percentage of Total Leased Sq. Ft..............                     9.00%                    19.50%       71.50%
  Annualized Base Rent of Expiring Leases........               $   93,236                $  216,203   $  747,446
  Percentage of Total Annualized Base Rent.......                     8.82%                    20.46%       70.72%
  Number of Leases Expiring......................                        1                         2            1
  Annual base rent per square foot of expiring
    leases.......................................               $    10.80                $    11.56   $    10.90

  PORTFOLIO TOTALS

  Square Footage of Expiring Leases..............     389,961      496,525      279,262      389,997      494,435      271,420
  Percentage of Total Leased Sq. Ft..............       15.09%       19.21%       10.80%       15.09%       19.13%       10.50%
  Annualized Base Rent of Expiring Leases........  $4,568,726   $5,967,251   $3,567,821   $5,354,629   $6,535,516   $2,507,500
  Percentage of Total Annualized Base Rent.......       14.56%       19.02%       11.37%       17.07%       20.83%        7.99%
  Number of Leases Expiring......................          76           61           57           61           51           16


PROPERTY                                              2003        2004        2005        2006         TOTAL
-------------------------------------------------  ----------  ----------  ----------  -----------  ------------
  40 OAK HOLLOW
  Square Footage of Expiring Leases..............      3,611                                             78,121
  Percentage of Total Leased Sq. Ft..............       4.62%                                            100.00%
  Annualized Base Rent of Expiring Leases........  $  55,971                                        $ 1,210,985
  Percentage of Total Annualized Base Rent.......       4.62%                                            100.00%
  Number of Leases Expiring......................          1                                                 10
  Annual base rent per square foot of expiring
    leases.......................................  $   15.50
  OAK HOLLOW GATEWAY
  Square Footage of Expiring Leases..............                                                        78,079
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $ 1,206,370
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                            11
  Annual base rent per square foot of expiring
    leases.......................................
SUBURBAN COLUMBUS
  DUBLIN TECHMART
  Square Footage of Expiring Leases..............                                                       124,929
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $ 1,211,591
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                            14
  Annual base rent per square foot of expiring
    leases.......................................
SUBURBAN CINCINNATI
  PRINCETON HILL CORPORATE CENTER
  Square Footage of Expiring Leases..............                                                        95,910
  Percentage of Total Leased Sq. Ft..............                                                        100.00%
  Annualized Base Rent of Expiring Leases........                                                   $ 1,056,885
  Percentage of Total Annualized Base Rent.......                                                        100.00%
  Number of Leases Expiring......................                                                             4
  Annual base rent per square foot of expiring
    leases.......................................
  PORTFOLIO TOTALS
  Square Footage of Expiring Leases..............     53,089      35,658      76,968       97,634     2,584,949
  Percentage of Total Leased Sq. Ft..............       2.05%       1.38%       2.98%        3.78%       100.00%
  Annualized Base Rent of Expiring Leases........  $ 767,122   $ 403,202   $ 694,196   $1,011,190   $31,377,153
  Percentage of Total Annualized Base Rent.......       2.44%       1.29%       2.21%        3.22%       100.00%
  Number of Leases Expiring......................          5           4           3            3           337

HISTORIC LEASE RENEWALS

    The following table sets forth certain historical information regarding tenants at the Properties who renewed an existing lease at or prior to the expiration of the existing lease:

                                                                                                        TOTAL/WEIGHTED
                                                                                                           AVERAGE
                                                              1993       1994       1995       1996      1993 - 1996
                                                            ---------  ---------  ---------  ---------  -------------
Number of leases expired during calendar year.............          3          7         25         34           69
Number of leases renewed..................................          3          4         18         26           51
Percentage of leases renewed..............................        100%        57%        72%        76%          74%
Aggregate rentable square footage of expiring leases(1)...     54,157     26,716     92,205    139,615      312,693
Aggregate rentable square footage of lease renewals.......     54,157     19,645     72,586    118,142      264,530
Percentage of expiring rentable square footage renewed....        100%        74%        79%        85%          85%

------------------------

(1) The aggregate rentable square feet of expiring leases excludes the square feet for tenants where the tenant had vacated the Property prior to the Company's acquisition date or disclosed plans in the Company's tenant due diligence to move from the Property within twelve months of the Company's acquisition date.

HISTORICAL TENANT IMPROVEMENTS AND LEASING COMMISSIONS


    The following table sets forth certain historical information regarding tenant improvement ("TI") and leasing commission ("LC") costs for tenants at the Properties. Based on square footage, the majority of the leases signed relate to renewals and re-tenanted space (96.9%), while leases signed relating to unfinished space comprised 3.1%. As of January 1, 1996, unfinished space remaining at the Properties is less than 1.2% of the aggregate rentable square footage of the Properties. Re-tenanted space includes rentable space that was vacant at the time of acquisition by the Company, but had been occupied by a tenant at some point prior to such date.



                                                                                                       TOTAL/WEIGHTED
                                                                                                          AVERAGE
                                                             1993       1994       1995       1996      1993 - 1996
                                                           ---------  ---------  ---------  ---------  -------------
RENEWALS
  Number of leases.......................................          3          4         18         26           51
  Square feet of renewals................................     54,157     19,645     72,586    118,142      264,530
  TI per square foot.....................................  $    1.40  $    1.56  $    1.70  $    3.80    $    2.57
  LC per square foot.....................................       2.01       0.82       1.95       1.30         1.59
                                                           ---------  ---------  ---------  ---------  -------------
  Total TI and LC per square foot........................  $    3.41  $    2.38  $    3.65  $    5.10    $    4.16
                                                           ---------  ---------  ---------  ---------  -------------
                                                           ---------  ---------  ---------  ---------  -------------
RE-TENANTED SPACE
  Number of leases.......................................          4         23         34         35           96
  Square feet of re-tenanted space.......................     12,491     92,826    126,090    211,620      443,027
  TI per square foot.....................................  $   13.03  $   11.57  $   12.91  $   10.94    $   11.69
  LC per square foot.....................................       2.97       3.02       3.08       4.72         3.85
                                                           ---------  ---------  ---------  ---------  -------------
  Total TI and LC per square foot........................  $   16.00  $   14.59  $   15.99  $   15.66    $   15.54
                                                           ---------  ---------  ---------  ---------  -------------
                                                           ---------  ---------  ---------  ---------  -------------
UNFINISHED SPACE
  Number of leases.......................................     --              2     --              1            3
  Square feet of unfinished space........................     --         16,378     --          6,093       22,471
  TI per square foot.....................................     --      $   38.43     --      $   24.57    $   34.67
  LC per square foot.....................................     --           4.79     --           5.12         4.88
                                                                      ---------             ---------  -------------
  Total TI and LC per square foot........................     --      $   43.22     --      $   29.69    $   39.55
                                                                      ---------             ---------  -------------
                                                                      ---------             ---------  -------------

HISTORICAL CAPITAL EXPENDITURES

    The following table sets forth information relating to the historical capital expenditures of the Company's properties:


                                                                  1993        1994         1995          1996
                                                               ----------  ----------  ------------  ------------
Number of Properties(1)......................................           6           9            16            25
Number of Square Feet(1).....................................     413,454     729,045     1,419,742     2,684,243
Capital Expenditures Incurred................................  $    2,178  $   51,445  $    173,820  $    355,927
Weighted Average Capital Expenditures per square foot(2).....  $     0.01  $     0.07  $       0.16  $       0.19
Four Year Weighted Average per square foot...................                                        $       0.15


------------------------
(1) Represents the actual number of properties owned and rentable square feet therein for properties owned as of December 31 for the applicable year.

(2) Average capital expenditures per square foot are computed by dividing Capital Expenditures Incurred by the weighted average number of square feet owned during the year.

HISTORICAL OCCUPANCY

    The table below sets forth the weighted average occupancy rates, based on square feet leased, of the properties owned by the Company at the indicated dates:

                                                                                  APPROXIMATE        PERCENTAGE OF
                                                                               AGGREGATE RENTABLE   RENTABLE SQUARE
DATE                                                                           SQUARE FEET OWNED     FEET OCCUPIED
-----------------------------------------------------------------------------  ------------------  -----------------
December 31, 1993............................................................          413,454                78%
June 30, 1994................................................................          644,980                78%
December 31, 1994............................................................          729,045                84%
June 30, 1995................................................................          927,230                87%
December 31, 1995............................................................        1,419,742                86%
June 30, 1996................................................................        1,558,953                88%
December 31, 1996............................................................        2,684,243                92%


COMPETITION



    The Company may be competing with other owners and developers that have greater resources and more experience than the Company. In addition, an increase in the number of competitive properties in any particular market in which the Properties are located could have a material adverse effect on the Company's ability to lease space at the Properties or any newly-acquired property and the rents charged at the properties owned by the Company. The Company believes, however, that (i) the Offering, (ii) the Credit Facility and (iii) its ability as a public company to raise funds through the capital markets during periods when conventional sources of financing may be unavailable or prohibitively expensive will provide the Company with substantial competitive advantages. Moreover, the Company believes that the number of real estate developers has decreased as a result of the recessionary market conditions and tight credit markets during the early 1990s and the reluctance on the part of more conventional financing sources to fund acquisition projects.



INSURANCE



    The Company carries comprehensive liability, fire, extended coverage, rental loss and environmental insurance covering all of the Properties, with policy specifications and insured limits that the Company believes are adequate and appropriate under the circumstances. There are, however, certain types of losses that are not generally insured because they are either uninsurable or not economically feasible to insure. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in any of the Properties, as well as the anticipated future revenues from such Property and, in the case of recourse debt, the Company would remain obligated for any mortgage debt or other financial obligations related to such Property. Any such loss would adversely affect the Company. Moreover, as a general partner of the Operating Partnership, the Company will generally be liable for any of the Operating Partnership's unsatisfied obligations other than non-recourse obligations. The Company believes that the Properties are adequately insured; however, no assurance can be given that material losses in excess of insurance proceeds will not occur in the future.



ENVIRONMENTAL REGULATIONS



    Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The costs of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure properly to remediate the contamination on such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of a release of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such site.



    Since the beginning of 1996, independent environmental consultants have conducted or updated Phase I Environmental Assessments ("Phase I Assessments") at each of the Properties. In addition, a limited-scope Phase II Assessment ("Phase II Assessment") has been conducted at the University Office Plaza Property (the Phase I Assessments and the Phase II Assessment are collectively referred to as the "Environmental Assessments"). The Phase I Assessments have included, among other things, a visual inspection of the Properties and the surrounding area and a review of relevant state, federal and historical documents. Except for the Phase II Assessment and certain limited sampling in connection with underground tank and/or piping removals at The Arlington Ridge Service Center and One Park Plaza Properties, no invasive techniques such as soil or groundwater sampling were performed at any of the Properties. The Company's Environmental Assessments of the Properties have not revealed any condition giving rise to an environmental liability that the Company believes would have a material adverse effect on the Company's business, assets or results of operations taken as a whole, nor is the Company otherwise aware of any such condition. There can be no assurance, however, that the Company's Environmental Assessments would reveal all conditions giving rise to environmental liabilities. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as the presence of underground storage tanks), or by third parties unrelated to the Company.



LEGAL PROCEEDINGS



    As of December 31, 1996, the Company was not a party to any material legal proceedings.



EMPLOYEES



    As of December 31, 1996, the Company had 34 employees, none of whom is represented by a collective bargaining unit.

           THE MIDWEST REGION SUBURBAN OFFICE MARKETS AND PROPERTIES


    The Company has targeted the Midwest Region as its primary geographic focus and currently owns office properties in the suburban markets of Chicago, Detroit, Minneapolis, Columbus, Cincinnati and Milwaukee. The Company believes that the economic fundamentals of the Midwest Region are favorable for continued strength in the suburban office market. According to the United States Department of Commerce, the midwestern United States (which includes, among other markets, all of the Current Markets except Minneapolis) accounted for $1.6 trillion in gross product in 1994 (the last year for which census information is available). This amount represented approximately one-third of the nation's economic activity and was produced by 1.8 million industrial and commercial firms serving a residential population of 78 million. The midwestern United States, once considered an economic "rust belt," has staged an economic recovery and, according to First Chicago NBD Corporation, has become a "growth belt" that is well-positioned for continued economic expansion. The Company believes that current and forecasted trends affecting the Current Markets have created and will continue to create a favorable economic environment in the suburban office markets. First, the Company believes that the supply of quality suburban office space of the type on which the Company focuses has stabilized and is unlikely to increase significantly through the end of 1997, in part because large scale development of new quality suburban office space is not economically feasible based on the rental rates currently available in the Current Markets as indicated in 1996 CBC/Torto Wheaton Research for each of the Current Markets except Milwaukee. Second, the recent economic restructuring of many of the primary suburban office space users in the Current Markets has resulted in increasing demand for suburban office space. Third, demand for quality suburban office space relative to the level of supply has led to higher occupancy rates and a trend towards higher rental rates that are capable of being supported in the Current Markets. Finally, patterns of residential relocation from urban to suburban areas due in part to the public perception of greater personal security and the availability of greater recreational and residential amenities in suburban areas coupled with a heightened preference for living in close proximity to work and employers' resultant access to broader, more skilled local labor force have fueled growth of suburban office property demand. The Company believes that these factors, as well as the economic statistics mentioned herein, suggest a general strengthening of the economies in the Midwest Region in general and the Current Markets in particular. Given the quality of its Properties, the Company believes that it is competitively positioned to capitalize on these economic and demographic trends and the resulting increase in demand for suburban office space.


THE SUBURBAN CHICAGO OFFICE MARKET AND PROPERTIES


    Chicago is experiencing strong fundamental economic growth. Of the 112 metropolitan statistical areas covered by the LaSalle Partners Regional Economic Growth Index (the "LaSalle Index"), Chicago ranks fourth in the nation for 1996 for overall regional economic growth, and ranked second in the nation in 1995. In addition, Regional Financial Associates ("RFA") indicated an estimated average four-year increase in gross metropolitan product of 3% per annum, of total employment of 2.1% per annum, of personal income of 5.1% per annum, in each case for 1993 through 1996, and a four-year decrease in unemployment from 7.1% in 1993 to 4.9% in 1996. RFA attributes the economic strength of Chicago to its economic diversity, excellent transportation network, high per-capita income, a strong technology sector and growing international trade.

    Chicago's economic strength has fueled steady growth in the suburban office market. According to 1996 CBC/Torto Wheaton Research for Chicago, Illinois (the "Chicago Market Study"), the Chicago suburban office market (the "Chicago Market"), which contains an inventory of 79.4 million net rentable square feet located in the eight submarkets of Lake County, Lake Shore, North Suburbs, O'Hare, Oak Brook, Schaumburg, South Suburbs and West Cook is currently experiencing a vacancy rate of 11.4%, down from 19.3% in 1992. The decline in vacancy rates is principally attributable to Chicago's overall suburban office net absorption rate and to the scarcity of new construction in the suburban office markets. According to CB Commercial Real Estate Group, Inc.'s Chicago office, Chicago's overall suburban office net absorption rate averaged 1.7 million rentable square feet per annum from 1993 through 1996 and is expected to total 794,000 rentable square feet in 1997. According to the Chicago Market Study, new construction in the suburban office markets averaged 225,000 rentable square feet per annum from 1993 through 1996 and is expected to total 696,000 rentable square feet in 1997. The Company believes that the excess demand caused by absorption rates that exceed the rate of new construction will continue to put downward pressure on vacancy rates and upward pressure on rental rates.



BAR GRAPH COMPARING COMPLETIONS AND NET ABSORPTION IN THE CHICAGO MARKET FOR THE FOLLOWING PERIODS:


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         CHICAGO MARKET COMPLETIONS VS. NET ABSORPTION
Rentable Square Feet (000's)
                                                                  Completions   Net Absorption
1992                                                                       70              600
1993                                                                      298             1400
1994                                                                      258             2300
1995                                                                        0             2800
1996                                                                      344             1600
1997 forecast                                                             696             2000
Source: CBC/Torto Wheaton Research, CB Commercial Chicago
office


LINE GRAPH ILLUSTRATING THE SUBURBAN OFFICE VACANCY RATES IN THE CHICAGO MARKET FOR THE FOLLOWING PERIODS:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   CHICAGO MARKET VACANCY RATES
                                      Vacancy Rate %
1992                                            19.3
1993                                            17.5
1994                                            15.0
1995                                            11.8
1996                                            11.4
1997 forecast                                   11.2
Source: CBC/Torto Wheaton Research

    In addition to strong growth indicators for the Chicago suburban office submarkets, RFA has estimated that Chicago will continue to benefit from a highly diverse economy, which includes employers such as Sears, Roebuck & Company, Arthur Anderson LLP, United Airlines, Inc., Jewel Food Stores, Inc., Motorola, Inc. and Ameritech Corporation, and from an excellent transportation network, high per-capita income (17.3% above the U.S. average), strength in the high-tech sector and growing international trade.

PROPERTIES LOCATED IN THE CHICAGO MARKET


                   [MAP OF THE CHICAGO AREA SHOWING THE LOCATION
        OF THE PROPERTIES IN THE CHICAGO MARKET WITH ACCOMPANYING INDEX]



    SCHAUMBURG SUBMARKET: The following four Properties are located in the Schaumburg submarket. According to the Chicago Market Study, the office market vacancy rate for the Schaumburg submarket was 12.5% as of December 31, 1996 compared with an average vacancy rate for such submarket of 19.0% per annum for the four-year period beginning January 1, 1992 and ending December 31, 1995. The Chicago Market Study indicates a two-year forecasted vacancy rate for the Schaumburg submarket of 12.8%.



    CENTENNIAL CENTER. Constructed in 1980 and purchased by the Company in December 1996, this Property is located near both Interstates 290 and 90. The building is a thirteen-story structure containing a two-story main lobby fitted with Italian marble walls and terrazzo flooring. In addition, the Property is linked by an enclosed glass skybridge walkway to the adjacent Hyatt Regency Woodfield hotel. The Woodfield Mall, a 2.7 million square foot super regional mall anchored by Nordstrom, Lord and Taylor, Marshall Field, JC Penney and Sears, is located directly across the street from the Property. As of January 1, 1997, the Property was 93% leased and generated an Annualized Base Rent per leased square foot of $7.98 (primarily on a net basis). The Property's primary tenant is United HealthCare Services of Minnesota, Inc., which leases 41.2% of the Property. For federal income tax purposes, the Company's basis in the Property will be approximately $24,000,000 on December 31, 1996. Buildings and improvements at the Property will be depreciated over a 40-year life using the straight line method. Property taxes paid in 1996 were $1,414,480.


    HIGHPOINT BUSINESS CENTER. Constructed in 1986 and purchased by the Company in 1994, this Property was acquired from a major U.S. life insurance company. The Property consists of five single-story masonry office/service center buildings. From the date of purchase to January 1, 1997, the Company increased occupancy from 60.4% to 88.3%; as of January 1, 1997, the Property generated an Annualized Base Rent per leased square foot of $10.19 (primarily on a net basis). The Property's primary tenants are The Sales Force Companies, Inc., which leases 16.0% of the Property, and AGIE, USA Ltd., which leases 14.9% of the Property.


    ARLINGTON RIDGE SERVICE CENTER. Constructed in 1987 and purchased by the Company in 1993, this Property was acquired from a major U.S. bank. The property is located near State Highway 53. The building is a single-story structure with a decorative masonry exterior. From the date of purchase to January 1, 1997, the Company increased occupancy from approximately 64% to 87.4%; as of January 1, 1997, the Property generated an Annualized Base Rent per leased square foot of $12.46 (primarily on a gross basis). The Property's primary tenant is American Honda Motor Company, Inc., which leases 41.7% of the Property.


    1251 PLUM GROVE ROAD. Constructed in 1986 and purchased by the Company in 1996, this Property was acquired from a local developer. The Property is located one mile west of Woodfield Mall in Schaumburg, Illinois. The Property is a single-story building that contains central skylit lobbies and several individual exterior entranceways and surrounds an extensively landscaped, glass-walled courtyard. As of January 1, 1997, the Property generated an Annualized Base Rent per leased square foot of $11.63 (primarily on a gross basis). The Property's primary tenants are Vanguard Management Corporation, which leases 14.1% of the Property, and State Farm Mutual Automobile Insurance Company, which leases 11.7% of the Property.



    O'HARE SUBMARKET: The following three Properties are located in the O'Hare submarket. According to the Chicago Market Study, the office market vacancy rate for the O'Hare submarket was 13.9% as of December 31, 1996 compared with an average vacancy rate for such submarket of 18.5% per annum for the four-year period beginning January 1, 1992 and ending December 31, 1995. The Chicago Market Study indicates a two-year forecasted vacancy rate for the O'Hare submarket of 13.1%.


    1011 EAST TOUHY AVENUE. Constructed in 1978 and purchased by the Company in 1993, this Property was acquired from an offshore bank. The Property is located near Interstates 90 and 294, which provide access to both Chicago/O'Hare International Airport and downtown Chicago. The five-story building's interior common areas were renovated in 1995 and feature a three-story atrium accented with marble and landscaped with greenery and a fountain. Amenities include a full-service deli, a travel agency and a conference room available for tenant use. From the date of purchase to January 1, 1997, the Company increased occupancy from approximately 75.6% to 91.1%; as of January 1, 1997, the Property generated an Annualized Base Rent per leased square foot of $16.30 (primarily on a gross basis). The Property's primary tenants are Health Direct, Inc., which leases 18.9% of the Property, and The Lutheran General Medical Group, S.C., which leases 12.4% of the Property.

    2800 RIVER ROAD. Constructed in 1983 and purchased by the Company in 1995, this Property was acquired from a major pension fund. The Property is located near both Interstates 90 and 294, which provide convenient access to both Chicago/O'Hare International Airport and downtown Chicago. The four-story building offers excellent visibility from Interstate 294, contains a four-story atrium with marble finishes and provides parking in both a three-story deck and an underground, heated garage. As of January 1, 1997, the Property was 76.5% occupied and generated an Annualized Base Rent per leased square foot of $16.30 (primarily on a gross basis). The Property's primary tenants are WorldCom, Inc., which leases 18.6% of the Property, and Polygram Group Distribution, Inc., which leases 11.3% of the Property.

    KENSINGTON CORPORATE CENTER. Constructed in 1989 and purchased by the Company in 1995, this Property was acquired from a national real estate developer and general contractor. The building is a four-story structure clad in two sizes of ironspot face brick. As of January 1, 1997, the Property was 77.3% occupied and generated an Annualized Base Rent per leased square foot of $11.92 (primarily on a net basis). The Property's tenant is Metropolitan Life Insurance Company, which leases 77.3% of the Property.


    LAKE COUNTY SUBMARKET: The following three Properties are located in the Lake County submarket. According to the Chicago Market Study, the office market vacancy rate for the Lake County submarket was 12.8% as of December 31, 1996 compared with an average vacancy rate for such submarket of 11.9% per annum for the four-year period beginning January 1, 1992 and ending December 31, 1995. The Chicago Market Study indicates a two-year forecasted vacancy rate for the Lake County submarket of 10.0%.


    565 LAKEVIEW PARKWAY. Constructed in 1991 and purchased by the Company in 1995, this Property was acquired from a major U.S. bank. The Property, a single-story structure, is accessible from Interstate 94 and is located near Hawthorn Center, a 1.1 million square foot regional mall. The Property is also located one-half mile from a recently planned 2,200 unit upscale residential development. In 1996, the Company expanded the Property's parking lot from 253 to 373 spaces to accommodate tenants with a high employee density. As of January 1, 1997, the Property was 68.4% occupied and generated an Annualized Base Rent per leased square foot of $10.65 (primarily on a net basis). The Property's primary tenants are PNC Mortgage Corp. of America, which leases 33.3% of the Property, and Sparkling Spring Mineral Water Co., which leases 20.2% of the Property.


    ONE HAWTHORN PLACE. Constructed in 1987 and purchased by the Company in 1994, this Property was acquired from the development arm of a national construction company. The four-story Property is located near Hawthorn Center, a
1.1 million square foot regional mall, and along Route 60, a major east-west artery, and is near Interstate 94. Numerous restaurants and retail shops are located within one half mile of the Property. Designed by noted architect Helmut Jahn, the building includes a central four-story core flanked by two three-story wings. From the date of purchase to January 1, 1997, the Company increased occupancy from approximately 79% to 91.5%; as of January 1, 1997, the Property generated an Annualized Base Rent per leased square foot of $17.46 (primarily on a gross basis). The Property's primary tenant is Association of Legal Administrators, which leases 10.0% of the Property.


    TWO MARRIOTT DRIVE. Constructed in 1985 and purchased by the Company in 1996, the Property has easy access to Interstate 94 via a four-way interchange at State Route 22. The building is a single-story steel frame structure with precast concrete panels. As of January 1, 1997, the Property was 100% occupied and generated an Annualized Base Rent per leased square foot of $8.13 (primarily on a net basis). The Property is 100% leased to Aksys, Ltd.


    NORTH SUBURBS SUBMARKET: The following Property is located in the North Suburbs submarket. According to the Chicago Market Study, the office market vacancy rate for the North Suburbs submarket was 6.7% as of December 31, 1996 compared with an average vacancy rate for such submarket of 12.9% per annum for the four-year period beginning January 1, 1992 and ending December 31, 1995. The Chicago Market Study indicates a two-year forecasted vacancy rate for the North Suburbs submarket of 6.8%.


    3400 CORPORATE CENTER. Constructed in 1986 and purchased by the Company in 1993, this Property was acquired from a major U.S. life insurance company, which had foreclosed on the property in late 1992. The three-story building is steel-framed with concrete spandrel panels and bronze-tinted reflective glass. It features a two-story atrium with polished granite walls. From the date of purchase to January 1, 1997, the Company increased occupancy from 62.8% to 100%; as of January 1, 1997, the Property generated an Annualized Base Rent per leased square foot of $16.63 (primarily on a gross basis). The Property's primary tenants are Medical Business Consultants Inc., which leases 16.8% of the Property, and North American Special Risk Associates, Inc., which leases 13.1% of the Property.


    OAK BROOK SUBMARKET: The following two Properties are located in the Oak Brook submarket. According to the Chicago Market Study, the office market vacancy rate for the Oak Brook submarket was 9.4% as of December 31, 1996 compared with an average vacancy rate for such submarket of 14.0% per annum for the four-year period beginning January 1, 1992 and ending December 31, 1995. The Chicago Market Study indicates a two-year forecasted vacancy rate for the Oak Brook submarket of 11.8%.


    3010 AND 3020 WOODCREEK DRIVE. Constructed in 1985 and 1986, respectively, these two single-story buildings were purchased by the Company in 1996 from a major U.S. bank. The Property is located near Interstates 355, 294 and 88, which provide convenient access to the metropolitan area. 3010 Woodcreek Drive is an office/service center, containing four rear loading docks. 3020 Woodcreek Drive is finished with office space and has common area corridors and a small atrium with interior landscaping and skylights. As of January 1, 1997, the Property was 92.5% occupied and generated an Annualized Base Rent per leased square foot of $11.33 (primarily on a gross basis). The Property's primary tenants are Stralfors International, Inc, which leases 16.2% of the Property, Marriott Corporation, which leases 12.0% of the Property, and Minolta Business Systems, Inc., which leases 11.4% of the Property.

    823 COMMERCE DRIVE. Constructed in 1969 and purchased by the Company in 1995, the Property is located near Interstates 88 and 294, which provide access both to Chicago/O'Hare International Airport and downtown Chicago. The three-story building is visible from the East-West Tollway (Interstate 88) and is located one-quarter mile east of Oak Brook Center, a 2.1 million square foot, upscale regional mall. The Property's interior and exterior were completely renovated in 1996. As of January 1, 1997, the Property was 80.9% occupied and generated an Annualized Base Rent per leased square foot of $17.03 (primarily on a gross basis). In addition, as of January 1, 1997, a lease had been signed for the remaining space. The Property's primary tenant is Interim Technology, which recently signed a lease that will expand its occupancy to 67.4% of the Property.

    The following two Properties are also located in the Chicago Market.

    1675 HOLMES ROAD. Constructed in 1990 and purchased by the Company in February 1997, this Property is located in the Jaynes Industrial Park in northwest suburban Elgin. The Jaynes Industrial Park is a 70-acre project near the intersection of Interstate 90 and Randall Road. The building is a single-story office/warehouse structure with a concrete exterior. Ceiling heights are 24 feet clear and each tenant suite is equipped with an individual, tenant-controlled HVAC system. As of January 1, 1997, the Property was 100% occupied and generated an Annualized Base Rent per leased square foot of $4.67 (primarily on a gross basis). The Property's primary tenant is Seigle's Home & Building Centers, Inc., which leases 50.0% of the Property.


    COURT OFFICE CENTER. Constructed in 1984 and purchased by the Company in February 1997, this Property lies adjacent to the Cook County Courthouse in south suburban Markham. Located one block from the 167th Street interchange with Interstate 80 and a short drive from Interstates 294 and 57, the Property consists of two single-story office buildings. Each structure features brick exterior walls and wood casement windows. As of January 1, 1997, the Property was 100% occupied and generated an Annualized Base Rent per leased square foot of $14.94 (primarily on a gross basis). The Property is located in the South Suburbs submarket. According to the Chicago Market Study, the office market vacancy rate for such submarket was 13.4% as of December 31, 1996 compared with an average vacancy rate of 16.4% per annum for the four-year period beginning January 1, 1992 and ending December 31, 1995. The Chicago Market Study indicates a two-year forecasted vacancy rate for the South Suburbs submarket of 11.5%. The Property's primary tenants are South Suburban Medical Associates, S.C., which leases 39.4% of the Property, and Childrens Home, which leases 39.4% of the Property.


THE SUBURBAN MILWAUKEE OFFICE MARKET AND PROPERTIES

    According to RFA, Milwaukee's economic climate is expected to continue to improve based in large part on the area's low cost of doing business, strong exposure to the auto and farm equipment industries during a period of rising demand in that sector, and above-average industrial diversity. The Milwaukee area's leading employers include The Northwestern Mutual Life Insurance Company and Harley-Davidson Inc. According to The Polacheck Company's 1997 edition of the Market Survey for Milwaukee, Wisconsin (the "Milwaukee Market Study"), the Milwaukee suburban office market (the "Milwaukee Market") has seen a slow but stable recovery over the past several years with no new construction in the downtown area and minimal suburban construction (mostly construction with anchor tenants). According to the Milwaukee Market Study the suburban area is slowly turning into a landlord's market with a stable profitable suburban office market expected to continue for the foreseeable future. The Milwaukee Market contains an inventory of 306 office buildings containing 13.6 million net rentable square feet located in the six submarkets of Mayfair, Bishop's Woods, Brookfield Square, West Allis/Southwest, North/Park Place and Waukesha. According to the Milwaukee Market Study, the vacancy rate for suburban office space was 17.0% as of January 1997. The Company's Properties in the Milwaukee Market are located in the West Allis/Southwest, Brookfield Square and North/Park Place submarkets where vacancy rates for properties similar to the Company's Properties are effectively 0%, 9.8% and 10.0%, respectively, well below the average vacancy rate for suburban office space in the Milwaukee Market.


PROPERTIES LOCATED IN THE MILWAUKEE MARKET


                  [MAP OF THE MILWAUKEE AREA SHOWING THE LOCATION
       OF THE PROPERTIES IN THE MILWAUKEE MARKET WITH ACOMPANYING INDEX]



    ONE PARK PLAZA. Constructed in 1984 and purchased by the Company in 1995, this Property was acquired from a major U.S. life insurance company. The Property is located at the intersection of US 41 and US 45, which each provide access to the metropolitan Milwaukee area. It is situated within the 305-acre Park Place development, which features a fountained seven-acre lake, an outdoor plaza amphitheater, walking path, tennis and basketball courts. The exterior of this twelve-story building is polished granite on the first two floors, and reflective glass in aluminum frames on the remaining floors. The Property also features a two-story parking deck, on-site banking, a deli/restaurant, and postal and overnight express delivery stations. From the date of purchase to January 1, 1997, the Company increased occupancy from 93.1% to 95.6%; as of January 1, 1997, the Property generated an Annualized Base Rent per leased square foot of $11.72 (primarily on a gross basis). The Property's primary tenants are Employers Insurance of Wausau, which leases 26.2% of the Property, and A.O. Smith Corporation, which leases 26.3% of the Property. According to the Milwaukee Market Study, the Property is located in the North/ Park Place submarket, where the office market vacancy rate for similar properties was 10.0% as of January 1997.



    PARK PLACE VII. Constructed in 1989 and purchased by the Company in 1993, this Property was acquired from the Resolution Trust Corporation. The Property is located in a 305-acre commercial development that features three lakes, an outdoor plaza amphitheater, jogging paths and tennis courts. The building is a single-story structure with a decorative masonry exterior. From the date of purchase to January 1, 1997, the Company increased occupancy from approximately 82.2% to 100%; as of January 1, 1997, the Property generated an Annualized Base Rent per leased square foot of $16.69 (primarily on a gross basis). The Property's primary tenant is Ministry Health Care, which leases 63.7% of the Property. The Property is located in the North/Park Place submarket. According to the Milwaukee Market Study, the office market vacancy rate for similar properties in such submarket was 10.0% as of January 1997.


    LINCOLN CENTER II AND III. Constructed in 1984 and 1987, respectively, these two three-story buildings were purchased by the Company in 1996 from a national pension fund. The Property is located in the city of West Allis, a western suburb of Milwaukee, is visible from Interstate 894 and is adjacent to a full interchange at National Avenue. The surrounding area contains an abundance of retail and restaurant services. Both structures have precast aggregate exteriors. As of January 1, 1997, the Property was 96.1% occupied and generated an Annualized Base Rent per leased square foot of $14.71 (primarily on a gross basis). The Property's primary tenant is CNR HEALTH, INC., which leases 25.1% of the Property. The Property is located in the West Allis/Southwest submarket. According to the Milwaukee Market Study, the office market vacancy rate for similar properties in such submarket was effectively 0% as of January 1997.



    BROOKFIELD LAKES. Constructed in 1987 and purchased by the Company in 1994, this Property was acquired from a major U.S. life insurance company. The Property is located within Brookfield Lakes Corporate Center, an office park that includes five lakes, extensive landscaping, jogging trails, a hotel/ health club, a bank, child care facilities, restaurants and other retail facilities. The Property consists of two single-story office structures and one single-story service center that offers loading/staging areas. All three buildings have decorative masonry exteriors. From the date of purchase to January 1, 1997, the Company increased occupancy from approximately 69.2% to 98.4%; as of January 1, 1997, the Property generated an Annualized Base Rent per leased square foot of $11.01 (primarily on a net basis). The Property's primary tenants are Hewlett-Packard Company, which leases 19.5% of the Property, and Digital Equipment Corporation, which leases 13.0% of the Property. The Property is located in the Brookfield Square submarket. According to the Milwaukee Market Study, the office market vacancy rate for similar properties in such submarket was 9.8% as of January 1997.

THE SUBURBAN MINNEAPOLIS OFFICE MARKET AND PROPERTIES


    Minneapolis is also experiencing strong economic growth. According to the LaSalle Index, Minneapolis ranks 18th in economic growth out of 112 cities and, according to RFA, has been a premier growth area in the midwestern United States for the last five years. RFA estimates that the area will continue to enjoy a healthy economy, with employment expanding at a 1.7% year over year pace, and unemployment holding steady at just under 3.0% and is expected to be just over 3.0% for 1997. Minneapolis also enjoys a diverse economic base that includes leading employers such as the University of Minnesota, Dayton Hudson Corporation, 3M Company, General Mills Inc. and Northwest Airlines Corporation. The Minneapolis area is also experiencing a steadily improving suburban office market. According to 1996 CBC/Torto Wheaton Research for Minneapolis/St. Paul, Minnesota (the "Minneapolis Market Study"), the Minneapolis/St. Paul suburban office market (the "Minneapolis Market") contained an inventory of approximately
24.9 million net rentable square feet located in the six submarkets of Burnsville/Eagan/Apple Valley, I-394, I-494, Midway, Northwest Area and Suburban St. Paul. According to the Minneapolis Market Study, the vacancy rate for suburban office space was 5.3%, down from 17.1% in 1992. The decline in vacancy rates is partly attributable to Minneapolis' overall suburban office net absorption rate, which exceeded 740,000 rentable square feet per annum from 1993 through 1996 and which is expected to total approximately 135,000 rentable square feet in 1997, and partly attributable to a complete lack of new construction since 1991 with 130,000 rentable square feet forecasted to be completed in 1997.



BAR GRAPH COMPARING COMPLETIONS AND NET ABSORPTION IN THE MINNEAPOLIS MARKET FOR THE FOLLOWING PERIODS:


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

     MINNEAPOLIS MARKET COMPLETIONS VS. NET
                   ABSORPTION
Rentable Square Feet (000's)
                                                   Completions   Net Absorption
1992                                                         0              927
1993                                                         0             1320
1994                                                         0              501
1995                                                         0              633
1996                                                         0              507
1997 forecast                                              130              135
Source: CBC/Torto Wheaton Research


LINE GRAPH ILLUSTRATING THE SUBURBAN OFFICE VACANCY RATES IN THE MINNEAPOLIS MARKET FOR THE FOLLOWING PERIODS:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 MINNEAPOLIS MARKET VACANCY RATES
                                      Vacancy Rate %
1992                                            17.1
1993                                            11.9
1994                                             9.9
1995                                             7.4
1996                                             5.3
1997 forecast                                    5.3
Source: CBC/Torto Wheaton Research

PROPERTIES LOCATED IN THE MINNEAPOLIS MARKET


     [MAP OF THE MINNEAPOLIS AREA SHOWING THE LOCATION OF THE PROPERTIES IN THE
                  MINNEAPOLIS MARKET WITH ACCOMPANYING INDEX]



    COURT INTERNATIONAL II. Constructed in 1916 and completely redeveloped and renovated in 1985, this Property was acquired by the Company in December 1996. The Property is located alongside State Highway 280 and University Avenue in the "Midway District" between the central business districts of Minneapolis and St. Paul. Interstates 94 and 35 West are both in close proximity. The building is a 320,000 square foot four-story structure that is divided vertically and horizontally. The Property, Court II, which consists of 200,000 rentable square feet, comprises the entire basement and first floor of the building, plus the southern "half" of floors two, three and four. The building has a glass, stone and brick exterior and provides parking in both adjacent two-level decks and a basement garage. As of January 1, 1997, the Property was 95.5% occupied and generated an Annualized Base Rent per leased square foot of $10.03 (primarily on a net basis). The Property's primary tenants are University Affiliated Familiy Physicians University of Minnesota, P.A., which leases 16.5% of the Property, and AmeriData Consulting, Inc., which leases 11.3% of the Property The Property is located in the Midway submarket. According to the Minneapolis Market Study, the office market vacancy rate for such submarket was 8.0% as of December 31, 1996 compared with an average vacancy rate of 18.2% per annum for the four-year period beginning January 1, 1992 and ending December 31, 1995. The Minneapolis Market Study indicates a two-year forecasted vacancy rate for the Midway submarket of 8.6%.



    UNIVERSITY OFFICE PLAZA. Constructed in 1979 and purchased by the Company in 1995, this Property, which is also located in the Midway submarket, was acquired from a limited partnership whose general partner was comprised of several healthcare-related associations. The Property is located on an established commercial artery in close proximity to the University of Minnesota, Minneapolis campus, and the University of Minnesota Hospital. It is situated two miles east of downtown Minneapolis and Interstate 35 West and one mile north of Interstate 94. The building is a four-story structure with a brick and mirrored glass exterior. As of January 1, 1997, the Property was 100% occupied and generated an Annualized Base Rent per leased square foot of $12.04 (primarily on a net basis). The Property's primary tenant is Health Partners, which leases 77.6% of the Property.

    11100 HAMPSHIRE AVENUE. Constructed in 1980 and purchased by the Company in 1993, this industrial Property was acquired from a major U.S. life insurance company. The Property is located in Bloomington with access to Interstate 494, a major highway within the Minneapolis-St. Paul metropolitan area. The building consists of a single-story warehouse component and a two-story office facility. From the date of purchase to January 1, 1997, the Company increased occupancy from approximately 91.4% to 100%; as of January 1, 1997, the Property generated an Annual Base Rent per leased square foot of $4.33 (primarily on a net basis). The Property is 100% leased to Roadway Package System, Inc. The Property is located in the Southwest submarket. According to the Minneapolis Market Study, the industrial market vacancy rate was 4.0% as of June 30, 1996 compared with an average vacancy rate for such submarket of 5.6% per annum for the four-year period beginning January 1, 1992 and ending December 31, 1995. The Minneapolis Market Study indicates a two-year forecasted vacancy rate for the Southwest submarket of 5.0% as of June 30, 1996. This Property has been listed for sale by the Company.


THE SUBURBAN DETROIT OFFICE MARKET AND PROPERTIES


    Detroit's economic performance, 26th out of 112 in the nation in economic growth according to the LaSalle Index, has and is expected to continue to lead the region. RFA indicates that Detroit's year-over-year job growth pace of 3.6% is much higher than the national average, and, according to CBC/Torto Wheaton, growth in overall office employment for the Detroit region exceeds 7%. In addition, the Detroit area is experiencing a twenty-five year low in unemployment. Detroit's strong economic performance has pushed the vacancy rate for suburban office space from 20% in 1992 to 9.4% in 1996. According to 1996 CBC/Torto Wheaton Research for Detroit, Michigan (the "Detroit Market Study"), the Detroit suburban office market (the "Detroit Market") contains an inventory of approximately 47.8 million net rentable square feet located in the nine identifiable submarkets of Ann Arbor, Birmingham/Bloomfield Hills, Dearborn, Farmington Hills/W. Bloomfield, I-275 Corridor, Macomb County, Rochester/Rochester Hills, Southfield/Bingham Farms and Troy/Auburn Hills or located in unidentified suburban Detroit submarkets. The Detroit Market Study indicates that net absorption in the suburban market, which has averaged 1.3 million rentable square feet per annum from 1993 through 1996 and is expected to total 910,000 rentable square feet in 1997, will continue to exceed completions, which have averaged 82,000 rentable square feet per annum from 1993 through 1996 and are expected to total 40,000 rentable square feet in 1997. The Company believes that the excess demand caused by net absorption rates that exceed the rate of new construction will continue to put downward pressure on vacancy rates and upward pressure on rental rates.



BAR GRAPH COMPARING COMPLETIONS AND NET ABSORPTION IN THE DETROIT MARKET FOR THE FOLLOWING PERIODS:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    DETROIT MARKET COMPLETIONS VS. NET
                ABSORPTION
Rentable Square Feet (000's)
                                              Completions   Net Absorption
1992                                                  540              638
1993                                                  140              744
1994                                                   26             1735
1995                                                   79             1119
1996                                                   85             1726
1997 forecast                                          40              910
Source: CBC/Torto Wheaton Research


LINE GRAPH ILLUSTRATING THE SUBURBAN OFFICE VACANCY RATES IN THE DETROIT MARKET FOR THE FOLLOWING PERIODS:


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   DETROIT MARKET VACANCY RATES
Vacancy Rate %
1992                                      20.0
1993                                      18.7
1994                                      15.0
1995                                      12.8
1996                                       9.4
1997 forecast                              7.5
Source: CBC/Torto Wheaton Research

PROPERTIES LOCATED IN THE DETROIT MARKET


                   [MAP OF THE DETROIT AREA SHOWING THE LOCATION
        OF THE PROPERTIES IN THE DETROIT MARKET WITH ACCOMPANYING INDEX]



    LONG LAKE CROSSING. Constructed in 1988 and purchased by the Company in 1996, the Property is located near Interstate 75 and is easily accessible from downtown Detroit. The building is a three-story structure with a polished granite and wood-paneled main lobby. Both outdoor and heated indoor parking are available. As of January 1, 1997, the Property was 91.4% occupied and generated an Annualized Base Rent per leased square foot of $17.87 (primarily on a gross basis). The Property is located in the Troy/ Auburn Hills submarket. According to the Detroit Market Study, the office market vacancy rate for such submarket was 7.0% as of December 31, 1996 compared with an average vacancy rate of 15.1% per annum for the four-year period beginning January 1, 1992 and ending December 31, 1995. The Detroit Market Study indicates a two-year forecasted vacancy rate for the Troy/Auburn Hills submarket of 7.4%. The Property's primary tenants are St. Paul Fire and Marine Insurance Company, which leases 15.9% of the Property, and Walsh College of Accountancy and Business Administration, which leases 12.3% of the Property.



    40 OAK HOLLOW. Constructed in 1989 and purchased by the Company in December 1996, this Property was acquired from a major U.S. life insurance company. Like the Oak Hollow Gateway building, this Property is located in Southfield, Michigan, within one mile of a primary freeway hub for metropolitan Detroit, providing access to Interstate 696, US 10 and Northwestern Highway. The Property, a three-story structure with a polished granite lobby and oak and brass accents, lies within the Oak Hollow Corporate Campus, an award winning office park. As of January 1, 1997, the property was 97.3% occupied and generated an Annualized Base Rent per leased square foot of $15.50 (primarily on a gross basis). The Property's primary tenants are Midwest Re-employment Consultants, Inc., which leases 24.6% of the Property, and Hygrade Food Products Associates, which leases 20.0% of the Property. The Property is located in the Southfield/Bingham Farms submarket. According to the Detroit Market Study, the office market vacancy rate for such submarket was 12.2% as of December 31, 1996 compared with an average vacancy rate of 22.1% per annum for the four-year period beginning January 1, 1992 and ending December 31, 1995. The Detroit Market Study indicates a two-year forecasted vacancy rate for the Southfield/Bingham Farms submarket of 10.6%.



    OAK HOLLOW GATEWAY. Constructed in 1987 and purchased by the Company in 1995, this Property, which is also located in the Southfield/Bingham Farms submarket, was acquired from a major U.S. life insurance company. Like the 40 Oak Hollow building, this Property is located in Southfield, Michigan, within one mile of a primary freeway hub for metropolitan Detroit providing access to Interstate 696, US 10 and Northwestern Highway. The Property, a three-story structure with an atrium accented by marble, lies within the Oak Hollow Corporate Campus. From the date of purchase to January 1, 1997, the Company increased occupancy from approximately 83.1% to 98.2%; as of January 1, 1997, the Company receives an Annualized Base Rent per leased square foot of $15.45 (primarily on a gross basis). The Property's primary tenants are Bay Networks, Inc., which leases 25.8% of the Property, and Lucent Technologies Inc., which leases 20.8% of the Property.


THE SUBURBAN COLUMBUS OFFICE MARKET AND PROPERTY


    RFA estimates that Columbus is the fastest growing economy in Ohio, and growth in the area is expected to continue. Columbus enjoys a highly diverse economy, stable employers such as The Ohio State University, low employment volatility and good population trends. According to CBC/Torto Wheaton, Columbus is also experiencing strong overall office employment growth of 4.5%, which the Company believes has contributed to the decline in vacancy rates for suburban office from 13.1% in 1992 to a 10.1% in 1996. According to 1996 CBC/Torto Wheaton Research for Columbus, Ohio (the "Columbus Market Study"), the Columbus suburban office market (the "Columbus Market") contained an inventory of approximately 10.4 million net rentable square feet. The Columbus Market Study indicates that net absorption in the suburban market, which has averaged over 350,000 rentable square feet per annum from 1993 through 1996 and is expected to total 811,000 rentable square feet in 1997, will continue to keep pace with completions, which have averaged over 300,000 rentable square feet per annum from 1993 through 1996 and are expected to total 938,000 rentable square feet in 1997.



BAR GRAPH COMPARING COMPLETIONS AND NET ABSORPTION IN THE COLUMBUS MARKET FOR THE FOLLOWING PERIODS:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COLUMBUS MARKET COMPLETIONS VS. NET ABSORPTION
Rentable Square Feet (000's)
                                                 Completions   Net Absorption
1992                                                     143              360
1993                                                     101              424
1994                                                      50              170
1995                                                     328              252
1996                                                     780              560
1997 forecast                                            938              811
Source: CBC/Torto Wheaton Research


LINE GRAPH ILLUSTRATING THE SUBURBAN OFFICE VACANCY RATES IN THE COLUMBUS MARKET FOR THE FOLLOWING PERIODS:


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   COLUMBUS MARKET VACANCY RATES
                                      Vacancy Rate %
1992                                            13.1
1993                                             9.5
1994                                             8.2
1995                                             8.7
1996                                            10.1
1997 forecast                                   10.4
Source: CBC/Torto Wheaton Research

PROPERTY LOCATED IN THE COLUMBUS MARKET


                   [MAP OF THE COLUMBUS AREA SHOWING THE LOCATION
        OF THE PROPERTY IN THE COLUMBUS MARKET WITH ACCOMPANYING INDEX]


    DUBLIN TECHMART. Constructed in 1986 and purchased by the Company in 1996, this Property was acquired from a major bank. The Property is located in Dublin, Ohio, situated 15 miles northwest of Columbus' Central Business District, and is easily accessible from both Interstate 270 and Route 161. The Property is comprised of three single-story structures with identical brick veneer, tinted glass and polished steel exteriors. Each structure offers separate exterior entrances to individual tenant spaces. As of January 1, 1997, the Property was 100% occupied with an Annualized Base Rent per leased square foot of

$9.70 (primarily on a net basis). The Property's primary tenants are Motoman, Inc., which leases 19.2% of the Property, and United States Fidelity and Guaranty Company, which leases 17.2% of the Property. The Property is located in the suburban Columbus submarket. According to the Columbus Market Study, the office market vacancy rate for such submarket was 10.1% as of December 31, 1996 compared with an average vacancy rate of 9.9% per annum for the four-year period beginning January 1, 1992 and ending December 31, 1995. The Columbus Market Study indicates a two-year forecasted vacancy rate for the suburban Columbus submarket of 10.8%.


THE SUBURBAN CINCINNATI OFFICE MARKET AND PROPERTY


    Cincinnati is also enjoying economic expansion, with an October 1996 unemployment rate of 3.8%, a six-year low, and an estimated 1996 labor force growth rate of 2.0%. In addition, CBC/Torto Wheaton estimates that overall office employment is growing at a rate of 3.5%, and growth is expected to continue. Cincinnati's economic growth has contributed to the decline in vacancy rates for suburban office properties from 18.9% in 1992 to 9.9% in 1996. According to 1996 CBC/Torto Wheaton Research for Cincinnati, Ohio (the "Cincinnati Market Study"), the Cincinnati suburban office market (the "Cincinnati Market") contained an inventory of 12.7 million net rentable square feet located in the seven submarkets of Blue Ash, CBD Periphery, Central, East, I-71 Corridor, North Kentucky and Tri-County. The Cincinnati Market Study also indicates that net absorption in the suburban market, which has averaged 365,000 rentable square feet per annum from 1993 through 1996 and is expected to total 160,000 rentable square feet in 1997, will continue to exceed completions, which have averaged 98,000 rentable square feet from 1993 through 1996 with no completions expected to occur in 1997.



BAR GRAPH COMPARING COMPLETIONS AND NET ABSORPTION IN THE CINCINNATI MARKET FOR THE FOLLOWING PERIODS:


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    CINCINNATI MARKET COMPLETIONS VS. NET
                  ABSORPTION
Rentable Square Feet (000's)
                                                 Completions   Net Absorption
1992                                                      30              314
1993                                                       0              234
1994                                                      80              457
1995                                                      21               97
1996                                                     292              674
1997 forecast                                              0              160
Source: CBC/Torto Wheaton Research


LINE GRAPH ILLUSTRATING SUBURBAN OFFICE VACANCY RATES IN THE CINCINNATI MARKET FOR THE FOLLOWING PERIODS:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  CINCINNATI MARKET VACANCY RATES
                                      Vacancy Rate %
1992                                            18.9
1993                                            17.1
1994                                            13.9
1995                                            13.3
1996                                             9.9
1997 forecast                                    8.7
Source: CBC/Torto Wheaton Research

PROPERTY LOCATED IN THE CINCINNATI MARKET


                  [MAP OF THE CINCINNATI AREA SHOWING THE LOCATION
       OF THE PROPERTY IN THE CINCINNATI MARKET WITH ACCOMPANYING INDEX]



    PRINCETON HILL CORPORATE CENTER. Constructed in 1988 and purchased by the Company in 1996, this Property was acquired from a consortium that included a regional bank. The Property is located in the city of Springdale, Ohio, approximately 20 minutes from downtown Cincinnati. Situated in the 24 acre Princeton Hill office park, it is located one quarter mile from a 1.3 million square foot regional shopping mall and five minutes from the intersection of Interstate 275 and State Route 747. The three-story building has a polished granite and reflective glass exterior and features a three-story tiered-balcony lobby. From the date of purchase to January 1, 1997, the Company increased occupancy from approximately 31.7% to 100%; as of January 1, 1997, the Property generated an Annualized Base Rent per leased square foot of $11.02 (primarily on a net basis). The Property's primary tenant is Community Insurance Company, which leases 71.5% of the Property. The Property is located in the Tri-County submarket. According to the Cincinnati Market Study, the office market vacancy rate for such submarket was 5.4% as of December 31, 1996 compared with an average vacancy rate of 16.0% per annum for the four-year period beginning January 1, 1992 and ending December 31, 1995. The Cincinnati Market Study indicates a two-year forecasted vacancy rate for the Tri-County submarket of 8.6%.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The Board of Directors of the Company consists of seven directors, all of whom are elected for one-year terms at each annual meeting of stockholders. The Bylaws require that a majority of the Board of Directors be comprised of persons who are not officers or employees of the Company (each such person serving on the Board of Directors being an "Independent Director"). Holders of shares of Common Stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting, a majority of the stockholders will be able to elect all of the directors. The Company's executive officers are elected annually by the Board of Directors; however, they may be removed at any time by the Board of Directors.

    The following table sets forth certain information with respect to the executive officers and directors of the Company:


        NAME          AGE                       POSITION
--------------------  ---  --------------------------------------------------
Richard A. May         52  Chairman of the Board, President and Chief
                            Executive Officer

Richard L. Rasley      40  Executive Vice President, Secretary, General
                            Counsel and Director

James Hicks            41  Senior Vice President--Finance, Chief Financial
                            Officer and Treasurer

Raymond M. Braun       39  Senior Vice President--Acquisitions

Kim S. Mills           48  Senior Vice President--Asset Management and
                            Leasing

James J. Brinkerhoff   46  Director

Daniel E. Josephs      65  Director

Edward Lowenthal       52  Director

Donald E. Phillips     64  Director

Walter H. Teninga      69  Director


    RICHARD A. MAY. Mr. May co-founded the Company in 1992 and has served as Chairman and President of the Company and as a member of the Board of Directors since its inception. Mr. May is currently the Chairman of the Board, President and Chief Executive Officer of the Company. In 1986, Mr. May co-founded the Advisor and, from 1987 until April 1, 1996, Mr. May was an officer and shareholder of the Advisor. See "Certain Transactions." Mr. May is a licensed real estate broker in the States of Illinois and Indiana and holds several inactive NASD licenses. He is also a member of NAREIT. Mr. May received his Bachelor's Degree in mechanical engineering from the University of Illinois and received his M.B.A. degree from The University of Chicago.


    RICHARD L. RASLEY. Mr. Rasley co-founded the Company in 1992 and has served as Secretary of the Company and a member of the Board of Directors since its inception. Mr. Rasley is currently the Executive Vice President, General Counsel and Secretary of the Company and has general supervisory responsibility for administrative and legal matters. From 1987 until April l, 1996, Mr. Rasley was an officer and shareholder of the Advisor. See "Certain Transactions." From 1985 to 1987, Mr. Rasley worked for Dreher & Associates, Inc., a NASD broker-dealer, where he was responsible for the review, approval and monitoring of the firm's direct participation investments. Prior to that, he worked for Deloitte, Haskins & Sells (now Deloitte & Touche LLP) as a general business consultant. Mr. Rasley is a Certified Public Accountant, holds several inactive NASD licenses, and is a member of the Illinois Bar and NAREIT. Mr. Rasley received his Bachelor's Degree from the University of Iowa and received his M.B.A. and J.D. degrees from the University of Illinois.

    JAMES HICKS. Mr. Hicks joined the Advisor in 1994 and currently has general supervisory responsibility for the finance and accounting activities of the Company. From 1989 to 1993, Mr. Hicks was employed by JMB Institutional Realty Corporation, which was a real estate adviser to pension funds and other institutional investors, as a vice president of portfolio management with responsibility for overall asset management of a portfolio of international and domestic commercial real estate properties. As portfolio manager, he was responsible for all leasing, redevelopment, financing, investor reporting and financial reporting matters. From 1982 to 1989, he worked at The Balcor Company ("Balcor"), a major real estate investment company involved in all aspects of real estate including development, management, syndication and mortgage lending. Mr. Hicks was Controller of Balcor from 1982 to 1987 where he was responsible for all corporate financial reporting, tax planning and reporting and the installation of financial management information systems. Thereafter, he was a Vice President in The Balcor Capital Markets Group where he was involved with the sale of pools of commercial real estate mortgages. From 1977 to 1982, he was with Peat, Marwick, Mitchell & Co. (now KPMG Peat Marwick LLP), where he audited publicly owned and private real estate companies. He received his Bachelor's Degree in Accounting and Mathematics from Augustana College and his M.B.A. degree from Northwestern University. Mr. Hicks is a Certified Public Accountant and is a member of the Illinois CPA Society and American Institute of Certified Public Accountants.



    RAYMOND M. BRAUN. Mr. Braun joined the Advisor in May 1990 and currently has primary responsibility for all of the Company's real estate acquisition activities. Prior to joining the Advisor, Mr. Braun was employed from 1986 to 1990 by Balcor. Prior to joining Balcor, Mr. Braun worked as a credit analyst and loan officer for MBank, N.A. in Dallas, Texas from 1984 to 1986. Mr. Braun received his Bachelor's Degree from the University of Illinois. Mr. Braun is a member of the National Association of Industrial and Office Park Realtors.



    KIM S. MILLS. Mr. Mills joined the Advisor in January 1996. Mr. Mills has primary responsibility for all of the Company's asset management, property management and leasing activities. Prior to joining the Advisor, Mr. Mills was employed by Simon Property Group, a commercial property REIT, from 1992 to 1995 as a regional manager with responsibility for overall portfolio management of high rise office buildings totalling over four million square feet. From 1984 to 1991, he worked for RREEF Funds ("RREEF"), a real estate adviser to pension funds and other institutional investors. Mr. Mills was District Manager with RREEF from 1989 to 1991 where he had responsibility for all asset/management functions for four million square feet of office, retail, industrial and apartment properties in the Chicago suburban district. Prior to 1989, he was District Manager of the Denver suburban district. From 1982 to 1984, Mr. Mills worked at Urban Investment and Development Company as a property manager/leasing coordinator. Mr. Mills received his Bachelor's Degree from Ohio Northern University and has a Real Property Administrator designation from the Building Owners and Managers Association.


    JAMES J. BRINKERHOFF. Mr. Brinkerhoff has served as a member of the Board of Directors since August 1996. Mr. Brinkerhoff was appointed to the Board of Directors pursuant to Fortis Benefits Insurance Company's right to nominate one director under the Stock Purchase Agreement. Mr. Brinkerhoff is Senior Vice President, Real Estate, of Fortis Advisers, Inc. ("Fortis Advisers"), the New York-based investment management arm of Fortis, Inc. Prior to joining Fortis Advisers in 1994, he was Senior Vice President and Portfolio Manager with Aldrich, Eastman & Waltch, responsible for managing the United States Real Estate Portfolio of the Church Commissioners for England. From 1983 to 1993, he was an officer and partner of Chesterton International, a London-based real estate adviser, where he was responsible for the creation and management of the Church Commissioners' United States Real Estate Portfolio. Mr. Brinkerhoff received his M.B.A. degree from the Wharton School, University of Pennsylvania, and his Bachelor's Degree from Boston University. He is a full member of the Urban Land Institute.

    DANIEL E. JOSEPHS. Mr. Josephs has served as a member of the Board of Directors since March 1993. Mr. Josephs is currently an independent business consultant. From 1985 through 1995, Mr. Josephs served as the President, Chief Operating Officer and Director of Dominick's Finer Foods of Northlake, Illinois, a major Chicago-area retail grocery company. Mr. Josephs currently serves on the Board of Directors of Grand Union Company, a regional grocery firm and the Board of Directors of Options for People, Inc., a Chicago-area non-profit concern. Mr. Josephs received his Bachelor's Degree from Northwestern University and received his M.B.A. degree from The University of Chicago.

    EDWARD LOWENTHAL. Mr. Lowenthal has served as a member of the Board of Directors since August 1996. Mr. Lowenthal was nominated to the Board of Directors pursuant to Wellsford Karpf Zarrilli Ventures, L.L.C.'s right to appoint one director under the Stock Purchase Agreement. Mr. Lowenthal is a Founder, Director and President of Wellsford Residential Property Trust ("WRP"), a NYSE-listed multi-family REIT. On January 17, 1997, Equity Residential Properties Trust ("Equity Residential"), a publicly traded apartment properties REIT, announced that it had agreed to acquire WRP and that such acquisition was expected to be completed by May 1997, subject to shareholder approval. Upon completion of Equity Residential's acquisition of WRP, it is expected that Mr. Lowenthal will (i) join the Board of Directors of Equity Residential and (ii) serve as President of Wellsford Real Properties, Inc., a newly formed real estate investment company. Mr. Lowenthal is a member of the Executive Committee and Board of Governors of NAREIT and was Co-chair of its 1993 Annual Meeting. Mr. Lowenthal currently serves as a member of the Boards of Directors of Omega Healthcare Investors, Inc., an investment company and Corporate Renaissance Partners, a securities mutual fund. Mr. Lowenthal is also a member of the Board of Trustees of Corporate Realty Income Trust, a REIT that invests in triple-net leased commercial and industrial properties. He received his Bachelor's Degree from Case Western Reserve University and received his J.D. degree from Georgetown University Law Center.

    DONALD E. PHILLIPS. Mr. Phillips has served as a member of the Board of Directors since September 1992. Mr. Phillips is currently retired. From 1960 until 1980, Mr. Phillips served as a corporate executive in a variety of capacities for International Minerals & Chemicals Corporation of Northbrook, Illinois and, from 1976 to 1980, he was Group President & CEO of IMC Industry Group, Inc. ("IMC"), a chemical and minerals firm. From 1980 until 1988, he served as Group President & CEO of Pitman Moore, Inc., then a wholly owned subsidiary of IMC. Mr. Phillips presently serves as Chairman of the Board of Directors of Synbiotics Corporation of Rancho Bernardo, California, a manufacturer and distributor of veterinary devices and products. Mr. Phillips is also a member of the Board of Directors of Potash Corporation of Saskatchewan, Canada, a miner and distributer of minerals for agricultural application. Mr. Phillips received his Bachelor's Degree from Mississippi College and received his M.B.A. degree from the University of Mississippi. He is also a graduate of the Executive Program in Business Administration in the Graduate School of Business, Columbia University and he is a recipient of an Honorary Doctor of Laws degree from Mississippi College.

    WALTER H. TENINGA. Mr. Teninga has served as a member of the Board of Directors since September 1992. From 1991 to 1993, Mr. Teninga served as the President and Chief Executive Officer of American Club Stores, Inc., a wholly owned subsidiary of American Stores Company, a grocery and food retail business. Prior to 1991, Mr. Teninga served as Chairman, Chief Executive Officer and Director of the Warehouse Club, a wholesale cash-and-carry warehouse business that he founded in 1982. Mr. Teninga is currently a member of the Board of Directors of Developers Diversified Realty Corporation, a NYSE-listed real estate investment trust and Solo Serve Corporation, an off-price apparel retailer. Mr. Teninga received his Bachelor's Degree from the University of Michigan and his M.B.A. degree from Michigan State University.

COMMITTEES OF THE BOARD OF DIRECTORS

    GENERAL. The Board of Directors may appoint from its members committees comprised of not less than two directors, a majority of whom will also be Independent Directors and delegate to such committees any of the powers of the Board of Directors, except as prohibited by law. Currently, there are two standing committees: the Audit Committee and the Compensation Committee.

    AUDIT COMMITTEE. The Audit Committee was established by the Board of Directors in 1993 and is responsible for making recommendations concerning the engagement of independent public accountants, reviewing with the independent accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, considering the range of audit and non-audit professional fees and reviewing with the independent accountants and management the adequacy of the Company's internal accounting controls. The Audit Committee will be comprised of two or more Independent Directors. The current members of the Audit Committee are Messrs. Josephs (Chairman), Brinkerhoff and Teninga.

    COMPENSATION COMMITTEE. The Compensation Committee was established by the Board of Directors in 1995 and is responsible for establishing remuneration levels for executive officers of the Company and administering the Company's Stock Incentive Plan and any other incentive programs. The Compensation Committee will be comprised of three or more Independent Directors. The Compensation Committee currently consists of Messrs. Phillips (Chairman), Josephs, Lowenthal and Teninga.

COMPENSATION OF DIRECTORS


    Independent Directors receive an annual retainer fee of $12,000 plus fees of $1,000 for each day on which they attend a meeting of the Board of Directors, $500 for each day on which they attend a meeting of a Committee of the Board of Directors and $250 for each day in which they participate telephonically in a meeting of the Board of Directors or a Committee thereof. The Company reimburses each director for expenses incurred in attending meetings. In addition, Independent Directors are currently eligible to be granted options to acquire up to 5,000 shares of Common Stock under the Stock Option Plan for Independent Directors and Brokers (the "Directors Plan") at the Company's Net Asset Value as determined by the Board of Directors as of the end of each fiscal year. As compensation for services performed during 1996, each of Messrs. Brinkerhoff, Josephs, Lowenthal, Phillips and Teninga received an option to purchase 5,000 shares of Common Stock at an exercise price of $13.00 per share. Mr. Brinkerhoff has assigned his stock options to Fortis Benefits Insurance Company. Such options were exercisable when granted and will expire on December 31, 2006 or six months after a director is removed by the stockholders for cause pursuant to the Bylaws.


    During the period of 30 days after any "change in control," a person entitled to exercise an option granted under the Directors Plan may elect to require the Company to purchase all or any portion of such option at a purchase price equal to the difference between the fair market value and the option exercise price. For purposes of the Directors Plan, a "change in control" means
(i) certain consolidations or mergers of the Company, (ii) certain sales of all or substantially all of the assets of the Company, (iii) the filing of a
Schedule 13D or Schedule 14D-1 under the Exchange Act disclosing that any person had become the beneficial owner of 20% or more of the issued and outstanding shares of voting securities of the Company or (iv) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new member of the Board of Directors was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office at the beginning of any such period.

EXECUTIVE COMPENSATION

    Until April 1, 1996, the Company had no employees and all services were provided by the Advisor pursuant to various fee-for-service agreements. The table below sets forth the summary compensation of the Chief Executive Officer and the four other most highly paid executive officers of the Company (the "Named Executive Officers") based on the aggregate compensation paid to such officers in 1996 (i) by the Company for the period beginning on April 1, 1996 and (ii) by the Advisor for the period from January 1, 1996 to April 1, 1996 and for the years ended December 31, 1994 and 1995. In addition, all of the 1995 options to purchase Common Stock and a portion of the 1996 options to purchase Common Stock held by the Named Executive Officers were granted to the Advisor pursuant to various services agreements and the Advisor then transferred such options to its employees pursuant to the Advisor Plan.


                                                                                  LONG-TERM
                                                                             COMPENSATION AWARDS
                                                                        ------------------------------
                                               ANNUAL COMPENSATION       RESTRICTED      SECURITIES
                                            --------------------------      STOCK        UNDERLYING           ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR     SALARY($)(1)    BONUS($)    AWARDS($)(2)    OPTIONS(#)(3)    COMPENSATION($)(4)
-------------------------------  ---------  -------------  -----------  -------------  ---------------  ---------------------
Richard A. May                        1996      180,000        72,000        --              49,578               4,038
Chairman                              1995      150,000        15,000        --             229,568               4,432
                                      1994      128,750        15,000        --              --                   4,432

Richard L. Rasley                     1996      115,000        34,500       102,852          20,785               4,007
Executive Vice President              1995      100,000        10,000        --              86,310               4,438
                                      1994       93,133        17,300        --              --                   4,352

Raymond M. Braun                      1996      105,000        36,750       222,852          18,800               4,224
Senior Vice President--               1995       86,875         9,000        --              36,300               4,421
Acquisitions                          1994       70,333        13,000        --              --                   4,525

James Hicks                           1996      100,000        30,000        51,432          14,800               4,213
Senior Vice President,                1995       86,875         9,000        --              18,200               4,421
Chief Financial Officer               1994       47,470         4,850        --              --                   2,278

Kim S. Mills                          1996      100,000        30,000        --              12,000                 255
Senior Vice President--Asset
  Management (5)


------------------------------

(1) The salary information for 1996 represents the individual's salary compensation for the period from January 1, 1996 to April 1, 1996 as paid by the Advisor and for the period from April 1, 1996 to December 31, 1996 as paid by the Company.


(2) Effective April 1, 1996 and in connection with the Merger, Messrs. Rasley, Braun and Hicks received 8,571, 8,571 and 4,286 restricted shares of Common Stock, respectively, as an inducement to accept employment with the Company. Effective May 1, 1996, Mr. Braun received an additional 10,000 restricted shares as an inducement to remain employed with the Company. Such restricted shares were valued at prices equal to the fair market value on the dates of grant, which in all cases was deemed to be $12.00. As of December 31, 1996, the number of restricted shares of Common Stock held by Messrs. Rasley, Braun and Hicks was 8,571, 18,571 and 4,286, respectively. As of December 31, 1996, the value of the restricted shares held by Messrs. Rasley, Braun and Hicks was $111,423, $241,423 and $55,718, respectively. Dividends will be paid on all restricted shares held by Messrs. Rasley, Hicks and Braun. On April 1, 1997, the restrictions lapsed with respect to 4,286 restricted shares held by Messrs. Rasley and Braun and with respect to 2,143 restricted shares held by Mr. Hicks. On April 1, 1998 and provided that the recipient is still employed by the Company, the restrictions will lapse with respect to the remaining restricted shares held by Messrs. Rasley and Hicks and with respect to 4,285 restricted shares held by Mr. Braun. Notwithstanding anything to the contrary contained in this note (3), the restrictions with respect to all restricted shares held by Messrs. Rasley and Hicks and with respect to 8,571 restricted shares held by Mr. Braun will lapse upon the earlier of (i) the employee's death, (ii) the employee's total and permanent disability, (iii) the completion of the Offering or (iv) the dismissal of the employee other than for cause.



(3) Options granted during 1996 were issued at exercise prices equal to the fair market value on the dates of grant. Options granted during 1995 and options to purchase 17,578, 6,785, 2,800 and 2,800 shares of Common Stock deemed to have been granted to Messrs. May, Rasley, Braun and Hicks, respectively, in 1996 represent Advisor Options that were assigned to such individuals by the Advisor during 1995 from a pool of options that had been granted to the Advisor by the Company pursuant to service agreements at various times during the period from the Company's incorporation through December 31, 1995. Advisor Options were exercisable on the date of grant. Options granted under the 1996 Option Plan expire upon the earliest of (i) September 24, 2006, (ii) one year after the termination of the optionee for death or disability or (iii) three months after the termination of the optionee for cause. Options granted under the 1996 Option Plan become exercisable at the rate of one-third of the shares covered thereby on September 24 in each of 1997, 1998 and 1999. See "--Stock Option Plans."


(4) These amounts represent group life and health insurance premiums paid by the Advisor (for 1995) and the Advisor and Company (for 1996).

(5) Mr. Mills became an employee of the Advisor in January 1996; therefore, no information is presented for 1994 or 1995.

STOCK OPTION PLANS

    1996 INCENTIVE STOCK OPTION PLAN

    The Company has adopted the 1996 Incentive Stock Option Plan (the "1996 Option Plan") for the purpose of attracting and retaining certain key employees. The 1996 Option Plan is administered by the Compensation Committee and provides for the granting of options with respect to up to 500,000 shares of Common Stock to executives or other key employees of the Company. Options may be granted in the form of "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options and are exercisable for up to ten years following the date of grant (five years in certain cases involving incentive stock options). The exercise price and other terms, including vesting provisions, of each option will be set by the Compensation Committee; provided, however, that in no event will the price per share be less than the fair market value of the Common Stock on the date of grant, or 110% of the fair market value of the Common Stock on the date of grant if the option is granted to an individual who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary; provided further that no option can vest until the first anniversary of the date of grant. Vested options granted under the 1996 Option Plan expire the earlier of (i) ten years from the date of grant (five years in certain cases involving incentive stock options), (ii) one year after the termination of the optionee for death or disability or (iii) three months after the termination of the optionee for cause.

    Effective September 24, 1996, 94,000 options were granted under the 1996 Option Plan. See "--Executive Compensation." Such options become exercisable at the rate of one-third of the shares covered thereby on September 24 in each of 1997, 1998 and 1999.

    STOCK OPTION PLAN FOR INDEPENDENT DIRECTORS AND BROKERS

    Options to purchase Common Stock are granted to Independent Directors under the Directors Plan. See "--Compensation of Directors."


    1997 STOCK OPTION GRANTS



    In February 1997, the Board of Directors granted options to purchase an aggregate of 1,000,000 shares of the Common Stock to employees of the Company at an exercise price of $16.00 per share. The Named Executive Officers, Richard A. May, Richard L. Rasley, James Hicks, Raymond A. Braun and Kim S. Mills were granted options to purchase an aggregate of 295,000, 158,000, 135,000, 135,000 and 75,000, respectively, shares of Common Stock. The options to purchase the remaining 202,000 shares of Common Stock were granted to other employees of the Company. Fifty percent of the options vested immediately and the remaining 50% will vest in August 1998 or upon an earlier change in control of the Company. These option grants are subject to approval by the stockholders of the Company.


    ADVISOR STOCK OPTION PLAN

    Effective July 2, 1992, the Company adopted the Advisor Stock Option Plan (the "Advisor Plan") pursuant to which the Advisor was granted options to purchase Common Stock ("Advisor Options"), which the Advisor could transfer to key employees or affiliates of the Advisor. All Advisor Options have an exercise price at least equal to the fair market value of the Common Stock on the date of grant and terminate ten years after the date of grant. In connection with the merger of the Company and the Advisor, the Advisor Plan was terminated effective April 1, 1996, subject to the rights of holders of Advisor Options prior to the termination of the Advisor Plan.

    During the period of 30 days after any "change in control," a person entitled to exercise an option granted under the Advisor Plan may elect to require the Company to purchase all or any portion of such option at a purchase price equal to the difference between the fair market value and the option exercise price. For purposes of the Advisor Plan, a "change in control" means (i) certain consolidations or mergers of the Company, (ii) certain sales of all or substantially all of the assets of the Company, (iii) the filing of a Schedule 13D or Schedule 14D-1 under the Exchange Act disclosing that any person has become the beneficial owner of 20% or more of the issued and outstanding shares of voting securities of the Company or (iv) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new member of the Board of Directors was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office at the beginning of any such period.

    Under the Advisor Plan, the Advisor was granted annually options to purchase Common Stock equal to 1% of the average total outstanding shares for each 1% that the Operations Yield (as defined in the Advisory Agreement) exceeded 10%. Options granted under the Advisor Plan were exercisable on the date of grant. For the three months ended March 31, 1996, the Advisor was granted options to purchase 41,424 shares of Common Stock at an exercise price of $12.00 per share. These options expire March 31, 2006. The Advisor has assigned a total of 29,963 of these options to Messrs. May, Rasley, Braun and Hicks. For the year ended December 31, 1995, the Advisor was granted (i) options to purchase 143,777 shares of Common Stock at an exercise price of $12.00 per share and an expiration date of December 31, 2005, (ii) options to purchase 77,949 shares of Common Stock at an exercise price of $12.25 per share and an expiration date of June 30, 2000 and (iii) options to purchase 20,783 shares of Common Stock at an exercise price of $13.50 per share and an expiration date of December 31, 2000. The Advisor assigned a total of 180,397 of these options to Messrs. May, Rasley, Braun and Hicks. For the year ended December 31, 1994, the Advisor was granted options to purchase 60,150 shares of Common Stock at an exercise price of $10.75 per share and an expiration date of December 31, 2004. The Advisor assigned a total of 44,887 of these options to Messrs. May, Rasley, Braun and Hicks. See "--Executive Compensation."

    The following tables set forth certain information regarding stock options granted to and exercised by the Named Executive Officers during 1996 and the stock options held by them as of December 31, 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                           INDIVIDUAL IN GRANTS
                                            ---------------------------------------------------   POTENTIAL REALIZABLE
                                                          % OF TOTAL                                VALUE AT ASSUMED
                                             NUMBER OF      OPTIONS                              ANNUAL RATES OF STOCK
                                             SECURITIES   GRANTED TO                             PRICE APPRECIATION FOR
                                             UNDERLYING    EMPLOYEES    EXERCISE                      OPTION TERM
                                              OPTIONS      IN FISCAL      PRICE     EXPIRATION   ----------------------
NAME                                          GRANTED        YEAR        ($/SH)        DATE       5%($)(3)   10%($)(3)
------------------------------------------  ------------  -----------  -----------  -----------  ----------  ----------
Richard A. May............................     17,578(1)       12.98%       12.00      3/31/06      132,657     336,178
                                               32,000(2)       23.63%       13.00      9/24/06      261,620     662,997

Richard L. Rasley.........................      6,785(1)        5.01%       12.00      3/31/06       51,205     129,763
                                               14,000(2)       10.34%       13.00      9/24/06      114,459     290,061

Raymond M. Braun..........................      2,800(1)        2.07%       12.00      3/31/06       21,131      53,550
                                               16,000(2)       11.81%       13.00      9/24/06      130,810     331,498

James Hicks...............................      2,800(1)        2.07%       12.00      3/31/06       21,131      53,550
                                               12,000(2)        8.86%       13.00      9/24/06       98,108     248,624

Kim S. Mills..............................     12,000(2)        8.86%       13.00      9/24/06       98,108     248,624


------------------------

(1) Options were assigned under the Advisor Plan and vested on March 31, 1996, the date of grant.

(2) Options were granted under the 1996 Option Plan and become exercisable at the rate of one-third of the shares covered thereby on September 24 in each of 1997, 1998 and 1999.

(3) Assumed annual rates of stock price appreciation for illustrative purposes only as required by the rules of the SEC. The actual price of Common Stock will vary from time to time based upon market factors and the Company's financial performance. No assurance can be given that such rates will be achieved.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                                                   VALUE OF
                                                                       NUMBER OF SECURITIES       UNEXERCISED
                                                                            UNDERLYING           IN-THE-MONEY
                                                                        UNEXERCISED OPTIONS    OPTIONS AT FISCAL
                                                                       AT FISCAL YEAR- END(#)     YEAR-END($)
                                          SHARES ACQUIRED    VALUE         EXERCISABLE/          EXERCISABLE/
NAME                                      ON EXERCISE(#)    REALIZED       UNEXERCISABLE       UNEXERCISABLE(1)
----------------------------------------  ---------------  ----------  ---------------------  -------------------
Richard A. May..........................       192,637     $  415,754       54,509/32,000             37,023/0
Richard L. Rasley.......................             0              0       93,095/14,000            175,031/0
Raymond M. Braun........................         8,075     $   24,975       31,025/16,000             48,525/0
James Hicks.............................        13,400     $   16,000        7,600/12,000              4,825/0
Kim S. Mills............................             0              0            0/12,000                  0/0


------------------------

(1) Value was calculated by subtracting the exercise price from the Net Asset Value as of December 31, 1996.

CHANGE IN CONTROL AGREEMENTS


    The Company has entered into change in control agreements with Messrs. May, Rasley, Braun, Hicks and Mills providing for the payment of specified benefits under the circumstances described below after a "change in control." If a "change in control" occurs, the executive will receive an amount equal to two times the sum of his base salary plus two times the amount that would otherwise be earned under certain existing executive compensation plans and arrangements if within the period commencing on the date of a "change in control" and ending on the last day of the month in which occurs the second anniversary of the "change in control" of the Company (the "Employment Period"), the executive's employment with the Company is terminated (a "Termination") other than for death, disability or "cause" or termination by the executive for "good reason," defined as (i) the executive's resignation or retirement is requested by the Company other than for cause; (ii) any significant change in the nature or scope of the executive's duties or level of authority and responsibility; (iii) any reduction in the executive's applicable total compensation or benefits other than a reduction in compensation or benefits applicable to substantially all of the Company's employees; (iv) a breach by the Company of any other material provision of the change in control agreement; or (v) a reasonable determination by the executive that, as a result of a change in control of the Company and a change in circumstances thereafter significantly affecting the executive's position, the executive is unable to exercise the prior level of the executive authority and responsibility. A "change in control" is deemed to occur under the change in control agreements if (i) any person other than certain "excluded persons" becomes the beneficial owner of 50% or more of the Company's outstanding Common Stock (a "50% Beneficial Owner"), (ii) during any 24-month period, individuals who at the beginning of such period constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; PROVIDED, HOWEVER, that any individual becoming a director during such period whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened contest for the election of directors (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any successor rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors, (iii) certain consolidations or


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
mergers of the Company or (iv) certain sales, leases, exchanges or other transfers of all, or substantially all, of the assets of the Company. An executive subject to a Termination will be subject to a non-competition agreement for the Employment Period.

LIMITED PURPOSE EMPLOYEE LOAN PROGRAM

    The Company has established the Limited Purpose Employee Loan Program (the "Employee Loan Program") for the purpose of attracting and retaining certain key employees by facilitating their ability to exercise options to purchase Common Stock. Under the Employee Loan Program, the Compensation Committee may authorize the Company to make loans and loan guarantees to, or for the benefit of, any employee of the Company to whom options to purchase Common Stock have been granted. Under the Employee Loan Program, employees may borrow up to 90% of the cost of exercising stock options held by the employee. Such loans bear interest at the interest rate for borrowings under the Credit Facility, are recourse to the employees and are secured by a pledge of the stock acquired by the employee through this program. The loan expires on the earlier of the fifth anniversary of the loan date and the date such employee's employment with the Company ceases. As of December 31, 1996, employees had acquired an aggregate of 119,892 shares of Common Stock through this program with aggregate outstanding loan amounts of $1.2 million due the Company. Such amount is reflected as a reduction of stockholders' equity until the loans are repaid. Richard A. May, Chairman of the Board, President and Chief Executive Officer of the Company, borrowed $1,067,764 under the Employee Loan Program, all of which was outstanding at December 31, 1996. See "Certain Transactions--Management Loans."

LIMITATION OF LIABILITY AND INDEMNIFICATION

    As permitted by the MGCL, the Charter limits the liability of the Company's directors and officers to the Company and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

    The Charter obligates the Company to indemnify the directors and officers (and former directors and officers) of the Company to the fullest extent permitted by the MGCL. The Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of such director or officer's service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had

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
reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that such director or officer has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on the behalf of the director or officer to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Messrs. Phillips (Chairman), Josephs, Lowenthal and Teninga. None of the members of the Compensation Committee is or has ever been an officer or employee of the Company or had any other relationship with the Company, except as member of the Board of Directors and as stockholder.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

    The following is a discussion of certain investment, financing and other policies of the Company. These policies have been determined by the Company's Board of Directors and may be amended or revised from time to time by the Board of Directors without a vote of the stockholders, except that (i) on and after the date all of the Properties are either transferred to the Operating Partnership or disposed of by the Company (the "Transfer Date"), the Company cannot change its policy of holding its assets and conducting its business only through the Operating Partnership and its affiliates without the consent of the holders of a majority of the outstanding OP Units as provided in the Partnership Agreement and (ii) the Company will not voluntarily relinquish its REIT status without a vote of the stockholders.

INVESTMENT POLICIES

    INVESTMENT IN REAL ESTATE OR INTERESTS IN REAL ESTATE. On and after the Transfer Date, the Company will conduct all of its investment activities through the Operating Partnership and its affiliates. The Company's investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of the Company. For a discussion of the Properties and the Company's acquisition and other strategic objectives, see "Business and Properties" and "Business and Growth Strategies."

    The Company expects to pursue its investment objectives primarily through the direct ownership by the Operating Partnership of the Properties and other acquired properties. The Company currently intends to invest primarily in existing improved properties but may, if market conditions warrant, invest in development projects as well. Furthermore, the Company currently intends to invest in or develop commercial properties in the Midwest Region. However, future investment or development activities will not be limited to any geographic area or product type or to a specified percentage of the Company's assets. While the Company may diversify in terms of property locations, size and market, the Company does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one geographic area. The Company intends to engage in such future investment or development activities in a manner which is consistent with the maintenance of its status as a REIT for federal income tax purposes. In addition, the Company may purchase or lease income-producing commercial and other types of properties for long-term investment, expand and improve the real estate presently owned or other properties purchased, or sell such real estate properties, in whole or in part, when circumstances warrant.

    The Company may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. Such investments may permit the Company to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. The Company currently does not have any plans to invest in joint ventures or partnerships with affiliates or promoters of the Company. The Company will not, however, enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies.

    Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness as may be incurred in connection with acquiring or refinancing these investments. Debt service on such financing or indebtedness will have a priority over any distributions with respect to the Common Stock. Investments are also subject to the Company's policy not to be treated as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

    INVESTMENTS IN REAL ESTATE MORTGAGES. While the Company's current portfolio consists of, and the Company's business objectives emphasize, equity investments in commercial real estate, the Company may, in the discretion of the Board of Directors, invest in mortgages and deeds of trust, consistent with the Company's continued qualification as a REIT for federal income tax purposes, including participating or convertible mortgages if the Company concludes that it may benefit from the cash flow or any appreciation in value of the property. Investments in real estate mortgages run the risk that one or more borrowers may default under such mortgages and that the collateral securing such mortgages may not be sufficient to enable the Company to recoup its full investment.

    SECURITIES OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES AND OTHER ISSUERS. Subject to the requirements of the gross income and asset tests necessary for continued qualification as a REIT for federal income tax purposes, the Company also may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities.

DISPOSITIONS

    Management conducts periodic reviews of the Company's portfolio and the Company reserves the right to dispose of additional Properties if the Board of Directors determines that such action would be in the best interests of the Company. The Property located at 11100 Hampshire Avenue, Bloomington, Minnesota, has been listed for sale by the Company.

FINANCING POLICIES


    As a general policy, the Company intends to limit its total consolidated indebtedness incurred so that at the time any debt is incurred, the Company's Total Debt to Total Market Capitalization Ratio does not exceed 50%. Upon the completion of the Offering, the Total Debt to Total Market Capitalization Ratio of the Company will be approximately 6.9% (6.6% if the Underwriters' overallotment option is exercised in full). The Charter and Bylaws do not, however, limit the amount or percentage of indebtedness that the Company may incur. In addition, the Company may from time to time modify its debt policy in the light of current economic conditions, relative costs of debt and equity capital, market values of its Properties, general conditions in the market for debt and equity securities, fluctuations in the market price of its Common Stock, growth and acquisition opportunities and other factors. Accordingly, the Company may increase or decrease its Total Debt to Total Market Capitalization Ratio beyond the limits described above. If these policies were changed, the Company could become more highly leveraged, resulting in an increased risk of default on its obligations and a related increase in debt service requirements that could adversely affect the financial condition and results of operations of the Company and the Company's ability to make distributions to stockholders.


    The Company has established its debt policy relative to the total market capitalization of the Company computed at the time the debt is incurred, rather than relative to the book value of such assets because it believes that the book value of its assets (which to a large extent is the depreciated value of real property, the Company's primary tangible asset) does not accurately reflect its ability to borrow and to meet debt service requirements. Total market capitalization, however, is subject to greater fluctuation than book value and does not necessarily reflect the fair market value of the underlying assets of the Company at all times. Moreover, due to fluctuations in the value of the Company's portfolio of Properties over time, and since any measurement of the Company's total consolidated indebtedness to total market capitalization is made only at the time debt is incurred, the Total Debt to Total Market Capitalization Ratio could exceed the 50% level.

    The Company has not established any limit on the number or amount of mortgages that may be placed on any single Property or on its portfolio as a whole.

    Although the Company will consider factors other than total market capitalization in making decisions regarding the incurrence of debt (such as the purchase price of properties to be acquired with debt financing, the estimated market value of properties upon refinancing and the ability of particular properties and the Company as a whole to generate sufficient cash flow to cover expected debt service), there can be no assurance that the Company's Total Debt to Total Market Capitalization Ratio, or any other measure of asset value, at the time the debt is incurred or at any other time, will be consistent with any particular level of distributions to stockholders. See "Risk Factors--No Limitation on Debt" and

"Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

CONFLICT OF INTEREST POLICIES

    The Company's Board of Directors is subject to certain provisions of Maryland law, which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts in all circumstances and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

    The Company has adopted a policy that, without the approval of a majority of the directors who are not also employees of the Company, it will not (i) acquire from or sell to any director, officer or employee of the Company, or any entity in which a director, officer or employee of the Company beneficially owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any of the assets or other property of the Company, (ii) make any loan to or borrow from any of the foregoing persons (except pursuant to the Employee Loan Program) or (iii) engage in any other transaction with any of the foregoing persons.

    Under Maryland law, each director will be subject to restrictions on misappropriation of corporate opportunities. In addition, under Maryland law, a contract or other transaction between the Company and a director or between the Company and any other corporation or other entity in which a director of the Company is a director or has a material financial interest is not void or voidable solely on the grounds of (i) such common directorship or interest, (ii) the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or (iii) the counting of such director's vote in favor thereof if (a) the common directorship or interest is disclosed or known to the Board of Directors, the committee thereof or the disinterested stockholder as the case may be, and the transaction or contract is authorized, approved or ratified by the Board of Directors or a duly authorized committee thereof, by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, or by a majority of the votes cast by disinterested stockholders or (b) the transaction or contract is fair and reasonable to the Company.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

    The Company has authority to offer Common Stock, Preferred Stock or options to purchase stock in exchange for property and to repurchase or otherwise acquire its Common Stock or other securities in the open market or otherwise and may engage in such activities in the future. As described under "Partnership Agreement--Redemption/Exchange Rights," the Company expects (but is not obligated) to issue Common Stock to holders of OP Units in the Operating Partnership upon exercise of their redemption rights. The Board of Directors has no present intention to cause the Company to repurchase any Common Stock. The Company may issue Preferred Stock from time to time, in one or more series, as authorized by the Board of Directors without the need for stockholder approval. See "Capital Stock of the Company-- Preferred Stock." The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than the Operating Partnership, nor has the Company invested in the securities of other issuers other than the Operating Partnership for the purposes of exercising control, and does not currently intend to do so. At all times, the Company intends to make investments in such a manner so as to maintain its qualification as a REIT for federal income tax purposes, unless because of circumstances or changes in the Code (or the Treasury Regulations), the Board of Directors determines that it is no longer in the best interest of the Company to qualify as a REIT; provided, however, that the Company will not voluntarily relinquish its REIT status without a vote of the stockholders. Other than pursuant to the Employee Loan Program, the Company has not made any loans to third parties, although it may in the future make loans to third parties, including, without limitation, to joint ventures in which it participates. The Company intends to make investments in such a way that it will not be treated as an investment company under the 1940 Act.

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
                              CERTAIN TRANSACTIONS

ADVISOR RELATIONSHIP


    Effective April 1, 1996, the Company became a self-administered REIT upon the consummation of the merger (the "Merger") of Equity Partners, Ltd. (the "Advisor") with and into the Company in exchange for 100,000 shares of Common Stock. Messrs. May and Rasley, who are directors and executive officers of the Company, owned 70.5% of the outstanding shares of Common Stock of the Advisor and received 58,823 and 11,764 shares of Common Stock, respectively, in the Merger. In connection with the Merger, EVEREN Securities, Inc. ("EVEREN") rendered an opinion that the Merger was fair, from a financial point of view, to the Company. The Merger was approved by the members of the Board of Directors who were not also employees of the Company, affiliates of the Advisor or employees of EVEREN. The Merger was approved by the Company's stockholders at a special meeting of stockholders held on February 27, 1996.



    From the Company's incorporation until the completion of the Merger, the Advisor provided various services to the Company pursuant to an Advisory Agreement dated July 2, 1992 as restated July 1, 1994, relating to the selection, purchase, financing and operation of the Company's properties (the "Advisory Agreement"), and pursuant to other agreements regarding property management and offering administration activities. The Advisory Agreement and the other agreements obligated the Advisor to manage and conduct the Company's day-to-day operations in consideration for certain fees which were based in part on the Company's funds from operations. Under the terms of the Advisory Agreement and other agreements, the Advisor was paid $566,320, $791,103 and $2,139,826 in 1993, 1994 and 1995, respectively, and $769,176 in 1996 prior to the Merger. The Advisor also received Advisor Options under the Advisor Plan. See "Management--Stock Option Plans."


    In connection with the Merger, the shareholders of the Advisor received 100,000 shares of Common Stock, 15,000 of which were placed in escrow to secure the indemnification obligations of the shareholders of the Advisor (the "Indemnification Shares"). Indemnification Shares that are not applied to indemnifiable damages will be distributed to the shareholders of the Advisor upon the later of (a) April 1, 2001 or (b) the expiration of the last applicable statute of limitations within which tax-based claims can be made. In addition, certain employees of the Advisor received restricted shares of Common Stock as an inducement to accept employment with the Company, including 8,571, 8,571 and 4,286 restricted shares of Common Stock issued to Messrs. Rasley, Braun and Hicks, respectively. The restrictions on these shares lapse upon the completion of the Offering. In addition, effective May 1, 1996, Mr. Braun received an additional 10,000 restricted shares of Common Stock that vest in equal annual installments on May 1 of each of the years 1999 through 2002 provided that Mr. Braun is then employed by the Company.

MANAGEMENT LOANS

    Pursuant to the terms of the Company's Employee Loan Program, Mr. May borrowed $1,067,764 million in 1996, the proceeds of which were used, together with other funds supplied by Mr. May, to pay the exercise price for options covering 102,064 shares of Common Stock. Mr. Braun borrowed $71,325 in 1997, the proceeds of which were used to pay the exercise price for options covering 7,925 shares of Common Stock. Such loans bear interest at the interest rate for borrowings under the Credit Facility and are payable quarterly. See "Management--Limited Purpose Employee Loan Program."

TRANSACTIONS WITH EVEREN

    In connection with rendering a fairness opinion with respect to the Merger, EVEREN received a fee of $200,000 in 1996. The Company also agreed to reimburse EVEREN for its reasonable out-of-pocket expenses (approximately $19,500), including the reasonable fees and expenses of EVEREN's counsel, and to indemnify EVEREN for certain liabilities to which it may be subject in connection with its engagement. The Company also retained EVEREN to act as agent for the private placement of shares of Common

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
Stock effected pursuant to the Stock Purchase Agreement. In connection with that private placement EVEREN received a placement agent fee and expense reimbursements aggregating $2.2 million. Jon K. Haahr, a Managing Director of EVEREN, was a member of the Board of Directors at the time EVEREN was engaged by the Company to provide the fairness opinion and act as agent with respect to the private placement of Common Stock. Mr. Haahr declined to stand for re-election as a director when his term expired effective September 24, 1996.

IPO CONSULTANT ARRANGEMENT


    Beginning in December 1996, the Company retained Karpf, Zarrilli & Co. Incorporated ("Karpf Zarrilli") as a consultant in connection with certain matters related to the Offering. In its capacity as consultant, Karpf Zarrilli provides advice to the Company's management regarding various disclosure and financial matters related to the Offering. In connection with these services, the Company will pay Karpf Zarrilli up to $25,000 per month, plus reasonable expenses, during the pendency of the Offering. Steven A. Karpf and Frederick P. Zarrilli are (i) Principals of Karpf Zarrilli and (ii) members of Wellsford Karpf Zarrilli Ventures, L.L.C. ("WKZV"). WKZV is the beneficial owner of 1,054,339 shares of Common Stock and has certain registration rights with respect to such shares of Common Stock. WKZV also has the right to designate one individual to be nominated as a member of the Board of Directors under certain circumstances. See "Management--Executive Officers and Directors," "--Rights to Nominate Directors," "--Registration Rights" and "Principal Stockholders."


RIGHTS TO NOMINATE DIRECTORS

    Pursuant to the Stock Purchase Agreement, for so long as they own at least 750,000 shares of Common Stock or 5% of the issued and outstanding shares of Common Stock, each of (i) Fortis Benefits Insurance Company ("Fortis"), (ii) Morgan Stanley Institutional Fund, Inc. and Morgan Stanley SICAV Subsidiary S.A. (collectively, "Morgan Stanley") and (iii) WKZV is entitled to designate one individual to be nominated as a member of the Board of Directors. As a result of this agreement, Messrs. Brinkerhoff and Lowenthal were nominated by Fortis and WKZV, respectively, and joined the Board of Directors effective August 20, 1996. They were each renominated and elected to serve as directors for a one-year term by the stockholders at the Company's annual meeting of stockholders that was held on September 24, 1996. See "Management--Compensation of Directors." These rights will terminate upon the completion of the Offering.

REGISTRATION RIGHTS


    Pursuant to the Registration Rights Agreement among the Company and the Institutional Investors, the Company has granted the Institutional Investors certain registration rights with respect to the 3,867,000 shares of Common Stock acquired by them pursuant to the Stock Purchase Agreement. The Institutional Investors include Fortis Benefits Insurance Company; Morgan Stanley Asset Management Inc.; Wellsford Karpf Zarrilli Ventures, L.L.C.; and Logan, Inc., each of which is a principal stockholder of the Company. See "Principal Stockholders" and "Shares Available for Future Sale--Registration Rights."

                             PARTNERSHIP AGREEMENT

    THE FOLLOWING SUMMARY OF THE MATERIAL PROVISIONS OF THE PARTNERSHIP AGREEMENT, INCLUDING THE DESCRIPTIONS OF CERTAIN PROVISIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS, DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PARTNERSHIP AGREEMENT, WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. SEE "AVAILABLE INFORMATION." CAPITALIZED TERMS USED IN THE FOLLOWING SUMMARY OF THE PARTNERSHIP AGREEMENT THAT ARE NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PARTNERSHIP AGREEMENT.

GENERAL


    The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. As of April 15, 1997, the Company owned 99.9% of the OP Units. The Company is the sole general partner of the Operating Partnership. The percentage ownership interests in the Operating Partnership will be adjusted from time to time to reflect accurately redemptions, the issuance of additional OP Units or similar events. Pursuant to the initial capitalization of the Operating Partnership, the Company contributed real property and cash in exchange for its OP Units. The OP Units held by holders other than the Company were issued in exchange for the acquisition by the Operating Partnership of the Court Office Center and 1675 Holmes Road Properties.


    OP Units are fractional, undivided interests in the Operating Partnership other than Preferred Units. Preferred Units are interests that entitle the holder to share in profits and losses on a limited basis but do not entitle the holder to participate in the management of the Operating Partnership or to consent to or approve any action that is not required by law. See "--Financing."

    As general partner of the Operating Partnership, the Company may cause the Operating Partnership to issue such additional OP Units as are in the best interests of the Operating Partnership and to admit any person as a partner in exchange for the contribution by such person of cash and/or property which the Company in its sole discretion determines is desirable to further the purposes of the Operating Partnership.

MANAGEMENT

    Generally, pursuant to the Partnership Agreement, the Company, as the sole general partner of the Operating Partnership, will have full, exclusive and complete responsibility for and discretion in the management and control of the Operating Partnership, subject to certain limited exceptions. The Company will be reimbursed on a monthly basis for all expenses it incurs relating to the ownership and operation of the properties held by the Operating Partnership, including compensation and other administrative expenses incurred in connection with accounting, administrative, legal and other services rendered to the Operating Partnership. The limited partners of the Operating Partnership will have no authority in such capacity to transact business for, or participate in the management activities or decisions of, the Operating Partnership. The limited partners may not remove the Company as general partner.

FINANCING

    The Operating Partnership can obtain funds necessary to meet its needs, obligations and requirements, and to provide for working capital or to repay indebtedness, from either an affiliate or a third party, in the manner and amount as the Company determines to be in the best interests of the Operating Partnership. Any such financing may be convertible in whole or in part into additional OP Units and may be secured or unsecured and may be issued through public offerings or private placements. If the Operating Partnership does not borrow all required funds, the Company may itself borrow such funds and lend such funds to the Operating Partnership on the same terms or may raise such funds in any other manner (including an issuance of shares of Common Stock or Preferred Stock). If the Company sells shares of Common Stock to raise such funds, the Company shall contribute to the Operating Partnership as an additional capital contribution the amount of the required funds so raised and additional OP Units will be issued to the Company.


    If the Company sells shares of Preferred Stock to raise such funds, the Company will either contribute such funds as an additional capital contribution or lend such funds to the Operating Partnership pursuant to the terms of the Partnership Agreement. If such funds are contributed, the Operating Partnership will issue to the Company Preferred Units having economic terms (including dividend, redemption, conversion and distribution rights) substantially similar to the terms of the Preferred Stock issued by the Company to raise such funds. If the required funds are loaned to the Operating Partnership, such loan will be on economic terms similar to the Preferred Stock issued by the Company to raise such funds (E.G., interest payments on the advance will equal dividend payments on the Preferred Stock).


    The Operating Partnership will pay all expenses of the Company incurred in connection with any capital raising transactions undertaken by the Company for funds that are contributed to the Operating Partnership. The Company is required to contribute cash or property to the Operating Partnership from time to time so that it will always own at least 1% of all partnership interests in the Operating Partnership and the balance in its general partner capital account will always be at least 1% of the total capital account balances of all partners of the Operating Partnership.

TRANSFERABILITY OF INTERESTS

    The Company may not transfer all or any part of its general partner interest in the Operating Partnership, without the consent of limited partners holding a majority of the OP Units held by all limited partners (including the Company and its affiliates) unless the Company is transferring its interest to a wholly-owned Qualified REIT Subsidiary. Without the consent of the Company, limited partners may not transfer their limited partner interests in the Operating Partnership, other than transfers (i) (whether outright or in trust) to members of such holder's immediate family; (ii) to an affiliate of such holder or to another holder of limited partner interests; (iii) pursuant to an exercise of redemption rights described below; or (iv) in the form of a pledge to secure bona fide indebtedness to institutional lenders.

    The Operating Partnership may not engage in any merger, consolidation or other combination with or into another person, unless such transaction has been approved by limited partners (including the Company and its affiliates) holding a majority of the OP Units held by all limited partners and the required consent, if any, of the holders of Preferred Units. At the completion of the Offering, the Company will hold in excess of 90% of the OP Units held by limited partners and no Preferred Units will be outstanding.

REDEMPTION/EXCHANGE RIGHTS

    Limited partners (other than the Company) have the right to require the Operating Partnership to redeem part or all of their OP Units for cash (based upon the fair market value of the number of shares of Common Stock which the Company would be required to deliver in exchange for such OP Units if it so elected). Once a limited partner exercises such rights, the Company may, in its discretion, deliver to such limited partner shares of Common Stock having a fair market value equal to such cash amount in lieu of cash and in exchange for such OP Units. This redemption right may be exercised by limited partners from time to time, in whole or in part, subject to the limitations that such right may not be exercised until the earlier of (i) the expiration of one year following the consummation of the Offering or (ii) December 31, 1999. With each such redemption or exchange, the Company's percentage ownership interest in the Operating Partnership will increase.

TAX MATTERS

    Pursuant to the Partnership Agreement, the Company will be the "tax matters partner" of the Operating Partnership for federal income tax purposes within the meaning of Code Section 6231(a)(7) and, as such, will have all rights and authority as a "tax matters partner" under the Partnership Agreement.

Accordingly, the Company will have authority to make tax elections under the Code on behalf of the Operating Partnership.

OPERATIONS

    The Partnership Agreement (i) requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for qualifying as a REIT for federal income tax purposes and to avoid being subject to any federal income or excise tax liability and (ii) provides that all or a portion of the Available Cash Flow of the Operating Partnership will be distributed from time to time (but at least quarterly) as determined by the Company, in its sole discretion, pro rata in accordance with each partner's percentage interests. Beginning immediately after all of the Properties have been either disposed of by the Company or transferred to the Operating Partnership, the Company is required to conduct all of its business activities through the Operating Partnership and its subsidiaries.

TERM

    The Operating Partnership will continue until December 31, 2046 unless dissolved sooner upon the first to occur of: (i) a written election to dissolve made by the Company with the consent of limited partners holding 75% of the OP Units held by all limited partners, (ii) the entry of a final non-appealable decree of judicial dissolution, or (iii) the Company's ceasing to be the general partner of the Operating Partnership as a result of, among other reasons, its withdrawal, bankruptcy or dissolution unless (a) the Company transfers its interest to a Qualified REIT Subsidiary pursuant to the transfer provisions described above or (b) within 90 days after such event, limited partners holding more than 50% of the OP Units held by all limited partners as a class elect to continue the Operating Partnership and appoint a new general partner.

FIDUCIARY DUTY

    The Partnership Agreement provides that in the event of any conflict between the interests of the stockholders of the Company and the interests of the limited partners of the Operating Partnership, the Company in its capacity as general partner of the Operating Partnership shall discharge its fiduciary duty to the limited partners by acting in the best interests of the Company's stockholders.

INDEMNIFICATION

    To the extent permitted by law, the Partnership Agreement provides for indemnification of and the advance of expenses to the Company and its Affiliates and any officers, directors, agents, contractors, employees thereof (collectively, the "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings (including arbitration and mediation proceedings), civil, criminal, administrative or investigative, that relate, directly or indirectly, to the formation, business or operations of the Operating Partnership in which any Indemnitee may be involved, or is threatened to be involved, as a party, witness or otherwise, by reason of the fact that such person was made a party to a proceeding by reason of status as an Indemnitee, or his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Operating Partnership or any subsidiary of the Operating Partnership (or which it has assumed or taken assets subject to) whether or not the same shall proceed to judgment or be settled or otherwise be brought to a conclusion, except only if and to the extent that it is finally adjudicated that the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and was committed with fraud, gross negligence or willful misconduct.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 15, 1997 by (i) each director, (ii) each of the Named Executive Officers, (iii) all directors and executive officers of the Company as a group and (iv) each other person who is known by the Company to be the beneficial owner of 5% or more of the then outstanding shares of Common Stock. Except as indicated below, all such shares of Common Stock are owned directly.



                                                                 NUMBER OF SHARES OF    PERCENTAGE    PERCENTAGE
                                                                     COMMON STOCK          AS OF         AFTER
                                                                     BENEFICIALLY        APRIL 15,        THE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                OWNED(2)            1997        OFFERING
---------------------------------------------------------------  --------------------  -------------  -----------
Fortis Benefits Insurance Company(3)(4)........................        1,005,000(5)         11.19%         6.84%
  One Chase Manhattan Plaza
  41st Floor
  New York, New York 10005
Morgan Stanley Asset Management Inc.(3)(4).....................        1,005,000(6)         11.19%         6.84%
  1221 Avenue of the Americas
  21st Floor
  New York, New York 10020
Wellsford Karpf Zarrilli Ventures, L.L.C.(3)(4)................          1,000,000          11.14%         6.81%
  201 Hamilton Road
  Ridgewood, New Jersey 07450
Logan, Inc.(3)(4)..............................................            482,000           5.37%         3.28%
  720 East Wisconsin Avenue
  Milwaukee, Wisconsin 53202
Raymond M. Braun(7)............................................            125,171           1.38%         *
James J. Brinkerhoff...........................................           --                --            --
James Hicks(8).................................................             93,786           1.04%         *
Daniel E. Josephs(9)...........................................             64,856           *             *
Edward Lowenthal(10)...........................................          1,005,000          11.19%         6.84%
Richard A. May(11).............................................            468,281           5.10%         3.15%
Kim S. Mills(12)...............................................             37,500           *             *
Donald E. Phillips(13).........................................             43,981           *             *
Richard L. Rasley(14)..........................................            194,115           2.12%         1.31%
Walter H. Teninga(15)..........................................             44,424           *             *
All directors and executive officers as a group
  (10 persons)(16).............................................          2,082,114          21.25%        13.43%


------------------------

*   Less than 1%

(1) Except as otherwise noted, the address for each of the persons listed is 823 Commerce Drive, Oak Brook, Illinois 60521.

(2) Except as otherwise noted, all persons have sole voting and investment power with respect to their shares.


(3) Based on the most recent Schedule 13D or 13G on file with the SEC, except as discussed in footnote (4) below.


(4) The Number of Shares of Common Stock Beneficially Owned excludes (i) 54,339 shares of Common Stock held by each of Fortis Benefits Insurance Company ("Fortis"), Morgan Stanley Asset Management Inc. ("MSAM") and Wellsford Karpf Zarrilli Ventures, L.L.C. ("WKZV") and (ii) 26,191 shares of Common Stock held by Logan, Inc. that are issuable pursuant to the conversion of outstanding shares of Preferred Stock. Upon the completion of the Offering, all of the Company's outstanding Preferred Stock will be cancelled.

(5) Includes options exercisable within 60 days to purchase 5,000 shares of Common Stock, which options were granted to Mr. Brinkerhoff as director compensation and assigned by Mr. Brinkerhoff to Fortis.


(6) As reported in Amendment No. 2 to a Schedule 13D filed by MSAM on December 2, 1996, (i) MSAM has shared voting power as to 1,054,339 shares of Common Stock and shared dispositive power as to 1,054,339 shares of Common Stock,
    (ii) Morgan Stanley Institutional Fund, Inc. ("MSIF") has shared voting power as to 643,150 shares of Common Stock and shared dispositive power as to 643,150 shares of Common Stock, (iii) Morgan Stanley SICAV Subsidiary S.A. (the "SICAV Subsidiary") has shared voting power as to 411,189 shares of Common Stock and shared dispositive power as to 411,189 shares and (iv) Morgan Stanley Group Inc. has shared voting power as to 1,054,339 shares of Common Stock and shared dispositive power as to 1,054,339 shares of Common Stock. MSAM acts as investment adviser to MSIF and the SICAV Subsidiary. Includes options exercisable within 60 days to purchase 5,000 shares of Common Stock, which options were granted to a former director as director compensation and assigned to Morgan Stanley Institutional Fund, Inc.--U.S. Real Estate Portfolio and the SICAV Subsidiary in accordance with each entity's pro rata investment in the Company.



(7) Includes options exercisable within 60 days to purchase 90,600 shares of Common Stock.



(8) Includes options exercisable within 60 days to purchase 75,100 shares of Common Stock.


(9) Includes options exercisable within 60 days to purchase 14,000 shares of Common Stock.

(10) Mr. Lowenthal is a member of WKZV and may be deemed to beneficially own the 1,000,000 shares of Common Stock that are beneficially owned by WKZV. Mr. Lowenthal disclaims beneficial ownership of all but 19,231 of such shares. Includes options exercisable within 60 days to purchase 5,000 shares of Common Stock.


(11) Includes options exercisable within 60 days to purchase 201,029 shares of Common Stock and Indemnification Shares held in escrow pursuant to the terms of the Merger. See "Certain Transactions--Advisor Relationship."



(12) Includes options exercisable within 60 days to purchase 37,500 shares of Common Stock.



(13) Includes options exercisable within 60 days to purchase 8,000 shares of Common Stock.



(14) Includes options exercisable within 60 days to purchase 172,095 shares of Common Stock and Indemnification Shares held in escrow pursuant to the terms of the Merger. See "Certain Transactions--Advisor Relationship."



(15) Includes options exercisable within 60 days to purchase 15,000 shares of Common Stock. Also includes 13,952 shares owned by Mr. Teninga's spouse.



(16) Includes options exercisable within 60 days to purchase an aggregate of 820,324 shares of Common Stock.

                          CAPITAL STOCK OF THE COMPANY

    THE FOLLOWING SUMMARY OF THE MATERIAL TERMS OF THE STOCK OF THE COMPANY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER AND BYLAWS, COPIES OF WHICH ARE EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. SEE "AVAILABLE INFORMATION."

GENERAL


    The Charter provides that the Company may issue up to 20,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and 10,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). As of April 15, 1997, after giving effect to the Offering, approximately 14,679,823 shares of Common Stock will be issued and outstanding and no shares of Preferred Stock will be issued and outstanding. In connection with the Offering, all 210,128 issued and outstanding shares of Class A Convertible Preferred Stock, $.01 par value per share, of the Company ("Class A Preferred Stock") currently outstanding will be cancelled and will become authorized and unissued shares of Preferred Stock. At the next annual meeting of stockholders, the Company intends to submit proposals to its stockholders seeking to amend the Charter to (i) increase the amount of Common Stock that it is authorized to issue under the Charter and (ii) include in the Charter certain restrictions on the ownership and transfer of the stock of the Company similar to the restrictions on ownership and transfer currently in the Bylaws. Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations. As of April 15, 1997, there were approximately 646 holders of record of Common Stock and 6 holders of record of Class A Preferred Stock.


COMMON STOCK

    All shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of stock and to the provisions of the Charter and Bylaws restricting ownership and transfer of the Company's stock, holders of shares of Common Stock are entitled to receive dividends on such stock if, as and when authorized and declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of the Company.

    Subject to the provisions of the Charter and Bylaws restricting ownership and transfer of the Company's stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

    Holders of shares of Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Charter and Bylaws restricting ownership and transfer of the Company's stock, shares of Common Stock will have equal dividend, liquidation and other rights.

    Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Charter provides that any provision of the MGCL requiring stockholder approval shall be satisfied by the affirmative vote of stockholders holding a majority of all of the votes entitled to be cast on the matter.

PREFERRED STOCK

    The Charter authorizes the Board of Directors to classify any unissued shares of Preferred Stock and to reclassify any previously classified but unissued shares of any series of which no shares have been issued. Prior to issuance of shares of each series, the Board is required by the MGCL and the Charter to set, subject to the provisions of the Charter regarding restriction on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. To date, the Board of Directors has so fixed only the Class A Preferred Stock, all of which shall be cancelled effective upon the completion of the Offering. The Board could authorize the issuance of additional shares of Preferred Stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest. Upon the completion of the Offering and cancellation of shares of Class A Preferred Stock, all shares of Class A Preferred Stock will be reclassified as authorized but unissued shares of Preferred Stock and no shares of Preferred Stock will be outstanding and the Company has no present plans to issue any Preferred Stock.

RESTRICTIONS ON TRANSFER


    For the Company to qualify as a REIT under the Code, its shares of stock must be beneficially owned by 100 or more persons during at least 335 days of any taxable year of the Company of twelve months or during a proportionate part of a shorter taxable year. In addition, not more than 50% in value of the outstanding shares of stock of the Company may be owned, actually or constructively (under the applicable attribution rules of the Code), by five or fewer individuals (as defined in the Code to include certain tax-exempt entities other than, in general, qualified domestic pension funds) at any time during the last half of any taxable year of the Company (the "five or fewer requirement"). Moreover, if the Company, or an actual or constructive owner of 10% or more of the Company, actually or constructively (under the applicable attribution rules of the Code) owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. See "Federal Income Tax Considerations--Requirements for Qualification."


    Because the Board of Directors believes it is at present essential for the Company to qualify as a REIT under the Code, the Charter authorizes the Board of Directors to take such actions as are necessary or advisable to preserve its qualification as a REIT and to refuse to permit any proposed transfer or purchase of Voting Shares that, in the opinion of the Board of Directors, would jeopardize the status of the Company as a REIT under the Code, and the Bylaws, subject to certain exceptions, contain certain restrictions on the number of shares of stock of the Company that a person may own. The Bylaws prohibit any person from acquiring or holding, actually or constructively, shares of stock representing more than 9.9% in value of the aggregate outstanding shares of stock of the Company (the "Aggregate Stock Ownership Limit").

    The Company's Board of Directors, in its sole discretion, may exempt a person from the Aggregate Stock Ownership Limit (an "Excepted Holder"). However, the Board may not grant such an exemption to any person whose actual or constructive ownership of more than 9.9% in value of the outstanding shares of stock of the Company would result in the Company failing to satisfy the "five or fewer requirement" or otherwise failing to qualify as a REIT under the Code. In order to be considered by the Board as an Excepted Holder, a person also must not own actually or constructively an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own actually or constructively more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to the satisfaction of the Board that it will not violate the two aforementioned restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the Trust (as defined below). The Board of Directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, in order to determine or ensure the Company's status as a REIT under the Code.

    The Bylaws further prohibit (a) any person from actually or constructively owning shares of stock of the Company that would result in the Company failing to satisfy the "five or fewer requirement" or would otherwise cause the Company to fail to qualify as a REIT under the Code and (b) any person from transferring shares of stock of the Company if such transfer would result in shares of stock of the Company being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of stock of the Company that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of stock of the Company that were instead transferred to the Trust is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company's status as a REIT under the Code. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to continue to qualify as a REIT under the Code.

    Under the Bylaws, if any transfer of shares of stock of the Company occurs that, if effective, would result in any person actually or constructively owning shares of stock of the Company in excess or in violation of the above transfer or ownership limitations (a "Prohibited Owner"), then that number of shares of stock of the Company the actual or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the Prohibited Owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Bylaws) prior to the date of such violative transfer. Shares of stock held in the Trust shall be considered issued and outstanding shares of stock of the Company. The Prohibited Owner shall not benefit economically from ownership of any shares of stock held in the Trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust (the "Trustee") shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that shares of stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of stock held in the Trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that such shares have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.

    Within 20 days of receiving notice from the Company that shares of stock of the Company have been transferred to the Trust, the Trustee shall sell the shares of stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Company's Charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (E.G., a gift, devise or other such transaction), the Market Price (as defined in the Bylaws) of such shares on the day of the event causing the shares to be held in the Trust and
(ii) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to the discovery by the Company that shares of stock have been transferred to the Trust, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the Trustee upon demand.

    In addition, the Charter authorizes the Board of Directors, by notice to a holder of Voting Shares, to purchase or redeem any or all Voting Shares held by such holder which, in the opinion of the Board of Directors, will jeopardize the status of the Company as a REIT. The purchase price for any Voting Shares called for purchase or redemption pursuant to this provision of the Charter shall be equal to the fair market value of the Voting Shares, which shall be conclusively deemed to be the closing sale price for such Voting Shares on the national securities exchange on which the Voting Shares are listed, if the Voting Shares are listed on only one national securities exchange, on the last business day immediately preceding the day on which notice of such purchase or redemption is sent.

    If any provision of the Charter or Bylaws restricting ownership and transfer of the Company's stock is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such Voting Shares, options, warrants or securities convertible into Voting Shares shall be deemed, at the option of the Company, to have acted as agent on behalf of the Company in acquiring such Voting Shares and to hold such Voting Shares on behalf of the Company. Notwithstanding any other provision of the Charter or Bylaws to the contrary, to the full extent permitted by law, whenever it is deemed by the Board of Directors to be reasonably necessary to protect the status of the Company as a REIT under the Code, a purported acquisition by any person of Voting Shares which would result in the disqualification of the Company as a REIT shall be null and void.


    The restrictions on the ownership and transfer of the outstanding shares of Common Stock contained in the Charter and Bylaws do not ensure, however, that the Company will be able to satisfy the "five or fewer requirement" or the REIT gross income tests primarily because the provisions in the Charter do not operate automatically to void any attempted transfer, acquisition or ownership of shares of Common Stock of the Company that would result in the disqualification of the Company as a REIT, but instead require the Board of Directors to take action to (i) prohibit or deem to be null and void such attempted transfer, acquisition or ownership of shares of Common Stock or (ii) purchase or redeem any such shares of Common Stock. Once the shares of Common Stock become publicly traded, the Board of Directors may not become aware of attempted transfers, acquisitions or ownership of Common Stock that would cause the Company to fail to qualify as a REIT until well after such transfers, acquisitions or ownership have occurred, if at all. Moreover, the restrictions on ownership and transferability contained in the Bylaws may not be enforceable against current holders of the Common Stock. As a result, the Company may not be able to enforce certain of the above-described remedies that are intended to protect the Company's status as a REIT under the Code. If the Company were to fail to qualify as a REIT with respect to any taxable year, the Company (i) would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders and (ii) would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. See "Risk Factors--Adverse Consequences of Failure to Qualify as a REIT; Other Tax Liabilities" and "Federal Income Tax Considerations--Taxation of the Company," "--Requirements for Qualification" and "--Failure to Qualify."


    All certificates representing shares of Common Stock and Preferred Stock will bear a legend referring to the restrictions described above.

    Under the Bylaws, every owner of record of more than 5% (or such lower percentage as may be required by the Code or the regulations promulgated thereunder) of all classes or series of the Company's capital stock, including shares of Common Stock, is required to give written notice to the Company, no later than January 30 of each year, stating the name and address of the actual owner of such shares, the number of shares of each class and series of stock of the Company that such actual owner actually or constructively (under the applicable attribution rules of the Code) owns and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such actual ownership on the Company's status as a REIT under the Code and to ensure compliance with the Aggregate Stock Ownership Limit. In addition, each stockholder shall upon demand be required to provide to the Company such information as the Board of Directors may deem appropriate or necessary in order to determine the Company's status as a REIT under the Code and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

    At the next annual meeting of stockholders, the Company intends to submit a proposal to its stockholders seeking to amend its Charter to contain restrictions on ownership and transfer of shares of its stock that are similar to those currently in the Bylaws.

    These ownership limits could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is Gemisys
Corporation.

                       CERTAIN PROVISIONS OF MARYLAND LAW
                      AND THE COMPANY'S CHARTER AND BYLAWS

    THE FOLLOWING SUMMARY OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS OF THE COMPANY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MARYLAND LAW AND THE CHARTER AND BYLAWS OF THE COMPANY, COPIES OF WHICH ARE EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. SEE "AVAILABLE INFORMATION."

REMOVAL OF DIRECTORS

    Pursuant to the Charter, a director may be removed with or without cause by the affirmative vote of a majority of all the votes entitled to be cast in the election of directors. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

BUSINESS COMBINATIONS

    Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination generally must be recommended by the board of directors of such corporation and approved by two super-majority votes of the stockholders. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. As permitted by the statute, the Charter provides that the Company shall not be governed by the business combination provision of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between any Interested Stockholder and the Company. As a result, the Company may be able to enter into business combinations with any Interested Stockholder in the future without compliance with the super-majority vote requirements and the other provisions of the statute. Although the Company currently has no intention of doing so, there can be no assurance that this charter provision will not be amended or eliminated in the future.

CONTROL SHARE ACQUISITIONS

    The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

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
    The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

    The Charter provides that the Company and its shares of stock shall not be governed by the control share acquisition statute. Although the Company currently has no intention of doing so, there can be no assurance that such provision will not be amended or eliminated at any time in the future.

AMENDMENT TO THE CHARTER

    As permitted by the MGCL, the Charter provides that it may be amended by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

DISSOLUTION OF THE COMPANY

    As permitted by the MGCL, the Charter provides that the dissolution of the Company must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. Under the MGCL, dissolution of a Maryland corporation does not have to be approved by each class of stock of the corporation outstanding at the time of dissolution.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

    The Bylaws of the Company provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only
(i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws. To be timely, a stockholder's notice with respect to an annual meeting generally must be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. A stockholder's nomination of a person for election to the Board of Directors at a special meeting must be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the 60th day prior to such special meeting and not earlier than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER
  AND BYLAWS

    The business combination provisions and the control share acquisition provisions of the MGCL (if the applicable exemptive provisions in the Charter are rescinded), the provisions of the Charter on removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

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
                        SHARES AVAILABLE FOR FUTURE SALE

GENERAL


    As of April 15, 1997, after giving effect to the Offering, the Company will have issued and outstanding approximately 14,679,823 shares of Common Stock (15,534,823 shares if the Underwriters' overallotment option is exercised in full), including, 24,050 shares of Common Stock that are reserved for issuance upon the possible exchange for OP Units. The shares of Common Stock issued in the Offering will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to certain provisions of the Charter. See "Capital Stock--Restrictions on Transfer." The shares of Common Stock (i) that were outstanding immediately prior to the completion of the Offering and (ii) that may be acquired by any person in exchange for OP Units (collectively, the "Restricted Shares") are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As described below under "-- Registration Rights," the Company has granted registration rights covering an aggregate of 3,867,000 of the Restricted Shares.



    In general, under Rule 144, if one year has elapsed since the later of the date of acquisition of Restricted Shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the number of then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sales provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of Restricted Shares from the Company or any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an "affiliate" of the Company at any time during the 90 days preceding a sale, such person is entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements and the availability of current public information requirements. As of the date of this Prospectus, approximately 2.9 million Restricted Shares are eligible for sale under Rule 144(k). Approximately 1.9 million additional Restricted Shares are eligible for sale subject to compliance with volume limitations and other requirements under Rule 144. See "Underwriting."



    As of April 15, 1997, the Company has options outstanding to purchase approximately 1,574,174 shares of Common Stock to directors, executive officers, certain key employees and other third parties and has reserved 561,590 additional shares for future issuance under the Stock Option Plans. Within one year following consummation of the Offering, the Company expects to file a Registration Statement on Form S-8 with the SEC with respect to the shares of Common Stock issuable under the Stock Option Plans, which shares may be resold without restriction, unless held by affiliates.


    Prior to the Offering, there has been no public market for the Common Stock. Trading of the Common Stock on the NYSE is expected to commence immediately upon the completion of the Offering. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of outstanding stock options), or the perception that such sales occur, could adversely affect prevailing market prices of the Common Stock. See "Risk Factors--Effect of Shares Available for Future Sale on Common Stock Price" and "Partnership Agreement--Transferability of Interests."

REGISTRATION RIGHTS

    Pursuant to the Registration Rights Agreement, the Company has granted the Institutional Investors certain registration rights with respect to the 3,867,000 shares of Common Stock acquired by them

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
pursuant to the Stock Purchase Agreement (collectively, the "Registrable Shares"). The following summary of certain material provisions of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. See "Available Information."

    Subject to certain terms and conditions, the Registration Rights Agreement provides that not later than the 180th day after the closing of the Offering, the Company is obligated at its expense to use its best efforts to cause a registration statement covering the Registrable Shares to become effective. The Company is obligated to use its best efforts, subject to any Permitted Interruption (as defined in the Registration Rights Agreement), to cause such registration statement to remain effective until the earlier of (i) the date on which all Registrable Shares have been sold under such registration statement and (ii) the later of (A) the date that is 12 months after such registration statement becomes effective and (B) the date that all Registrable Shares are freely transferable pursuant to Rule 144(k) or any successor rule of the rules and regulations promulgated under the Securities Act (assuming for purposes of calculating such period that no holder of Registrable Shares is an affiliate of the Company) in any case, as extended by the period of any Permitted Interruption.

    The Registration Rights Agreement also provides that if the Company proposes to register its Common Stock under the Securities Act on any Registration Statement covering such Common Stock, the holders of Registrable Shares are entitled to have their shares included in such Registration Statement on a pro rata basis at the Company's expense, subject to certain other terms and conditions set forth in the Registration Rights Agreement.


                       FEDERAL INCOME TAX CONSIDERATIONS


    The following summary of the taxation of the Company and the material federal income tax considerations that may be relevant to a prospective holder of shares of Common Stock is for general information only and does not constitute tax advice. The summary sets forth the federal income tax consequences that are likely to be material to a holder of shares of Common Stock and has been prepared by Jones, Day, Reavis & Pogue, special counsel to the Company. The tax treatment of a holder of shares of Common Stock will vary depending upon the holder's particular situation, and the discussion contained herein does not purport to address all aspects of federal income taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including insurance companies, tax-exempt entities, financial institutions, broker-dealers in securities or currencies or persons that hold shares of Common Stock that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction) subject to special treatment under the federal income tax laws. The discussion further assumes that shares of Common Stock will be held as capital assets by the holders thereof. Moreover, the discussion below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to a prospective holder of shares of Common Stock.

    The statements in this discussion and the opinion of Jones, Day, Reavis & Pogue set forth below are based on the provisions of the Code, existing, temporary, and proposed Treasury Regulations promulgated thereunder, the legislative history of the Code, administrative rulings and practices of the Internal Revenue Service ("IRS"), and judicial decisions, all as in effect on the date of this Prospectus. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes. As used in this section, the term "Company" refers solely to Great Lakes REIT, Inc., and does not include the Operating Partnership.

    EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP, AND SALE OF SHARES OF COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

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
GENERAL


    The Company elected to be taxed as a REIT commencing with its taxable year ended December 31, 1993, and the Company believes that, commencing with its taxable year ended December 31, 1993, it has been organized and has operated in such a manner so as to qualify for taxation as a REIT under Sections 856 through 860 of the Code and the applicable Treasury Regulations promulgated thereunder, which together set forth the requirements for qualifying as a REIT (the "REIT Requirements"). The Company intends to remain organized and to continue to operate in such a manner so as to qualify for taxation as a REIT for federal income tax purposes in the future, but no assurance can be given that the Company has so qualified or will be able to remain so qualified.


    The REIT Requirements (i.e., the Code sections and Treasury Regulations relating to the federal income tax treatment of REITs and their stockholders) are highly technical and complex. The following discussion sets forth only the material aspects of those provisions. This summary is qualified in its entirety by the applicable Code sections, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.

    Jones, Day, Reavis & Pogue has acted as special counsel to the Company in connection with the Offering. In the opinion of Jones, Day, Reavis & Pogue, commencing with the Company's taxable year ended December 31, 1993, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its subsequent taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court. It must also be emphasized that the opinion of Jones, Day, Reavis & Pogue is based upon various assumptions and certain representations made by the Company as to factual matters relating to the organization and operation of the Company and the Operating Partnership and to their business and properties as set forth in this Prospectus. Moreover, the Company's continued qualification and taxation as a REIT depends upon the Company's continuing ability to meet (through, among other things, actual annual operating results, asset ownership, distribution levels and diversity of stock ownership) the various qualification tests imposed by the Code discussed below. Jones, Day, Reavis & Pogue will not review the Company's compliance with these tests on an ongoing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy the requirements for qualification and taxation as a REIT. See "--Failure to Qualify".

TAXATION OF THE COMPANY

    As a REIT, the Company generally is not subject to federal corporate income tax on that portion of its net income that is currently distributed to its stockholders. This treatment substantially eliminates the federal "double taxation" on earnings (once at the corporate level and once again at the stockholder level) that generally results from an investment in a regular corporation. Even if, however, the Company continues to qualify for taxation as a REIT, it will be subject to federal income tax in certain circumstances as follows. First, the Company will be taxed at regular corporate rates on any undistributed "REIT taxable income," including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the corporate "alternative minimum tax" on its items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, the Company will be subject to tax on such income at the highest regular corporate rate. Fourth, if the Company has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, the Company will be subject to a 100% tax on an amount equal to (i) the gross income

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
attributable to the greater of the amount by which the Company fails the 75% or the 95% test, multiplied by (ii) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if during the 10-year period (the "Recognition Period") beginning on the first day of the taxable year for which the Company qualified as a REIT, the Company recognizes gain on the disposition of any asset held by the Company as of the beginning of the Recognition Period, then, to the extent of the excess of (i) the fair market value of such asset as of the beginning of the Recognition Period, over (ii) the Company's adjusted basis in such asset as of the beginning of such Recognition Period (the "Built-In Gain"), such gain will be subject to tax at the highest regular corporate rate; provided, however, that the Company shall not be subject to tax on recognized Built-In Gain with respect to assets held as of the first day of the Recognition Period to the extent that the aggregate amount of such recognized Built-In Gain exceeds the net aggregate amount of the Company's unrealized Built-In Gain (i.e., aggregate unrealized gains less aggregate unrealized losses) with respect to such assets as of the first day of the Recognition Period. Eighth, if the Company acquires any asset from any corporation which is or has been a C Corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the asset in the hands of the Company is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company subsequently recognizes gain on the disposition of such asset during the Recognition Period beginning on the date on which the asset was acquired by the Company, then the Built-In Gain with respect to such asset will be subject to tax at the highest regular corporate rate.

REQUIREMENTS FOR QUALIFICATION

    ORGANIZATIONAL REQUIREMENTS. The Code defines a REIT as a corporation, trust, or association (i) which is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation but for compliance with the REIT Requirements; (iv) which is neither a financial institution nor an insurance company subject to certain special provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) at any time during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively (through the application of certain attribution rules of the Code), by or for five or fewer individuals (as defined in the Code to include certain tax-exempt entities other than, in general, qualified domestic pension funds); (vii) complies with certain recordkeeping requirements of the Code and the Treasury Regulations promulgated thereunder; and (viii) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through
(iv), inclusive, must be met during the entire taxable year and that condition
(v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions
(v) and (vi), however, do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

    The Company believes that it has satisfied the conditions set forth above for each of its taxable years commencing with the taxable year ended December 31, 1993, and that it will continue to do so. With respect to the stock ownership requirements described in (v) and (vi) above, the Company's Charter and Bylaws provide for restrictions on the ownership and transfer of the Company's shares of Common Stock that are intended to assist the Company in continuing to satisfy these requirements. Such ownership and transfer restrictions are described above under the heading "Capital Stock of the Company--Restrictions on Transfer." It should be emphasized that these restrictions do not ensure that the Company will, in all cases, be able to satisfy the stock ownership requirements described above primarily because the provisions in the Charter do not operate automatically to void any attempted transfer, acquisition or ownership of shares of Common Stock of the Company that would result in the disqualification of the Company as a REIT, but instead require the Company's Board of Directors to take action to prohibit or deem to be null and void any such attempted transfer, acquisition or ownership of shares of Common Stock or to purchase or redeem any such shares of Common Stock. Once the shares of Common Stock of the Company become publicly traded, the Board of Directors may not become aware of attempted transfers, acquisitions or ownership of Common Stock that would cause the Company to fail to qualify as a REIT until well after such transfers, acquisitions or ownership have occurred, if at all. Moreover, the restrictions on ownership and transferability contained in the Bylaws may not be enforceable against current holders of Common Stock. If the Company fails to satisfy the stock ownership requirements, the Company's status as a REIT will terminate, and the Company will not be able to prevent such termination. See "--Failure to Qualify."

    QUALIFIED REIT SUBSIDIARIES. The Company has a number of wholly owned subsidiaries. Section 856(i) of the Code provides that a corporation that is a "qualified REIT subsidiary" will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a "qualified REIT subsidiary" will be treated as assets, liabilities and items (as the case may be) of the REIT. Thus, in applying the requirements described herein, the Company's "qualified REIT subsidiaries" will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as assets, liabilities and items (as the case may be) of the Company. The Company believes that all of its wholly-owned subsidiaries are "qualified REIT subsidiaries."

    OWNERSHIP OF A PARTNERSHIP INTEREST. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such proportionate share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the REIT Requirements, including satisfying the gross income tests and the asset tests. Accordingly, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership and any other partnership in which the Company may be a direct or indirect partner in the future will be treated as assets, liabilities and items of income of the Company for purposes of applying the REIT Requirements, provided that the Operating Partnership and any other such partnerships are treated as partnerships for federal income tax purposes. See "--Partnership Classification."

    GROSS INCOME TESTS. To maintain its qualification as a REIT, the Company must satisfy three gross income requirements annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating directly to real property or mortgages on real property (including "rents from real property," which term generally includes expenses of the Company that are paid or reimbursed by tenants, and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments and from dividends, interest, and gain from the sale or other disposition of stock or securities or from any combination of the foregoing. Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain from the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year.

    For purposes of satisfying the 75% and 95% gross income tests described above, rents received by the Company from a tenant will qualify as "rents from real property" only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits derived by any person from such property. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or an actual or constructive owner of 10% or more of the Company, actually or constructively owns a 10% or greater interest in such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent

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
attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the Company generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor that is adequately compensated and from whom the REIT derives no revenue. The Company may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Company has represented that it has not and will not in the future (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant (unless the Board of Directors determines in its discretion that the rent received from such Related Party Tenant is not material and will not jeopardize the Company's status as a REIT), or (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease).

    As noted above, the Charter and Bylaws provide for restrictions on the ownership and transfer of the Common Stock that are intended, in part, to assist the Company in satisfying the 75% and 95% gross income tests described above by prohibiting owners of interests in a Related Party Tenant from owning shares of Common Stock if such ownership would jeopardize the Company's status as a REIT. The provisions of the Charter, however, do not operate automatically to prohibit the ownership of shares of Common Stock that would result in the disqualification of the Company as a REIT, but instead require the Board of Directors to take action to prohibit or deem to be null and void any such ownership of shares of Common Stock or to purchase or redeem any such shares of Common Stock. Although the Company believes that it has not in the past and does not currently rent any property to a Related Party Tenant, there can be no assurance that the Board of Directors would have, or will in the future, become aware of ownership of Common Stock by persons whose ownership of interest in Related Party Tenants could jeopardize the Company's status as a REIT. Moreover, the restrictions on ownership contained in the Bylaws were adopted in 1997 and may not be enforceable against holders of Common Stock who acquired such shares prior to the adoption of these Bylaw provisions.


    The Company has performed and will in the future perform certain services with respect to the Properties for certain of its tenants. The Company believes that the services it provides to tenants are usually and customarily rendered in the geographic market of the Properties in connection with the rental of space for occupancy only, and, accordingly, that the provision of such services has not caused, and will not in the future cause, the rents received with respect to the Properties to fail to qualify as "rents from real property" for purposes of the 75% and 95% gross income tests described above. In the case of any services provided to tenants that are not "usual and customary," the Company has represented that it has employed and intends to continue to employ qualifying independent contractors to provide such services.

    The Company has received and will in the future receive fees for services, or payments in the form of reimbursements for expenses incurred in the performance of services, in either case provided to the Operating Partnership. Although the law is not entirely clear, because the Company has a significant capital interest directly and indirectly in the Operating Partnership, the amount of such fees and reimbursements that is apportioned to the capital interest of the Company in the Operating Partnership should not be treated as a separate item of income and should be disregarded for purposes of the 75% and 95% gross income tests. The amount of such fees and reimbursements, on the other hand, that is apportioned to the capital interests of other partners in the Operating Partnership will generally result in nonqualifying income to the Company under the 75% and 95% gross income tests. In addition, the Company has received and will continue in the future to receive a de minimis amount of management fees in exchange for the performance of certain services with respect to properties that are owned entirely by third parties. All such third-party management fees will constitute nonqualifying income for purposes of the 75% and 95% gross income tests.

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
    The Company believes that the aggregate amount of nonqualifying income (including such fees and reimbursements) in any taxable year has not exceeded and will not in the years immediately following the Offering exceed the limits on non-qualifying income under the 75% or 95% gross income tests. The Company intends to carefully monitor its compliance with the 75% and 95% gross income tests. Should the potential amount of non-qualifying income of the Company in the future create a risk as to the qualification of the Company as a REIT, the Company intends to take action to avoid non-qualification as a REIT.

    The Company believes that it has satisfied the three gross income tests for each of its taxable years commencing with the taxable year ended December 31, 1993, and intends to operate in a manner that will enable it to continue to satisfy these tests in the future.

    If the Company fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if (i) the Company's failure to meet such test(s) was due to reasonable cause and not due to willful neglect,
(ii) the Company attaches a schedule of the sources of its income to its federal income tax return for such taxable year, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because non-qualifying income that the Company intentionally earns exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. If these relief provisions were inapplicable to a particular set of circumstances involving the Company, the Company would cease to qualify as a REIT. As discussed above in "--Taxation of the Company," even if these relief provisions apply, a 100% tax will still be imposed on the greater of the amount by which the Company failed the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability. No similar mitigation provision applies to provide relief if the Company fails to satisfy the 30% income test, and in such case, the Company will cease to qualify as a REIT. See "--Failure to Qualify."

    ASSET TESTS. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by partnerships in which the Company or one of its qualified REIT subsidiaries owns an interest and (ii) stock or debt instruments purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company and held for not more than one year following the receipt by the Company of such proceeds), cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for interests in the Operating Partnership, any other partnership in which the Company may or may be deemed to be a direct or indirect partner in the future, and any qualified REIT subsidiary of the Company).

    For purposes of the three asset tests, the Company is deemed to own its proportionate share of the assets of the Operating Partnership and any other partnership in which the Company may or may be deemed to be a direct or indirect partner in the future and 100% of the assets of each of its qualified REIT subsidiaries. The Company's ownership interests in those entities are disregarded.

    After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including as a result of the Company increasing its interest in the Operating Partnership), the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company believes that it has satisfied the requirements of the three asset tests described above for all relevant periods commencing with its taxable year ended December 31, 1993. The Company

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
has further represented that it has maintained and intends to continue to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to cure noncompliance with the asset tests within such time period, the Company would cease to qualify as a REIT.


    ANNUAL DISTRIBUTION REQUIREMENTS. To maintain its qualification as a REIT, the Company is required to distribute dividends (other than capital gain dividends) qualifying for the dividends paid deduction (as defined in Section 561 of the Code) to its stockholders each year in an amount at least equal to
(i) the sum of (A) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) plus
(B) 95% of the net income (after tax), if any, from foreclosure property, minus
(ii) the sum of certain items of non-cash income. In addition, if the Company disposes of any asset during its Recognition Period, the Company will be required to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment after such declaration.


    To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amounts at regular ordinary or capital gains corporate tax rates, as the case may be. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, plus (iii) any undistributed taxable income from prior years, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.


    The Company believes that it has made timely distributions sufficient to satisfy all of the annual distribution requirements for each of its taxable years commencing with its taxable year ended December 31, 1993. Prior to January 1, 1996, however, the Company maintained a dividend reinvestment and share purchase plan pursuant to which shares of Common Stock were issued to certain of the then existing stockholders of the Company. The IRS may challenge certain operational aspects of the plan, and, if successful, this would result in the Company having to pay "deficiency dividends" (as further discussed below) to its stockholders, as well as interest to the IRS, to maintain the Company's status as a REIT. While the amount of such "deficiency dividends" and interest could be significant, the Company anticipates that it would be able to obtain funds to pay these amounts from borrowings or other sources. For the purposes of its opinion regarding the Company's qualification as a REIT, Jones, Day, Reavis & Pogue, special counsel to the Company, has assumed that in the event of a successful challenge by the IRS, the Company would have sufficient funds to pay and would use such funds to pay the amount of such "deficiency dividends" and interest in a timely manner.



    The Company intends to continue to make timely distributions sufficient to satisfy all of the annual distribution requirements for its current and future taxable years. In this regard, the Partnership Agreement requires the Company, as general partner, to use its best efforts to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements. It is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to the insufficiency of cash flow from the Operating Partnership in a particular year or to timing differences between the actual receipt of income and actual payment of deductible expenses, on the one hand, and the inclusion of such income and deduction of such expenses in computing the Company's "REIT taxable income," on the other hand. In the event that such an insufficiency or such timing differences occur, in order to meet the 95% distribution requirement, the Company may find it necessary to cause the Operating Partnership to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

    Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

    RECORDKEEPING REQUIREMENTS. Pursuant to applicable Treasury Regulations, to continue to qualify for taxation as a REIT, the Company must maintain certain records and request on an annual basis certain information from its stockholders of record designed to disclose the actual owners of its outstanding shares of Common Stock. The Company has represented that it has complied with these recordkeeping requirements and intends to continue to comply with such requirements in the future.

    PARTNERSHIP ANTI-ABUSE RULES. Treasury Regulations have been promulgated under the partnership provisions of the Code that permit the IRS to recharacterize transactions involving partnerships that purport to create tax advantages that are inconsistent with the intent of the partnership provisions of the Code. The scope and intended application of these Treasury Regulations are unclear. Nonetheless, although the matter is not free from doubt, Jones, Day, Reavis & Pogue believes that these Treasury Regulations do not adversely affect the Company's ability to qualify as a REIT.

    PENALTY TAX ON PROHIBITED TRANSACTIONS. Any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including the Company's share of any such gain realized by the Operating Partnership) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties (and other properties) and to make such occasional sales of the Properties as are consistent with such investment objectives. Based upon such investment objectives, the Company believes that in general the Properties should not be considered inventory or other property held primarily for sale to customers in the ordinary course of a trade or business and that the amount of income from prohibited transactions, if any, will not be material. There can be no assurance, however, that the IRS might not contend that one or more of such sales is subject to the 100% penalty tax. See "-- Requirements for Qualification."

FAILURE TO QUALIFY

    If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify as a REIT will not be required to be made and, if made, will not be deductible by the Company. As a result, the Company's failure to qualify as a REIT will reduce the cash available for distribution by the Company to its stockholders. In addition, if the Company fails to qualify as a REIT, all distributions to the Company's stockholders will be taxable as ordinary income dividends to the extent of the Company's then current and accumulated earnings and profits, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be ineligible for qualification as a REIT for the four taxable years following the year during which such qualification was lost. It is not possible to determine whether the Company would be entitled to such statutory relief in all circumstances.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

    As used herein, the term "U.S. Stockholder" means a holder of shares of Common Stock who (for United States federal income tax purposes) is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

    As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction in the case of U.S. Stockholders that are corporations.

    Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable U.S. Stockholders as long-term capital gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a U.S. Stockholder has held his shares of Common Stock. U.S. Stockholders that are corporations will not be eligible for the dividends-received deduction with respect to such dividends and, further, may be required to treat up to 20% of certain capital gain dividends as ordinary income.


    To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his or her shares of Common Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in his or her shares taxable as capital gains (provided that the shares have been held as a capital asset). Dividends declared by the Company in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. U.S. Stockholders may not include in their own income tax returns any net operating losses or capital losses of the Company.



    The Company will be treated as having sufficient earnings and profits to treat as dividends all distributions made by the Company during a calendar year that are not in excess of the amount required to be distributed by the Company for such year in order to avoid the imposition of the 4% excise tax discussed above. Moreover, any "deficiency dividends" paid by the Company will be treated as dividends (either ordinary or capital gain dividends, as the case may be) for tax purposes, without regard to the amount of the Company's current and accumulated earnings and profits. As a result, U.S. Stockholders may be required to treat certain distributions made by the Company that would otherwise result in a tax-free return of capital as taxable dividends.


    Distributions made by the Company and gain arising from the sale or exchange by a U.S. Stockholder of shares of Common Stock will not be treated as passive activity income, and, as a result, U.S. Stockholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by the Company (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest deduction limitation. Gain arising from the sale or other disposition of shares of Common Stock, however, will not be treated as investment income unless the U.S. Stockholder elects to reduce the amount of his or her total net capital gain eligible for the 28% maximum capital gains rate by the amount of such gain with respect to the shares.

    Upon any sale or other disposition of shares of Common Stock, a U.S. Stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition, and
(ii) the holder's adjusted basis in such shares of Common Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares of Common Stock have been held by the U.S. Stockholder as a capital asset, and will be long-term gain or loss if such shares have been held for more than one year. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Stockholder from the Company which were required to be treated as long-term capital gains.

BACKUP WITHHOLDING

    The Company will report to its U.S. Stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide the Company with his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Company. See "--Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

    The IRS has issued a published revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Based on that ruling and the analysis contained therein, distributions made by the Company to, as well as gain from the sale or other disposition of shares of Common Stock by, a U.S. Stockholder that is a tax-exempt entity (such as an individual retirement account ("IRA") or a 401(k) plan, but excluding certain types of tax-exempt entities dealt with below) should not constitute UBTI unless such tax-exempt U.S. Stockholder has financed the acquisition of its shares of Common Stock with "acquisition indebtedness" and the shares are thus treated as "debt financed property" within the meaning of the Code, or such shares are used in an unrelated trade or business conducted by such tax-exempt stockholder.

    Special rules apply to tax-exempt U.S. Stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, of the Code. In the case of these tax-exempt U.S. Stockholders, distributions made by the Company and gain from the sale or other disposition of shares of Common Stock will generally constitute UBTI unless the tax-exempt stockholder is able properly to deduct amounts set aside or placed in reserve for certain purposes so as to offset the income and gain generated by its investment in shares of Common Stock. Such prospective tax-exempt investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

    Special rules also apply to certain tax-exempt pension trusts (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (by value) of the interests in a "pension-held REIT" at any time during a taxable year. Such a pension trust must treat a certain percentage of all distributions received from the REIT during the year as UBTI. The percentage is equal to the ratio of the REIT's gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were itself a tax-exempt pension trust, to the REIT's gross income (less direct expenses related thereto) from all sources. The special rules will not apply to require a pension trust to recharacterize a portion of its distributions received from the REIT as UBTI unless the percentage computed is at least 5%.

    A REIT will be treated as a "pension-held REIT" only if the REIT is predominantly held by tax-exempt pension trusts and if the REIT would otherwise fail to satisfy the "five or fewer" stock ownership requirements discussed above, see "--Requirements for Qualification--Organizational Requirements," if the stock of the REIT held by such tax-exempt pension trusts were not treated (under Section 856(h)(3) of the Code) as being held directly by their respective beneficiaries (instead of by the trusts themselves). A REIT is predominantly held by tax-exempt pension trusts if at least one tax-exempt pension trust holds more than 25% (by value) of the interests in the REIT, or if one or more tax-exempt pension trusts (each of which owns more than 10% (by value) of the interests in the REIT) own in the aggregate more than 50% (by value) of the interests in the REIT. The provisions requiring tax-exempt pension trusts to treat a portion of distributions received from a REIT as UBTI will not apply to the Company if it is able to satisfy the "five or fewer" stock ownership requirement without relying upon the "look-through" exception for tax-exempt pension trusts. The Company does not expect to be classified as a "pension-held REIT." Because, however, the shares of Common Stock will be publicly traded, no assurance can be given that the Company will not in fact qualify as a "pension-held REIT" in the future.

TAXATION OF NON-U.S. STOCKHOLDERS

    The rules governing United States federal income taxation of the ownership and disposition of shares of Common Stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Stockholders") are highly complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Stockholder in light of its particular circumstances. Prospective Non-U.S. Stockholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws on an investment in shares of Common Stock, including any reporting requirements.

    In general, Non-U.S. Stockholders will be subject to regular United States federal income taxation with respect to their investment in shares of Common Stock in the same manner as a U.S. Stockholder (i.e., at graduated rates on a net basis, after allowance of deductions) if such investment is "effectively connected" with the conduct by such Non-U.S. Stockholder of a trade or business in the United States. A Non-U.S. Stockholder that is a corporation and that receives income with respect to its investment in shares of Common Stock that is (or is treated as) "effectively connected" with the conduct of a trade or business in the United States may also be subject to the 30% branch profits tax imposed under Section 884 of the Code, which is payable in addition to the regular United States corporate income tax. The following discussion addresses only the United States federal income taxation of Non-U.S. Stockholders whose investment in shares of Common Stock is not "effectively connected" with the conduct of a trade or business in the United States. Prospective investors whose investment in shares of Common Stock may be "effectively connected" with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences thereof.

    DISTRIBUTIONS. Distributions made by the Company to a Non-U.S. Stockholder that are neither attributable to gain from the sale or exchange by the Company of United States real property interests nor designated by the Company as capital gains dividends will be treated as ordinary income dividends to the extent that they are made out of current or accumulated earnings and profits of the Company. Generally, such distributions will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such reduced rate as may be specified by an applicable income tax treaty. Under certain treaties, however, reduced withholding rates generally applicable to dividends do not apply to dividends paid by a REIT, such as the Company.

    Pursuant to current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the availability of a reduced tax treaty rate. Under

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proposed Treasury Regulations, not currently in effect, however, a Non-U.S.
Stockholder who wishes to claim the benefit of an applicable treaty rate would be required to satisfy certain certification and other requirements.

    Distributions made by the Company in excess of its current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis that the stockholder has in his or her shares of Common Stock, but instead will reduce the adjusted basis of such stock (but not below zero). To the extent that such distributions exceed the adjusted basis that a Non-U.S. Stockholder has in his or her shares of Common Stock for tax purposes, the amount of such excess will be treated as gain from the sale or exchange of such shares, the tax treatment of which is described below.

    For withholding tax purposes, the Company is currently required to treat all distributions as if made out of its current or accumulated earnings and profits and thus intends to withhold at the rate of 30% (or a reduced treaty rate if applicable) on the amount of any distribution (other than distributions designated as capital gain dividends discussed below) made to a Non-U.S. Stockholder. Under proposed Treasury Regulations, not currently in effect, the Company would not be required to withhold at the 30% rate on distributions (or portions thereof) it reasonably estimated to be in excess of the Company's current and accumulated earnings and profits. Instead, however, as a result of a legislative change made by the Small Business Job Protection Act of 1996, effective for distributions after August 20, 1996, the withholding requirements of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") would apply to any distributions made by the Company to Non-U.S. Stockholders in excess of the Company's current and accumulated earnings and profits. Accordingly, if the Company were no longer required to withhold at the 30% rate on such distributions, it would be required to withhold tax under FIRPTA equal to 10% of the amount realized by each Non-U.S. Stockholder with respect to any such distribution, including a distribution made to a Non-U.S. Stockholder in excess of the Company's current and accumulated earnings and profits but that did not exceed the Non-U.S. Stockholder's adjusted basis in his or her shares of Common Stock for tax purposes and thus did not give rise to any United States tax. In any case, a Non-U.S. Stockholder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of the Company's then current and accumulated earnings and profits and the amount withheld exceeded the Non-U.S. Stockholder's United States tax liability, if any, with respect to the distribution.

    Distributions made by the Company to a Non-U.S. Stockholder that are designated by the Company at the time of distribution as capital gain dividends (other than those arising from the sale or other disposition of a United States real property interest) generally will not be subject to United States federal income taxation unless the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual's gain.

    Distributions made by the Company to a Non-U.S. Stockholder that are attributable to gain from the sale or exchange by the Company of United States real property interests will be taxed to the Non-U.S. Stockholder under FIRPTA. Under FIRPTA, such distributions are taxed to a Non-U.S. Stockholder as if such distributions were gains "effectively connected" with the conduct by such stockholder of a trade or business in the United States. Accordingly, a Non-U.S. Stockholder will be taxed on such distributions at the same capital gains rates applicable to U.S. Stockholders (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals), without regard to whether such distributions are designated by the Company as capital gain dividends. Distributions subject to FIRPTA also may be subject to the 30% branch profits tax discussed above in the case of a corporate Non-U.S. Stockholder that is not entitled to treaty relief or exemption.

    The Company will be required to withhold tax from any distribution to a Non-U.S. Stockholder that could be designated by the Company as a capital gain dividend in an amount equal to 35% of the gross distribution. The amount of tax withheld is fully creditable against the Non-U.S. Stockholder's FIRPTA tax liability, and if such amount exceeds the Non-U.S. Stockholder's federal income tax liability for the applicable taxable year, the Non-U.S. Stockholder may seek a refund of the excess from the IRS. In addition, if the Company designates prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding.

    SALE OF COMMON STOCK. Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of shares of Common Stock generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of FIRPTA. The shares of Common Stock will not constitute a "United States real property interest" so long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Stockholders. The Company believes that at the closing of the Offering it will be a "domestically controlled REIT," and therefore that the sale of shares of Common Stock will not be subject to taxation under FIRPTA. Because, however, the shares of Common Stock will be publicly traded, no assurance can be given that the Company will continue to be a "domestically-controlled REIT" in the future. Notwithstanding the foregoing, gain from the sale or exchange of shares of Common Stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Stockholder if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

    If the Company does not qualify as or ceases to be a "domestically-controlled REIT," whether gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of Common Stock would be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" will depend on whether the shares are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange on which the Common Stock will be traded) and on the size of the selling Non-U.S. Stockholder's interest in the Company. If gain on the sale or exchange of shares of Common Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Stockholder (as well as to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock would be required to withhold and remit to the IRS 10% of the gross purchase price.

    BACKUP WITHHOLDING TAX AND INFORMATION REPORTING. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting generally will not apply to distributions paid to Non-U.S. Stockholders outside the United States that are treated as (i) dividends subject to the 30% (or reduced treaty rate) withholding tax discussed above, (ii) capital gains dividends or (iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of shares of Common Stock by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of shares of Common Stock by or through a foreign office of a broker that (a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States stockholders) for United States federal income tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Stockholder and certain other conditions are met, or the stockholder otherwise establishes an exemption. A payment to or through a United States office of a broker of the proceeds of a sale of shares of Common Stock is subject to both backup withholding and information reporting unless the stockholder certifies under penalties of perjury that the stockholder is a Non-U.S. Stockholder, or otherwise establishes an exemption. A Non-U.S. Stockholder may obtain a refund of any amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS.

    Proposed Treasury Regulations have been recently issued with respect to the backup withholding and information reporting rules discussed above. In general, the proposed Treasury Regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify and modify reliance standards. If finalized in their current form, the proposed Treasury Regulations would generally be effective for payments made after December 31, 1997, subject to certain transition rules.

    ESTATE TAX. Shares of Common Stock owned by an individual who is not a citizen or resident of the United States (as determined for purposes of U.S. federal estate tax law) at the time of death generally will be includible in such individual's gross estate for federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

TAX ASPECTS OF THE COMPANY'S INVESTMENT IN THE OPERATING PARTNERSHIP

    The Company holds direct and indirect interests in the Operating Partnership. The following discussion summarizes certain federal income tax considerations applicable solely to the Company's investment in the Operating Partnership. The discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

PARTNERSHIP CLASSIFICATION

    The Company has not requested, and does not intend to request, a ruling from the IRS that the Operating Partnership will be classified as a partnership for federal income tax purposes. Instead, Jones, Day, Reavis & Pogue is of the opinion, based on certain factual assumptions and representations made by the Company as the general partner of the Operating Partnership, that the Operating Partnership has been and will continue to be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation or a publicly traded partnership. Unlike an IRS ruling, however, an opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes.

    If for any reason the Operating Partnership were taxable as a corporation rather than a partnership for federal income tax purposes, the character of the Company's assets and items of gross income would change, and, as a result, the Company would most likely be unable to satisfy the gross income and asset tests, which would thus prevent the Company from qualifying as a REIT. See "--Requirements for Qualification--Gross Income Tests, Asset Tests" and "--Failure to Qualify." In addition, any change in the status of the Operating Partnership for tax purposes might be treated as a taxable event, in which case the Company could incur a tax liability without any related cash distribution from the Operating Partnership. Further, if the Operating Partnership were to be treated as an association taxable as a corporation, items of income, gain, deduction and credit of the Operating Partnership would not pass through to its partners, including the Company; instead, the Operating Partnership would be taxable as a corporation, subject to entity-level taxation on its net income at regular corporate tax rates. The partners of the Operating Partnership would be treated for federal income tax purposes as stockholders, with distributions to such partners being characterized as dividends.

    The opinion of Jones, Day, Reavis & Pogue is based, in part, on Treasury Regulations recently issued in final form governing the classification of a business entity as a partnership or an association taxable as a corporation for federal income tax purposes (the "Final Classification Regulations"). The Final Classification Regulations are effective as of January 1, 1997, and replace the former four-factor test used to distinguish partnerships from corporations for tax purposes. In general, under the Final Classification

Regulations, a U.S. business entity that has at least two members and that is not organized under a state or federal statute as a corporation, is not described under a state statute as a joint-stock company or joint-stock association and does not meet certain other narrow definitions set forth therein (an "eligible entity"), may elect to be classified as either a partnership or an association taxable as a corporation. The Final Classification Regulations also provide for a "default" classification for an eligible entity that fails to file a classification election. Under the "default" classification, such an entity will be classified as a partnership if it has two or more members.

    The classification of the Operating Partnership is governed entirely by the Final Classification Regulations. Although the Operating Partnership was in existence for state law purposes prior to January 1, 1997, it was not first treated for federal income tax purposes as an entity separate from the Company until after that date. Under the Final Classification Regulations, the Operating Partnership will constitute an eligible entity and intends to elect to be classified as a partnership. Moreover, even if the Operating Partnership failed to file an election to be classified as a partnership, the Operating Partnership, as an eligible entity, would be so classified under the default classification provisions of the Final Classification Regulations so long as it did not file an election to be classified as an association taxable as a corporation.

    Notwithstanding the classification of a business entity formed as a partnership under the Final Classification Regulations, such an entity will nonetheless be treated as a corporation for federal income tax purposes if it is a "publicly traded partnership." A publicly traded partnership is generally a partnership the interests in which are either traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to a REIT (the "90% Passive Income Exception"). See "--Requirements for Qualification--Gross Income Tests."

    Recently issued Treasury Regulations effective for taxable years beginning after December 31, 1995 provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one such safe harbor (the "Private Placement Exception"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust or S corporation) that in turn owns an interest in a partnership will be treated as a partner in such partnership for purposes of the 100 partner rule only if (i) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest in the partnership, and (ii) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation. Because no interests in the Operating Partnership have been or are traded on an established securities market and because the Operating Partnership should not be treated as having more than 100 partners, the Company believes that the Operating Partnership presently qualifies for the Private Placement Exception. The Operating Partnership intends to monitor closely its compliance with the Private Placement Exception to ensure that it remains applicable. Even if, however, the Operating Partnership were considered to be a publicly traded partnership because it was deemed to have more than 100 partners, the Operating Partnership would not be treated as a corporation for federal income tax purposes if it otherwise qualified for the 90% Passive Income Exception from such treatment.

INCOME TAXATION OF THE OPERATING PARTNERSHIP AND ITS PARTNERS

    PARTNERS, NOT PARTNERSHIP, SUBJECT TO TAX. A partnership is not a separate taxable entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. The Company will be required to take into account its allocable share of the foregoing items of the Operating Partnership for purposes of the various REIT income tests and in the computation of its "REIT taxable income." See "--Requirements for Qualification--Gross Income Tests."

    PARTNERSHIP ALLOCATIONS. Although a partnership agreement will generally determine the allocation of a partnership's income and losses among the partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss contained in the Partnership Agreement are intended to comply with the requirements of
Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

    TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES. Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted basis of such property for tax purposes at the time of contribution. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property (including the Properties). Consequently the Partnership Agreement requires allocations of income, gain, loss, and deduction attributable to such contributed properties to be made in a manner that is consistent with
Section 704(c) of the Code.

    In general, Section 704(c) of the Code will cause the Company and other Limited Partners of the Operating Partnership contributing Properties to the Operating Partnership with fair market values in excess of their adjusted bases for federal income tax purposes to be allocated solely for tax purposes lower amounts of annual depreciation deductions and increased taxable income and gain on the sale of those Properties than would ordinarily be the case for economic or book purposes. These allocations may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "--Taxation of the Company-- Annual Distribution Requirements."

    The foregoing principles may also affect the calculation of the Company's earnings and profits for purposes of determining the portion of the Company's distributions that is taxable as a dividend. See "--Taxation of Taxable U.S. Stockholders." The application of these rules over time may result in a higher portion of the Company's distributions being taxed as a dividend than would have been the case had the Operating Partnership purchased the Properties for cash.

    BASIS IN PARTNERSHIP INTEREST. The Company's adjusted basis in its partnership interest in the Operating Partnership for tax purposes generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) will be increased by (A) the Company's allocable share of the Operating Partnership's income and
(B) the Company's allocable share of indebtedness of the Operating Partnership, and (iii) will be reduced, but not below zero, by (A) the Company's allocable share of the Operating Partnership's losses and (B) the amount of cash and the basis of any other property distributed by the Operating Partnership to the Company, including any constructive cash distributions resulting from a reduction in the Company's allocable share of indebtedness of the Operating Partnership.

    If the allocation of the Company's distributive share of the Operating Partnership's losses exceeds the adjusted basis of the Company's partnership interest in the Operating Partnership for tax purposes, the recognition of such excess loss will be deferred until such time and to the extent that the Company has adjusted tax basis in its interest in the Operating Partnership. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (each such decrease being considered a constructive cash distribution to the Company), would reduce Company's adjusted tax basis, such excess distributions (including such constructive distributions) would constitute taxable income to the Company. Such taxable income will normally be characterized as a capital gain, and if the Company's interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), such distributions and constructive distributions will constitute long-term capital gain.

    SALE OF THE PROPERTIES. Generally, any gain realized by the Operating Partnership on the sale of property that it has held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.

OTHER TAX CONSIDERATIONS

    POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX
CONSEQUENCES. Prospective stockholders should recognize that the present federal income tax treatment of the Company may be modified by future legislative, judicial or administrative actions or decisions at any time, which may or may not be retroactive in effect. As a result, any such action or decision could affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in statutory changes as well as the promulgation of new, or revisions to existing, Treasury Regulations and revised interpretations of established concepts. No prediction can be made as to the likelihood of the passage of any new tax legislation or other provisions that could either directly or indirectly affect the Company or its stockholders. Accordingly, it is always possible that revisions in federal income tax laws and interpretations thereof could adversely affect the tax consequences of an investment in shares of Common Stock.

    STATE AND LOCAL TAXES. The Company, the Operating Partnership and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in shares of Common Stock.

                              ERISA CONSIDERATIONS

    THE FOLLOWING IS A SUMMARY OF MATERIAL CONSIDERATIONS ARISING UNDER ERISA AND THE PROHIBITED TRANSACTIONS PROVISIONS OF SECTION 4975 OF THE CODE THAT MAY BE RELEVANT TO A PROSPECTIVE PURCHASER (INCLUDING WITH RESPECT TO THE DISCUSSION CONTAINED IN "--STATUS OF THE COMPANY AND THE OPERATING PARTNERSHIP UNDER ERISA," TO A PROSPECTIVE PURCHASER, WHETHER OR NOT IT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, ANOTHER TAX-QUALIFIED PENSION, PROFIT SHARING OR STOCK BONUS PLAN, OR AN INDIVIDUAL RETIREMENT ACCOUNT OR ANNUITY ("IRA")). THE DISCUSSION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF ERISA OR SECTION 4975 OF THE CODE THAT MAY BE RELEVANT TO PARTICULAR PROSPECTIVE PURCHASERS (INCLUDING EMPLOYEE BENEFIT PLANS SUBJECT TO ERISA, OTHER TAX-QUALIFIED PLANS AND IRAS) OR MATERIAL CONSIDERATIONS RELATING TO PROSPECTIVE PURCHASERS THAT ARE GOVERNMENTAL PLANS, CHURCH PLANS OR OTHER EMPLOYEE BENEFIT PLANS THAT ARE EXEMPT FROM ERISA OR SECTION 4975 OF THE CODE BUT THAT MAY BE SUBJECT TO STATE LAW REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES OF THE COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A TAX-QUALIFIED PENSION, PROFIT SHARING OR STOCK BONUS PLAN, AN IRA, A CHURCH PLAN OR A GOVERNMENTAL PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES OF THE COMMON STOCK BY SUCH PLAN OR IRA.

EMPLOYMENT BENEFIT PLANS, TAX-QUALIFIED PENSION, PROFIT SHARING OR STOCK BONUS
  PLANS AND IRAS


    Each fiduciary of an employee benefit plan subject to ERISA (an "ERISA Plan") should carefully consider whether an investment in the Common Stock is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investments to be (i) prudent and in the interests of the participants and beneficiaries of the ERISA Plan, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so and (iii) authorized under the terms of the governing documents of the ERISA Plan. In addition, a fiduciary of an ERISA Plan should not cause or permit the plan to enter into transactions prohibited under Section 406 of ERISA or Section 4975 of the Code. In determining whether an investment in the Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's investment portfolio for which the fiduciary has responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow and funding requirements of the ERISA Plan, and the liquidity and current return of the ERISA Plan's investment portfolio. A fiduciary should also take into account the nature of the Company's business, the length of the Company's operating history, the terms of the Management Agreements, the fact that certain investment properties may not have been identified yet, other matters described under "Risk Factors" and the possibility of UBTI. See "Federal Income Tax Considerations--Taxation of Taxable U.S. Stockholders."


    The fiduciary of an ERISA Plan or of an IRA or a qualified pension, profit sharing or stock bonus plan that is not subject to ERISA (a "Non-ERISA Plan") but that is subject to Section 4975 of the Code ("Other Plans") and, accordingly, such fiduciary should ensure that the purchase of Common Stock will not constitute a non-exempt prohibited transaction under ERISA or the Code. In addition, fiduciaries of governmental plans and certain church plans that are exempt from taxation under Sections 401(a) and 501(a) of the Code should ensure that the purchase of Common Stock will not constitute a prohibited transaction under Section 503 of the Code and any applicable state or local law.

STATUS OF THE COMPANY AND THE OPERATING PARTNERSHIP UNDER ERISA

    THE FOLLOWING SECTION DISCUSSES CERTAIN PRINCIPLES THAT APPLY IN DETERMINING WHETHER THE FIDUCIARY REQUIREMENTS OF ERISA AND THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE APPLY TO AN ENTITY BECAUSE ONE OR MORE INVESTORS IN THE ENTITY'S EQUITY INTERESTS IS AN ERISA PLAN OR OTHER PLAN. AN ERISA PLAN FIDUCIARY SHOULD ALSO CONSIDER, AMONG OTHER THINGS, THE RELEVANCE OF THESE PRINCIPLES TO ERISA'S PROHIBITION ON IMPROPER DELEGATION OF CONTROL OVER OR RESPONSIBILITY FOR "PLAN ASSETS" AND ERISA'S IMPOSITION OF CO-FIDUCIARY LIABILITY ON A FIDUCIARY WHO PARTICIPATES IN, PERMITS (BY ACTION OR INACTION) THE OCCURRENCE OF, OR FAILS TO REMEDY A KNOWN BREACH BY ANOTHER FIDUCIARY.

    If the assets of the Company are deemed to be assets of an ERISA Plan or Other Plan ("plan assets"), (i) the prudence standards and other provisions of
Part 4 of Title I of ERISA (in the case of an ERISA Plan) and the prohibited transaction provisions of ERISA (in the case of an ERISA Plan) and the Code would be applicable to any transactions involving the Company's assets and (ii) persons who exercise any authority or control over the Company's assets, or who provide investment advice to the Company, would be (for purposes of ERISA and the Code) fiduciaries of ERISA Plans and Other Plans that acquire Common Stock. The Department of Labor (the "DOL"), which has certain administrative responsibility over ERISA Plans and Other Plans, has issued a regulation defining plan assets for certain purposes (the "DOL Regulation"). The DOL Regulation generally provides that when an ERISA Plan acquires a security that is an equity interest in an entity and that security is neither a "publicly-offered security" nor a security issued by an investment company registered under the 1940 Act, the assets of the ERISA Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" (as defined in the DOL Regulation) or that equity participation in the entity by "benefit plan investors" is not "significant." "Benefit plan investors" are ERISA Plans, Other Plans, other employee benefit plans (whether or not subject to ERISA or Section 4975 of the Code) and any entity whose underlying assets include plan assets under the DOL Regulations.

    The DOL Regulation defines a "publicly-offered security" as a security that is "widely held," "freely transferable" and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days, or such later time as may be allowed by the SEC (the "registration period"), after the end of the fiscal year of the issuer during which the offering occurred). The Common Stock is being sold in an offering registered under the Securities Act. In addition, the Common Stock has been registered under the Exchange Act.

    The DOL Regulation provides that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the Common Stock to be "widely held" upon the completion of the Offering.

    The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulation further provides that where a security is part of an offering in which the minimum investment is $10,000 or less, certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are "freely transferable." The Offering will not impose a minimum investment requirement. The restrictions on transfer enumerated in the DOL Regulation as ordinarily not affecting a finding that the securities are "freely transferable" include: (i) any restriction on or prohibition against any transfer or assignment that would result in a termination or reclassification of the Company for federal or state tax purposes, or that would otherwise violate any state or federal law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the Company, (iii) any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer that are among those enumerated in the DOL Regulation as not affecting free transferability, (iv) any administrative procedure that establishes an effective date, or an event (such as the completion of the Offering) prior to which a transfer or assignment will not be effective, (v) any prohibition against transfer or assignment to an ineligible or unsuitable investor, and (vi) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Charter on the transfer of Common Stock are of the type of restrictions on transfer generally permitted under the DOL Regulation or are not otherwise material and should not result in the failure of the Common Stock to be "freely transferable" within the meaning of the DOL Regulation. See "Capital Stock--Restrictions on Transfer." The Company also believes that certain restrictions on transfer that derive from the securities laws, from contractual arrangements with the Underwriters in connection with the Offering and from certain other provisions should not result in the failure of the Common Stock to be "freely transferable." See "Underwriting" and "Certain Provisions of Maryland Law and the Company's Charter and Bylaws." Furthermore, the Company is not aware of any other facts or circumstances limiting the transferability of the Common Stock that are not included among those enumerated as not affecting their free transferability under the DOL Regulation, and the Company does not expect to impose in the future (or to permit any person to impose on its behalf) any other limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions.

    Assuming that the Common Stock will be "widely held" and that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Stock, the Company believes that the Common Stock should constitute a "publicly-offered security" and, therefore, that the assets of the Company should not be deemed to include the assets of any ERISA Plan that invests in the Common Stock. However, because of the factual nature of the legal issues involved, the Company can offer no assurances in this regard.

    The DOL Regulation will also apply in determining whether the assets of the Operating Partnership will be deemed to include plan assets. The partnership interests in the Operating Partnership will not be publicly offered securities. Nevertheless, if the Common Stock constitutes publicly offered securities, the Company believes that the indirect investment in the Operating Partnership by ERISA Plans or Other Plans through their ownership of the Common Stock will not cause the assets of the Operating Partnership to be treated as plan assets.

                                  UNDERWRITING

    The underwriters of the Offering (the "Underwriters"), for whom Lehman Brothers Inc., A.G. Edwards & Sons, Inc., Smith Barney Inc., and EVEREN Securities, Inc. are acting as representatives (the "Representatives"), have severally agreed, subject to the conditions contained in the Underwriting Agreement (the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part), to purchase from the Company and the Company has agreed to sell to each Underwriter, the aggregate number of shares of Common Stock set forth opposite the name of each such Underwriter.

                                                                                             NUMBER OF
UNDERWRITER                                                                                    SHARES
-------------------------------------------------------------------------------------------  ----------
Lehman Brothers Inc........................................................................
A.G. Edwards & Sons, Inc...................................................................
Smith Barney Inc...........................................................................
EVEREN Securities, Inc.....................................................................

                                                                                             ----------
      TOTAL................................................................................   5,700,000
                                                                                             ----------
                                                                                             ----------

    The Underwriting Agreement provides that the obligations of the several Underwriters to purchase shares of Common Stock are subject to certain conditions, and that if any of the shares of Common Stock are purchased by the Underwriters pursuant to the Underwriting Agreement, all of the shares agreed to be purchased by the Underwriters under the Underwriting Agreement must be so purchased.

    The Company has been advised that the Underwriters propose to offer shares of Common Stock directly to the public initially at the public offering price set forth on the cover page of this Prospectus, and to certain selected dealers who may include the Underwriters at such public offering price less a selling
concession not in excess of $       per share. The selected dealers may reallow
a concession not in excess of $       per share to certain brokers or dealers.
After the Offering, the public offering price, the concession to selected dealers and the reallowance may be changed by the Representatives.


    The Company has agreed that it will not, without the prior written consent of Lehman Brothers Inc., offer for sale, contract to sell, sell or otherwise dispose of, directly or indirectly, any shares of Common Stock (other than shares offered hereby, shares issued pursuant to the Stock Option Plans and any OP Units or shares of Common Stock that may be issued in connection with any acquisition of a property), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options pursuant to the Stock Option Plans), for a period of 180 days after the date of this Prospectus. The holders of an aggregate of 3.9 million shares of Common Stock have entered into agreements with the Underwriters providing that, subject to certain exceptions, such holders will not sell any shares of Common Stock or OP Units for a period of 180 days after the date of this Prospectus without the prior written consent of Lehman Brothers Inc.


    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to the payments they may be required to make in respect thereto.

    The Company has granted to the Underwriters an option to purchase up to an additional 855,000 shares of Common Stock, at the public offering price, less the aggregate underwriting discounts and commissions, shown on the cover page of this Prospectus, solely to cover overallotments, if any. Such option may be exercised at any time within 30 days after the date of the Underwriting Agreement. To the extent that such option is exercised, each Underwriter will be committed, subject to certain conditions, to purchase a number of the additional shares of Common Stock proportionate to such Underwriter's initial commitment as indicated in the preceding table.


    Prior to the Offering, there has been no public market for the Common Stock. The initial public offering price will be determined through negotiations between the Company and the Representatives. Among the factors to be considered in such negotiations, in addition to prevailing market conditions, are distribution rates and financial characteristics of publicly traded REITs that the Company and the Representatives believe to be comparable to the Company, the expected results of operations of the Company (which are based on the results of operations of the Properties in recent periods), estimates of future business potential and earnings prospects of the Company as a whole and the current state of the real estate market in the Company's primary markets and the economy as a whole. The initial price per share to the public set forth on the cover page of this Prospectus should not, however, be considered an indication of the actual value of the Common Stock. Such price is subject to change as a result of market conditions and other factors. The Common Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol "GL."


    Certain of the Underwriters and their affiliates have from time to time performed, and may continue to perform in the future, various investment banking and other services for the Company, for which customary compensation has been and may in the future be received. See "Certain Transactions-- Transactions with EVEREN."


    Until the distribution of the Common Stock is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase shares of Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.



    If the Underwriters create a short position in the Common Stock in connection with the Offering (i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus), the Representatives may reduce that short position by purchasing Common Stock in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described herein.



    The Representatives also may impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.



    In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in an offering.



    Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The Underwriters do not intend to confirm sales of Common Stock to any account over which they exercise discretionary authority.

    The Underwriters have reserved for sale at the public offering price up to 100,000 shares of Common Stock to directors, officers, employees and consultants of the Company, their business affiliates and related parties who have expressed an interest in purchasing shares. The number of shares available for sale to the general public will be reduced to the extent such persons purchase the reserved shares. Any reserved shares not so purchased will be offered by the Underwriters to the general public on the same basis as the others have been offered hereby.

                                    EXPERTS

    The consolidated financial statements of Great Lakes REIT, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, the statements of revenues and certain expenses for Court International II, Woodcreek I and II, Long Lake Crossing, Lincoln Center II & III, 40 Oak Hollow, Centennial Center, Dublin Techmart and Princeton Hill Corporate Center all appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS


    Certain legal matters will be passed upon for the Company by Jones, Day, Reavis & Pogue and certain matters of Maryland law, including the validity of the shares of Common Stock offered hereby, will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll. In addition, the description of federal income tax consequences contained in this Prospectus under the heading "Federal Income Tax Considerations" is based upon the opinion of Jones, Day, Reavis & Pogue. Certain legal matters will be passed upon for the Underwriters by Rogers & Wells. Jones, Day, Reavis & Pogue and Rogers & Wells will rely upon the opinion of Ballard Spahr Andrews & Ingersoll as to matters of Maryland law.


                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and information filed by the Company with the SEC pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. In addition, the Common Stock will be listed on the NYSE and similar information concerning the Company can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    The Company has filed with the SEC a registration statement (the "Registration Statement," which term shall include any amendments thereto) on Form S-11 under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information, reference is hereby made to the Registration Statement and the exhibits and schedules thereto.

                                    GLOSSARY

    Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus:

    "1996 OPTION PLAN" means the 1996 Incentive Stock Option Plan of the
Company.


    "ACQUISITION COST" means, as of the date of acquisition of a Property, the aggregate acquisition cost of a Property, including the applicable purchase price amount and closing costs, and anticipated tenant improvements, leasing commissions and capital expenditures.


    "ADJUSTED ACQUISITION YIELD" means the Annualized Net Operating Income at Acquisition of a Property divided by the Acquisition Cost of the Property.

    "ADJUSTED INVESTMENT YIELD" means the Annualized Net Operating Income at December 31, 1996 of a Property divided by the Investment Cost.

    "ADVISOR" means Equity Partners, Ltd., an Illinois corporation.


    "ADVISOR PLAN" means the Advisor Stock Option Plan dated July 2, 1992.


    "AFFILIATES" means with respect to any individual or entity, any other individual or entity directly or indirectly controlling, controlled by or under common control with such individual or entity.

    "AGGREGATE STOCK OWNERSHIP LIMIT" means the provisions of the Bylaws that prohibit any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.9% in value of the aggregate of the outstanding shares of the stock of the Company.

    "ANNUALIZED BASE RENT" means the monthly contractual base rent under the applicable lease(s) (e.g., relating to a tenant, a Property or all of the Properties, as applicable) as of a specified date multiplied by 12.

    "ANNUALIZED NET OPERATING INCOME AT ACQUISITION" means (i) in the case of Properties owned by the Company and acquired prior to June 30, 1996, the net operating income of the Property for the first full calendar quarter of ownership by the Company multiplied by four; and (ii) in the case of Properties owned by the Company and acquired after June 30, 1996, the rental income from the Property for the first full month of ownership by the Company multiplied by 12, and less property operating expenses for such Property for the year ended December 31, 1996.

    "ANNUALIZED NET OPERATING INCOME AT DECEMBER 31, 1996" means the net operating income of the Property for the quarter ended December 31, 1996 multiplied by four.

    "BOARD OF DIRECTORS" means the board of directors of the Company.

    "BOOK-TAX DIFFERENCE" means the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at such time.

    "BUILT-IN GAIN" means any asset acquired by the Company from a corporation which is or has been a C corporation.


    "BYLAWS" means the bylaws of the Company as in effect upon the completion of the Offering.


    "CHARTER" means the charter of the Company.

    "CHICAGO MARKET" means the Chicago, Illinois suburban office market.


    "CHICAGO MARKET STUDY" refers to 1996 CBC/Torto Wheaton Research for Chicago, Illinois.

    "CINCINNATI MARKET" means the Cincinnati, Ohio suburban office market.


    "CINCINNATI MARKET STUDY" refers to 1996 CBC/Torto Wheaton Research for Cincinnati, Ohio.


    "CLASS A PREFERRED STOCK" means Class A Convertible Preferred Stock, $.01 par value per share.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COLUMBUS MARKET" means the Columbus, Ohio suburban office market.


    "COLUMBUS MARKET STUDY" refers to 1996 CBC/Torto Wheaton Research for Columbus, Ohio.


    "COMMON STOCK" means shares of the Company's Common Stock, $.01 par value per share.

    "COMPANY" means Great Lakes REIT, Inc., a Maryland corporation. While the Company and the Operating Partnership are separate entities, for ease of reference and unless the context otherwise requires, all references in this Prospectus to the "Company" refer to the Company and the Operating Partnership.

    "CONTROLLED FOREIGN CORPORATION" means generally a foreign corporation controlled by United States stockholders.

    "CREDIT FACILITY" means the Amended and Restated Credit Agreement dated December 27, 1996, as amended as of March 1, 1997, among the Operating Partnership, the Company and The First National Bank of Boston and Bank of America Illinois and First Bank National Association and Other Banks Which May Become Party to the Agreement and The First National Bank of Boston, as Agent.

    "DETROIT MARKET" means the Detroit, Michigan suburban office market.


    "DETROIT MARKET STUDY" refers to 1996 CBC/Torto Wheaton Research for Detroit, Michigan.


    "DIRECTORS PLAN" means the Stock Option Plan for Independent Directors and Brokers dated July 2, 1992 as amended July 15, 1994.

    "DOMESTICALLY CONTROLLED REIT" means a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Stockholders.

    "EMPLOYEE LOAN PROGRAM" means the Great Lakes REIT, Inc. Limited Purpose Loan Program.

    "ENVIRONMENTAL ASSESSMENTS" means Phase I and Phase II environmental Assessments combined.

    "ENVIRONMENTAL LAWS" means the various federal, state and local laws, ordinances and regulations relating to the protection of the environment.

    "EXCEPTED HOLDER" means a holder of Common Stock that Board of Directors, in its sole discretion, exempts from the Aggregate Stock Ownership Limit.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

    "FIVE OR FEWER REQUIREMENT" means the requirement of Section 856(h) of the Code that not more than 50% in value of the outstanding shares of Common Stock may be owned, actually or constructively, by five or fewer individuals at any time during the last half of any taxable year of the Company.

    "FORTIS" means Fortis Benefits Insurance Company.

    "GAAP" means generally accepted accounting principles.

    "INDEMNIFICATION SHARES" refers to the 15,000 shares of Common Stock placed in escrow to secure the indemnification obligations of the shareholders of the Advisor.

    "INSTITUTIONAL INVESTORS" means Fortis; MSIF; the SICAV Subsidiary; WKZV; Logan, Inc.; and Pension Trust Account No. 104972 Held by Bankers Trust Company as Trustee.

    "INTERESTED STOCKHOLDER" means any person who beneficially owns ten percent or more of the voting power of a corporation's shares.

    "INVESTMENT COST" means as of December 31, 1996, the aggregate investment cost of a Property, including the applicable purchase price amount, closing costs, tenant improvements, leasing commissions and capital expenditures less any applicable depreciation and amortization of tenant improvements, leasing commissions and capital expenditures.

    "IRA" means an individual retirement account or annuity.

    "IRS" means the Internal Revenue Service.

    "MGCL" means the Maryland General Corporation Law, as amended.

    "MSAM" means Morgan Stanley Asset Management Inc.

    "MSIF" means Morgan Stanley Institutional Fund, Inc.--U.S. Real Estate Portfolio.

    "MERGER" means the merger of the Advisor with and into the Company, effective April 1, 1996.


    "MIDWEST REGION" means the region located within an approximate 500-mile radius of metropolitan Chicago, Illinois.


    "MILWAUKEE MARKET" means the Milwaukee, Wisconsin suburban office market.


    "MILWAUKEE MARKET STUDY" refers to The Polacheck Company's 1997 edition of the Market Survey for Milwaukee, Wisconsin.


    "MINNEAPOLIS MARKET" means the Minneapolis, Minnesota suburban office market.


    "MINNEAPOLIS MARKET STUDY" refers to 1996 CBC/Torto Wheaton Research for Minneapolis, Minnesota.


    "NAMED EXECUTIVE OFFICERS" means the Chief Executive Officer and the four other most highly paid executive officers of the company.


    "NAREIT" means the National Association of Real Estate Investment Trusts.


    "NON-U.S. STOCKHOLDERS" means the persons that are, for purposes of United States federal income taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts.

    "NYSE" means the New York Stock Exchange, Inc.

    "OFFERING" means the Offering of shares of Common Stock of the Company pursuant to and as described in this Prospectus.

    "OPERATING PARTNERSHIP" means Great Lakes REIT, L.P., a Delaware limited partnership.

    "OP UNITS" means the limited and general partner interests in the Operating Partnership.

    "PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership.

    "PREFERRED STOCK" means shares of the Company's Preferred Stock, par value $.01 per share.

    "PROHIBITED OWNER" means the person or entity holding record title to shares of the Company in excess of the Ownership Limit.

    "PROHIBITED TRANSFEREE" means any transfer of Common Stock of the Company whereby the purported transfer would result in any person violating the Ownership Limit.

    "PROPERTIES" means the 27 office properties referred to herein that comprise the Company's portfolio of Midwest office properties.

    "RFA" means Regional Financial Associates.

    "RECOGNITION PERIOD" means the ten-year period beginning on the date a Built-In Gain Asset is acquired by the Company.

    "REGISTRABLE SHARES" means the 3,867,000 shares of Common Stock acquired by the Institutional Investors pursuant to the Stock Purchase Agreement.

    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of August 20, 1996 by and among the Company and the Institutional Investors.

    "REIT" means real estate investment trust as defined by Sections 856 through 860 of the Code and applicable Treasury Regulations.

    "RELATED PARTY TENANT" means a tenant actually or constructively owned 10% or more by the REIT or an owner of 10% or more of the REIT.

    "REPRESENTATIVES" means Lehman Brothers Inc., A.G. Edwards & Sons, Inc., Smith Barney Inc. and EVEREN Securities, Inc.

    "RESTRICTED SHARES" means the shares of Common Stock (i) that were outstanding immediately prior to the completion of the Offering and (ii) that may be acquired by any person in exchange for OP Units, all of which are "restricted securities" within the meaning of Rule 144.

    "RULE 144" means Rule 144 promulgated under the Securities Act.

    "SEC" means the Securities and Exchange Commission or any successor agency thereto.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SICAV SUBSIDIARY" means Morgan Stanley SICAV Subsidiary, S.A.


    "STOCK OPTION PLANS" means the Advisor Plan, the Directors Plan, 1996 Option Plan and the options to purchase Common Stock that were granted to the Named Executive Officers and certain other employees of the Company in February 1997.


    "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of August 20, 1996 by and among the Company and the Institutional Investors.

    "TOTAL DEBT TO TOTAL MARKET CAPITALIZATION RATIO" means as of any particular date, the ratio of (i) the Company's total indebtedness to (ii) the total market capitalization plus the Company's total indebtedness.

    "TRUST" means the vehicle to hold those shares of the stock of the Company the beneficial or constructive ownership of which otherwise would cause such person to violate certain limitations.

    "UBTI" means unrelated business taxable income.

    "UNDERWRITERS" means the underwriters of the Offering for whom Lehman Brothers Inc., A.G. Edwards & Sons, Inc., Smith Barney Inc. and EVEREN Securities, Inc. are acting as Representatives.

    "U.S. STOCKHOLDER" means a holder of shares of Common Stock who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) is an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

    "VOTING SHARES" means shares of Common Stock and shares of Preferred Stock with voting rights.

    "WHITE PAPER" means the White Paper on Funds from Operations approved by the Board of Governors of the NAREIT in March of 1995.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                             ---------
GREAT LAKES REIT, INC.
  Pro Forma Consolidated Financial Statements (Unaudited):.................................................        F-3
    Consolidated Pro Forma Balance Sheet as of December 31, 1996...........................................        F-4
    Notes to Consolidated Pro Forma Balance Sheet..........................................................        F-5
    Consolidated Pro Forma Statement of Income for the Year Ended December 31, 1996........................        F-7
    Notes to Consolidated Pro Forma Statement of Income....................................................        F-8

  Historical:
    Report of Independent Auditors.........................................................................       F-11
    Consolidated Balance Sheets as of December 31, 1996 and 1995...........................................       F-12
    Consolidated Statements of Income for the Years Ended December 31, 1996, 1995 and 1994.................       F-13
    Consolidated Statements of Changes in Stockholders' Equity for the Years Ended December 31, 1996, 1995
     and 1994..............................................................................................       F-14
    Consolidated Statements of Cash Flows for the Years Ended December 31, 1996, 1995 and 1994.............       F-15
    Notes to Consolidated Financial Statements.............................................................       F-16

COURT INTERNATIONAL II
  Report of Independent Auditors...........................................................................       F-25
  Statements of Revenue and Certain Expenses for the period from January 1, 1996 to December 13, 1996 and
    for the year ended December 31, 1995...................................................................       F-26
  Notes to Statements of Revenue and Certain Expenses......................................................       F-27

WOODCREEK I AND II
  Report of Independent Auditors...........................................................................       F-28
  Combined Statements of Revenue and Certain Expenses for the ten months ended October 31, 1996 and the
    year ended December 31, 1995...........................................................................       F-29
  Notes to Combined Statements of Revenue and Certain Expenses.............................................       F-30

LONG LAKE CROSSING
  Report of Independent Auditors...........................................................................       F-31
  Statements of Revenue and Certain Expenses for the period from January 1, 1996 to November 22, 1996 and
    the year ended December 31, 1995.......................................................................       F-32
  Notes to Statements of Revenue and Certain Expenses......................................................       F-33

LINCOLN CENTER II & III
  Report of Independent Auditors...........................................................................       F-34
  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1996 to November 8,
    1996 and the year ended December 31, 1995..............................................................       F-35
  Notes to Combined Statements of Revenue and Certain Expenses.............................................       F-36

40 OAK HOLLOW
  Report of Independent Auditors...........................................................................       F-37
  Statement of Revenue and Certain Expenses for the period from March 19, 1996 to December 20, 1996........       F-38
  Notes to Statement of Revenue and Certain Expenses.......................................................       F-39

                                                                                                               PAGE
                                                                                                             ---------
CENTENNIAL CENTER
  Report of Independent Auditors...........................................................................       F-40
  Statements of Revenue and Certain Expenses for the period from January 1, 1996 to December 27, 1996 and
    the year ended December 31, 1995.......................................................................       F-41
  Notes to Statements of Revenue and Certain Expenses......................................................       F-42

DUBLIN TECHMART
  Report of Independent Auditors...........................................................................       F-43
  Statements of Revenue and Certain Expenses for the period from January 1, 1996 to September 25, 1996
    (unaudited) and the year ended December 31, 1995.......................................................       F-44
  Notes to Statements of Revenue and Certain Expenses......................................................       F-45

PRINCETON HILL CORPORATE CENTER
  Report of Independent Auditors...........................................................................       F-46
  Statements of Revenue and Certain Expenses for the period from January 1, 1996 to April 17, 1996 and the
    year ended December 31, 1995...........................................................................       F-47
  Notes to Statements of Revenue and Certain Expenses......................................................       F-48

                             GREAT LAKES REIT, INC.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    The unaudited consolidated pro forma balance sheet as of December 31, 1996 is presented as if the acquisition of properties subsequent to December 31, 1996 and the Offering had occurred as of that date. The unaudited consolidated pro forma statement of income for the year ended December 31, 1996 is presented as if the acquisition and disposition of properties subsequent to December 31, 1995, the Company's private equity offering in 1996, the Merger and the Offering had all occurred as of January 1, 1996.


    The pro forma financial statements are not necessarily indicative of what the Company's financial position or results of operations would have been assuming the above events actually occurred as of the dates indicated, nor do they purport to project the Company's financial position or results of operations at any future date or for any future period.

                             GREAT LAKES REIT, INC.

                      CONSOLIDATED PRO FORMA BALANCE SHEET

                            AS OF DECEMBER 31, 1996

                                  (UNAUDITED)

                                     ASSETS


                                                                     PROPERTY          1997        COMPANY PRO
                                                  HISTORICAL(1)   ACQUISITIONS(2)  OFFERING(3)        FORMA
                                                  --------------  --------------  --------------  --------------

Properties:
Land............................................  $   31,529,000        971,765          600,000  $   33,100,765
Buildings, improvements, and equipment..........     157,902,629      4,037,230        4,350,000     166,289,859
Less accumulated depreciation...................       5,309,666                                       5,309,666
                                                  --------------  --------------  --------------  --------------
                                                     184,121,963      5,008,995        4,950,000     194,080,958
Cash and cash equivalents.......................       1,688,173          5,627        3,671,391       5,365,191
Real estate tax escrows.........................       1,065,182         91,215                        1,156,397
Rents receivable................................       2,130,935            162                        2,131,097
Deferred costs..................................       2,976,902                        (131,981)      2,844,921
Goodwill........................................       1,433,194                                       1,433,194
Other assets....................................         732,533                                         732,533
                                                  --------------  --------------  --------------  --------------
Total assets....................................  $  194,148,882      5,105,999        8,489,410  $  207,744,291
                                                  --------------  --------------  --------------  --------------
                                                  --------------  --------------  --------------  --------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Bank loan payable...............................  $   63,802,368                     (63,802,368)
Mortgage loans payable..........................      17,073,979      3,005,968       (8,403,876) $   11,676,071
Bonds payable...................................       5,235,000                                       5,235,000
Accounts payable and accrued liabilities........       4,153,800        564,288                        4,718,088
Accrued real estate taxes.......................       5,423,160                                       5,423,160
Prepaid rent....................................       1,170,101                                       1,170,101
Security deposits...............................         695,570                                         695,570
Distributions/dividends payable.................
                                                  --------------  --------------  --------------  --------------
Total liabilities...............................      97,553,978      3,570,256      (72,206,244)     28,917,990
                                                  --------------  --------------  --------------  --------------
Commitments and contingencies:
Preferred stock.................................           2,101                          (2,101)
Common stock....................................          88,323          1,181           57,000         146,504
Paid-in-capital.................................      98,096,085      1,534,562       80,952,351     180,582,998
Retained earnings (deficit).....................         177,320                        (311,596)       (134,276)
Employee stock loans............................      (1,247,351)                                     (1,247,351)
Deferred compensation...........................        (251,335)                                       (251,335)
Treasury stock..................................        (270,239)                                       (270,239)
                                                  --------------  --------------  --------------  --------------
Total stockholders' equity......................      96,594,904      1,535,743       80,695,654     178,826,301
                                                  --------------  --------------  --------------  --------------
Total liabilities and stockholders' equity......  $  194,148,882      5,105,999        8,489,410  $  207,744,291
                                                  --------------  --------------  --------------  --------------
                                                  --------------  --------------  --------------  --------------


        See accompanying notes to Consolidated Pro Forma Balance Sheet.

                             GREAT LAKES REIT, INC.

                 NOTES TO CONSOLIDATED PRO FORMA BALANCE SHEET

                                  (UNAUDITED)

1. Represents the historical consolidated financial position of the Company at December 31, 1996.


2. Represents the allocation of the acquisition prices paid for Court Office Center and 1675 Holmes Road Properties acquired subsequent to December 31, 1996. The total acquisition costs for Court Office Center ($1,180,012) and 1675 Holmes Road ($3,925,987) were allocated as follows:



                                                                          COURT OFFICE  1675 HOLMES
                                                                             CENTER         ROAD         TOTAL
                                                                          ------------  ------------  ------------
Assets acquired:
Land....................................................................  $    123,179  $    848,586  $    971,765
Buildings and improvements..............................................     1,050,197     2,987,033     4,037,230
Cash (net of cash paid for the acquisition of Court Office Center
 ($2,040) and net of cash paid for the acquisition of 1675 Holmes Road
 ($22,290)..............................................................        (8,725)       14,352         5,627
Real estate tax escrows.................................................        15,361        75,854        91,215
Rents receivable........................................................                         162           162
                                                                          ------------  ------------  ------------
                                                                          $  1,180,012  $  3,925,987  $  5,105,999
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

Aggregate acquisition costs:
Liabilities assumed:
Mortgage loans..........................................................  $    768,823  $  2,237,145  $  3,005,968
Accounts payable and accrued liabilities:
  Other liabilities.....................................................       141,191       110,442       251,633
  Minority interest (24,050 OP units)...................................                     312,655       312,655
                                                                          ------------  ------------  ------------
                                                                               141,191       423,097       564,288
                                                                          ------------  ------------  ------------

Common stock issued (20,769 shares for Court Office Center and 97,365
 shares for 1675 Holmes Road)...........................................           208           973         1,181
Additional paid in capital..............................................       269,790     1,264,772     1,534,562
                                                                          ------------  ------------  ------------
Total acquisition costs.................................................  $  1,180,012  $  3,925,987  $  5,105,999
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------



    Court Office Center is a 15,000 square foot office building located in Markham, Illinois which was acquired on February 10, 1997. The property was constructed in 1984 and is currently 100% occupied. 1675 Holmes Road is a 101,286 square foot industrial building located in Elgin, Illinois which was acquired on February 10, 1997. The property was constructed in 1990 and is 100% occupied.



3. The Company anticipates selling 5,700,000 shares of Common Stock at $15.50 per share for gross proceeds from the Offering of $88,350,000. Net proceeds after offering costs are estimated to be

                             GREAT LAKES REIT, INC.

                 NOTES TO CONSOLIDATED PRO FORMA BALANCE SHEET

                                  (UNAUDITED)


    $81,007,250. The consolidated pro forma balance sheet reflects the following increases (decreases) from the Offering:



                                                                                     1997
                                                                                   OFFERING
                                                                                --------------
Net Cash and cash equivalents received after payment of debt, pending
  acquisitions, and offering costs............................................  $    3,671,391
                                                                                --------------
                                                                                --------------
Land (a)......................................................................  $      600,000
                                                                                --------------
                                                                                --------------
Buildings and improvements (a)................................................  $    4,350,000
                                                                                --------------
                                                                                --------------
Write-off of deferred financing costs on long-term debt reitred...............  $     (131,981)
                                                                                --------------
                                                                                --------------
Repayment of bank loan........................................................  $  (63,802,368)
                                                                                --------------
                                                                                --------------
Repayment of long-term debt...................................................  $   (8,403,876)
                                                                                --------------
                                                                                --------------
Par value of Common Stock issued ($.01 per share).............................  $       57,000
                                                                                --------------
                                                                                --------------
Preferred stock reclassified to paid in capital upon cancellation.............  $       (2,101)
                                                                                --------------
                                                                                --------------
Additional paid in capital for share issuance.................................  $   88,293,000
Cancellation of Preferred Stock...............................................           2,101
Offering costs................................................................      (7,342,750)
                                                                                --------------
                                                                                $   80,952,351
                                                                                --------------
                                                                                --------------
Retained earnings (deficit):
  Prepayment penalties associated with retirement of long-term debt...........  $     (179,615)
  Write off of deferred financing costs on long-term debt retired.............        (131,981)
                                                                                --------------
                                                                                $     (311,596)
                                                                                --------------
                                                                                --------------



    (a) Pending Acquisition



        The Company has one pending acquisition with an estimated aggregate acquisition cost of $4,950,000. Corporate Woods is a 53,000 square foot office building located in Brookfield, Wisconsin. The preliminary allocation of the estimated acquisition cost is as follows:



                                                                 BUILDINGS AND
                                                       LAND      IMPROVEMENTS       TOTAL
                                                   ------------  -------------  -------------
Corporate Woods..................................  $    600,000  $   4,350,000  $   4,950,000


4. The transfer of the Properties to the Operating Partnership will have no impact on the consolidated pro forma balance sheet presented here.

                             GREAT LAKES REIT, INC.
                   CONSOLIDATED PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                    1996              1997              1996            PRO FORMA
                                  HISTORICAL(1)   ADVISOR(1)   ACQUISITIONS(2)   ACQUISITIONS(2)   DISPOSITIONS(3)     ADJUSTMENTS
                                  -------------   ----------   ---------------   ---------------   ---------------   ---------------
Revenues
Rental..........................   $20,249,565                    10,181,410           701,793        (1,522,795)
Reimbursements..................     4,814,005                     4,196,142            36,765          (172,833)
Interest and other..............       168,739      567,620          472,579                                            (562,847)(4)
                                  -------------   ----------   ---------------   ---------------   ---------------   ---------------
Total revenues..................    25,232,309      567,620       14,850,131           738,558        (1,695,628)       (562,847)
                                  -------------   ----------   ---------------   ---------------   ---------------   ---------------

Expenses
Real estate taxes...............     3,954,144                     2,853,267           140,117          (160,166)
Other property operating........     6,548,057      144,436        4,264,742            99,208          (449,311)       (217,971)(5)
General and administrative......     2,242,165      339,220                                                             (203,697)(5)
                                                                                                                          67,460(7)
Interest........................     3,778,065                                         267,113          (105,902)      2,882,725(8)
Depreciation and amortization...     4,000,736                                                          (221,246)      1,829,360(6)
                                  -------------   ----------   ---------------   ---------------   ---------------   ---------------
Total expenses                      20,523,167      483,656        7,118,009           506,438          (936,625)      4,357,877
                                  -------------   ----------   ---------------   ---------------   ---------------   ---------------
Income before gain on sale of
  properties                         4,709,142       83,964        7,732,122           232,120          (759,003)     (4,920,724)
Gain on sale of properties           3,139,892                                                                        (3,139,892)(9)
                                  -------------   ----------   ---------------   ---------------   ---------------   ---------------
Net income                         $ 7,849,034       83,964        7,732,122           232,120          (759,003)     (8,060,616)
                                  -------------   ----------   ---------------   ---------------   ---------------   ---------------
                                  -------------   ----------   ---------------   ---------------   ---------------   ---------------
Earnings per common share and
  common share equivalent.......   $      1.32
                                  -------------
                                  -------------
Weighted average number of
  common shares and common share
  equivalents outstanding.......     5,927,208
                                  -------------
                                  -------------


                                                     OFFERING PRO FORMA ADJUSTMENTS
                                   PRE OFFERING     ---------------------------------
                                     PRO FORMA          PENDING                             COMPANY
                                     12/31/96       ACQUISITION(2)         OTHER           PRO FORMA
                                  ---------------   ---------------   ---------------     -----------
Revenues
Rental..........................     29,609,973           797,297                         $30,407,270
Reimbursements..................      8,874,079            63,918                           8,937,997
Interest and other..............        646,091                                               646,091
                                  ---------------   ---------------   ---------------     -----------
Total revenues..................     39,130,143           861,215                          39,991,358
                                  ---------------   ---------------   ---------------     -----------
Expenses
Real estate taxes...............      6,787,362            90,139                           6,877,501
Other property operating........     10,389,161           261,756                          10,650,917
General and administrative......      2,445,148                                             2,445,148

Interest........................      6,822,001                        (5,610,526)(10)      1,211,475
Depreciation and amortization...      5,608,850                            93,952(6)        5,702,802
                                  ---------------   ---------------   ---------------     -----------
Total expenses                       32,052,522           351,895      (5,516,574)         26,887,843
                                  ---------------   ---------------   ---------------     -----------
Income before gain on sale of
  properties                          7,077,621           509,320       5,516,574          13,103,515
Gain on sale of properties
                                  ---------------   ---------------   ---------------     -----------
Net income                            7,077,621           509,320       5,516,574         $13,103,515
                                  ---------------   ---------------   ---------------     -----------
                                  ---------------   ---------------   ---------------     -----------
Earnings per common share and
  common share equivalent.......                                                          $      0.89
                                                                                          -----------
                                                                                          -----------
Weighted average number of
  common shares and common share
  equivalents outstanding.......                                                           14,723,090
                                                                                          -----------
                                                                                          -----------


     See accompanying notes to Consolidated Pro Forma Statement of Income.

                             GREAT LAKES REIT, INC.

              NOTES TO CONSOLIDATED PRO FORMA STATEMENT OF INCOME

                                  (UNAUDITED)

1. Represents the historical operations of the Company and the Advisor for the period described. See Note 5 of Notes to Consolidated Financial Statements regarding the acquisition of the Advisor.


2. Represents the historical operations of properties acquired subsequent to December 31, 1995 and the pending acquisition as if the properties were acquired by the Company at the beginning of 1996. Based on preacquisition discussions with local assessors and tax counsel, the Company has concluded that no adjustment to historical real estate taxes is appropriate. See Note 10 of Notes to Consolidated Financial Statements for details of the properties acquired during 1996. Subsequent to December 31, 1996, the Company acquired two additional properties as described in Note 2 to the Consolidated Pro Forma Balance Sheet and has one pending acquisition as described in Note 3(a) to the Consolidated Pro Forma Balance Sheet.


3. Represents the actual historical results of the properties sold in 1996 for the period prior to disposition. See Note 11 of Notes to Consolidated Financial Statements for details of 1996 property disposals.

4. As more fully described in Note 5 to the Consolidated Financial Statements, on April 1, 1996, the Company acquired all of the outstanding shares of the Advisor in exchange for 100,000 shares of the Common Stock. Income earned in 1996 by the Advisor from the Company prior to the Merger is eliminated from the pro forma income statements:

Acquisition fees..................................................  $  15,750
Advisory fees.....................................................    203,697
Property management fees..........................................    217,971
Construction fees.................................................    107,717
Other.............................................................     17,712
                                                                    ---------
                                                                    $ 562,847
                                                                    ---------
                                                                    ---------

    Amounts not eliminated represent income earned by the Advisor from third parties which would have been earned by the Company had the Merger occurred at the beginning of 1996.

5. Expenses incurred by the Company which were paid to the Advisor prior to the Merger are eliminated from the pro forma income statement:

                                                                                       1996
                                                                                    ----------
Other property operating expenses:
  Property management fees........................................................  $  217,971
                                                                                    ----------
                                                                                    ----------
General and administrative costs:
  Advisory fees...................................................................  $  203,697
                                                                                    ----------
                                                                                    ----------

    As a consequence of this elimination, the accompanying consolidated pro forma statement of income includes the property operating and general and administrative expenses of the Advisor for the period prior to the Merger.


6. Acquisition, construction, and certain other fees paid by the Company to the Advisor were capitalized by the Company into buildings and improvements. If the Merger had occurred on January 1, 1996, these fees would not have been incurred and depreciation and amortization expenses would have decreased by $56,327 in 1996. Costs incurred by the Advisor for acquisition and construction activities

                             GREAT LAKES REIT, INC.

                                  (UNAUDITED)

    during 1996 are primarily salary costs and are reflected as general and administrative expenses in the historical operations of the Advisor.


    Goodwill amortization is increased by $18,613 in 1996 as the Merger is assumed to have occurred on January 1, 1996 in this consolidated pro forma statement of income.



    Amortization of deferred financing costs is decreased by $14,798 in 1996 as the deferred financing costs on long-term debt retired with the proceeds of the Offering are assumed to be written off as of January 1, 1996.



    Depreciation is computed on a straight-line basis over 40 years based on the purchase price paid or to be paid by the Company for the properties. A summary of the depreciation adjustment is as follows:



                                                                               DEPRECIATION
                                                 PURCHASE      DEPRECIATION      FOR 1997
                                                   PRICE      FOR 1996/1997      PENDING
                                               ALLOCATION TO   ACQUISITIONS    ACQUISITION
PROPERTY                                         BUILDINGS         (A)             (B)
---------------------------------------------  -------------  --------------  --------------
Princeton Hill Corporate Center..............  $   5,495,650   $     40,276
Two Marriot Drive............................  $   2,230,378         31,317
Dublin Techmart..............................  $   7,042,268        129,269
3010 & 3020 Woodcreek Drive..................  $   6,988,393        145,512
Lincoln Center II & III......................  $   7,019,180        149,998
Long Lake Crossings..........................  $  13,600,416        303,681
Court International II.......................  $  13,477,418        320,319
40 Oak Hollow................................  $   6,056,200        146,012
Centennial Center............................  $  20,211,819        499,758
1675 Holmes Road.............................  $   2,987,033         74,676
Court Office Center..........................  $   1,050,197         26,256
Corporate Woods..............................  $   4,350,000                    $  108,750
                                                              --------------  --------------
Totals.......................................                  $  1,867,074     $  108,750
                                                              --------------  --------------
                                                              --------------  --------------



    (a) For the 1996 Acquisitions, the depreciation adjustment is computed for the period January 1, 1996 to the dates of acquisition (see Note 10 to Consolidated Financial Statements). For the 1997 Acquisitions, the depreciation adjustment is computed for calendar 1996.



    (b) For the 1997 Pending Acquisition, the depreciation adjustment is computed for calendar 1996 based on the estimated allocation of the acquisition cost to buildings.



    A summary of the depreciation and amortization adjustments is as follows:



                                                                      1996
                                                                ACQUISITIONS AND   OFFERING
                                                                      1997         PRO FORMA
                                                                  ACQUISITIONS       OTHER
                                                                ----------------  -----------
Increase in goodwill amortization.............................    $     18,613
Decrease in amortization of deferred financing costs..........                     $ (14,798)
Decrease in depreciation due to Advisor capitalized costs.....         (56,327)
Depreciation on acquisitions..................................       1,867,074       108,750
                                                                ----------------  -----------
    Total.....................................................    $  1,829,360     $  93,952
                                                                ----------------  -----------
                                                                ----------------  -----------

                             GREAT LAKES REIT, INC.

                                  (UNAUDITED)


7. If the Merger had occurred on January 1, 1996, general and administrative expense would have increased by $67,460 representing an additional three months amortization of deferred compensation related to restricted stock awards issued in connection with Merger (See Note 5 to the Consolidated Financial Statements).



8. As the acquisitions subsequent to December 31, 1995, the dispositions in 1996, and the 1996 private equity offering are all assumed to have occurred on January 1, 1996, the Company would need to borrow approximately $38,436,335 as of January 1, 1996 to fund the property acquisitions calculated as follows:



Cost of properties acquired in 1996............................  $97,563,034 less: Proceeds of 1996 private equity offering.................  47,419,261 less: Proceeds of property sales...............................  11,707,438
                                                                 ----------
Borrowings needed to acquire properties........................  $38,436,335
                                                                 ----------
                                                                 ----------



    Interest expense is calculated on this amount at 7.5% per annum, the interest rate in effect under the Credit Facility during 1996, resulting in additional interest expenses in 1996 of $2,882,725.



9. The Consolidated Pro Forma Statement of Income excludes gain on sale of properties of $3,139,892.



10. In connection with the Offering, the Company anticipates retiring all of its bank loan payable and $8,403,876 of its long-term debt.



    The pro forma interest expense adjustment is calculated as follows:



Pro forma adjustment in Note 8..................................  $2,882,725
Actual bank loan interest incurred by the Company in 1996.......  1,991,130
Actual interest incurred by the Company in 1996 on long-term
  debt retired..................................................    736,671
                                                                  ---------
Pro forma interest expense adjustment...........................  $5,610,526
                                                                  ---------
                                                                  ---------



11. The transfer of the Company's properties to the Operating Partnership would have had no effect on this Consolidated Pro Forma Statement of Income.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Great Lakes REIT, Inc.

    We have audited the accompanying consolidated balance sheets of Great Lakes REIT, Inc. as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Great Lakes REIT, Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                          Ernst & Young LLP

Chicago, Illinois
January 28, 1997

                             GREAT LAKES REIT, INC

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                                            DECEMBER 31,
                                                                                    -----------------------------
                                                                                         1996           1995
                                                                                    --------------  -------------
Properties:
Land..............................................................................  $   31,529,000  $  18,673,750
Buildings, improvements, and equipment............................................     157,902,629     75,667,086
                                                                                    --------------  -------------
                                                                                       189,431,629     94,340,836
Less accumulated depreciation.....................................................       5,309,666      2,482,844
                                                                                    --------------  -------------
                                                                                       184,121,963     91,857,992
Cash and cash equivalents.........................................................       1,688,173      1,302,728
Real estate tax escrows...........................................................       1,065,182      1,424,159
Rents receivable..................................................................       2,130,935      1,284,316
Deferred financing and leasing costs, net of accumulated amortization.............       2,976,902      1,492,149
Goodwill, net of accumulated amortization.........................................       1,433,194
Other assets......................................................................         732,533      1,617,092
                                                                                    --------------  -------------
Total assets......................................................................  $  194,148,882  $  98,978,436
                                                                                    --------------  -------------
                                                                                    --------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Bank loan payable.................................................................  $   63,802,368  $  24,253,148
Mortgage loans payable............................................................      17,073,979     18,634,022
Bonds payable.....................................................................       5,235,000      5,420,000
Accounts payable and accrued liabilities..........................................       4,153,800      1,128,692
Accrued real estate taxes.........................................................       5,423,160      3,200,570
Prepaid rent......................................................................       1,170,101        469,763
Security deposits.................................................................         695,570        402,480
Distributions/dividends payable...................................................                        504,564
                                                                                    --------------  -------------
Total liabilities.................................................................      97,553,978     54,013,239
                                                                                    --------------  -------------

Commitments and Contingencies:
Preferred Stock ($.01 par value per share, 10,000,000 authorized, 210,128
  issued).........................................................................           2,101
Common Stock ($.01 par value per share, 20,000,000 authorized; 8,832,268 and
  4,520,896 shares issued in 1996 and 1995, respectively).........................          88,323         45,209
Paid-in-capital...................................................................      98,096,085     45,861,352
Retained earnings (deficit).......................................................         177,320       (785,953)
Employee stock loans..............................................................      (1,247,351)
Deferred compensation.............................................................        (251,335)
Treasury stock, at cost (21,784 and 12,951 shares in 1996 and 1995,
  respectively)...................................................................        (270,239)      (155,411)
                                                                                    --------------  -------------
Total stockholders' equity........................................................      96,594,904     44,965,197
                                                                                    --------------  -------------
Total liabilities and stockholders' equity........................................  $  194,148,882  $  98,978,436
                                                                                    --------------  -------------
                                                                                    --------------  -------------


   The accompanying notes are an integral part of these financial statements.

                             GREAT LAKES REIT, INC.
                       CONSOLIDATED STATEMENTS OF INCOME


                                                                                YEARS ENDED DECEMBER 31,
                                                                       ------------------------------------------
                                                                           1996           1995           1994
                                                                       -------------  -------------  ------------
Revenues
  Rental.............................................................  $  20,249,565  $  12,410,510  $  6,647,362
  Reimbursements.....................................................      4,814,005      2,354,598       884,073
  Interest and other.................................................        168,739        200,818        51,404
                                                                       -------------  -------------  ------------
Total revenues.......................................................     25,232,309     14,965,926     7,582,839
                                                                       -------------  -------------  ------------
Expenses
  Real estate taxes..................................................      3,954,144      2,624,588     1,417,679
  Other property operating (including $217,971, $564,369 and $273,671 of property management fees paid to affiliates in 1996, 1995 and
    1994, respectively)..............................................      6,548,057      3,967,543     1,943,584
  General and administrative (including $203,697, $608,612 and
    $294,530 of advisory fees paid to affiliates in 1996, 1995 and
    1994, respectively)..............................................      2,242,165        922,652       561,124
  Interest...........................................................      3,778,065      2,296,457       911,381
  Depreciation and amortization......................................      4,000,736      1,954,885       761,284
                                                                       -------------  -------------  ------------
Total expenses.......................................................     20,523,167     11,766,125     5,595,052
                                                                       -------------  -------------  ------------
Income before gain on sale of properties.............................      4,709,142      3,199,801     1,987,787
Gain on sale of properties...........................................      3,139,892
                                                                       -------------  -------------  ------------
Net income...........................................................  $   7,849,034  $   3,199,801  $  1,987,787
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------
Earnings per common share and common share equivalent................  $        1.32  $        0.88  $       0.96
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------
Weighted average number of common shares and common share equivalents
  outstanding........................................................      5,927,208      3,650,133     2,070,221
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------


   The accompanying notes are an integral part of these financial statements.

                             GREAT LAKES REIT, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                        PREFERRED STOCK         COMMON STOCK
                      --------------------  ---------------------                   RETAINED
                        SHARES                SHARES                  PAID IN       EARNINGS     EMPLOYEE      DEFERRED
                      OUTSTANDING   AMOUNT  OUTSTANDING   AMOUNT      CAPITAL       (DEFICIT)   STOCK LOANS  COMPENSATION
                      -----------   ------  -----------   -------  -------------   -----------  -----------  ------------
Balance at 1/1/94...                         1,839,352    $18,394    16,632,663    (152,649   )
Net proceeds from
 the sale of common
 stock..............                           580,043     5,800      5,963,812
Net income..........                                                               1,987,787
Distributions ($0.96
 per share).........                                                               (1,920,436 )
Distributions
 reinvested.........                           142,023     1,420      1,525,331
                      -----------   ------  -----------   -------  -------------   -----------  -----------  ------------
Balance at
 12/31/94...........                         2,561,418    25,614     24,121,806     (85,298   )
Net proceeds from
 the sale of common
 stock..............                         1,698,610    16,986     18,810,244
Exercise of stock
 options............                            32,410       324        322,571
Net income..........                                                               3,199,801
Distributions ($1.13
 per share).........                                                               (3,900,456 )
Distributions
 reinvested.........                           228,458     2,285      2,606,731
Purchase of treasury
 stock..............                           (12,951)
                      -----------   ------  -----------   -------  -------------   -----------  -----------  ------------
Balance at
 12/31/95...........                         4,507,945    45,209     45,861,352    (785,953   )
Net proceeds from
 the sale of
 stock..............    210,128     $2,101   3,867,000    38,670     47,378,490
Exercise of stock
 options............                           304,372     3,044      3,247,071                 (1,247,351 )
Net income..........                                                               7,849,034
Distributions ($1.20
 per share).........                                                               (6,885,761 )
Issuance of shares
 in acquisition of
 Advisor, net of
 issuance costs of
 $219,428...........                           100,000     1,000      1,129,572
Restricted stock
 awards.............                            40,000       400        479,600                                (480,000)
Purchase of treasury
 stock..............                            (8,833)
Amortization of
 deferred
 compensation.......                                                                                            228,665
                      -----------   ------  -----------   -------  -------------   -----------  -----------  ------------
Balance at
 12/31/96...........    210,128     $2,101   8,810,484    $88,323    98,096,085     177,320     (1,247,351 )   (251,335)
                      -----------   ------  -----------   -------  -------------   -----------  -----------  ------------
                      -----------   ------  -----------   -------  -------------   -----------  -----------  ------------


                                     TOTAL
                      TREASURY   STOCKHOLDERS'
                        STOCK       EQUITY
                      ---------  -------------
Balance at 1/1/94...              $16,498,408
Net proceeds from
 the sale of common
 stock..............                5,969,612
Net income..........                1,987,787
Distributions ($0.96
 per share).........               (1,920,436)
Distributions
 reinvested.........                1,526,751
                      ---------  -------------
Balance at
 12/31/94...........               24,062,122
Net proceeds from
 the sale of common
 stock..............               18,827,230
Exercise of stock
 options............                  322,895
Net income..........                3,199,801
Distributions ($1.13
 per share).........               (3,900,456)
Distributions
 reinvested.........                2,609,016
Purchase of treasury
 stock..............   (155,411)     (155,411)
                      ---------  -------------
Balance at
 12/31/95...........   (155,411)   44,965,197
Net proceeds from
 the sale of
 stock..............               47,419,261
Exercise of stock
 options............                2,002,764
Net income..........                7,849,034
Distributions ($1.20
 per share).........               (6,885,761)
Issuance of shares
 in acquisition of
 Advisor, net of
 issuance costs of
 $219,428...........                1,130,572
Restricted stock
 awards.............
Purchase of treasury
 stock..............   (114,828)     (114,828)
Amortization of
 deferred
 compensation.......                  228,665
                      ---------  -------------
Balance at
 12/31/96...........   (270,239)  $96,594,904
                      ---------  -------------
                      ---------  -------------


   The accompanying notes are an integral part of these financial statements.

                             GREAT LAKES REIT, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                          YEARS ENDED DECEMBER 31,
                                                    -------------------------------------
                                                       1996         1995         1994
                                                    -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income........................................  $ 7,849,034  $ 3,199,801  $ 1,987,787
Adjustments to reconcile net income to cash flows
     from operating activities:
  Depreciation and amortization...................    4,000,736    1,954,885      761,284
  Amortization of deferred compensation...........      228,665
  Gain on sale of properties......................   (3,139,892)
Net changes in assets and liabilities:
  Rents receivable................................     (846,619)    (714,156)    (499,425)
  Real estate tax escrows.........................      358,977     (489,937)    (703,972)
  Other assets....................................      (65,441)    (563,333)      80,761
  Accounts payable and accrued expenses...........    3,025,108      657,258      353,534
  Accrued real estate taxes.......................    2,222,590    1,699,512      411,604
  Payment of deferred leasing costs...............   (1,293,616)    (561,373)    (454,215)
  Other liabilities...............................      488,864      466,850       39,941
                                                    -----------  -----------  -----------
Net cash provided by operating activities.........   12,828,406    5,649,507    1,977,299
                                                    -----------  -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of properties............................  (97,563,034) (47,838,629) (18,196,369)
Additions to buildings, improvements and
     equipment....................................   (6,305,673)  (2,861,135)  (2,296,522)
Acquisition of Advisor............................     (435,154)
Proceeds from property sales, net.................   11,707,438
Decrease (increase) in earnest money deposits.....      950,000     (950,000)
                                                    -----------  -----------  -----------
Net cash used by investing activities.............  (91,646,423) (51,649,764) (20,492,891)
                                                    -----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of preferred stock.............        2,101
Proceeds from sale of common stock................   50,268,899   20,628,232    6,734,492
Payment of stock offering costs...................   (2,851,739)  (1,801,002)    (764,880)
Proceeds from exercise of stock options...........    2,002,764      322,895
Proceeds from bank and mortgage loans payable.....   39,549,220   27,503,148   12,500,000
Distributions/dividends...........................   (6,885,761)  (3,523,211)  (1,863,438)
Distributions/dividends reinvested................                 2,609,016    1,526,751
Purchase of treasury stock........................     (114,828)    (155,411)
Payment of mortgage notes and bonds...............   (1,745,043)    (740,996)    (322,170)
Payment of deferred financing costs...............   (1,022,151)    (216,280)    (390,868)
                                                    -----------  -----------  -----------
Net cash provided by financing activities.........   79,203,462   44,626,391   17,419,887
                                                    -----------  -----------  -----------
Net increase (decrease) in cash and cash
     equivalents..................................      385,445   (1,373,866)  (1,095,705)
Cash and cash equivalents, beginning of year......    1,302,728    2,676,594    3,772,299
                                                    -----------  -----------  -----------
Cash and cash equivalents, end of year............  $ 1,688,173  $ 1,302,728  $ 2,676,594
                                                    -----------  -----------  -----------
                                                    -----------  -----------  -----------
Supplemental disclosure of cash flow:
Interest paid.....................................  $ 3,542,064  $ 2,311,568  $   896,270
                                                    -----------  -----------  -----------
                                                    -----------  -----------  -----------
Non cash financing transactions:
Bonds payable assumed with purchase of property...               $ 5,590,000
                                                                 -----------
                                                                 -----------
Issuance of shares to acquire Advisor.............  $ 1,350,000
                                                    -----------
                                                    -----------
Restricted stock awards...........................  $   480,000
                                                    -----------
                                                    -----------
Employee stock loans..............................  $ 1,247,351
                                                    -----------
                                                    -----------


   The accompanying notes are an integral part of these financial statements.

                             GREAT LAKES REIT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF ACTIVITIES


    Great Lakes REIT, Inc. (the "Company"), a Maryland corporation, was formed on June 22, 1992 to invest in income-producing real property. The principal business of the Company is the ownership, management, leasing, renovation and acquisition of suburban office and industrial properties located in the Midwest. At December 31, 1996, the Company owned and operated 25 properties located in suburban areas of Chicago, Detroit, Milwaukee, Cincinnati, Columbus and Minneapolis. The Company leases office and industrial space to approximately 300 tenants in a variety of businesses.


    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and partnership, each of which was formed in 1996. Significant intercompany accounts and transactions have been eliminated in consolidation.

    PROPERTIES

    Costs incurred for the acquisition, development, construction and improvement of properties are capitalized. Certain costs of yet-to-be acquired properties, including deposits and professional fees, are capitalized as other assets. These costs are subsequently capitalized as property acquisition costs or charged to expense when it becomes apparent that acquisition of a particular property is not probable. Maintenance and repairs are charged to expense when incurred.

    Depreciation of buildings is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years. Depreciation of tenant improvements is computed using the straight-line method over the shorter of the lease term or useful life. For the years ended December 31, 1996, 1995 and 1994 depreciation expense amounted to $3,169,182, $1,665,730 and $667,509 respectively.

    Properties are carried at cost, which is not in excess of net realizable value. The Company recognizes impairment losses for its properties when indicators of impairment are present and a property's expected undiscounted cash flows are not sufficient to recover the property's carrying amount.

    DEFERRED COSTS


    Deferred Costs consist principally of financing fees and leasing commissions that are amortized over the terms of the respective agreements.


    REVENUE RECOGNITION

    Minimum rentals are recognized on a straight-line basis over the term of the related leases. Additional rents from expense reimbursements for common area maintenance expenses and real estate taxes are recognized in the period in which the related expenses are incurred.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 1996 and 1995, the Company had $418,528 and $1,300,265, respectively, in a money market fund.

                             GREAT LAKES REIT, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    The Company has elected to be treated as a real estate investment trust ("REIT") under the applicable provisions of the Internal Revenue Code of 1986, as amended. In order to qualify as a REIT, the Company is required to distribute to stockholders at least 95% of its taxable income and to meet certain asset and income tests as well as certain other requirements. Accordingly, no provision for income taxes has been reflected in the financial statements.


    As of December 31, 1996, properties, rents receivable and prepaid rent have a federal income tax basis of $182,530,510, $491,921 and $0, respectively.


    STOCK OPTIONS

    The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) in accounting for its stock options. Under APB 25, no compensation expense is recognized because the exercise price of the Company's employee stock options equals the market price of the underlying stock at the date of grant.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company discloses information concerning the fair value of financial instruments for which it is practical to estimate such fair values. The carrying amounts reported for cash and cash equivalents in the accompanying consolidated balance sheets approximate its fair value. The carrying amount of the Company's long-term debt approximates its fair value at December 31, 1996 and 1995 based upon (a) the fixed interest rates on mortgage loans payable are comparable to interest rates offered in the market as of the respective balance sheet dates and (b) the variable interest rates on other long-term debt.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    RECLASSIFICATION

    Certain reclassifications have been made to the 1995 and 1994 financial statements to conform to the 1996 presentation. Such reclassifications did not affect the results of operations.

                             GREAT LAKES REIT, INC.

2. DEFERRED COSTS

    Deferred costs consisted of the following at December 31, 1996 and 1995:

                                                                  1996          1995
                                                              ------------  ------------
Deferred financing costs....................................  $  1,526,503  $    739,773
Deferred leasing costs......................................     2,345,455     1,146,076
                                                              ------------  ------------
                                                                 3,871,958     1,885,849
Less accumulated amortization...............................       895,056       393,700
                                                              ------------  ------------
                                                              $  2,976,902  $  1,492,149
                                                              ------------  ------------
                                                              ------------  ------------

    During the years ended December 31, 1996, 1995 and 1994 amortization of financing costs was $427,375, $130,500 and $33,744, respectively, and amortization of leasing costs was $348,340, $158,655, and $60,031, respectively.

3. LONG-TERM DEBT

    Mortgage loans payable aggregated $17,073,979 and $18,634,022 at December 31, 1996 and 1995, respectively. The mortgage loans payable require monthly payments of principal and interest and mature at various dates through 2009. Interest rates at December 31, 1996 ranged from 7.875% to 8.95%.

    In 1995 the Company acquired an office building located in Minneapolis, Minnesota subject to Variable Rate Demand Commercial Development Revenue Bonds (the "Bonds") issued by the City of Minneapolis with an outstanding principal amount of $5,235,000 and $5,420,000 at December 31, 1996 and 1995, respectively. The Company has obtained a bank letter of credit to secure repayment of the Bonds in an amount of approximately $5.3 million. The Company has guaranteed repayment of the letter of credit to the issuing bank as well as granted the issuing bank a first mortgage on the property. The interest rate on the Bonds (4.3% per annum at December 31, 1996) is reset weekly by the bond placement agent. The Bonds mature June 1, 2009 and require the Company to make annual principal payments on June 1 of each year at a stipulated amount so that the Bonds will be fully retired on June 1, 2009.


    As of December 31, 1996 the following is a summary of principal maturities of mortgage loans and bonds payable over the next five years:



                                  YEAR ENDING
                                  DECEMBER 31,                                       AMOUNT
--------------------------------------------------------------------------------  ------------
1997............................................................................  $    855,847
1998............................................................................  $    937,395
1999............................................................................  $  1,018,869
2000............................................................................  $  3,933,600
2001............................................................................  $  1,116,792


    The Company has obtained credit facilities from banks aggregating $80 million at December 31, 1996. The borrowings under the credit facilities are limited by certain loan-to-value covenants related to the Company's properties. At December 31, 1996, amounts outstanding were $63,802,368 on the $75 million secured bank credit facility (the "Credit Facility") with the First National Bank of Boston, as Agent and none on the $5 million credit facility (the "ANB Facility") with The American National Bank and Trust Company of Chicago. Interest accrues on the Credit Facility at LIBOR plus 1.875% per annum (7.543% at

                             GREAT LAKES REIT, INC.

3. LONG-TERM DEBT (CONTINUED)
December 31, 1996). Interest accrues on the ANB Facility at prime plus 0.5% per annum. The amounts outstanding at December 31, 1996 are due April 12, 1998.

    At December 31, 1996, properties with a carrying amount of approximately $182.7 million were pledged as collateral under the various debt agreements.

4. DIVIDEND REINVESTMENT AND SHARE REDEMPTION PLANS

    Until December 31, 1995 the Company maintained a dividend reinvestment plan whereby shareholders were able to reinvest dividends and receive additional shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") priced at the Net Asset Value per share, as defined in the dividend reinvestment plan, as set by the Board of Directors. Subsequent to December 31, 1995, the Company suspended the dividend reinvestment plan.

    Shareholders have the right to redeem their shares of Common Stock at the then Net Asset Value per share (as defined in the plan) subject to approval of the Board of Directors and certain other limitations. As of December 31, 1996, the aggregate amount subject to share redemptions was approximately $4.5 million. During the years ended December 31, 1996 and 1995, 8,833 and 12,951 shares were redeemed at a cost of $114,828 and $155,411, respectively.

5. RELATED PARTIES


    On April 1, 1996, the Company acquired all the outstanding shares of Equity Partners Ltd. (the "Advisor") in exchange for 100,000 shares of Common Stock (the "Merger"). The Merger has been accounted for as a purchase. Of the total purchase price of $1,565,726, $1,489,033 was assigned to goodwill and $76,693 to the net tangible assets of the Advisor acquired by the Company. Goodwill amortization is computed on a straight-line basis over a twenty year period. As of April 1, 1996, the Company employed the employees of the Advisor and is now self-managed and self-advised. Certain employees of the Advisor have received 40,000 restricted shares of Common Stock. Certain restricted shares (30,000 shares) vest to the recipients in equal amounts on April 1, 1997 and April 1, 1998 provided the recipients are still employed by the Company. The other restricted shares (10,000 shares) vest 25% on May 1, 1999 and 25% on May 1 of the next three years (2000-2002) provided the recipient is still employed by the Company. The fair value of the restricted shares at the dates of grant ($480,000) was deferred and is being recognized as compensation expense over the vesting periods.

                             GREAT LAKES REIT, INC.

5. RELATED PARTIES (CONTINUED)
    Pursuant to various advisory and management agreements, the following fees were incurred with respect to the Advisor, or affiliates prior to the Merger. Two directors of the Company were shareholders of the Advisor.


                                                                        1996        1995        1994
                                                                     ----------  ----------  ----------
Property acquisition fees..........................................  $   15,750  $  787,256  $   93,045
Stock offering fees................................................      --      $  131,747  $   42,551
Stock selling commissions(a).......................................      --      $  217,046  $   67,065
Advisory fees(b)...................................................  $  203,697  $  608,612  $  294,530
Property management fees(b)........................................  $  217,971  $  564,369  $  273,671
Construction management fees.......................................  $  107,717  $   73,549  $   67,525
Other, primarily legal fees........................................  $   17,712  $   30,703  $   19,781


------------------------

(a) Selling commissions were paid to owners and/or employees of the Advisor who are registered representatives.

(b) Advisory fees are classified as general and administrative expenses in these financial statements. Property management fees are classified as property operating expenses in these financial statements.


    Certain computer hardware and software owned by the Company was leased to the Advisor under a five year lease that would have expired April 1, 1999. Semi-annual rental payments of $9,103 were made to the Company from the Advisor until the lease agreement was terminated on the date of the Merger.


6. STOCK OPTIONS

    The Company had two stock option plans, the Plan for Independent Directors and Brokers (the "Directors Plan"), and the Advisor Stock Option Plan (the "Advisor Plan"). Under the plans, options have been granted to purchase shares of Common Stock at values which have been determined to be fair market value on the date of grant. In connection with the acquisition of the Advisor, the Advisor Plan was canceled, and currently options under the Directors Plan are only granted to non-employee Directors. At December 31, 1996 options on 155,590 shares were available for future grant.

    In September, 1996, the Company adopted the 1996 Incentive Stock Option Plan (the "1996 Option Plan"), which authorizes the issuance of up to 500,000 shares of the Company's common stock to key employees. In September 1996, options on 94,000 shares were granted to certain employees under the 1996 Plan. At December 31, 1996, options on 406,000 shares are available for future grant under this plan. The exercise price of options granted in 1996 under the 1996 Option Plan is $13 per share, the fair value of the Common Stock as determined by the Board of Directors at the date of grant. Accordingly, no compensation expense has been recognized for the year ended December 31, 1996. These options have a term of ten years and vest in equal installments over a three year period commencing on the first anniversary date of the grant.

                             GREAT LAKES REIT, INC.

6. STOCK OPTIONS (CONTINUED)
    A summary of the Company's stock option activity and related information for the years ended December 31, 1996, 1995 and 1994 is as follows:

                                                      1996                    1995                    1994
                                                    WEIGHTED                WEIGHTED                WEIGHTED
                                                     AVERAGE                 AVERAGE                 AVERAGE
                                          1996      EXERCISE      1995      EXERCISE      1994      EXERCISE
                                         OPTIONS      PRICE      OPTIONS      PRICE      OPTIONS      PRICE
                                        ---------  -----------  ---------  -----------  ---------  -----------
Balance 1/1...........................    735,576   $   11.02     451,129   $   10.10     375,979   $    9.96
Granted...............................    170,424   $   12.76     316,857   $   12.24      75,150   $   10.75
Exercised.............................    304,372   $   10.68      32,410   $    9.96
                                        ---------  -----------  ---------  -----------  ---------  -----------
Balance 12/31.........................    601,628   $   11.69     735,576   $   11.02     451,129   $   10.10
                                        ---------  -----------  ---------  -----------  ---------  -----------
                                        ---------  -----------  ---------  -----------  ---------  -----------
Exercisable...........................    507,628   $   11.45     735,576   $   11.02     451,129   $   10.10
                                        ---------  -----------  ---------  -----------  ---------  -----------
                                        ---------  -----------  ---------  -----------  ---------  -----------


    The weighted average fair value of options granted in 1996 where the stock price equals the exercise price is $0.13 per share. The weighted average fair value of options granted in 1995 where the stock price equals the exercise price at date of grant is $0.12 per share and the weighted average exercise price is $12.00 per share. The weighted average fair value of options granted in 1995 where the stock price is less than the exercise price at the date of grant is $0.02 per share and the weighted average exercise price is $12.48 per share. The weighted average life of options outstanding at December 31, 1996 was 5.81 years.



    Pro forma information regarding net income and earnings per share is required by FASB Statement 123 "Accounting for Stock-Based Compensation," and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1993 to 1996: risk-free interest rates of 6%; dividend yields of 9%; volatility factors of the expected market price of the Common Stock of 0.8%; and a weighted-average expected life of the options of 5 years.



    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.


    The effects on 1996 and 1995 pro forma net income and pro forma earnings per common share and common share equivalent of amortizing to expense the estimated fair value of stock options are not necessarily representative of the effects on net income to be reported in future years due to such things as the vesting period of the stock options, and the potential for issuance of additional stock options in future years.

                             GREAT LAKES REIT, INC.

6. STOCK OPTIONS (CONTINUED)

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows for the years ended December 31, 1996 and 1995:



                                                                        1996          1995
                                                                    ------------  ------------
Pro forma net income..............................................  $  7,838,767  $  3,178,067
Pro forma earnings per common share and common share equivalent...  $       1.32  $       0.87


    In September 1996, the Company adopted a limited purpose employee loan program whereby employees may borrow up to 90% of the cost of exercising stock options held by the employee. Such loans bear interest at LIBOR plus 2.375% per annum payable quarterly, are recourse to the employees, have a term of five years provided the employee remains employed by the Company, and are secured by a pledge of the Common Stock acquired by the employee through this program. As of December 31, 1996, employees had acquired 119,892 shares through this program with outstanding loan amounts of $1,247,351 due the Company. Such amount is reflected as a reduction of stockholders' equity until the loans are repaid.

7. STOCK OFFERING

    In 1996, the Company sold 3,867,000 shares of Common Stock at $13 per share and issued 210,128 shares of Class A Convertible Preferred Stock (the "Preferred Shares"). The Company received proceeds of $47.4 million (net of offering costs of $2,851,739) from the sale of these shares. The Preferred Shares carry no dividend or voting rights, and shall be converted to Common Stock on a one-for-one basis or canceled, depending on the Company's attainment of certain objectives related to the timing, pricing and size of a public offering of additional Common Stock by September 30, 1998.

8. LEASES

    The Company leases office and industrial properties to tenants under noncancelable operating leases that expire at various dates through 2006. The lease agreements typically provide for a specific monthly payment plus reimbursement of certain operating expenses. The following is a summary of minimum future rental revenue under noncancelable operating leases:

                                 YEAR ENDING
                                 DECEMBER 31,
------------------------------------------------------------------------------
1997..........................................................................  $   29,196,272
1998..........................................................................      24,997,815
1999..........................................................................      20,416,268
2000..........................................................................      16,232,073
2001..........................................................................       9,624,788
Thereafter....................................................................      13,094,436
                                                                                --------------
                                                                                $  113,561,652
                                                                                --------------
                                                                                --------------


    Minimum future rentals do not include amounts that are received from tenants as a reimbursement of property operating expenses.

                             GREAT LAKES REIT, INC.

9. DISTRIBUTIONS

    The Company declared periodic distributions of $6,885,761, $3,900,456 and $1,920,436 to stockholders of record during the calendar years 1996, 1995 and 1994, respectively. Of the $3,900,456 and $1,920,436 of distributions for 1995 and 1994, $504,564 and $127,319 were paid in January of the next calendar year, respectively. The Company has determined the stockholders' treatment for Federal income tax purposes to be as follows:

                                                          1996          1995          1994
                                                      ------------  ------------  ------------
Ordinary income.....................................  $  6,078,061  $  3,410,249  $  1,785,429
Return of capital...................................       807,700       490,207       135,007
                                                      ------------  ------------  ------------
Total...............................................  $  6,885,761  $  3,900,456  $  1,920,436
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

                             GREAT LAKES REIT, INC.

10. PROPERTY ACQUISITIONS

    The following properties were acquired in 1996 and 1995 and the results of their operations are included in the statements of income from their respective dates of acquisition.


                                                   TOTAL ACQUISITION PRICE
                                                 ----------------------------
            LOCATION              DATE ACQUIRED      1996           1995
--------------------------------  -------------  -------------  -------------
2800 River Rd.
Des Plaines, IL                       02/09/95                  $   4,761,053

Minneapolis, MN                       05/04/95                  $   8,190,374

Mt. Prospect, IL                      08/22/95                  $   5,402,526

10 Oak Hollow & Gateway
Southfield, MI                        08/29/95                  $  12,756,163

One Park Plaza
Milwaukee, WI                         09/29/95                  $  15,675,908

Oak Brook, IL                         11/28/95                  $   1,760,930

565 Lakeview Pkwy.
Vernon Hills, IL                      12/27/95                  $   4,881,675

1251 Plum Grove Rd.
Schaumburg, IL                        01/01/96   $   1,080,911

Springdale, OH                        04/17/96   $   6,145,650

Lincolnshire, IL                      07/24/96   $   2,840,378

Dublin, OH                            09/25/96   $   8,382,268

Downers Grove, IL                     11/01/96   $   9,373,393

West Allis, WI                        11/08/96   $   7,994,581

Troy, MI                              11/22/96   $  16,100,416

St. Paul, MN                          12/13/96   $  14,327,418

40 Oak Hollow
Southfield, MI                        12/18/96   $   7,306,200

Centennial Center
Schaumburg, IL                        12/27/96   $  24,011,819


11. PROPERTY DISPOSITIONS

    In October 1996, the Company sold for cash its property located at 10 Oak Hollow, Southfield, Michigan for a contract price of $9,300,000 (less selling costs of approximately $278,771) resulting in a gain on sale of $2,273,800. The proceeds from the sale were invested in the Downers Grove, Illinois property (see Note 10) via a tax-deferred exchange.

    In December 1996, the Company sold for cash its property located at 830 West End Court in Vernon Hills, Illinois for a contract price of $2,778,000 (less selling costs of approximately $91,791) resulting in a gain on sale of $866,092. Long term debt in an amount of $926,051 was retired concurrent with the sale. The proceeds from the sale were invested in the St. Paul, Minnesota property (see Note 10) via a tax-deferred exchange.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Great Lakes REIT, Inc.

    We have audited the Statements of Revenue and Certain Expenses of Court International II (the Property) for the period from January 1, 1996 to December 13, 1996 and for the year ended December 31, 1995. The Statements of Revenue and Certain Expenses are the responsibility of the Property's management. Our responsibility is to express an opinion on the Statements of Revenue and Certain Expenses based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements of Revenue and Certain Expenses are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statements of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes REIT, Inc. as described in Note 2 and are not intended to be a complete presentation of the Property's revenue and expenses.

    In our opinion, the Statements of Revenue and Certain Expenses referred to above present fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the period from January 1, 1996 to December 13, 1996 and for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
December 18, 1996

                             COURT INTERNATIONAL II

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                    JANUARY 1, 1996   YEAR ENDED
                                                                                    TO DECEMBER 13,  DECEMBER 31,
                                                                                         1996            1995
                                                                                    ---------------  ------------
REVENUE
Base rents........................................................................   $   1,582,702    $1,468,430
Tenant reimbursements.............................................................       1,145,017     1,052,313
Other income......................................................................         242,972       282,029
                                                                                    ---------------  ------------
Total revenue.....................................................................       2,970,691     2,802,772

EXPENSES
Real estate taxes.................................................................         417,735       433,500
General operating.................................................................         214,401       241,413
Utilities.........................................................................         245,101       259,420
Cleaning and landscaping..........................................................         292,394       272,751
Repairs and maintenance...........................................................         120,834       158,786
Management fee....................................................................          72,257        65,290
Insurance.........................................................................          33,349        44,016
                                                                                    ---------------  ------------
Total expenses....................................................................       1,396,071     1,475,176
                                                                                    ---------------  ------------
Revenue in excess of certain expenses.............................................   $   1,574,620    $1,327,596
                                                                                    ---------------  ------------
                                                                                    ---------------  ------------

                            See accompanying notes.

                             COURT INTERNATIONAL II

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

NOTE 1  BUSINESS

    The accompanying Statements of Revenue and Certain Expenses relate to the operations of Court International II (the Property), a portion of a four-story office building property located in St. Paul, Minnesota. The Property was acquired on December 13, 1996, by Great Lakes REIT, Inc. (Great Lakes).

    As of December 13, 1996 and December 31, 1995, the Property had thirty-three and twenty-eight tenants, respectively. One tenant (U.A.F.P.) accounted for approximately 15% and 16% of total revenue at December 13, 1996 and December 31, 1995, respectively.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation and amortization, which may not be comparable to the expenses expected to be incurred by Great Lakes in future operations of the Property, have been excluded.

    REVENUE AND EXPENSE RECOGNITION

    Revenue is recognized in the period in which it is earned. Expenses are recognized in the period in which they are incurred.

    USE OF ESTIMATES

    The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3  RENTALS

    Leases at the Property provide for tenants to share in the operating expenses and real estate taxes in relation to their pro rata share as defined.

NOTE 4  MANAGEMENT AGREEMENT

    During the period from January 1, 1996 to December 13, 1996 and for the year ended December 31, 1995, the Property was managed by a third-party management company. The management agreement provided for a monthly fee equal to the greater of 2.5% of gross monthly rent or $2,850.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Great Lakes REIT, Inc.

    We have audited the accompanying Combined Statements of Revenue and Certain Expenses of Woodcreek I and II (the Properties) for the ten months ended October 31, 1996 and the year ended December 31, 1995. The Combined Statements of Revenue and Certain Expenses are the responsibility of the Properties' management. Our responsibility is to express an opinion on the Combined Statements of Revenue and Certain Expenses based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statements of Revenue and Certain Expenses are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Combined Statements of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statements of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying Combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes REIT, Inc. as described in Note 2 and are not intended to be a complete presentation of the Properties' revenue and expenses.

    In our opinion, the Combined Statements of Revenue and Certain Expenses referred to above present fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the ten months ended October 31, 1996 and the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
December 13, 1996

                               WOODCREEK I AND II
              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                         TEN MONTHS
                                                                                            ENDED      YEAR ENDED
                                                                                         OCTOBER 31,  DECEMBER 31,
                                                                                            1996          1995
                                                                                         -----------  ------------
REVENUE
Base rents.............................................................................   $ 911,872    $  955,262
Tenant reimbursements..................................................................      35,788        24,405
Other income...........................................................................       8,778        10,808
                                                                                         -----------  ------------
Total revenue..........................................................................     956,438       990,475

EXPENSES
Real estate taxes......................................................................     132,227       152,839
General operating......................................................................      23,050        10,278
Utilities..............................................................................      26,060        31,305
Cleaning and landscaping...............................................................      26,347        31,820
Repairs and maintenance................................................................      11,625         9,562
Management fee.........................................................................      30,918        38,250
Insurance..............................................................................       2,575         2,235
                                                                                         -----------  ------------
Total expenses.........................................................................     252,802       276,289
                                                                                         -----------  ------------
Revenue in excess of certain expenses..................................................   $ 703,636    $  714,186
                                                                                         -----------  ------------
                                                                                         -----------  ------------

                            See accompanying notes.

                               WOODCREEK I AND II
          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

NOTE 1  BUSINESS

    The accompanying Combined Statements of Revenue and Certain Expenses relate to the operations of Woodcreek I and II (the Properties). The Properties were acquired on November 1, 1996, by Great Lakes REIT, Inc. (Great Lakes).

    As of October 31, 1996 and December 31, 1995, the Properties had fourteen tenants and thirteen tenants, respectively. Two tenants (Marriot Corporation and Edge Systems) accounted for approximately 38% of the total revenue at October 31, 1996. One tenant (Marriot Corporation) accounted for approximately 23% of the total revenue at December 31, 1995.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying Combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes. These statements are not representative of the actual operations of the Properties for the periods presented nor indicative of future operations as certain expenses, primarily depreciation and amortization, which may not be comparable to the expenses expected to be incurred by Great Lakes in future operations of the Properties, have been excluded.

    REVENUE AND EXPENSE RECOGNITION

    Revenue is recognized in the period in which it is earned. Expenses are recognized in the period in which they are incurred.

    USE OF ESTIMATES

    The preparation of the Combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3  RENTALS

    The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes in relation to their pro rata share as defined.

NOTE 4  MANAGEMENT AGREEMENT

    During the year ended December 31, 1995 and October 31, 1996, the Properties were managed by a third-party management company. The management agreement provided for an annual fee of 4% and 5% of base rental operating receipts less tenant expense stops, as defined in tenant leases, at Woodcreek I and II, respectively.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Great Lakes REIT, Inc.

    We have audited the accompanying Statements of Revenue and Certain Expenses of Long Lake Crossing (the Property) for the period from January 1, 1996 to November 22, 1996 and the year ended December 31, 1995. The Statements of Revenue and Certain Expenses are the responsibility of the Property's management. Our responsibility is to express an opinion on the Statements of Revenue and Certain Expenses based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements of Revenue and Certain Expenses are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statements of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes REIT, Inc. as described in Note 2 and are not intended to be a complete presentation of the Property's revenue and expenses.

    In our opinion, the Statements of Revenue and Certain Expenses referred to above present fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the period from January 1, 1996 to November 22, 1996 and the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
December 27, 1996

                               LONG LAKE CROSSING

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                    JANUARY 1, 1996   YEAR ENDED
                                                                                    TO NOVEMBER 22,  DECEMBER 31,
                                                                                         1996            1995
                                                                                    ---------------  ------------
REVENUE
Base rents........................................................................   $   2,269,745    $2,519,925
Tenant reimbursements.............................................................         167,721       152,633
Other income......................................................................          65,876        42,392
                                                                                    ---------------  ------------
Total revenue.....................................................................       2,503,342     2,714,950

EXPENSES
Real estate taxes.................................................................         303,440       340,696
Contract Services.................................................................         178,172       164,876
Utilities.........................................................................         277,635       300,855
Repairs and maintenance...........................................................          92,496       106,083
Management fee....................................................................          48,684        51,582
Insurance.........................................................................          23,689        25,788
Other.............................................................................          18,008        12,562
                                                                                    ---------------  ------------
Total expenses....................................................................         942,124     1,002,442
                                                                                    ---------------  ------------
Revenue in excess of certain expenses.............................................   $   1,561,218    $1,712,508
                                                                                    ---------------  ------------
                                                                                    ---------------  ------------

                            See accompanying notes.

                               LONG LAKE CROSSING

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

NOTE 1  BUSINESS

    The accompanying Statements of Revenue and Certain Expenses relate to the operations of Long Lake Crossing (the Property). The Property was acquired on November 22, 1996, by Great Lakes REIT, L.P. (Great Lakes).

    As of November 22, 1996 and December 31, 1995, the Property had twenty-eight tenants. Two tenants (Walsh College of Business and St. Paul Fire & Marine Insurance) accounted for approximately 33% of base rents at November 22, 1996 and December 31, 1995.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes REIT, Inc. The statement is not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation and amortization, which may not be comparable to the expenses expected to be incurred by Great Lakes in future operations of the Property, have been excluded.

    REVENUE AND EXPENSE RECOGNITION

    Revenue is recognized in the period in which it is earned. Expenses are recognized in the period in which they are incurred.

    USE OF ESTIMATES

    The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3  RENTALS

    The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes in relation to their pro rata share as defined.

NOTE 4  MANAGEMENT AGREEMENT

    During the year ended December 31, 1995 and the period ended November 22, 1996, the Property was managed by a third-party management company. The management agreement provided for a fee of 2% of gross monthly rent.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Great Lakes REIT, Inc.

    We have audited the accompanying Combined Statements of Revenue and Certain Expenses of Lincoln Center II & III (the Property) for the period from January 1, 1996 to November 8, 1996 and the year ended December 31, 1995. The Combined Statements of Revenue and Certain Expenses are the responsibility of the Property's management. Our responsibility is to express an opinion on the Combined Statements of Revenue and Certain Expenses based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statements of Revenue and Certain Expenses are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Combined Statements of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statements of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying Combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes REIT, Inc. as described in Note 2 and are not intended to be a complete presentation of the Property's revenue and expenses.

    In our opinion, the Combined Statements of Revenue and Certain Expenses referred to above present fairly, in all material respects, the combined revenue and certain expenses of the Property described in Note 2 for the period from January 1, 1996 to November 8, 1996 and the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
December 27, 1996

                            LINCOLN CENTER II & III

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                    JANUARY 1, 1996   YEAR ENDED
                                                                                    TO NOVEMBER 8,   DECEMBER 31,
                                                                                         1996            1995
                                                                                    ---------------  ------------
REVENUE
Base rents........................................................................   $   1,455,199    $1,356,954
Tenant reimbursements.............................................................          25,028        72,115
Other income......................................................................          27,872        15,727
                                                                                    ---------------  ------------
Total revenue.....................................................................       1,508,099     1,444,796

EXPENSES
Real estate taxes.................................................................         229,909       256,155
Contract Services.................................................................         170,615       186,996
Utilities.........................................................................         142,098       146,526
Repairs and maintenance...........................................................          77,154        79,260
Management fee....................................................................          60,063        54,866
Insurance.........................................................................           9,215        12,597
Other.............................................................................           3,708        58,452
                                                                                    ---------------  ------------
Total expenses....................................................................         692,762       794,852
                                                                                    ---------------  ------------
Revenue in excess of certain expenses.............................................   $     815,337    $  649,944
                                                                                    ---------------  ------------
                                                                                    ---------------  ------------

                            See accompanying notes.

                            LINCOLN CENTER II & III
          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

NOTE 1  BUSINESS

    The accompanying Combined Statements of Revenue and Certain Expenses relate to the operations of Lincoln Center II & III (the Property). The Property was acquired on November 8, 1996, by Great Lakes REIT, L.P. (Great Lakes).

    As of November 8, 1996 and December 31, 1995, the Property had twenty-one tenants and twenty-two tenants, respectively. Three tenants (CNR Health, First Health and Radian) accounted for approximately 49% of base rents at November 8, 1996 and two tenants (First Health and Superior Environmental) accounted for approximately 25% of base rents at December 31, 1995.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying Combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes REIT, Inc. The statements are not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation and amortization, which may not be comparable to the expenses expected to be incurred by Great Lakes in future operations of the Property, have been excluded.

    REVENUE AND EXPENSE RECOGNITION

    Revenue is recognized in the period in which it is earned. Expenses are recognized in the period in which they are incurred.

    USE OF ESTIMATES

    The preparation of the Combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

NOTE 3  RENTALS

    The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes in relation to their pro rata share as defined.

NOTE 4  MANAGEMENT AGREEMENT

    During the year ended December 31, 1995 and the period ended November 8, 1996, the Property was managed by a third-party management company. The management agreement provided for a fee of 4% of gross monthly rent.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Great Lakes REIT, Inc.

    We have audited the Statement of Revenue and Certain Expenses of 40 Oak Hollow (the Property) for the period from March 19, 1996 to December 20, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and the significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes REIT, Inc. as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

    In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 for the period from March 19, 1996 to December 20, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
January 23, 1997

                                 40 OAK HOLLOW

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                                                                   MARCH 19, 1996
                                                                                                   TO DECEMBER 20,
                                                                                                        1996
                                                                                                   ---------------
REVENUE
Base rents.......................................................................................   $     884,069
Tenant reimbursements............................................................................         177,748
                                                                                                   ---------------
Total revenue....................................................................................       1,061,817

EXPENSES
Real estate taxes................................................................................         125,132
General operating................................................................................          42,947
Utilities........................................................................................         124,645
Cleaning and landscaping.........................................................................          82,185
Repairs and maintenance..........................................................................          69,597
Insurance........................................................................................           7,758
Management fee...................................................................................          14,134
                                                                                                   ---------------
Total expenses...................................................................................         466,398
                                                                                                   ---------------
Revenue in excess of certain expenses............................................................   $     595,419
                                                                                                   ---------------
                                                                                                   ---------------

                            See accompanying notes.

                                 40 OAK HOLLOW

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

NOTE 1  BUSINESS

    The accompanying Statement of Revenue and Certain Expenses relates to the operations of 40 Oak Hollow (the Property). The Property was acquired on December 20, 1996, by Great Lakes REIT, Inc. (Great Lakes). The Property was previously owned by Metropolitan Life Insurance Company which had acquired it on March 19, 1996.

    As of December 20, 1996, the Property had ten tenants.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation and amortization, which may not be comparable to the expenses expected to be incurred by Great Lakes in future operations of the Property, have been excluded.

    REVENUE AND EXPENSE RECOGNITION

    Revenue is recognized in the period in which it is earned. Expenses are recognized in the period in which they are incurred.

    USE OF ESTIMATES

    The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3  RENTALS

    The Property has entered into tenant leases that provide for tenants to share in increases in operating expenses and real estate taxes in excess of base amounts, as defined.

    Approximately 29%, 17%, and 13% of the base rent recognized during the period March 19, 1996 to December 20, 1996, related to the Midwest Re-Employment Consultants, Inc., Sun Life Assurance Company of Canada, and Hygrade Food Products Associates, respectively.

NOTE 4  MANAGEMENT AGREEMENT

    During the period from March 19, 1996 to December 20, 1996, the Property was managed by a third-party management company. The management agreement provided for an annual fee of 1.5% of gross operating receipts.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Great Lakes REIT, Inc.

    We have audited the Statements of Revenues and Certain Expenses of Centennial Center (the Property) for the period from January 1, 1996 to December 27, 1996 and the year ended December 31, 1995. The Statements of Revenue and Certain Expenses are the responsibility of the Property's management. Our responsibility is to express an opinion on the Statements of Revenue and Certain Expenses based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements of Revenue and Certain Expenses are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statements of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying Statements of Revenues and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes REIT, Inc. as described in Note 2 and are not intended to be a complete presentation of the Property's revenue and expenses.

    In our opinion, the Statements of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 for the period from January 1, 1996 to December 27, 1996 and the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
January 10, 1997

                               CENTENNIAL CENTER

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                    JANUARY 1, 1996   YEAR ENDED
                                                                                    TO DECEMBER 27,  DECEMBER 31,
                                                                                         1996            1995
                                                                                    ---------------  ------------
REVENUE
Base rents........................................................................   $   1,851,893    $1,924,251
Tenant reimbursements.............................................................       2,229,351     2,147,287
Other income......................................................................         126,054        86,786
                                                                                    ---------------  ------------
Total revenue.....................................................................       4,207,298     4,158,324

EXPENSES
Real estate taxes.................................................................       1,437,064     1,384,046
General operating.................................................................         182,502       128,580
Utilities.........................................................................         276,459       284,434
Cleaning and landscaping..........................................................         423,437       401,636
Repairs and maintenance...........................................................         279,191       265,113
Management fee....................................................................          62,753       149,311
Insurance.........................................................................          35,566        42,229
                                                                                    ---------------  ------------
Total expenses....................................................................       2,696,972     2,655,349
                                                                                    ---------------  ------------
Revenue in excess of certain expenses.............................................   $   1,510,326    $1,502,975
                                                                                    ---------------  ------------
                                                                                    ---------------  ------------

                            See accompanying notes.

                               CENTENNIAL CENTER

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

NOTE 1  BUSINESS

    The accompanying Statements of Revenue and Certain Expenses relate to the operations of Centennial Center (the Property). The Property was acquired on December 27, 1996, by Great Lakes REIT, Inc. (Great Lakes).

    As of December 27, 1996 and December 31, 1995, the Property had eighteen and sixteen tenants, respectively. Three tenants (United Health Care Group, Crawford & Company, and Metropolitan Life Insurance) account for approximately 72% of total revenue in 1996 and two tenants (Metropolitan Life Insurance and Crawford & Company) account for approximately 62% of total revenue on 1995.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation and amortization, which may not be comparable to the expenses expected to be incurred by Great Lakes in future operations of the Property, have been excluded.

    REVENUE AND EXPENSE RECOGNITION

    Revenue is recognized in the period in which it is earned. Expenses are recognized in the period in which they are incurred.

    USE OF ESTIMATES

    The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3  RENTALS

    The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes in relation to their pro rata share as defined.

NOTE 4  MANAGEMENT AGREEMENT

    During the period from January 1, 1996 to December 27, 1996 and the year ended December 31, 1995, the Property was managed by a third-party management company. The management agreement provided for a fee of 5% of gross receipts collected per year through August 15, 1995 (managment company paid employee salaries), and 1.5% of gross receipts collected per year thereafter (property paid employee salaries).

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Great Lakes REIT, Inc.

    We have audited the accompanying Statement of Revenue and Certain Expenses of Dublin Techmart (the Property) for the year ended December 31, 1995. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes REIT, Inc. as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

    In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
October 31, 1996

                                DUBLIN TECHMART

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                          YEAR ENDED
                                                    JANUARY 1, 1996 TO   DECEMBER 31,
                                                    SEPTEMBER 25, 1996       1995
                                                    ------------------   ------------
                                                       (UNAUDITED)
REVENUE
Base rents........................................      $  862,764        $1,084,535
Tenant reimbursements.............................         321,277           383,353
Other income......................................           1,023               923
                                                    ------------------   ------------
Total revenue.....................................       1,185,064         1,468,811

EXPENSES
Real estate taxes.................................         135,942           212,201
General operating.................................          50,541            36,484
Utilities.........................................          64,600            63,594
Cleaning and landscaping..........................          19,129            29,211
Repairs and maintenance...........................          43,786            62,130
Management fee....................................          49,500            66,000
Insurance.........................................           9,510             7,646
                                                    ------------------   ------------
Total expenses....................................         373,008           477,266
                                                    ------------------   ------------
Revenue in excess of certain expenses.............      $  812,056        $  991,545
                                                    ------------------   ------------
                                                    ------------------   ------------

                            See accompanying notes.

                                DUBLIN TECHMART

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

NOTE 1  BUSINESS

    The accompanying Statements of Revenue and Certain Expenses relate to the operations of Dublin Techmart (the Property). The Property was acquired on September 25, 1996, by Great Lakes REIT, Inc. (Great Lakes).

    As of December 31, 1995, the Property had thirteen tenants. Four tenants (USF&G Company, Dublin Office Suites, Sterling Software, and Yaskawa Electric) account for approximately 63% of base rents.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and net interest expense, which may not be comparable to the expenses expected to be incurred by Great Lakes in future operations of the Property, have been excluded.

    REVENUE AND EXPENSE RECOGNITION

    Revenue is recognized in the period in which it is earned. Expenses are recognized in the period in which they are incurred.

    USE OF ESTIMATES

    The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3  RENTALS

    The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes in relation to their pro rata share as defined.

NOTE 4  MANAGEMENT AGREEMENT

    During the year ended December 31, 1995, the Property was managed by a third-party management company. The management agreement provided for a flat fee of $5,500 per month.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Great Lakes REIT, Inc.

    We have audited the Statements of Revenues and Certain Expenses of Princeton Hill Corporate Center (the Property) for the period from January 1, 1996 to April 17, 1996 and the year ended December 31, 1995. The Statements of Revenue and Certain Expenses are the responsibility of the Property's management. Our responsibility is to express an opinion on the Statements of Revenue and Certain Expenses based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Statements of Revenue and Certain Expenses are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statements of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying Statements of Revenues and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes REIT, Inc. as described in Note 2 and are not intended to be a complete presentation of the Property's revenue and expenses.

    In our opinion, the Statements of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 for the period from January 1, 1996 to April 17, 1996 and the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
January 14, 1997

                        PRINCETON HILL CORPORATE CENTER

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                       JANUARY 1,
                                                                                          1996        YEAR ENDED
                                                                                           TO        DECEMBER 31,
                                                                                     APRIL 17, 1996      1995
                                                                                     --------------  ------------
REVENUE
Base rents.........................................................................    $  100,089     $  251,512
Tenant reimbursements..............................................................        49,576        116,890
Other income.......................................................................             4             10
                                                                                     --------------  ------------
Total revenue......................................................................       149,669        368,412

EXPENSES
Real estate taxes..................................................................        34,069        111,246
Contract Services..................................................................        38,320         84,964
Utilities..........................................................................        49,348        145,935
Repairs and maintenance............................................................        20,823        103,734
Management fee.....................................................................         7,500         19,200
Insurance..........................................................................         4,667         15,725
Other..............................................................................         2,847         57,441
                                                                                     --------------  ------------
Total expenses.....................................................................       157,574        538,245
                                                                                     --------------  ------------
Certain expenses in excess of revenue..............................................    $   (7,905)    $ (169,833)
                                                                                     --------------  ------------
                                                                                     --------------  ------------

                            See accompanying notes.

                        PRINCETON HILL CORPORATE CENTER

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

NOTE 1  BUSINESS

    The accompanying Statements of Revenue and Certain Expenses relates to the operations of Princeton Hill Corporate Center (the Property). The Property was acquired on April 17, 1996, by Great Lakes REIT, Inc. (Great Lakes).

    As of April 17, 1996 and December 31, 1995, the Property had four tenants. The four tenants (JD Edwards & Company, Healthspan Ltd. Partnership, Information Builders Inc. and Coca-Cola Foods ) account for 100% of total revenue.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Great Lakes. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation and amortization, which may not be comparable to the expenses expected to be incurred by Great Lakes in future operations of the Property, have been excluded.

    REVENUE AND EXPENSE RECOGNITION

    Revenue is recognized in the period in which it is earned. Expenses are recognized in the period in which they are incurred.

    USE OF ESTIMATES

    The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3  RENTALS

    The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes in relation to their pro rata share as defined.

NOTE 4  MANAGEMENT AGREEMENT

    During the period from January 1, 1996 to April 17, 1996 and the year ended December 31, 1995, the Property was managed by a third-party management company. The management agreement provided for a fee of $1,300 per month or 2.5% of gross receipts collected, whichever is greater, through September 1995. The $1,300 was increased to $2,500 effective October 1995.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           --------------------------

                           SUMMARY TABLE OF CONTENTS


                                                   PAGE
                                                 ---------
Prospectus Summary.............................          1
Risk Factors...................................         11
The Company....................................         20
Business and Growth Strategies.................         22
Use of Proceeds................................         27
Distributions..................................         28
Capitalization.................................         29
Selected Financial and Operating Data..........         30
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................         33
Business and Properties........................         37
The Midwest Region Suburban Office Markets and
 Properties....................................         50
Management.....................................         66
Policies with Respect to Certain Activities....         76
Certain Transactions...........................         79
Partnership Agreement..........................         81
Principal Stockholders.........................         84
Capital Stock of the Company...................         86
Certain Provisions of Maryland Law and the
 Company's Charter and Bylaws..................         91
Shares Available for Future Sale...............         93
Federal Income Tax Considerations..............         94
ERISA Considerations...........................        111
Underwriting...................................        114
Experts........................................        116
Legal Matters..................................        116
Available Information..........................        116
Glossary.......................................        117
Index to Financial Statements..................        F-1


                            ------------------------

    UNTIL             , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                5,700,000 SHARES


                                     [LOGO]

                             GREAT LAKES REIT, INC.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS
                                          , 1997

                            ------------------------

                                LEHMAN BROTHERS
                           A.G. EDWARDS & SONS, INC.
                               SMITH BARNEY INC.
                            EVEREN SECURITIES, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration
  Fee.............................................   $      33,769
NASD Fee..........................................   $      11,644
New York Stock Exchange Listing Fee...............   $     130,000
Transfer Agent and Registrar's Fees...............   $      30,000
Printing and Engraving Expenses...................   $     100,000
Legal Fees and Expenses...........................   $     850,000
Accounting Fees and Expenses......................   $     250,000
Miscellaneous Expenses............................   $     194,587
                                                    --------------
    TOTAL.........................................   $   1,600,000
                                                    --------------
                                                    --------------

ITEM 31.  SALES TO SPECIAL PARTIES.

    See Item 32.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES.

    The following table is a summary of certain information relating to all securities of the Company sold by the Company within the past three years that were not registered under the Securities Act (the "Private Placements"):

     TYPE OF                                             SHARES OR         TOTAL
  SECURITY SOLD              OFFERING PERIOD             UNITS SOLD      PROCEEDS     ISSUANCE COSTS
------------------  ---------------------------------  --------------  -------------  ---------------
Common Stock           July 15, 1994-June 30, 1995       2,145,156      $25,132,411   $  2,111,428
Common Stock           August 20-December 31, 1995         503,978      $ 6,365,677   $    454,051
Common Stock                  April 1, 1996                130,000      $ 1,710,000   $    219,428
Common Stock                 August 20, 1996             3,867,000      $50,268,899   $  2,866,550
Preferred Stock              August 20, 1996               210,128      $     2,101             (1)
Common Stock          January 27-February 10, 1997         142,184(2)   $ 1,848,397              0

------------------------

(1) The costs associated with the issuance of the Preferred Stock are included in the cost of the issuance of the contemporaneous issuance of Common Stock that occurred on August 20, 1996.

(2) Represents the issuance of 118,134 shares of Common Stock and 24,050 OP Units in connection with the acquisition by the Company of all of the partnership interests not already owned by the Company in the partnerships that previously owned two of the Properties.

    The Company conducted the Private Placements pursuant to Section 4(2) of the Securities Act, including in reliance upon the exemption provided by Regulation D promulgated thereunder to "accredited investors" and to a limited number of non-accredited investors in those states in which it was authorized to do so. Each of the Private Placements was conducted on a best-efforts basis, and there was no underwriter involved in any of the Private Placements.

    The placement agent fees paid in connection with the July 1994-June 1995 Private Placement, the August 1995-December 1995 Private Placement and the August 20, 1996 Private Placement were: $1,494,816, $223,561 and $2,513,550, respectively. Such placement agent fees are included in the "Issuance Costs" listed in the table above in this Item 32. No placement agent fees were paid in connection with the April 1, 1996 Private Placement or the January 28-February 10, 1997 Private Placement.

    From January 1, 1994 to February 10, 1997, an aggregate of 337,081 shares of Common Stock were issued upon the exercise of stock options pursuant to Rule 701 of the Securities Act.

    The table above includes an aggregate of 370,481 shares of Common Stock issued to "accredited investors" under the Company's dividend reinvestment program prior to the termination of that program on December 31, 1995.

ITEM 33.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company (the "Charter") contains such a provision which eliminates such liability except to the extent required by the MGCL.

    The Charter obligates the Company to indemnify the directors and officers (and former directors and officers) of the Company to the fullest extent permitted by the MGCL. The bylaws of the Company (the "Bylaws") obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 34.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not applicable.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements.


GREAT LAKES REIT, INC.
  Pro Forma Consolidated Financial Statements (Unaudited):
    Consolidated Pro Forma Balance Sheet as of December 31, 1996
    Notes to Consolidated Pro Forma Balance Sheet
    Consolidated Pro Forma Statement of Income for the Year Ended December 31,
     1996
    Notes to Consolidated Pro Forma Statement of Income

  Historical:
    Report of Independent Auditors
      Consolidated Balance Sheets as of December 31, 1996 and 1995
      Consolidated Statements of Income for the Years Ended December 31, 1996,
       1995 and 1994
      Consolidated Statements of Changes in Stockholders' Equity for the Years
       Ended December 31, 1996, 1995 and 1994
      Statements of Cash Flows for the Years Ended December 31, 1996, 1995 and
       1994
      Notes to Consolidated Financial Statements

COURT INTERNATIONAL II
  Report of Independent Auditors
  Statements of Revenue and Certain Expenses for the period from January 1, 1996 to December 13, 1996 and for the year ended December 31, 1995
  Notes to Combined Statements of Revenue and Certain Expenses

WOODCREEK I AND II
  Report of Independent Auditors
  Combined Statements of Revenue and Certain Expenses for the ten months ended
    October 31, 1996 and the year ended December 31, 1995
  Notes to Combined Statements of Revenue and Certain Expenses

LONG LAKE CROSSING
  Report of Independent Auditors
  Statements of Revenue and Certain Expenses for the period from January 1, 1996 to November 22, 1996 and the year ended December 31, 1995
  Notes to Statements of Revenue and Certain Expenses

LINCOLN CENTER II & III
  Report of Independent Auditors
  Combined Statements of Revenue and Certain Expenses for the period from January
    1, 1996 to November 8, 1996 and the year ended December 31, 1995
  Notes to Combined Statements of Revenue and Certain Expenses

40 OAK HOLLOW
  Report of Independent Auditors
  Statement of Revenue and Certain Expenses for the period from March 19, 1996 to
    December 20, 1996
  Notes to Statement of Revenue and Certain Expenses

CENTENNIAL CENTER
  Report of Independent Auditors
  Statement of Revenue and Certain Expenses for the period from January 1, 1996 to
    December 27, 1996 and the year ended December 31, 1995
  Notes to Statement of Revenue and Certain Expenses

DUBLIN TECHMART
  Report of Independent Auditors
  Statement of Revenue and Certain Expenses for year ended December 31, 1995
  Notes to Statement of Revenue and Certain Expenses

PRINCETON HILL CORPORATE CENTER
  Report of Independent Auditors
  Statement of Revenue and Certain Expenses for the period from January 1, 1996 to
    April 17, 1996 and the year ended December 31, 1995
  Notes to Statement of Revenue and Certain Expenses

    (b) Financial Statement Schedules
       Report of Independent Auditors
       Schedule III - Real Estate and Accumulated Depreciation

    (c) Exhibits.


   EXHIBIT
   NUMBER                                         DESCRIPTION OF DOCUMENT
-------------  ----------------------------------------------------------------------------------------------
     *1.1      Form of Underwriting Agreement between the Company and the Representatives

      3.1      Articles of Incorporation of the Company dated June 22, 1992 (Incorporated by reference from the Company's Registration Statement on Form 10 filed with the Securities and Exchange
                Commission (the "SEC") on April 29, 1996 (the "Form 10"))

      3.2      Articles of Merger of Equity Partners, Ltd. (the "Advisor") into the Company dated April 1,
                1996 (Incorporated by reference from the Form 10)

      3.3      Articles Supplementary of the Company dated August 20, 1996 (Incorporated by reference from the Company's Current Report on Form 8-K dated August 28, 1996 (the "August 1996 8-K"))

     +3.4      Amended and restated bylaws of the Company dated February 25, 1997

      4.1      Specimen of certificate representing shares of Common Stock (Incorporated by reference from the Form 10)

      5.1      Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the securities being registered

     *8.1      Opinion of Jones, Day, Reavis & Pogue regarding tax matters

     10.1      Merger Agreement dated January 26, 1996 between the Company and the Advisor (Incorporated by reference from the Form 10)

     10.2      Amended and Restated Agreement of Limited Partnership of Great Lakes REIT, L.P., dated
                December 27, 1996 (Incorporated by reference from the Company's Current Report on Form 8-K dated January 14, 1997 (the "January 1997 8-K"))

    +10.3      First Amendment to the Amended and Restated Agreement of Limited Partnership of Great Lakes
                REIT, L.P., dated February 6, 1997

     10.4      Offering Services Agreement dated August 15, 1995 between the Company and the Advisor
                (Incorporated by reference from the Form 10)

     10.5      Managing Dealer & Wholesaling Agreement dated August 20, 1995 between the Company and Chauner
                Securities, Inc. (Incorporated by reference from the Form 10)

   EXHIBIT
   NUMBER                                         DESCRIPTION OF DOCUMENT
-------------  ----------------------------------------------------------------------------------------------
     10.6      Agreement dated August 24, 1995 between the Company and EVEREN Securities, Inc. regarding offering services (Incorporated by reference from the Form 10)

     10.7      Indemnification Escrow Agreement dated April 1, 1996 between the Company, Richard A. May,
                Richard L. Rasley, Tim A. Grodrian, and American National Bank (Incorporated by reference from the Form 10)

     10.8.1    Restricted Stock Agreement dated April 1, 1996 between the Company and Richard L. Rasley
                (Incorporated by reference from the Form 10)

     10.8.2    Restricted Stock Agreement dated April 1, 1996 between Great Lakes REIT and James Hicks
                (Incorporated by reference from the Form 10)

     10.8.3    Restricted Stock Agreement dated April 1, 1996 between Great Lakes REIT and Raymond Braun
                (Incorporated by reference from the Form 10)

     10.8.4    Restricted Stock Agreement dated April 1, 1996 between Great Lakes REIT and Edith M. Scurto
                (Incorporated by reference from the Form 10)

     10.8.5    Restricted Stock Agreement dated April 1, 1996 between Great Lakes REIT and Brett R. Brown
                (Incorporated by reference from the Form 10)

    +10.8.6    Restricted Stock Agreement dated May 1, 1996 between the Company and Raymond Braun

     10.9      Agreement dated August 24, 1995 between the Company and EVEREN Securities, Inc. regarding fairness opinion (Incorporated by reference from the Form 10)

     10.10     Stock Option Plan for Independent Directors and Brokers (the "Directors Plan") dated July 2,
                1992 as amended July 15, 1994 (Incorporated by reference from the Form 10)

     10.11.1   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Jon K.
                Haahr (Incorporated by reference from the Form 10)

     10.11.2   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Wayne M.
                Janus (Incorporated by reference from the Form 10)

     10.11.3   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Daniel E.
                Josephs (Incorporated by reference from the Form 10)

     10.11.4   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Donald E.
                Phillips (Incorporated by reference from the Form 10)

     10.11.5   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Walter H.
                Teninga (Incorporated by reference from the Form 10)

     10.11.6   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Richard A.
                May (Incorporated by reference from the Form 10)

     10.11.7   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Richard L.
                Rasley (Incorporated by reference from the Form 10)

     10.11.8   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Raymond M.
                Braun (Incorporated by reference from the Form 10)

     10.11.9   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to James Hicks
                (Incorporated by reference from the Form 10)

   EXHIBIT
   NUMBER                                         DESCRIPTION OF DOCUMENT
-------------  ----------------------------------------------------------------------------------------------
     10.11.10  Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Edith M.
                Scurto (Incorporated by reference from the Form 10)

     10.11.11  Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Brett A.
                Brown (Incorporated by reference from the Form 10)

    +10.11.12  Form of Non-Qualified Stock Option Certificate for use in connection with stock options issued pursuant to the Directors Plan

     10.12     Amended and Restated Secured Revolving Loan Agreement dated September 28, 1994 between the
                Company and American National Bank and Trust Company of Chicago (Incorporated by reference from the Form 10)

     10.13     First Amendment to Amended and Restated Secured Revolving Loan Agreement dated September 29,
                1995 between the Company and American National Bank and Trust Company of Chicago
                (Incorporated by reference from the Form 10)

     10.14     Second Amendment to Amended and Restated Secured Revolving Loan Agreement dated December 27,
                1995 between the Company and American National Bank and Trust Company of Chicago
                (Incorporated by reference from the Form 10)

     10.15     Revolving Note dated December 27, 1995 between the Company and American National Bank and
                Trust Company of Chicago for $25,000,000 (Incorporated by reference from the Form 10)

     10.16     Stock Purchase Agreement dated as of August 20, 1996 by and among the Company, Fortis Benefits
                Insurance Company, Morgan Stanley Institutional Fund, Inc.--U.S. Real Estate Portfolio,
                Morgan Stanley SICAV Subsidiary SA, Wellsford Karpf Zarrilli Ventures, L.L.C., Logan, Inc.
                and Pension Trust Account 104972 Held by Bankers Trust Company as Trustee (Incorporated by
                reference from the August 1996 8-K)

     10.17     Registration Rights Agreement dated as of August 20, 1996 by and among the Company, Fortis
                Benefits Insurance Company, Morgan Stanley Institutional Fund, Inc.--U.S. Real Estate
                Portfolio, Morgan Stanley SICAV Subsidiary SA, Wellsford Karpf Zarrilli Ventures, L.L.C.,
                Logan, Inc. and Pension Trust Account 104972 Held by Bankers Trust Company as Trustee
                (Incorporated by reference from the August 1996 8-K)

     10.18     Form of Change in Control Agreement between the Company and Messrs. May, Rasley, Braun, Hicks and Mills (Incorporated by reference from the Company's Registration Statement on Form 10/A filed with the SEC on January 9, 1997 (the "Form 10/A")

     10.18.1   Form of Amendment No. 1 to Great Lakes REIT, Inc. Change in Control Agreement between the
                Company and Messrs. May, Rasley, Braun, Hicks, Mills and Brown and Ms. Scurto

     10.19     Form of Change in Control Agreement between the Company and Mr. Brown and Ms. Scurto
                (Incorporated by reference from the Form 10/A)
     10.20     1996 Incentive Stock Option Plan of the Company (Incorporated by reference from the Form 10/A)

   EXHIBIT
   NUMBER                                         DESCRIPTION OF DOCUMENT
-------------  ----------------------------------------------------------------------------------------------
     10.21     Form of Stock Option Agreement for use in connection with incentive stock options issued pursuant to the 1996 Incentive Stock Option Plan of the Company; Richard A. May, Richard L.
                Rasley, James Hicks, Raymond Braun and Kim S. Mills entered into agreements in 1996 that evidenced 32,000, 14,000, 12,000, 16,000 and 12,000 options, respectively under the 1996
                Incentive Stock Option Plan effective September 24, 1996 (Incorporated by reference from the
                Form 10/A)
     10.22     Limited Purpose Employee Loan Program of the Company (Incorporated by reference from the Form
                10/A)
     10.23     Form of Limited Purpose Employee Loan Program Promissory Note for use in connection with limited purpose employee loans (Incorporated by reference from the Form 10/A)
     10.24     Amended and Restated Revolving Credit Agreement (the "Amended and Restated Revolving Credit
                Agreement") Dated as of December 27, 1996 among the Operating Partnership and the Company and
                The First National Bank of Boston and Bank of America Illinois and First Bank National
                Association and Other Banks Which May Become Parties to the Agreement and The First National
                Bank of Boston as Agent (Incorporated by reference from the January 1997 8-K)
    +10.25     Form of First Amendment to the Amended and Restated Revolving Credit Agreement dated as of
                March 1, 1997

     23.1      Consent of Ernst & Young LLP

     23.2      Consent of Ballard Spahr Andrews & Ingersoll (contained in Exhibit 5.1)

    *23.3      Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 8.1)

    +24.1      Powers of Attorney

    +27.1      Financial Data Schedule


------------------------


* To be filed by amendment.
+ Previously filed


ITEM 36.  UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 33 above, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Company hereby undertakes that:

    (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on the 18th day of April, 1997.


                                        GREAT LAKES REIT, INC.
                                        By:          /s/ Richard A. May
                                           -------------------------------------
                                                      Richard A. May
                                             CHAIRMAN OF THE BOARD, PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated and on the 18th day of April, 1997.



             SIGNATURE                              TITLE
-----------------------------------  -----------------------------------

                                     Chairman of the Board of Directors,
        /s/ Richard A. May            President and Chief Executive
-----------------------------------   Officer (Principal Executive
          Richard A. May              Officer)

       /s/ Richard L. Rasley         Executive Vice President,
-----------------------------------   Secretary, General Counsel and
         Richard L. Rasley            Director

                                     Senior Vice President-Finance,
          /s/ James Hicks             Chief Financial Officer and
-----------------------------------   Treasurer (Principal Financial
            James Hicks               Officer and Principal Accounting
                                      Officer)

                     *
-----------------------------------  Director
       James J. Brinkerhoff

                     *
-----------------------------------  Director
         Daniel E. Josephs

                     *
-----------------------------------  Director
         Edward Lowenthal

                     *
-----------------------------------  Director
        Donald E. Phillips

                     *
-----------------------------------  Director
         Walter H. Teninga




* The undersigned by signing his name hereunto has hereby signed this Amendment No. 1 to Registration Statement on behalf of the above-named directors, on April 18, 1997, pursuant to a power of attorney executed on behalf of each such director and filed with the Securities and Exchange Commission.



By: /s/ Richard A. May

----------------------------------------

  Richard A. May

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER                                        DESCRIPTION OF DOCUMENT
----------  ------------------------------------------------------------------------------------------------
  *1.1      Form of Underwriting Agreement between the Company and the Representatives

   3.1      Articles of Incorporation of the Company dated June 22, 1992 (Incorporated by reference from the
             Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission
             (the "SEC") on April 29, 1996 (the "Form 10"))

   3.2      Articles of Merger of Equity Partners, Ltd. (the "Advisor") into the Company dated April 1, 1996
             (Incorporated by reference from the Form 10)

   3.3      Articles Supplementary of the Company dated August 20, 1996 (Incorporated by reference from the
             Company's Current Report on Form 8-K dated August 28, 1996 (the "August 1996 8-K"))

  +3.4      Amended and restated bylaws of the Company dated February 25, 1997

   4.1      Specimen of certificate representing shares of Common Stock (Incorporated by reference from the
             Form 10)

   5.1      Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the securities being registered

  *8.1      Opinion of Jones, Day, Reavis & Pogue regarding tax matters

  10.1      Merger Agreement dated January 26, 1996 between the Company and the Advisor (Incorporated by reference from the Form 10)

  10.2      Amended and Restated Agreement of Limited Partnership of Great Lakes REIT, L.P., dated December
             27, 1996 (Incorporated by reference from the Company's Current Report on Form 8-K dated January
             14, 1997 (the "January 1997 8-K"))

 +10.3      First Amendment to the Amended and Restated Agreement of Limited Partnership of Great Lakes
             REIT, L.P., dated February 6, 1997

  10.4      Offering Services Agreement dated August 15, 1995 between the Company and the Advisor
             (Incorporated by reference from the Form 10)

  10.5      Managing Dealer & Wholesaling Agreement dated August 20, 1995 between the Company and Chauner
             Securities, Inc. (Incorporated by reference from the Form 10)

  10.6      Agreement dated August 24, 1995 between the Company and EVEREN Securities, Inc. regarding offering services (Incorporated by reference from the Form 10)

  10.7      Indemnification Escrow Agreement dated April 1, 1996 between the Company, Richard A. May,
             Richard L. Rasley, Tim A. Grodrian, and American National Bank (Incorporated by reference from the Form 10)

  10.8.1    Restricted Stock Agreement dated April 1, 1996 between the Company and Richard L. Rasley
             (Incorporated by reference from the Form 10)

  10.8.2    Restricted Stock Agreement dated April 1, 1996 between Great Lakes REIT and James Hicks
             (Incorporated by reference from the Form 10)

  10.8.3    Restricted Stock Agreement dated April 1, 1996 between Great Lakes REIT and Raymond Braun
             (Incorporated by reference from the Form 10)

  10.8.4    Restricted Stock Agreement dated April 1, 1996 between Great Lakes REIT and Edith M. Scurto
             (Incorporated by reference from the Form 10)

  10.8.5    Restricted Stock Agreement dated April 1, 1996 between Great Lakes REIT and Brett R. Brown
             (Incorporated by reference from the Form 10)

 EXHIBIT
  NUMBER                                        DESCRIPTION OF DOCUMENT
----------  ------------------------------------------------------------------------------------------------
 +10.8.6    Restricted Stock Agreement dated May 1, 1996 between the Company and Raymond Braun

  10.9      Agreement dated August 24, 1995 between the Company and EVEREN Securities, Inc. regarding fairness opinion (Incorporated by reference from the Form 10)

  10.10     Stock Option Plan for Independent Directors and Brokers (the "Directors Plan") dated July 2,
             1992 as amended July 15, 1994 (Incorporated by reference from the Form 10)

  10.11.1   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Jon K. Haahr
             (Incorporated by reference from the Form 10)

  10.11.2   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Wayne M.
             Janus (Incorporated by reference from the Form 10)

  10.11.3   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Daniel E.
             Josephs (Incorporated by reference from the Form 10)

  10.11.4   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Donald E.
             Phillips (Incorporated by reference from the Form 10)

  10.11.5   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Walter H.
             Teninga (Incorporated by reference from the Form 10)

  10.11.6   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Richard A.
             May (Incorporated by reference from the Form 10)

  10.11.7   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Richard L.
             Rasley (Incorporated by reference from the Form 10)

  10.11.8   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Raymond M.
             Braun (Incorporated by reference from the Form 10)

  10.11.9   Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to James Hicks
             (Incorporated by reference from the Form 10)

  10.11.10  Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Edith M.
             Scurto (Incorporated by reference from the Form 10)

  10.11.11  Non-qualified Stock Option Certificate dated December 31, 1995 from the Company to Brett A.
             Brown (Incorporated by reference from the Form 10)

 +10.11.12  Form of Stock Option Agreement for use in connection with stock options issued under the
             Directors Plan

  10.12     Amended and Restated Secured Revolving Loan Agreement dated September 28, 1994 between the
             Company and American National Bank and Trust Company of Chicago (Incorporated by reference from the Form 10)

  10.13     First Amendment to Amended and Restated Secured Revolving Loan Agreement dated September 29,
             1995 between the Company and American National Bank and Trust Company of Chicago (Incorporated
             by reference from the Form 10)

  10.14     Second Amendment to Amended and Restated Secured Revolving Loan Agreement dated December 27,
             1995 between the Company and American National Bank and Trust Company of Chicago (Incorporated
             by reference from the Form 10)

  10.15     Revolving Note dated December 27, 1995 between the Company and American National Bank and Trust
             Company of Chicago for $25,000,000 (Incorporated by reference from the Form 10)

 EXHIBIT
  NUMBER                                        DESCRIPTION OF DOCUMENT
----------  ------------------------------------------------------------------------------------------------
  10.16     Stock Purchase Agreement dated as of August 20, 1996 by and among the Company, Fortis Benefits
             Insurance Company, Morgan Stanley Institutional Fund, Inc.--U.S. Real Estate Portfolio, Morgan
             Stanley SICAV Subsidiary SA, Wellsford Karpf Zarrilli Ventures, L.L.C., Logan, Inc. and Pension
             Trust Account 104972 Held by Bankers Trust Company as Trustee (Incorporated by reference from the August 1996 8-K)

  10.17     Registration Rights Agreement dated as of August 20, 1996 by and among the Company, Fortis
             Benefits Insurance Company, Morgan Stanley Institutional Fund, Inc.--U.S. Real Estate
             Portfolio, Morgan Stanley SICAV Subsidiary SA, Wellsford Karpf Zarrilli Ventures, L.L.C.,
             Logan, Inc. and Pension Trust Account 104972 Held by Bankers Trust Company as Trustee
             (Incorporated by reference from the August 1996 8-K)

  10.18     Form of Change in Control Agreement between the Company and Messrs. May, Rasley, Braun, Hicks and Mills (Incorporated by reference from the Company's Registration Statement on Form 10/A filed with the SEC on January 9, 1997 (the "Form 10/A")

  10.18.1   Form of Amendment No. 1 to Great Lakes REIT, Inc. Change in Control Agreement between the
             Company and Messrs. May, Rasley, Braun, Hicks, Mills and Brown and Ms. Scurto

  10.19     Form of Change in Control Agreement between the Company and Mr. Brown and Ms. Scurto
             (Incorporated by reference from the Form 10/A)

  10.20     1996 Incentive Stock Option Plan of the Company (Incorporated by reference from the Form 10/A)

  10.21     Form of Stock Option Agreement for use in connection with incentive stock options issued pursuant to the 1996 Incentive Stock Option Plan of the Company; Richard A. May, Richard L.
             Rasley, James Hicks, Raymond Braun and Kim S. Mills entered into agreements in 1996 that evidenced 32,000, 14,000, 12,000, 16,000 and 12,000 options, respectively under the 1996
             Incentive Stock Option Plan effective September 24, 1996 (Incorporated by reference from the
             Form 10/A)

  10.22     Limited Purpose Employee Loan Program of the Company (Incorporated by reference from the Form
             10/A)

  10.23     Form of Limited Purpose Employee Loan Program Promissory Note for use in connection with limited purpose employee loans (Incorporated by reference from the Form 10/A)

  10.24     Amended and Restated Revolving Credit Agreement (the "Amended and Restated Revolving Credit
             Agreement") Dated as of December 27, 1996 among the Operating Partnership and the Company and
             The First National Bank of Boston and Bank of America Illinois and First Bank National
             Association and Other Banks Which May Become Parties to the Agreement and The First National
             Bank of Boston as Agent (Incorporated by reference from the January 1997 8-K)

 +10.25     Form of First Amendment to the Amended and Restated Revolving Credit Agreement dated as of March
             1, 1997

  23.1      Consent of Ernst & Young LLP

 EXHIBIT
  NUMBER                                        DESCRIPTION OF DOCUMENT
----------  ------------------------------------------------------------------------------------------------
  23.2      Consent of Ballard Spahr Andrews & Ingersoll (contained in Exhibit 5.1)

 *23.3      Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 8.1)

 +24.1      Powers of Attorney

 +27.1      Financial Data Schedule


------------------------


* To be filed by amendment.
+ Previously filed

                         REPORT OF INDEPENDENT AUDITORS

We have audited the financial statements of Great Lakes REIT, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, and have issued our report thereon dated January 28, 1997 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 35(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

    In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

Chicago, Illinois

January 28, 1997

                                                                    COSTS CAPITALIZED
                                                                                               GROSS AMOUNT
                                                                       SUBSEQUENT            AT WHICH CARRIED
                                INITIAL COST TO THE COMPANY          TO ACQUISITION        AT DECEMBER 31, 1996
                           --------------------------------------  -------------------   -------------------------
                                                     BUILDINGS &          BUILDINGS &                 BUILDINGS &
                           ENCUMBRANCE     LAND      IMPROVEMENTS  LAND   IMPROVEMENTS      LAND      IMPROVEMENTS     TOTAL
                           -----------  -----------  ------------  ----   ------------   -----------  ------------  ------------
11100 Hampshire Avenue     $  823,741   $   310,000  $ 1,123,932    --    $     5,873    $   310,000  $ 1,129,805   $  1,439,805
Bloomington, MN

601 Campus Drive            1,404,381       900,000    2,263,967    --      1,009,768        900,000    3,273,735      4,173,735
Arlington Heights, IL

11925 W. Lake Park Drive    1,172,513       318,750    1,819,058    --        260,754        318,750    2,079,812      2,398,562
Milwaukee, WI

3400 Dundee Road            2,061,559       607,500    3,475,923    --        675,363        607,500    4,151,286      4,758,786
Northbrook, IL

1011 Touhy Avenue           2,428,821       720,000    3,932,248    --      1,899,875        720,000    5,832,123      6,552,123
Des Plaines, IL

160-185 Hansen Court        2,688,990     2,100,000    3,210,289    --        893,474      2,100,000    4,103,763      6,203,763
Wood Dale, IL

150, 175, 250 Patrick       3,349,302     2,600,000    3,964,742    --        681,432      2,600,000    4,646,174      7,246,174
Blvd.
Brookfield, WI

175 Hawthorn Parkway        3,144,672     1,600,000    4,721,338    --        625,505      1,600,000    5,346,843      6,946,843
Vernon Hills, IL

2800 River Road                       (B)   1,300,000   3,461,053   --        511,849      1,300,000    3,972,902      5,272,902
Des Plaines, IL

2221 University Avenue SE   5,235,000     1,100,000    7,090,374    --         46,590      1,100,000    7,136,964      8,236,964
Minneapolis, MN

1660 Feehanville Drive                (B)   1,100,000   4,302,526   --         32,347      1,100,000    4,334,873      5,434,873
Mount Prospect, IL

24800 Denso Drive                     (B)   1,400,000   4,546,305   --        534,010      1,400,000    5,080,315      6,480,315
Southfield, MI

11270 W. Park Place                   (B)     940,000  14,735,908   --        320,932        940,000   15,056,840     15,996,840
Milwaukee, WI

823 Commerce Drive                    (B)     500,000   1,260,930   --      2,147,211        500,000    3,408,141      3,908,141
Oak Brook, IL

565 Lakeview Parkway                  (B)   1,300,000   3,581,675   --        200,196      1,300,000    3,781,871      5,081,871
Vernon Hills, IL

1251 Plum Grove Road           --           372,750      708,161    --        123,983        372,750      832,144      1,204,894
Schaumburg, IL

30 Merchant Street                    (B)     650,000   5,495,650   --      1,121,588        650,000    6,617,238      7,267,238
Springdale, OH

Two Marriott Drive                    (B)     610,000   2,230,378   --         26,656        610,000    2,257,034      2,867,034
Lincolnshire, IL

                           ACCUMULATED     DATE      METHOD OF
                           DEPRECIATION  ACQUIRED   DEPRECIATION
                           -----------   --------   ------------
11100 Hampshire Avenue     $  113,545    Jan-93       (A)
Bloomington, MN
601 Campus Drive              462,620    May-93       (A)
Arlington Heights, IL
11925 W. Lake Park Drive      215,204    Jun-93       (A)
Milwaukee, WI
3400 Dundee Road              552,809    Oct-93       (A)
Northbrook, IL
1011 Touhy Avenue             521,797    Dec-93       (A)
Des Plaines, IL
160-185 Hansen Court          503,024    Jan-94       (A)
Wood Dale, IL
150, 175, 250 Patrick         473,263    Jun-94       (A)
Blvd.
Brookfield, WI
175 Hawthorn Parkway          441,638    Sep-94       (A)
Vernon Hills, IL
2800 River Road               260,312    Feb-95       (A)
Des Plaines, IL
2221 University Avenue SE     293,682    May-95       (A)
Minneapolis, MN
1660 Feehanville Drive        148,052    Aug-95       (A)
Mount Prospect, IL
24800 Denso Drive             262,108    Aug-95       (A)
Southfield, MI
11270 W. Park Place           499,201    Sep-95       (A)
Milwaukee, WI
823 Commerce Drive             64,856    Nov-95       (A)
Oak Brook, IL
565 Lakeview Parkway           95,463    Dec-95       (A)
Vernon Hills, IL
1251 Plum Grove Road           29,970    Jan-96       (A)
Schaumburg, IL
30 Merchant Street             97,347    Apr-96       (A)
Springdale, OH
Two Marriott Drive             25,584    Jul-96       (A)
Lincolnshire, IL

                                                                    COSTS CAPITALIZED
                                                                                               GROSS AMOUNT
                                                                       SUBSEQUENT            AT WHICH CARRIED
                                INITIAL COST TO THE COMPANY          TO ACQUISITION        AT DECEMBER 31, 1996
                           --------------------------------------  -------------------   -------------------------
                                                     BUILDINGS &          BUILDINGS &                 BUILDINGS &
                           ENCUMBRANCE     LAND      IMPROVEMENTS  LAND   IMPROVEMENTS      LAND      IMPROVEMENTS     TOTAL
                           -----------  -----------  ------------  ----   ------------   -----------  ------------  ------------

4860-5000 Blazer Memorial             (B)   1,340,000   7,042,268   --         74,200      1,340,000    7,116,468      8,456,468
Pkwy
Dublin, OH

3010 & 3020 Wood Creek                (B)   2,385,000   6,988,393   --              0      2,385,000    6,988,393      9,373,393
Drive
Downers Grove, IL

2514 S. 102nd Street &                (B)     975,000   7,019,581   --              0        975,000    7,019,581      7,994,581
10150 W. National Avenue
West Allis, WI

1301 W. Long Lake Road                (B)   2,500,000  13,600,416   --              0      2,500,000   13,600,416     16,100,416
Troy, MI

2550 University Avenue                (B)     850,000  13,477,418   --         48,510        850,000   13,525,928     14,375,928
West
St. Paul, MN

No. 40 Oak Hollow                     (B)   1,250,000   6,056,200   --             (0)     1,250,000    6,056,200      7,306,200
Southfield, MI

1900 East Golf Road                   (B)   3,800,000  20,211,819   --         24,000      3,800,000   20,235,819     24,035,819
Schaumburg, IL
                           -----------  -----------  ------------  ----   ------------   -----------  ------------  ------------

Totals                     $22,308,979  $31,529,000  $146,320,552   $0    $11,264,116    $31,529,000  $157,584,668  $189,113,668
                           -----------  -----------  ------------  ----   ------------   -----------  ------------  ------------
                           -----------  -----------  ------------  ----   ------------   -----------  ------------  ------------


                           ACCUMULATED     DATE      METHOD OF
                           DEPRECIATION  ACQUIRED   DEPRECIATION
                           -----------   --------   ------------
4860-5000 Blazer Memorial      51,427    Sep-96       (A)
Pkwy
Dublin, OH
3010 & 3020 Wood Creek         21,839    Nov-96       (A)
Drive
Downers Grove, IL
2514 S. 102nd Street &         21,936    Nov-96       (A)
10150 W. National Avenue
West Allis, WI
1301 W. Long Lake Road         42,501    Nov-96       (A)
Troy, MI
2550 University Avenue         14,090    Dec-96       (A)
West
St. Paul, MN
No. 40 Oak Hollow               6,309    Dec-96       (A)
Southfield, MI
1900 East Golf Road            21,079    Dec-96       (A)
Schaumburg, IL
                           -----------
Totals                     $5,239,656
                           -----------
                           -----------

(A) Depreciation of buildings is computed over a 40 year life on a straight line basis. Tenant improvements are depreciated over the shorter of the estimated useful life of the improvements or the term of the lease.

(B) These properties are pledged as security for the Company's line of credit which totalled $63,802,368 at December 31, 1996.

(C) At December 31, 1996, the aggregate cost of land, buildings, and improvements for Federal income tax purposes was approximately $185,974,000.

(D) Reconciliation of Real Estate Owned and Accumulated Depreciation

Real Estate Owned:                                                 Accumulated Depreciation:
                               1996         1995         1994                                    1996        1995       1994
                           ------------  -----------  -----------                             ----------  ----------  --------
Balance at beginning of    $ 94,265,979  $37,976,215  $17,558,181  Balance beginning of       $2,462,187  $  817,114  $149,605
  year...................                                          year.....................
Property acquisitions....    97,563,034   53,428,629   18,196,369  Depreciation expense.....   3,119,829   1,645,073   667,509
Additions................     6,136,428    2,861,135    2,221,665  Retirements..............      --          --         --
Disposals................     8,851,773      --           --       Disposals................     342,360      --         --
                           ------------  -----------  -----------                             ----------  ----------  --------
Balance end of year......  $189,113,668  $94,265,979  $37,976,215  Balance end of year......  $5,239,656  $2,462,187  $817,114
                           ------------  -----------  -----------                             ----------  ----------  --------
                           ------------  -----------  -----------                             ----------  ----------  --------